As filed with the Securities and Exchange Commission on June 5, 2013.

Registration No. 333-188089

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCBT Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

South Carolina	6021	57-0799315
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

520 Gervais Street
Columbia, South Carolina 29201
(800) 277-2175
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Robert R. Hill, Jr.
President and Chief Executive Officer
SCBT Financial Corporation
520 Gervais Street
Columbia, South Carolina 29201
(800) 277-2175
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Matthew M. Guest, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	R. Wayne Hall President and Chief Executive Officer First Financial Holdings, Inc. 2440 Mall Drive Charleston, South Carolina 29406 (843) 529-5933	Aaron M. Kaslow, Esq. Kilpatrick Townsend & Stockton LLP Suite 900, 607 14th Street, NW Washington, DC 20005 (202) 204-5600

Approximate date of commencement of the proposed sale of the securities to the public:

           As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JUNE 5, 2013

Proxy Statement	Prospectus

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

          On February 19, 2013, First Financial Holdings, Inc., or First Financial, and SCBT Financial Corporation, or SCBT, entered into an Agreement and Plan of Merger (which we refer to as the merger agreement) under which First Financial and SCBT will merge. Immediately following the completion of the merger, First Federal Bank, a wholly owned bank subsidiary of First Financial, will merge with and into SCBT's wholly owned bank subsidiary, with SCBT's bank subsidiary continuing as the surviving bank (which we refer to as the bank merger). Effective as of the completion of the merger, the name of SCBT will be changed to "First Financial Holdings, Inc."

          In the merger, each share of First Financial common stock will be converted into the right to receive 0.4237 shares of SCBT common stock. Each outstanding option to purchase shares of First Financial common stock will vest in full and, if not exercised prior to closing, will be converted into the right of the holder to receive cash in an amount equal to the product of (A) the excess, if any, of the closing price per share of First Financial common stock immediately prior to the closing date of the merger over the per-share exercise price of such option, and (B) the number of shares of First Financial common stock subject to such option, less any required income or employment tax withholding. The maximum number of shares of SCBT common stock to be delivered to holders of shares of First Financial common stock upon completion of the merger is approximately [            ] shares, based on the number of shares of First Financial common stock outstanding as of [            ] and assuming full exercise of all outstanding and unexercised stock options.

          First Financial and SCBT will each hold a special meeting of their respective shareholders in connection with the merger. First Financial shareholders will be asked to approve (i) the proposal to adopt the merger agreement, (ii) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the First Financial merger proposal and (iii) the proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of First Financial may receive in connection with the merger pursuant to existing agreements or arrangements with First Financial. SCBT shareholders will be asked to approve (i) the proposal to approve the merger agreement, (ii) the proposal to approve the change of the name of SCBT to "First Financial Holdings, Inc.," effective only upon the completion of the merger and (iii) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the SCBT merger proposal and/or the name change proposal.

          The special meeting of First Financial shareholders will be held on [            ] at [            ], South Carolina at [            ] local time. The special meeting of SCBT shareholders will be held on [                        ] at [            ], South Carolina, at [                        ] local time.

          The market value of the merger consideration will fluctuate with the market price of SCBT common stock and will not be known at the time First Financial shareholders vote on the merger. SCBT common stock is currently quoted on the NASDAQ Global Select Market under the symbol "SCBT." On [                  ], the last practicable trading day before the date of this joint proxy statement/prospectus, the closing share price of SCBT common stock was $[                  ] per share as reported on the NASDAQ Global Select Market. We urge you to obtain current market quotations for SCBT and First Financial.

          The merger is intended to be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and holders of First Financial common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of First Financial common stock for shares of SCBT common stock in the merger, except with respect to any cash received in lieu of fractional shares of SCBT common stock.

          Your vote is important. We cannot complete the merger unless First Financial's shareholders adopt the merger agreement and SCBT's shareholders approve the merger agreement. Adoption or approval of the merger agreement, as applicable, requires (1) the affirmative vote of the holders of a majority of the outstanding shares of First Financial common stock and (2) the affirmative vote of the holders of two-thirds of the outstanding shares of SCBT common stock. Approval of the name change proposal is not a condition to the completion of the merger. Regardless of whether or not you plan to attend your special meeting, please take the time to vote your shares in accordance with the instructions contained in this joint proxy statement/prospectus.

          First Financial's board of directors has determined that the merger agreement and transactions contemplated thereby, including the merger, are in the best interests of First Financial and its shareholders, has unanimously approved the merger agreement and unanimously recommends that First Financial shareholders vote "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the First Financial special meeting, if necessary or appropriate, to solicit additional proxies in favor of the First Financial merger proposal and "FOR" the proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of First Financial may receive in connection with the merger pursuant to existing agreements or arrangements with First Financial.

          SCBT's board of directors has determined that the merger agreement and the transactions contemplated thereby, including the merger and the name change, are advisable and in the best interests of SCBT and its shareholders, has unanimously approved the merger agreement and unanimously recommends that SCBT shareholders vote "FOR" the proposal to approve the merger agreement, "FOR" the proposal to change the name of SCBT to "First Financial Holdings, Inc.," effective only upon the completion of the merger and "FOR" the proposal to adjourn the SCBT special meeting, if necessary or appropriate, to solicit additional proxies in favor of the SCBT merger proposal and/or the name change proposal.

          This joint proxy statement/prospectus describes the special meetings, the merger, the documents related to the merger and other related matters. Please carefully read this entire joint proxy statement/prospectus, including "Risk Factors," beginning on page 16, for a discussion of the risks relating to the proposed merger. You also can obtain information about SCBT and First Financial from documents that each has filed with the Securities and Exchange Commission.

          If you have any questions concerning the merger, First Financial shareholders should please contact Robert L. Davis, Executive Vice President, General Counsel and Corporate Secretary, 2440 Mall Drive, Charleston, South Carolina 29406 at (843) 529-5933, and SCBT shareholders should please contact Renee R. Brooks, Corporate Secretary, 520 Gervais Street, Columbia, South Carolina 29201 at (800) 277-2175. We look forward to seeing you at the meetings.

Robert R. Hill, Jr. President and Chief Executive Officer SCBT Financial Corporation	R. Wayne Hall President and Chief Executive Officer First Financial Holdings, Inc.

          Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities commission or any other bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

          The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either SCBT or First Financial, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

          The date of this joint proxy statement/prospectus is [                  ], and it is first being mailed or otherwise delivered to the shareholders of SCBT and First Financial on or about [                  ].

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of SCBT Financial Corporation:

        SCBT Financial Corporation will hold a special meeting of shareholders at [                  ] local time, on [                  ], at [                  ] to consider and vote upon the following matters:

  •
  a proposal to approve the Agreement and Plan of Merger, dated as of February 19, 2013, by and between SCBT Financial Corporation and First Financial Holdings, Inc., pursuant to which First Financial and SCBT will merge, as more fully described in the attached joint proxy statement/prospectus (which we refer to as the SCBT merger proposal);

  •
  a proposal to change the name of SCBT to "First Financial Holdings, Inc.," effective only upon the completion of the merger (which we refer to as the name change proposal);

  •
  a proposal to adjourn the SCBT special meeting, if necessary or appropriate, to solicit additional proxies in favor of the SCBT merger proposal and/or the name change proposal (which we refer to as the SCBT adjournment proposal).

        We have fixed the close of business on [                  ] as the record date for the special meeting. Only SCBT common shareholders of record at that time are entitled to notice of, and to vote at, the SCBT special meeting, or any adjournment or postponement of the SCBT special meeting. Approval of the SCBT merger proposal and the name change proposal requires the affirmative vote of holders of two-thirds of the outstanding shares of SCBT common stock. The SCBT adjournment proposal will be approved if the number of shares of SCBT common stock, represented in person or by proxy at the SCBT special meeting and entitled to vote thereon, voted in favor of the adjournment proposal exceeds the number of shares voted against such proposal.

        SCBT's board of directors has unanimously approved the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger and the name change, are advisable and in the best interests of SCBT and its shareholders, and unanimously recommends that SCBT shareholders vote "FOR" the SCBT merger proposal, "FOR" the name change proposal and "FOR" the SCBT adjournment proposal.

        Your vote is very important. We cannot complete the merger unless SCBT's common shareholders approve the merger agreement.

        Regardless of whether you plan to attend the SCBT special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record of SCBT, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in "street name" through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

        The enclosed joint proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger and other related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its appendices carefully and in their entirety. If you have any questions concerning the merger or the joint proxy statement/prospectus, would like additional copies of the joint proxy statement/prospectus or need help voting your shares of SCBT common stock, please contact Renee R. Brooks, Corporate Secretary, 520 Gervais Street, Columbia, South Carolina 29201, at (800) 277-2175.

BY ORDER OF THE BOARD OF DIRECTORS,
Renee R. Brooks Corporate Secretary

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of First Financial Holdings, Inc.:

        First Financial Holdings, Inc. will hold a special meeting of shareholders at [            ] local time, on [            ], at [            ], South Carolina to consider and vote upon the following matters:

  •
  a proposal to approve the Agreement and Plan of Merger, dated as of February 19, 2013, by and between SCBT Financial Corporation and First Financial Holdings, Inc., pursuant to which First Financial and SCBT will merge, as more fully described in the attached joint proxy statement/prospectus (which we refer to as the First Financial merger proposal);

  •
  a proposal to adjourn the First Financial special meeting, if necessary or appropriate, to solicit additional proxies in favor of the First Financial merger proposal (which we refer to as the First Financial adjournment proposal); and

  •
  a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of First Financial may receive in connection with the merger pursuant to existing agreements or arrangements with First Financial (which we refer to as the compensation proposal).

        We have fixed the close of business on [                  ] as the record date for the First Financial special meeting. Only First Financial common shareholders of record at that time are entitled to notice of, and to vote at, the First Financial special meeting, or any adjournment or postponement of the First Financial special meeting. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of First Financial common stock.

        First Financial's board of directors has unanimously approved the merger agreement and unanimously recommends that First Financial shareholders vote "FOR" the First Financial merger proposal, "FOR" the First Financial adjournment proposal and "FOR" the compensation proposal.

        Your vote is very important. We cannot complete the merger unless First Financial's common shareholders adopt the merger agreement.

        Regardless of whether you plan to attend the First Financial special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in "street name" through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

        The enclosed joint proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger and other related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its appendices carefully and in their entirety. If you have any questions concerning the merger or the joint proxy statement/prospectus, would like additional copies of the joint proxy statement/prospectus or need help voting your shares of First Financial common stock, please contact Robert L. Davis, Executive Vice President, General Counsel and Corporate Secretary, 2440 Mall Drive, Charleston, South Carolina 29406 at (843) 529-5933.

BY ORDER OF THE BOARD OF DIRECTORS,
Robert L. Davis Corporate Secretary

REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates important business and financial information about SCBT and First Financial from documents filed with the Securities and Exchange Commission, or SEC, that are not included in or delivered with this joint proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by SCBT and/or First Financial at no cost from the SEC's website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this joint proxy statement/prospectus, at no cost by contacting the appropriate company at the following address:

SCBT Financial Corporation 520 Gervais Street Columbia, South Carolina 29201 Attention: Corporate Secretary Telephone: (800) 277-2175	First Financial Holdings, Inc. 2440 Mall Drive Charleston, South Carolina 29406 Attention: Corporate Secretary Telephone: (843) 529-5933

        You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of your special meeting. This means that SCBT shareholders requesting documents must do so by [                  ], in order to receive them before the SCBT special meeting, and First Financial shareholders requesting documents must do so by [                  ], in order to receive them before the First Financial special meeting.

        In addition, if you are a First Financial shareholder and have questions about the merger or the First Financial special meeting, need additional copies of this joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact First Financial's proxy solicitor at the following telephone number: (877) 478-5038, or please contact Robert L. Davis, Executive Vice President, General Counsel and Corporate Secretary, at the following address and telephone number:

2440 Mall Drive,
Charleston, South Carolina 29406
(843) 529-5933

        If you are a SCBT shareholder and have questions about the merger or the SCBT special meeting, need additional copies of this joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact SCBT's proxy solicitor, at the following address or telephone number: [              ], or please contact Renee R. Brooks, Corporate Secretary, at the following address and telephone number:

520 Gervais Street
Columbia, South Carolina 29201
(800) 277-2175

        You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated [                  ], 2013, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to First Financial shareholders or SCBT shareholders nor the issuance by SCBT of shares of SCBT common stock in connection with the merger will create any implication to the contrary.

        This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding First Financial has been provided by First Financial and information contained in this document regarding SCBT has been provided by SCBT.

See "Where You Can Find More Information" for more details.

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SCBT AND FIRST
FINANCIAL SPECIAL MEETINGS

        The following are some questions that you may have about the merger and the SCBT or First Financial special meetings, and brief answers to those questions. We urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the SCBT or First Financial special meetings. Additional important information is also contained in the documents incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

        Unless the context otherwise requires, references in this joint proxy statement/prospectus to "SCBT" refer to SCBT Financial Corporation, a South Carolina corporation, and its affiliates, and references to "First Financial" refer to First Financial Holdings, Inc., a Delaware corporation, and its affiliates.

Q:    Why am I receiving this joint proxy statement/prospectus?

A:
SCBT has entered into an Agreement and Plan of Merger, dated as of February 19, 2013, with First Financial (which we refer to as the "merger agreement"). Under the merger agreement, First Financial will be merged with and into SCBT, with SCBT continuing as the surviving company. Immediately following the merger, First Federal Bank, a wholly owned bank subsidiary of First Financial, will merge with and into SCBT's wholly owned bank subsidiary, with SCBT's bank subsidiary continuing as the surviving bank (we refer to this transaction as the "bank merger"). A copy of the merger agreement is included in this joint proxy statement/prospectus as Annex A.

  The merger cannot be completed unless, among other things, both SCBT shareholders and First Financial shareholders approve their respective proposals to approve or adopt, respectively, the merger agreement (which we refer to as the "SCBT merger proposal" and the "First Financial merger proposal," respectively).

  In addition, SCBT is soliciting proxies from its shareholders with respect to two additional proposals; completion of the merger is not conditioned upon approval of these proposals:

    •
    a proposal to change the name of SCBT to "First Financial Holdings, Inc.," effective only upon completion of the merger (which we refer to as the "name change proposal"); and

    •
    a proposal to adjourn the SCBT special meeting, if necessary or appropriate, to solicit additional proxies in favor of the SCBT merger proposal and/or the name change proposal (which we refer to as the "SCBT adjournment proposal").

  Furthermore, First Financial is soliciting proxies from its shareholders with respect to two additional proposals; completion of the merger is not conditioned upon approval of these proposals:

    •
    a proposal to adjourn the First Financial special meeting, if necessary or appropriate, to solicit additional proxies in favor of the First Financial merger proposal (which we refer to as the "First Financial adjournment proposal"); and

    •
    a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of First Financial may receive in connection with the merger pursuant to agreements or arrangements with First Financial (which we refer to as the "compensation proposal").

  Each of SCBT and First Financial will hold separate special meetings to obtain these approvals (which we refer to as the "SCBT special meeting" and the "First Financial special meeting,"

  respectively). This joint proxy statement/prospectus contains important information about the merger and the other proposals being voted on at the special meetings. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without attending your special meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q:    What will I receive in the merger?

A:
SCBT shareholders: If the merger is completed, SCBT shareholders will not receive any merger consideration and will continue to hold the shares of SCBT common stock that they currently hold. Following the merger, shares of SCBT common stock will continue to be traded on the NASDAQ Global Select Market.

First Financial shareholders: If the merger is completed, you will receive 0.4237 of a share of SCBT common stock, which we refer to as the exchange ratio, for each share of First Financial common stock that you hold immediately prior to the merger. SCBT will not issue any fractional shares of SCBT common stock in the merger. First Financial shareholders who would otherwise be entitled to a fractional share of SCBT common stock upon the completion of the merger will instead receive an amount in cash based on the average closing price per share of SCBT common stock for the 10 trading days immediately preceding (but not including) the day on which the merger is completed (which we refer to as the "SCBT closing share value").

Q:
Will the value of the merger consideration change between the date of this joint proxy statement/prospectus and the time the merger is completed?

A:
The value of the merger consideration may fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger based upon the market value for SCBT common stock. In the merger, First Financial shareholders will receive 0.4237 of a share of SCBT common stock for each share of First Financial common stock they hold. Any fluctuation in the market price of SCBT common stock after the date of this joint proxy statement/prospectus will change the value of the shares of SCBT common stock that First Financial shareholders will receive.

Q:    How does SCBT's board of directors recommend that I vote at the special meeting?

A:
SCBT's board of directors unanimously recommends that you vote "FOR" the SCBT merger proposal, "FOR" the SCBT adjournment proposal and "FOR" the name change proposal.

Q:    How does First Financial's board of directors recommend that I vote at the special meeting?

A:
First Financial's board of directors unanimously recommends that you vote "FOR" the First Financial merger proposal, "FOR" the First Financial adjournment proposal and "FOR" the compensation proposal.

Q:    When and where are the special meetings?

A:
The SCBT special meeting will be held at [          ] on [          ], at [          ] local time.

  The First Financial special meeting will be held at [          ], South Carolina on [          ], at [          ] local time.

Q:    What do I need to do now?

A:
After you have carefully read this joint proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the special meeting. If you hold your shares in your name as a shareholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. If you hold your shares in "street name" through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker. "Street name" shareholders who wish to vote in person at the special meeting will need to obtain a legal proxy from the institution that holds their shares.

Q:    What constitutes a quorum for the SCBT special meeting?

A:
The presence at the SCBT special meeting, in person or by proxy, of holders of a majority of the outstanding shares of SCBT common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:    What constitutes a quorum for the First Financial special meeting?

A:
The presence at the First Financial special meeting, in person or by proxy, of holders of a majority of the outstanding shares of First Financial common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:    What is the vote required to approve each proposal?

A:
SCBT special meeting: Approval of each of the SCBT merger proposal and the name change proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of SCBT common stock entitled to vote on the proposal. If you fail to vote, mark "ABSTAIN" on your proxy or fail to instruct your bank or broker with respect to the SCBT merger proposal or the name change proposal, it will have the same effect as a vote "AGAINST" the proposals. The SCBT adjournment proposal will be approved if the number of shares of SCBT common stock, represented in person or by proxy at the SCBT special meeting and entitled to vote thereon, voted in favor of the adjournment proposal exceeds the number of shares voted against such proposal.

First Financial special meeting: Approval of the First Financial merger proposal requires the affirmative vote of at least a majority of the outstanding shares of First Financial common stock entitled to vote on the proposal. If you fail to vote, mark "ABSTAIN" on your proxy or fail to instruct your bank or broker with respect to the First Financial merger proposal, it will have the same effect as a vote "AGAINST" the proposal. Approval of each of the First Financial adjournment proposal and the compensation proposal requires the affirmative vote of a majority of the votes cast by shareholders of First Financial at the First Financial special meeting.

Q:
What impact will my vote have on the amounts that certain executive officers of First Financial may receive in connection with the merger?

A:
Certain of First Financial's executive officers are entitled, pursuant to the terms of their existing compensation arrangements with First Financial, to receive certain payments in connection with the merger. If the merger is completed, First Financial is contractually obligated to make these payments to these executives under certain circumstances. Accordingly, even if the First Financial shareholders vote not to approve these payments, the compensation will be payable, subject to the terms and conditions of the arrangements. First Financial is seeking your approval of these payments, on an advisory (non-binding) basis, in order to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related SEC rules.

Q:    Why is my vote important?

A:
If you do not vote, it will be more difficult for SCBT or First Financial to obtain the necessary quorum to hold their special meetings. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote "AGAINST" adoption or approval of the merger agreement, as applicable. The merger agreement must be approved by the affirmative vote of at least a majority of the outstanding shares of First Financial common stock entitled to vote on the merger agreement and by the affirmative vote of at least two-thirds of the outstanding shares of SCBT common stock entitled to vote on the merger agreement. The SCBT board of directors and the First Financial board of directors unanimously recommend that you vote "FOR" the merger proposals.

Q:
If my shares of common stock are held in "street name" by my bank or broker, will my bank or broker automatically vote my shares for me?

A:
No. Your bank or broker cannot vote your shares without instructions from you. You should instruct your bank or broker how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker.

Q:    What if I abstain from voting or fail to instruct my bank or broker?

A:
SCBT shareholders: If you mark "ABSTAIN" on your proxy, fail to submit a proxy or vote in person at the SCBT special meeting or fail to instruct your bank or broker how to vote with respect to the SCBT merger proposal or the name change proposal, it will have the same effect as a vote "AGAINST" the proposal. If you mark "ABSTAIN" on your proxy, fail to submit a proxy or vote in person at the SCBT special meeting or fail to instruct your bank or broker how to vote with respect to the SCBT adjournment proposal, it will have no effect on the proposal.

First Financial shareholders: If you mark "ABSTAIN" on your proxy, fail to submit a proxy or vote in person at the First Financial special meeting or fail to instruct your bank or broker how to vote with respect to the First Financial merger proposal, it will have the same effect as a vote "AGAINST" the proposal. If you mark "ABSTAIN" on your proxy, fail to submit a proxy or vote in person at the First Financial special meeting or fail to instruct your bank or broker how to vote with respect to the First Financial adjournment proposal or the compensation proposal, it will have no effect on such proposals.

Q:    How do I vote if I own shares through the First Financial 401(k) Plan?

A:
If you own shares through the First Financial 401(k) Plan, you will receive a voting instruction card that reflects all shares that you may direct the trustee to vote on your behalf under such plan. Under the terms of the First Financial 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of First Financial common stock credited to his or her account under the First Financial 401(k) Plan. If the First Financial 401(k) Plan trustee does not receive timely voting instructions for the shares of First Financial common stock held in the First Financial 401(k) Plan, the shares for which the trustee does not receive timely instructions will not be voted. The deadline for returning your voting instructions is [                                    ].

Q:    Can I attend the special meeting and vote my shares in person?

A:
Yes. All shareholders of SCBT and First Financial, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend their respective special meetings. Holders of record of SCBT and First Financial common stock can vote in person at the SCBT special meeting and First Financial special meeting, respectively. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meetings. If you plan to attend your special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. SCBT and First Financial reserve the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the SCBT or First Financial special meeting is prohibited without SCBT's or First Financial's express written consent, respectively.

Q:    Can I change my vote?

A:
SCBT shareholders: Yes. If you are a holder of record of SCBT common stock, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to SCBT's corporate secretary or (3) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting. Attendance at the special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by SCBT after the vote will not affect the vote. SCBT's corporate secretary's mailing address is: Corporate Secretary, SCBT Financial Corporation, 520 Gervais Street, Columbia, South Carolina 29201. If you hold your shares in "street name" through a bank or broker, you should contact your bank or broker to revoke your proxy.

First Financial shareholders: Yes. If you are a holder of record of First Financial common stock, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to First Financial's corporate secretary or (3) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting. Attendance at the special meeting by itself will not automatically revoke your proxy. A revocation or later-dated proxy received by First Financial after the vote will not affect the vote. First Financial's corporate secretary's mailing address is: 2440 Mall Drive, Charleston, South Carolina 29406. If you hold your shares in "street name" through a bank or broker, you should contact your bank or broker to revoke your proxy.

Q:
Will SCBT be required to submit the proposal to approve the merger agreement to its shareholders even if SCBT's board of directors has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the SCBT special meeting, SCBT is required to submit the proposal to approve the merger agreement to its shareholders even if SCBT's board of directors has withdrawn or modified its recommendation.

Q:
Will First Financial be required to submit the proposal to adopt the merger agreement to its shareholders even if First Financial's board of directors has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the First Financial special meeting, First Financial is required to submit the proposal to adopt the merger agreement to its shareholders even if First Financial's board of directors has withdrawn or modified its recommendation.

Q:
What are the U.S. federal income tax consequences of the merger to First Financial shareholders?

A:
The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and holders of First Financial common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of First Financial common stock for shares of

  SCBT common stock in the merger, except with respect to any cash received instead of fractional shares of SCBT common stock.

  For further information, see "Material U.S. Federal Income Tax Consequences of the Merger."

  The U.S. federal income tax consequences described above may not apply to all holders of First Financial common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Q:    Are First Financial shareholders entitled to dissenters' rights?

A:
No. Under Section 262 of the Delaware General Corporation Law, as amended (which we refer to as the "DGCL"), the holders of First Financial common stock are not entitled to appraisal rights or dissenters' rights in connection with the merger. For further information, see "The Merger—Dissenters' Rights in the Merger."

Q:
If I am a First Financial shareholder, should I send in my First Financial stock certificates now?

A:
No. Please do not send in your First Financial stock certificates with your proxy. After the merger, an exchange agent designated by SCBT will send you instructions for exchanging First Financial stock certificates for the merger consideration. See "The Merger Agreement—Conversion of Shares; Exchange of Certificates."

Q:    What should I do if I hold my shares of First Financial common stock in book-entry form?

A:
You are not required to take any special additional actions if your shares of First Financial common stock are held in book-entry form. After the completion of the merger, shares of First Financial common stock held in book-entry form automatically will be exchanged for the merger consideration, including shares of SCBT common stock in book-entry form and any cash to be paid in exchange for fractional shares in the merger.

Q:    Whom may I contact if I cannot locate my First Financial stock certificate(s)?

A:
If you are unable to locate your original First Financial stock certificate(s), you should contact Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016 at (800) 368-5948 or by visiting their website at www.rtco.com.

Q:    When do you expect to complete the merger?

A:
SCBT and First Financial expect to complete the merger in the third quarter of 2013. However, neither SCBT nor First Financial can assure you of when or if the merger will be completed. SCBT and First Financial must first obtain the approval of SCBT shareholders and First Financial shareholders for the merger, as well as obtain necessary regulatory approvals and satisfy certain other closing conditions.

Q:    Whom should I call with questions?

A:
SCBT shareholders: If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of SCBT common stock, you should contact SCBT's proxy solicitor, at the following address or phone number: [                  ], or please contact: Renee R. Brooks, Corporate Secretary, 520 Gervais Street, South Carolina 29201, at (800) 277-2175.

First Financial shareholders: If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of First Financial common stock, you should contact First Financial's proxy solicitor, at the following phone number: (877) 478-5038, or please contact: Robert L. Davis, Executive Vice President, General Counsel and Corporate Secretary, 2440 Mall Drive, Charleston, South Carolina 29406, at (843) 529-5933.

SUMMARY

        This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire joint proxy statement/prospectus, including the appendices, and the other documents to which we refer in order to fully understand the merger. See "Where You Can Find More Information." Each item in this summary refers to the page of this joint proxy statement/prospectus on which that subject is discussed in more detail.

In the Merger, First Financial Common Shareholders Will Receive Shares of SCBT Common Stock (page [    ])

        If the merger is completed, First Financial common shareholders will receive 0.4237 shares of SCBT common stock for each share of First Financial common stock they hold immediately prior to the merger. SCBT will not issue any fractional shares of SCBT common stock in the merger. First Financial shareholders who would otherwise be entitled to a fraction of a share of SCBT common stock upon the completion of the merger will instead receive, for the fraction of a share, an amount in cash based on the SCBT closing share value. For example, if you hold 100 shares of First Financial common stock, you will receive 42 shares of SCBT common stock and a cash payment instead of the 0.37 shares of SCBT common stock that you otherwise would have received (100 shares × 0.4237 = 42.37 shares).

        In addition, if the merger is completed, each share of First Financial Fixed Rate Cumulative Perpetual Preferred Stock, Series A (which we refer to as the "First Financial Series A Preferred Stock") will be converted into the right to receive one share of preferred stock of SCBT, to be designated Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (which we refer to as the "SCBT Series A Preferred Stock"), and having rights, preferences, privileges and voting powers not materially less favorable than those of the First Financial Series A Preferred Stock immediately before the merger.

        The merger agreement governs the merger. The merger agreement is included in this joint proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this joint proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.

SCBT's Board of Directors Unanimously Recommends that SCBT Shareholders Vote "FOR" the Approval of the Merger Agreement (page [    ])

        SCBT's board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement, including the issuance of SCBT common stock, are advisable and in the best interests of SCBT and its shareholders and has unanimously approved the merger agreement. SCBT's board of directors unanimously recommends that SCBT shareholders vote "FOR" the approval of the merger agreement. For the factors considered by SCBT's board of directors in reaching its decision to approve the merger agreement, see "The Merger—SCBT's Reasons for the Merger; Recommendation of SCBT's Board of Directors."

First Financial's Board of Directors Unanimously Recommends that First Financial Shareholders Vote "FOR" the Adoption of the Merger Agreement (page [    ])

        First Financial's board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of First Financial and its shareholders and has unanimously approved the merger agreement. First Financial's board of directors unanimously recommends that First Financial shareholders vote "FOR" the adoption of the merger agreement. For the factors considered by First Financial's board of directors in reaching its decision to approve the merger agreement, see "The Merger—First Financial's Reasons for the Merger; Recommendation of First Financial's Board of Directors."

Sandler O'Neill + Partners, L.P. Has Provided an Opinion to First Financial's Board of Directors Regarding the Merger Consideration (page [    ] and Annex B)

        On February 19, 2013, Sandler O'Neill + Partners, L.P. (which we refer to as "Sandler O'Neill") First Financial's financial advisor in connection with the merger, rendered its oral opinion to the First Financial board of directors, subsequently confirmed in writing, that as of such date and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in the written opinion, the merger consideration was fair, from a financial point of view, to the holders of shares of First Financial common stock. The full text of Sandler O'Neill's opinion, dated February 19, 2013, is attached as Annex B to this joint proxy statement/prospectus. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Sandler O'Neill in rendering its opinion.

        For further information, see "The Merger—Opinion of Sandler O'Neill + Partners, L.P."

Keefe, Bruyette & Woods, Inc. Has Provided an Opinion to SCBT's Board of Directors Regarding the Merger Consideration (page [    ] and Annex C)

        On February 19, 2013, Keefe, Bruyette & Woods, Inc., SCBT's financial advisor in connection with the merger, rendered its oral opinion to the SCBT board of directors, subsequently confirmed in writing, that as of such date and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in the written opinion, the merger consideration in the merger was fair, from a financial point of view, to SCBT. The full text of Keefe, Bruyette & Woods's opinion, dated February 19, 2013, is attached as Annex C to this joint proxy statement/prospectus. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Keefe, Bruyette & Woods in rendering its opinion.

        For further information, see "The Merger—Opinion of Keefe, Bruyette & Woods, Inc."

What Holders of First Financial Stock Options and Other Equity-Based Awards Will Receive (page [    ])

        Options.    Each outstanding option to acquire shares of First Financial common stock, whether or not vested, that is not exercised prior to the effective time will be converted into a right to receive the product of (i) the excess, if any, of (A) the closing price per share of First Financial common stock immediately prior to the effective time over (B) the per-share exercise price of such First Financial stock option and (ii) the number of shares of First Financial common stock subject to such First Financial stock option. In the event that the product obtained by the prior sentence is zero or a negative number, then the First Financial stock option will be cancelled for no consideration.

        First Financial Employee Stock Purchase Plan.    Pursuant to the terms of the merger agreement, (i) no new offering periods will be commenced under First Financial's 2004 Employee Stock Purchase Plan (which we refer to as the "First Financial ESPP") after February 19, 2013, (ii) there will be no increase in the amount of permitted payroll deductions by participants in the First Financial ESPP during the current offering period, and (iii) no new participants will join the First Financial ESPP after February 19, 2013. The accumulated contributions of participants in the First Financial ESPP will be used to purchase shares of First Financial common stock within the five days prior to the closing, and the participants' purchase rights will terminate immediately after the purchase. The First Financial ESPP will terminate at closing.

SCBT Will Hold its Special Meeting on [                  ] (page [    ])

        The special meeting of SCBT shareholders will be held on [                  ], at [                  ] local time, at [                  ]. At the special meeting, SCBT shareholders will be asked to:

  •
  approve the SCBT merger proposal;

  •
  approve the name change proposal; and

  •
  approve the SCBT adjournment proposal.

        Only holders of record at the close of business on [                  ] will be entitled to vote at the special meeting. Each share of SCBT common stock is entitled to one vote on each proposal to be considered at the SCBT special meeting. As of the record date, there were [                  ] shares of SCBT common stock entitled to vote at the special meeting. As of the record date, the directors and executive officers of SCBT and their affiliates beneficially owned and were entitled to vote approximately [                  ] shares of SCBT common stock representing approximately [        ]% of the shares of SCBT common stock outstanding on that date, and held options to purchase [                  ] shares of SCBT common stock and [                  ] shares underlying restricted stock awards. As of the record date, First Financial and its subsidiaries held [                  ] shares of SCBT common stock (other than shares held as fiduciary, custodian or agent), and its directors and executive officers or their affiliates held [                  ] shares of SCBT common stock.

        To approve the SCBT merger proposal or the name change proposal, two-thirds of the shares of SCBT common stock outstanding and entitled to vote thereon must be voted in favor of such proposals. The SCBT adjournment proposal will be approved if the number of shares of SCBT common stock, represented in person or by proxy at the SCBT special meeting and entitled to vote thereon, voted in favor of the adjournment proposal exceeds the number of shares voted against such proposal. If you mark "ABSTAIN" on your proxy, fail to submit a proxy or vote in person at the SCBT special meeting or fail to instruct your bank or broker how to vote with respect to the SCBT merger proposal or the name change proposal, it will have the same effect as a vote against the proposal. However, if you mark "ABSTAIN" on your proxy, fail to submit a proxy or vote in person at the SCBT special meeting or fail to instruct your bank or broker how to vote with respect to the SCBT adjournment proposal, it will have no effect on the proposal.

First Financial Will Hold its Special Meeting on [                  ] (page [    ])

        The special meeting of First Financial shareholders will be held on [                  ], at [                  ] local time, at [                  ]. At the special meeting, First Financial shareholders will be asked to:

  •
  adopt the First Financial merger proposal;

  •
  approve the First Financial adjournment proposal; and

  •
  approve the compensation proposal.

        Only holders of record at the close of business on [                  ] will be entitled to vote at the special meeting. Each share of First Financial common stock is entitled to one vote on each proposal to be considered at the First Financial special meeting. As of the record date, there were [                  ] shares of First Financial common stock entitled to vote at the special meeting. As of the record date, the directors and executive officers of First Financial and their affiliates beneficially owned and were entitled to vote approximately [                  ] shares of First Financial common stock representing approximately [        ]% of the shares of First Financial common stock outstanding on that date, and held options to purchase [                  ] shares of First Financial common stock. As of the record date, SCBT and its subsidiaries held [                  ] shares of First Financial common stock (other than shares

held as fiduciary, custodian or agent), and its directors and executive officers or their affiliates held [                  ] shares of First Financial common stock.

        To approve the First Financial merger proposal, at least a majority of the shares of First Financial common stock outstanding and entitled to vote on the merger agreement must be voted in favor of the proposal. Your failure to submit a proxy or vote in person at the First Financial special meeting, failure to instruct your bank or broker how to vote, or abstention with respect to the First Financial merger proposal will have the same effect as a vote against the First Financial merger proposal.

        To approve the First Financial adjournment proposal or the compensation proposal, a majority of the votes cast by shareholders of First Financial common stock at the special meeting must be voted in favor of such proposals. Therefore, if you mark "ABSTAIN" on your proxy, fail to submit a proxy or vote in person at the First Financial special meeting or fail to instruct your bank or broker how to vote with respect to the First Financial adjournment proposal or the compensation proposal, it will have no effect on such proposals.

The Merger Is Intended to Be Tax-Free to Holders of First Financial Common Stock as to the Shares of SCBT Common Stock They Receive (page [    ])

        The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and it is a condition to the respective obligations of SCBT and First Financial to complete the merger that each of SCBT and First Financial receives a legal opinion to that effect. Accordingly, the merger generally will be tax-free to a holder of First Financial common stock for U.S. federal income tax purposes as to the shares of SCBT common stock he or she receives in the merger, except for any gain or loss that may result from the receipt of cash instead of fractional shares of SCBT common stock that such holder of First Financial common stock would otherwise be entitled to receive.

        For further information, see "Material U.S. Federal Income Tax Consequences of the Merger."

        The U.S. federal income tax consequences described above may not apply to all holders of First Financial common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

First Financial's Officers and Directors Have Financial Interests in the Merger that Differ from Your Interests (page [    ])

        First Financial shareholders should be aware that some of First Financial's directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of First Financial shareholders generally. These interests and arrangements may create potential conflicts of interest. First Financial's board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that First Financial shareholders vote in favor of approving the merger agreement.

        These interests include:

  •
  Each outstanding option to acquire shares of First Financial common stock, whether or not vested, that is not exercised prior to the effective time will be converted into a right to receive the product of (i) the excess, if any, of (A) the closing price per share of First Financial common stock immediately prior to the effective time over (B) the per share exercise price of such First Financial stock option and (ii) the number of shares of First Financial common stock subject to such First Financial stock option.

  •
  In connection with entering into the merger agreement, Mr. R. Wayne Hall entered into an employment agreement with SCBT which will supersede his existing change in control severance agreement with First Financial upon the closing of the transaction. Assuming that Mr. R. Wayne Hall's employment is terminated immediately following the completion of the merger (which is assumed to occur on May 15, 2013), Mr. R. Wayne Hall would be entitled to payments and benefits approximately equal to $3.27 million.

  •
  The following named executive officers, Mr. J. Dale Hall, Ms. Blaise B. Bettendorf, Mr. Richard A. Arthur and Mr. Joseph W. Amy, previously entered into change in control severance agreements with First Financial which provide that if any of these named executive officers is terminated without cause or resigns for good reason within two years following a change in control the named executive officer will be entitled to compensation and welfare benefits. Assuming that the employment of each of the named executive officers is terminated immediately following the completion of the merger (which is assumed to occur on May 15, 2013), the named executive officers would be entitled to payments and benefits approximately equal to the following: Mr. J. Dale Hall; $1.05 million; Ms. Bettendorf; $871,780; Mr. Arthur; $867,575; and Mr. Amy; $806,000. First Financial has also previously entered into substantially similar change in control severance agreements with its other executive officers, assuming that the employment of each of the executive officers (other than the named executive officers) is terminated immediately following the completion of the merger, the ten executive officers would be entitled to payments and benefits approximately equal to $6.2 million in the aggregate. For further information, see "The Merger—Interests of First Financial's Directors and Executive Officers in the Merger."

  •
  Five members currently serving on the First Financial board of directors, including Ms. Paula Harper Bethea and Mr. R. Wayne Hall, will be appointed to the board of directors of SCBT and its subsidiary bank following the closing. The First Financial directors who ultimately serve on the boards of directors of SCBT and SCBT Bank will participate in the director compensation program set forth in SCBT's annual proxy statement that was filed with the Securities and Exchange Commission on March 4, 2013. See "Where You Can Find More Information."

  •
  Each First Financial director who is not appointed to the SCBT board of directors will be entitled to participate on an advisory board of SCBT following the closing of the merger and will receive compensation for three years. Each member of the advisory board will receive cash compensation of $40,000 per year for a three-year period, provided that the applicable member of the advisory board complies with the covenants not to compete or to solicit clients or employees during that three year period.

        For a more complete description of these interests, see "The Merger—Interests of First Financial's Directors and Executive Officers in the Merger" and "The Merger Agreement—Treatment of First Financial Stock Options and Other Equity-Based Awards."

First Financial Shareholders Will NOT Be Entitled to Assert Dissenters' Rights (page [    ])

        Under the DGCL, which is the law under which First Financial is incorporated, the holders of First Financial common stock are not entitled to any appraisal rights or dissenters' rights in connection with the merger. For more information, see "The Merger—Dissenters' Rights in the Merger."

Conditions That Must Be Satisfied or Waived for the Merger to Occur (page [    ])

        Currently, First Financial and SCBT expect to complete the merger in the third quarter of 2013. As more fully described in this joint proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, adoption or approval of the merger agreement by First Financial and SCBT shareholders, as applicable, the receipt of certain required regulatory approvals and the receipt of legal opinions by each company regarding the U.S. federal income tax treatment of the merger.

        Neither First Financial nor SCBT can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (page [    ])

        The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:

  •
  the merger has not been completed by December 31, 2013 (we refer to this date as the end date), if the failure to complete the merger by that date is not caused by the terminating party's breach of the merger agreement;

  •
  any required regulatory approval has been denied by the relevant regulatory authority and this denial has become final and non-appealable, or a regulatory authority has issued a final, non-appealable injunction permanently enjoining or otherwise prohibiting the completion of the merger or the other transactions contemplated by the merger agreement;

  •
  there is a breach by the other party that would cause the failure of the closing conditions described above, and the breach is not cured prior to the earlier of December 31, 2013 and 30 business days following written notice of the breach; or

  •
  First Financial shareholders or SCBT shareholders do not adopt or approve, respectively, the merger agreement at their respective special meetings called for such purpose or any adjournments thereof.

        In addition, SCBT may terminate the merger agreement in the following circumstances:

  •
  First Financial's board of directors (1) fails to recommend to First Financial shareholders that they adopt the merger agreement or (2) withholds, withdraws, or modifies such recommendation in a manner adverse to SCBT or proposes publicly to do so; or

  •
  First Financial's board of directors fails to comply in all material respects with certain obligations relating to the non-solicitation of alternate transactions and the calling of the First Financial special meeting, as described in "The Merger Agreement—Agreement Not to Solicit Other Offers" and "The Merger Agreement—First Financial Shareholder Meeting and Recommendation of First Financial's Board of Directors," respectively.

        In addition, First Financial may terminate the merger agreement in the following circumstances:

  •
  SCBT's board of directors (1) fails to recommend to the SCBT shareholders that they approve the merger agreement or (2) withholds, withdraws or modifies such recommendation in a manner adverse to First Financial or proposes publicly to do so; or

  •
  SCBT's board of directors fails to comply in all material respects with certain obligations relating to the non-solicitation of alternate transactions and the calling of the SCBT special meeting, as described in "The Merger Agreement—Agreement Not to Solicit Other Offers" and "The Merger Agreement—SCBT Shareholder Meeting and Recommendation of SCBT's Board of Directors," respectively.

Termination Fee (page [    ])

        If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by First Financial's or SCBT's respective boards of directors, First Financial or SCBT may be required to pay to the other party a termination fee of $14.9 million.

These termination fees could discourage other companies from seeking to acquire or merge with First Financial or SCBT.

Governance Matters (page [    ])

Board of Directors

        At the effective time of the merger, the number of directors on the boards of directors of SCBT and SCBT, a wholly-owned banking subsidiary of SCBT Financial Corporation (which we refer to as "SCBT Bank"), will be increased to 20, and the boards of directors will each consist of the directors of SCBT in office immediately prior to the effective time of the merger, together with five appointees from the board of directors of First Financial. The five appointees will include Ms. Paula Harper Bethea, Mr. R. Wayne Hall and three appointees to be designated by SCBT prior to the completion of the merger. Ms. Bethea will serve as Vice Chairman of the boards of SCBT and SCBT Bank following the completion of the merger.

Advisory Board

        SCBT has agreed to establish an advisory board consisting of the current directors of First Financial who are not appointed to the SCBT board of directors and who desire to serve on such advisory board, together with any additional individuals appointed by SCBT in its sole discretion, to monitor the performance and operations of the surviving corporation in certain of First Financial's current markets. The advisory board will exist for a minimum of three years following the completion of the merger and advisory board members will receive compensation for their service. In connection with their service on the advisory board, each member will enter into an advisory board member agreement.

Name Change (page [    ])

        At the SCBT special meeting, SCBT shareholders will be asked to approve an amendment to SCBT's articles of incorporation to change the name of the corporation from "SCBT Financial Corporation" to "First Financial Holdings, Inc." The name change will not become effective unless and until the merger is completed. Approval of the name change proposal is not a condition to the completion of the merger.

Regulatory Approvals Required for the Merger (page [    ])

        Subject to the terms of the merger agreement, both First Financial and SCBT have agreed to use their reasonable best efforts to obtain all regulatory approvals required or advisable to complete the transactions contemplated by the merger agreement. These approvals include approvals from, among others: the Board of Governors of the Federal Reserve System (which we refer to as the "Federal Reserve"), the Federal Deposit Insurance Corporation (which we refer to as the "FDIC"), and the South Carolina State Board of Financial Institutions (which we refer to as the "South Carolina State Board"). SCBT and First Financial have filed applications and notifications to obtain the required regulatory approvals.

        Although neither First Financial nor SCBT knows of any reason why it cannot obtain these regulatory approvals in a timely manner, First Financial and SCBT cannot be certain when or if they will be obtained.

The Rights of First Financial Shareholders Will Change as a Result of the Merger (page [    ])

        The rights of First Financial shareholders will change as a result of the merger due to differences in SCBT's and First Financial's governing documents and states of incorporation. The rights of First

Financial shareholders are governed by Delaware law and by First Financial's certificate of incorporation and bylaws, each as amended to date. Upon the completion of the merger, First Financial shareholders will become shareholders of SCBT, as the continuing legal entity in the merger, and the rights of First Financial shareholders will therefore be governed by South Carolina law and SCBT's articles of incorporation and bylaws.

        See "Comparison of Shareholders' Rights" for a description of the material differences in shareholder rights under each of the SCBT and First Financial governing documents.

Information About the Companies (page [    ])

SCBT Financial Corporation

        SCBT is a bank holding company (which we refer to as a BHC) incorporated under South Carolina law in 1985. Until February of 2004, SCBT was named "First National Corporation." SCBT currently holds all of the stock of its subsidiary, SCBT, a South Carolina banking corporation (which we refer to as SCBT Bank). SCBT Bank opened for business in 1934 and converted from a national bank charter to a South Carolina state bank charter effective as of July 1, 2012, changing its name from "SCBT, N.A." to "SCBT." SCBT Bank operates as South Carolina Bank and Trust, North Carolina Bank and Trust, Community Bank and Trust and The Savannah Bank. SCBT coordinates the financial resources of the consolidated enterprise and thereby maintains financial, operational and administrative systems that allow centralized evaluation of subsidiary operations and coordination of selected policies and activities. SCBT's operating revenues and net income are derived primarily from cash dividends received from SCBT Bank. At December 31, 2012, SCBT had consolidated total assets of approximately $5.14 billion, gross loans of approximately $3.57 billion and total deposits of approximately $4.30 billion.

        The principal executive offices of SCBT are located at 520 Gervais Street, Columbia, South Carolina 29201, and its telephone number is (800) 277-2175. SCBT's website can be accessed at http://www.scbtonline.com. Information contained in SCBT's website does not constitute part of, and is not incorporated into, this joint proxy statement/prospectus. SCBT common stock is quoted on the NASDAQ Global Select Market under the symbol "SCBT."

        Additional information about SCBT and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

First Financial Holdings, Inc.

        First Financial is a Delaware corporation, incorporated in 1987, with the principal executive office located in Charleston, South Carolina. First Financial offers integrated financial solutions, including personal, business, and wealth management services. First Financial operates principally through its wholly-owned subsidiary, First Federal Bank, a South Carolina-chartered commercial bank. First Federal Bank provides residential, commercial and consumer loan products, consumer and business deposit products, ATM and debit cards, cash management services, safe deposit boxes, trust and fiduciary services, and reinsurance of private mortgage insurance. Other subsidiaries of First Financial include First Southeast Investor Services, Inc. (which we refer to as "First Southeast Investors"), which is a registered broker-dealer and First Southeast 401(k) Fiduciaries, Inc. (which we refer to as "First Southeast 401(k)"), which provides retirement plan consulting and administrative services as a registered investment advisor.

        The principal executive offices of First Financial are located at 2440 Mall Drive, Charleston, South Carolina 29406, and its telephone number is (843) 529-5933. First Financial's website can be accessed at http://www.firstfinancialholdings.com. Information contained in First Financial's website does not constitute part of, and is not incorporated into, this joint proxy statement/prospectus. First Financial common stock is quoted on the NASDAQ Global Select Market under the symbol "FFCH."

        Additional information about First Financial and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

Litigation Relating to the Merger (page [    ])

        Certain litigation is pending in connection with the merger. See "The Merger—Litigation Relating to the Merger."

Risk Factors (page [    ])

        You should consider all the information contained in or incorporated by reference into this joint proxy statement/prospectus in deciding how to vote for the proposals presented in the joint proxy statement/prospectus. In particular, you should consider the factors under "Risk Factors."

RISK FACTORS

        In addition to general investment risks and the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the section "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this joint proxy statement/prospectus. You should also consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

Because the market price of SCBT common stock will fluctuate, First Financial shareholders cannot be certain of the market value of the merger consideration they will receive.

        Upon completion of the merger, each share of First Financial common stock will be converted into 0.4237 of a share of SCBT common stock. The market value of the merger consideration may vary from the closing price of SCBT common stock on the date SCBT announced the merger, on the date that this joint proxy statement/prospectus is mailed to First Financial shareholders, on the date of the special meeting of the First Financial shareholders and on the date the merger is completed and thereafter. Any change in the market price of SCBT common stock prior to the completion of the merger will affect the market value of the merger consideration that First Financial shareholders will receive upon completion of the merger, and there will be no adjustment to the merger consideration for changes in the market price of either shares of SCBT common stock or shares of First Financial common stock. Stock price changes may result from a variety of factors that are beyond the control of SCBT and First Financial, including but not limited to general market and economic conditions, changes in our respective businesses, operations and prospects and regulatory considerations. Therefore, at the time of the First Financial special meeting you will not know the precise market value of the consideration you will receive at the effective time of the merger. You should obtain current market quotations for shares of SCBT common stock and for shares of First Financial common stock.

The market price of SCBT common stock after the merger may be affected by factors different from those affecting the shares of First Financial or SCBT currently.

        Upon completion of the merger, holders of First Financial common stock will become holders of SCBT common stock. SCBT's business differs in important respects from that of First Financial, and, accordingly, the results of operations of the combined company and the market price of SCBT common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of SCBT and First Financial.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.

        Before the merger and the bank merger may be completed, SCBT and First Financial must obtain approvals from the Federal Reserve, the FDIC and the South Carolina State Board. Other approvals, waivers or consents from regulators may also be required. These regulators may impose conditions on the completion of the merger or require changes to the terms of the merger. Such conditions or changes could have the effect of delaying or preventing completion of the merger or imposing additional costs on or limiting the revenues of the combined company following the merger, any of which might have an adverse effect on the combined company following the merger. See "The Merger—Regulatory Approvals Required for the Merger."

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

        SCBT and First Financial have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on SCBT's ability to successfully combine the businesses of SCBT and First Financial. To realize these anticipated benefits and cost savings, after the completion of the merger, SCBT expects to integrate First Financial's business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company's ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could adversely affect SCBT's ability to successfully conduct its business in the markets in which First Financial now operates, which could have an adverse effect on SCBT's financial results and the value of its common stock. If SCBT experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause SCBT and/or First Financial to lose customers or cause customers to remove their accounts from SCBT and/or First Financial and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of First Financial and SCBT during this transition period and for an undetermined period after completion of the merger on the combined company. In addition, the actual cost savings of the merger could be less than anticipated.

The fairness opinions obtained by First Financial and SCBT from their respective financial advisors will not reflect changes in circumstances between the date of the signing of the merger agreement and the completion of the merger.

        First Financial has obtained a fairness opinion dated February 19, 2013 from Sandler O'Neill and SCBT has obtained a fairness opinion dated February 19, 2013 from Keefe, Bruyette & Woods, and such opinions have not been updated as of the date of this document and will not be updated at the time of the completion of the merger. Changes in the operations and prospects of First Financial or SCBT, general market and economic conditions and other factors that may be beyond the control of First Financial and SCBT, and on which the fairness opinions were based, may alter the value of First Financial or SCBT or the prices of shares of First Financial common stock or SCBT common stock by the time the merger is completed. The fairness opinions do not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed or as of any other date than the date of the opinions. The fairness opinions that First Financial and SCBT received from their respective financial advisors are attached as Annex B and Annex C to this joint proxy statement/prospectus. For a description of the opinions, see "The Merger—Opinion of Sandler O'Neill" and "The Merger—Opinion of Keefe, Bruyette & Woods." For a description of the other factors considered by First Financial's board of directors in determining to approve the merger, see "The Merger—First Financial's Reasons for the Merger; Recommendation of First Financial's Board of Directors." For a description of the other factors considered by SCBT's board of directors in determining to approve the merger, see "The Merger—SCBT's Reasons for the Merger; Recommendation of SCBT's Board of Directors."

Certain of First Financial's directors and executive officers have interests in the merger that may differ from the interests of First Financial's shareholders including, if the merger is completed, the receipt of financial and other benefits.

        First Financial shareholders should be aware that some of First Financial's directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of First Financial shareholders generally. These interests and arrangements may create potential conflicts of interest. First Financial's board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that First Financial's shareholders vote in favor of approving the merger agreement.

        These interests include:

  •
  Each outstanding option to acquire shares of First Financial common stock, whether or not vested, that is not exercised prior to the effective time will be converted into a right to receive the product of (i) the excess, if any, of (A) the closing price per share of First Financial common stock immediately prior to the effective time over (B) the per share exercise price of such First Financial stock option and (ii) the number of shares of First Financial common stock subject to such First Financial stock option.

  •
  In connection with entering into the merger agreement, Mr. R. Wayne Hall entered into an employment agreement with SCBT which will supersede his existing change in control severance agreement with First Financial upon the closing of the transaction.

  •
  The following named executive officers, Mr. J. Dale Hall, Ms. Blaise B. Bettendorf, Mr. Richard A. Arthur and Mr. Joseph W. Amy, have entered into change in control severance agreements with First Financial which provide that if any of these named executive officers is terminated without cause or resigns for good reason within two years following a change in control the named executive officer will be entitled to compensation and welfare benefits. First Financial has also previously entered into substantially similar change in control severance agreements with its other executive officers. For further information, see "The Merger—Interests of First Financial's Directors and Executive Officers in the Merger."

  •
  Five members currently serving on the First Financial board of directors, including Ms. Paula Harper Bethea and Mr. R. Wayne Hall, will be appointed to the board of directors of SCBT and its subsidiary bank following the closing. The First Financial directors who ultimately serve on the boards of directors of SCBT and SCBT Bank will participate in the director compensation program set forth in SCBT's annual proxy statement that was filed with the Securities and Exchange Commission on March 4, 2013. See "Where You Can Find More Information."

  •
  Each First Financial director who is not appointed to the SCBT boards of directors will be entitled to participate on an advisory board of SCBT following the closing of the merger and will receive compensation for three years. Each member of the advisory board will receive cash compensation of $40,000 per year for a three-year period, provided that the applicable member of the advisory board complies with the covenants not to compete or to solicit clients or employees during that three year period.

        For a more complete description of these interests, see "The Merger—Interests of First Financial's Directors and Executive Officers in the Merger" and "The Merger Agreement—Treatment of First Financial Stock Options and Other Equity-Based Awards."

Termination of the merger agreement could negatively impact First Financial or SCBT.

        If the merger agreement is terminated, there may be various consequences. For example, First Financial's or SCBT's businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of First Financial's or SCBT's common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by First Financial's or SCBT's board of directors, First Financial or SCBT may be required to pay to the other party a termination fee of $14.9 million.

First Financial will be subject to business uncertainties and contractual restrictions while the merger is pending.

        Uncertainty about the effect of the merger on employees and customers may have an adverse effect on First Financial. These uncertainties may impair First Financial's ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with First Financial to seek to change existing business relationships with First Financial. Retention of certain employees by First Financial may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with First Financial or SCBT. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with First Financial or SCBT, First Financial's business or First Financial's business assumed by SCBT following the merger could be harmed. In addition, subject to certain exceptions, First Financial has agreed to operate its business in the ordinary course prior to closing. See "The Merger Agreement—Covenants and Agreements" for a description of the restrictive covenants applicable to First Financial.

If the merger is not completed, SCBT and First Financial will have incurred substantial expenses without realizing the expected benefits of the merger.

        Each of SCBT and First Financial has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this joint proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, SCBT and First Financial would have to recognize these expenses without realizing the expected benefits of the merger.

The merger agreement limits SCBT's and First Financial's ability to pursue an alternative acquisition proposal and requires each company to pay a termination fee of $14.9 million under limited circumstances, including circumstances relating to alternative acquisition proposals. Additionally, certain provisions of First Financial's articles of incorporation and bylaws may deter potential acquirers.

        The merger agreement prohibits SCBT and First Financial from soliciting, initiating or knowingly encouraging or facilitating certain alternative acquisition proposals with any third party, subject to exceptions set forth in the merger agreement. See "The Merger Agreement—Agreement Not to Solicit Other Offers" on page [    ]. The merger agreement also provides that SCBT or First Financial must pay a termination fee in the amount of $14.9 million in the event that the merger agreement is terminated for certain reasons, including such party's failure to abide by certain obligations not to solicit alternative transactions. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of First Financial or SCBT from considering or proposing such an acquisition. See "Merger Agreement—Termination Fee" on page [    ]. Additionally, First Financial has a classified board of directors and under First Financial's certificate of incorporation, certain business combinations require the approval of a supermajority of shareholders unless they are approved by a majority of continuing directors of First Financial. Similarly, SCBT has a classified board of directors and under SCBT's articles of incorporation, certain business combinations require the approval of a supermajority of shareholders unless they are approved by a majority of the board of directors of SCBT. See "Comparison of Shareholders' Rights—Anti-Takeover Provisions and Other Shareholder Protections" on page [    ]. These provisions and other provisions of First Financial's certificate of incorporation could make it more difficult for a third party to acquire control of First Financial or may discourage a potential competing acquirer.

The shares of SCBT common stock to be received by First Financial shareholders as a result of the merger will have different rights from the shares of First Financial common stock.

        Upon completion of the merger, First Financial shareholders will become SCBT shareholders and their rights as shareholders will be governed by South Carolina law and the SCBT articles of incorporation and bylaws. The rights associated with First Financial common stock are different from the rights associated with SCBT common stock. Please see "Comparison of Shareholders' Rights" beginning on page [    ] for a discussion of the different rights associated with SCBT common stock.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF SCBT

        The following table summarizes financial results achieved by SCBT for the periods and at the dates indicated and should be read in conjunction with SCBT's consolidated financial statements and the notes to the consolidated financial statements contained in reports that SCBT has previously filed with the SEC. See "Where You Can Find More Information."

	As of or for the Three Months Ended March 31,		As of or for the Year Ended December 31,
(Dollars in thousands, except per share data)	2013	2012	2012	2011	2010	2009	2008
Summary of Operations
Interest income	$56,169	$42,220	$187,488	$171,718	$155,354	$141,798	$156,075
Interest expense	2,368	3,182	11,094	20,266	32,737	37,208	60,298

Net interest income	53,801	39,038	176,394	151,452	122,617	104,590	95,777
Provision for loan losses	1,060	2,723	13,619	30,236	54,282	26,712	10,736
Noninterest income	9,523	9,473	41,283	55,119	137,735	26,246	19,049
Noninterest expenses	46,441	35,219	158,898	142,978	125,242	83,646	79,796

Net income before provision for income taxes	15,823	10,569	45,160	33,357	80,828	20,478	24,294
Provision for income taxes	5,174	3,541	15,128	10,762	28,946	6,883	8,509

Net income	10,649	7,028	30,032	22,595	51,882	13,595	15,785
Preferred stock dividends	—	—	—	—	—	1,115	—
Accretion on preferred stock discount	—	—	—	—	—	3,559	—

Net income attributable to common shares	$10,649	$7,028	$30,032	$22,595	$51,882	$8,921	$15,785

Per Common Share Information:
Net income available to common shareholders, Basic	$0.64	$0.51	$2.04	$1.65	$4.11	$0.74	$1.53
Net income available to common shareholders, Diluted	0.63	0.50	2.03	1.63	4.08	0.74	1.52
Cash dividends declared	$0.18	$0.17	$0.69	$0.68	$0.68	$0.68	$0.68
Weighted-Average number of common shares:
Basic	16,769	13,883	14,698	13,677	12,618	12,061	10,301
Diluted	16,936	13,951	14,796	13,751	12,720	12,109	10,394
Balance sheet data period end
Assets	$5,141,929	$4,046,343	$5,136,446	$3,896,557	$3,594,791	$2,702,188	$2,766,710
Acquired loans	995,255	369,144	1,074,742	402,201	321,035	—	—
Non-acquired loans	2,604,298	2,437,314	2,571,003	2,470,565	2,296,200	2,203,238	2,316,076
Loan, net of unearned income(1)	3,599,553	2,806,458	3,645,745	2,872,766	2,617,238	2,203,238	2,316,076
Investment securities	533,255	357,448	560,091	324,056	237,912	211,112	222,227
FDIC receivable for loss share agreements	124,340	231,331	146,171	262,651	212,103	—	—
Goodwill and other intangible assets	124,668	73,926	125,801	74,426	72,605	65,696	66,221
Deposits	4,219,356	3,356,637	4,298,360	3,254,472	3,004,148	2,104,639	2,153,274
Nondeposit borrowings	383,339	281,809	293,518	227,119	237,995	306,139	349,870
Shareholders' equity	$514,211	$386,507	$507,549	$281,780	$329,957	$282,819	$244,928
Number of common shares outstanding	17,018	14,052	16,937	14,039	12,794	12,740	11,251
Book value per common share	$30.22	$27.51	$29.97	$27.19	$25.79	$22.20	$21.77
Tangible book value per common share(3)	$22.89	$22.24	$22.54	$21.89	$20.12	$17.04	$15.88
Balance sheet data averages
Assets	$5,117,003	$3,957,918	$4,276,263	$3,904,363	$3,617,590	$2,813,926	$2,725,955
Investment securities	553,214	324,473	451,563	277,192	280,440	207,851	247,196
Acquired loans, net of acquired ALLL	997,010	357,668	481,754	379,678	369,996	—	—
Non-acquired loans	2,576,545	2,456,080	2,484,751	2,397,821	2,224,746	2,248,568	2,220,448
Non-acquired allowance for loan losses	(44,336)	(49,317)	(47,762)	(48,005)	(42,969)	(32,761)	(28,189)
Deposits	4,206,010	3,271,033	2,758,670	2,631,559	2,488,907	1,817,399	1,730,828
Borrowings	374,315	275,579	275,722	257,337	295,918	359,011	439,788
Shareholders' equity	$511,392	$383,377	$419,849	$370,116	$335,853	$291,590	$225,484

	As of or for the Three Months Ended March 31,		As of or for the Year Ended December 31,
(Dollars in thousands, except per share data)	2013	2012	2012	2011	2010	2009	2008
Annualized Performance Ratios
Return on oaverage assets	0.84%	0.71%	0.70%	0.58%	1.43%	0.48%	0.58%
Return on average equity	8.45	7.37	7.15	6.10	15.45	4.66	7.00
Return on average tangible equity(3)	11.92	9.57	9.27	8.10	20.12	6.18	10.13
Net interest margin (taxable equivalent)	4.94	4.70	4.83	4.66	4.00	4.05	3.83
Efficiency ratio	72.37	72.02	72.20	68.77	46.68	61.17	63.17
Dividend payout ratio	28.75	34.00	34.11	42.11	16.74	60.14	45.06
Asset Quality Ratios
Allowance for loan losses to period end loans(2)	1.60%	1.95%	1.73%	2.00%	2.07%	1.70%	1.36%
Allowance for loan losses to period end nonperforming loans(2)	73.49	68.02	71.53	64.19	68.71	78.38	211.34
Net charge-offs to average loans(2)	0.56	0.66	0.73	1.12	1.99	0.92	0.26
Excluding acquired loans:
Nonperforming assets to period end loans and repossessed assets	2.91%	3.72%	3.13%	3.82%	3.74%	2.40%	0.91%
Nonperforming assets to period end total assets	1.49	2.26	1.58	2.44	2.41	1.96	0.76
Including acquired assets:
Nonperforming assets to period end loans and repossessed assets	3.47%	5.31%	3.46%	5.45%	5.76%	2.40%	0.91%
Nonperforming assets to period end total assets	2.48	3.79	2.50	4.13	4.33	1.96	0.76
Capital Ratios
Equity to assets	10.00%	9.55%	9.88%	9.80%	9.18%	10.47%	8.85%
Tangible equity to tangible assets	7.76	7.87	7.62	8.04	7.31	8.24	6.62

(1)
Excludes loans held for sale.

(2)
Excludes acquired assets.

(3)
A reconciliation of non-GAAP measures to GAAP is presented on page 42 of SCBT's Annual Report on Form 10-K for the year ended December 31, 2012.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF FIRST FINANCIAL

        The following table summarizes financial results achieved by First Financial for the periods and at the dates indicated and should be read in conjunction with First Financial's consolidated financial statements and the notes to the consolidated financial statements contained in reports that First Financial has previously filed with the SEC. See "Where You Can Find More Information."

Summary of Selected Financial Data

	As of or for the Three Months Ended March 31,
			As of or for the Year Ended December 31, 2012	As of or for the Quarter Ended December 31, 2011	As of or for the Year Ended September 30,
(dollars in thousands, except per share data)	2013	2012			2011	2010	2009	2008
Summary of Operations
Interest income	$39,329	$36,359	$157,265	$37,612	$160,284	$180,869	$188,767	$174,736
Interest expense	6,191	8,107	29,014	8,713	42,269	54,322	66,479	83,036

Net interest income	33,138	28,252	128,251	28,899	118,015	126,547	122,288	91,700
Provision for loan losses	5,972	6,745	20,136	7,445	109,901	125,194	66,883	16,939
Noninterest income	15,837	13,182	76,433	32,770	47,495	45,947	34,722	40,567
Noninterest expenses	35,120	28,709	136,345	28,886	116,902	112,577	94,514	84,045

Net income (loss) before provision for income taxes	7,883	5,980	48,203	25,338	(61,293)	(65,277)	(4,387)	31,283
Provision (benefit) for income taxes	2,630	4,241	19,390	9,766	(23,672)	(25,969)	(2,243)	12,165

Income from continuing operations, net of tax	5,253	1,739	28,813	15,572	(37,621)	(39,308)	(2,144)	19,118
Income from discontinued operations, net of tax	—	—	—	—	(3,565)	2,519	2,607	3,520
Extraordinary gain on acquisition, net of tax	—		—	—	—	—	28,857	—

Net income	5,253	1,739	28,813	15,572	(41,186)	(36,789)	29,320	22,638
Preferred stock dividends	813	813	3,250	813	3,250	3,252	2,663	—
Accretion on preferred stock discount	165	156	637	153	591	556	431	—

Net income (loss) attributable to common shares	$4,275	$770	$24,926	$14,606	$(45,027)	$(40,597)	$26,226	$22,638

Per Common Share Data:
Earnings (loss) per share—Basic	$0.26	$0.05	$1.51	$0.88	$(2.72)	$(2.46)	$2.24	$1.94
Earnings (loss) per share—Diluted	0.26	0.05	1.51	0.88	(2.72)	(2.46)	2.24	1.94
Book value per common share	14.50	12.89	14.20	12.84	12.31	15.32	18.03	15.69
Tangible book value per common share (non-GAAP)(1)	14.04	12.75	13.71	12.69	12.16	13.02	15.64	12.59
Cash dividends declared	0.05	0.05	0.20	0.05	0.20	0.20	0.41	1.02
Shares outstanding, end of period	16,533	16,527	16,527	16,527	16,527	16,527	15,897	11,692
Weighted-Average number of common shares:
Basic	16,529	16,527	16,527	16,527	16,527	16,511	11,721	11,664
Diluted	16,547	16,528	16,529	16,527	16,527	16,511	11,721	11,692
Balance sheet summary, at year end
Assets	$3,216,647	$3,145,538	$3,215,558	$3,146,964	$3,206,310	$3,323,015	$3,510,287	$2,973,994
Investment securities	348,711	500,331	290,267	457,730	469,561	473,372	561,296	412,479
Loans	2,476,142	2,355,567	2,495,324	2,385,457	2,355,334	2,564,348	2,661,742	2,348,527
Allowance for loan losses	47,427	50,776	44,179	53,524	54,333	86,871	68,473	23,990
Deposits	2,600,520	2,264,489	2,595,333	2,239,198	2,302,857	2,415,063	2,319,533	1,868,126
Borrowings	280,204	580,204	280,204	608,204	605,204	555,439	797,956	893,205
Shareholders' equity	304,689	278,043	299,641	277,178	268,506	318,190	351,649	183,478

	As of or for the Three Months Ended March 31,
			As of or for the Year Ended December 31, 2012	As of or for the Quarter Ended December 31, 2011	As of or for the Year Ended September 30,
(dollars in thousands, except per share data)	2013	2012			2011	2010	2009	2008
Balance sheet summary, average for year
Assets	$3,200,485	$3,151,385	$3,247,666	$3,153,286	$3,287,067	$3,398,843	$3,349,677	$2,863,121
Investment securities	316,426	490,356	376,684	469,925	455,552	508,144	583,518	418,647
Loans	2,481,410	2,378,789	2,579,225	2,428,743	2,557,507	2,637,613	2,595,321	2,248,516
Allowance for loan losses	44,375	52,282	49,277	54,178	77,991	79,927	47,196	19,007
Deposits	2,576,968	2,228,613	2,521,544	2,272,036	2,375,258	2,387,636	2,133,515	1,867,705
Borrowings	280,229	609,665	403,142	565,114	571,875	642,351	901,720	773,672
Shareholders' equity	$301,921	$277,390	$287,523	$279,066	$300,705	$339,072	$266,265	$186,219
Performance metrics from continuing operations
Return on average assets	0.67%	0.22%	0.89%	1.98%	(1.15)%	(1.16)%	(0.06)%	0.67%
Return on average shareholders' equity	7.06	2.52	10.02	22.32	(12.51)	(11.59)	(0.81)	10.27
Net interest margin (FTE)(2)	4.51	3.84	4.24	3.91	3.84	3.95	3.83	3.41
Efficiency ratio (non-GAAP)(1)	71.09	68.87	67.92	70.42	70.60	63.97	58.51	63.64
Asset Quality Metrics
Allowance for loan losses as a percent of loans	1.92%	2.16%	1.77%	2.24%	2.31%	3.39%	2.57%	1.03%
Allowance for loan losses as a percent of nonperforming loans	97.42	101.75	89.30	112.19	126.64	61.54	85.00	116.27
Nonperforming assets as a percent of loans and other repossessed assets acquired	2.61	3.02	2.70	2.83	4.48	5.94	3.82	1.07
Net loans charged-off as a percent of average loans(3)	0.98	1.60	1.17	1.39	6.05	4.05	1.02	0.37
Excluding acquired covered loans
Allowance for loan losses as a percent of legacy loans	2.08%	2.28%	1.94%	2.39%	2.47%	3.66%	2.83%	1.02%
Allowance for loan losses as a percent of legacy nonperforming loans	118.82	148.22	108.23	177.35	227.09	66.15	85.58	116.27
Nonperforming assets as a percent of legacy loans and other repossessed assets acquired	2.04	2.00	2.17	1.91	3.58	5.82	3.93	1.07
Capital Ratios
Equity to assets	9.47%	8.84%	9.32%	8.81%	8.37%	9.58%	7.95%	6.50%
Tangible common equity to tangible assets (non-GAAP)(1)	7.23	6.70	7.07	6.67	6.27	6.55	7.16	5.01

(1)
See Item 7. Managements Discussion and Analysis of Financial Condition and Results of Operations—Use of Non-GAAP Financial Measures in First Financial's Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
Net interest margin includes taxable equivalent adjustments to interest income based on a federal tax rate of 35%.

(3)
Quarter ended December 31, 2011 data is annualized.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of SCBT and First Financial after giving effect to the merger and the issuance of SCBT common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of March 31, 2013 is presented as if the merger with First Financial had occurred on March 31, 2013. The unaudited pro forma condensed combined income statements for the year ended December 31, 2012 and the three months ended March 31, 2013 are presented as if the merger had occurred on January 1, 2012. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

        The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. SCBT is the acquirer for accounting purposes. SCBT has not had sufficient time to completely evaluate the significant identifiable long-lived tangible and identifiable intangible assets of First Financial. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Certain reclassifications have been made to the historical financial statements of First Financial to conform to the presentation in SCBT's financial statements.

        A final determination of the acquisition consideration and fair values of First Financial's assets and liabilities, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of First Financial that exist as of the date of completion of the transaction. Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented below and could result in a material change in amortization of acquired intangible assets.

        In connection with the plan to integrate the operations of SCBT and First Financial following the completion of the merger, SCBT anticipates that nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities, could be incurred. SCBT is not able to determine the timing, nature and amount of these charges as of the date of this joint proxy statement/prospectus. However, these charges could affect the results of operations of SCBT and First Financial, as well as those of the combined company following the completion of the merger, in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration. Direct transaction-related expenses estimated at $3.2 million for SCBT, and $6.0 million for First Financial are not included in the unaudited pro forma condensed combined income statements.

        The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of:

  •
  changes in the trading price for SCBT's common stock;

  •
  net cash used or generated in First Financial's operations between the signing of the merger agreement and completion of the merger;

  •
  the timing of the completion of the merger;

  •
  other changes in First Financial's net assets that occur prior to the completion of the merger, which could cause material differences in the information presented below; and

  •
  changes in the financial results of the combined company, which could change the future discounted cash flow projections.

        The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

  •
  the accompanying notes to the unaudited pro forma condensed combined financial statements;

  •
  SCBT's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2012, included in SCBT's Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  First Financial's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2012, included in First Financial's Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  SCBT's separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2013, included in SCBT's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

  •
  First Financial's separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2013, included in First Financial's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

  •
  The Savannah Bancorp, Inc.'s (which we refer to as "Savannah") separate unaudited historical consolidated financial statements and accompanying adjustments as of and for the nine months ended September 30, 2012, included elsewhere in this joint proxy statement/prospectus; and

  •
  other information pertaining to SCBT, First Financial and Savannah contained in or, with respect to SCBT and First Financial, incorporated by reference into this joint proxy statement/prospectus. See "Selected Consolidated Historical Financial Data of SCBT" and "Selected Consolidated Historical Financial Data of First Financial" included elsewhere in this joint proxy statement/prospectus.

        The unaudited pro forma condensed combined balance sheet as of March 31, 2013 presents the consolidated financial position giving pro forma effect to the following transactions as if they had occurred as of March 31, 2013:

  •
  the completion of SCBT's acquisition of First Financial, including the issuance of 7,005,099 shares (based upon the number of shares outstanding of First Financial's common stock as of March 31, 2013 and an exchange ratio of 0.4237 shares of SCBT for one First Financial share) of SCBT's common stock;

  •
  $6.0 million in direct transaction-related cost accrued for on the First Financial closing balance sheet, including professional fees; and

  •
  the conversion of outstanding First Financial Series A Preferred Stock into SCBT Series A Preferred Stock.

SCBT FINANCIAL CORPORATION AND SUBSIDIARY
CONDENSED COMBINED BALANCE SHEETS
(Dollars in thousands, except par value)

	SCBT Financial Corp. 3/31/2013 (as reported)	First Financial Holdings, Inc. (FFCH) 3/31/2013 (as reported)	Proforma Adjustments		Pro Forma 3/31/2013 Combined
ASSETS
Cash and cash equivalents:
Cash and due from banks	$227,326	$49,190	$(1,000)	(z)	$275,516
Interest-bearing deposits with banks	5,743	80,110	—		85,853
Federal funds sold and securities purchased under agreements to resell	262,800	—	—		262,800

Total cash and cash equivalents	495,869	129,300	(1,000)		624,169

Investment securities:
Securities held to maturity	14,598	14,869	2,270	(a)	31,737
Securities available for sale, at fair value	510,852	314,597	(1,458)	(a)	823,991
Other investments	7,805	19,245	—		27,050

Total investment securities	533,255	348,711	812		882,778

Loans held for sale	50,449	33,752	—		84,201

Loans:
Acquired	995,255	2,476,142	(132,359)	(b)	3,339,038
Less allowance for acquired loan losses	(31,277)	(47,427)	47,427	(b)	(31,277)
Non-acquired	2,604,298	—	—		2,604,298
Less allowance for non-acquired loan losses	(41,669)	—	—		(41,669)

Loans, net	3,526,607	2,428,715	(84,932)		5,870,390

FDIC receivable for loss share agreements	124,340	58,917	2,304	(1),(c)	185,561
Other real estate owned (OREO)	70,690	—	9,942	(2),(d)	80,632
Premises and equipment, net	110,792	83,924	7,500	(e)	202,216
Goodwill	100,487	—	184,310	(f)	284,797
Bank-owned life insurance	43,008	50,997	—		94,005
Mortgage servicing rights (MSRs)	—	—	17,437	(3)	17,437
Other intangible assets	24,180	7,573	25,825	(g),(h)	57,578
Deferred tax asset	30,000		34,791	(4),(i),(s)	64,791
Other assets	32,252	74,758	(40,571)	(5),(j)	66,439

Total assets	$5,141,929	$3,216,647	$156,418		$8,514,994

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$1,002,662	$431,003	$—		1,433,665
Interest-bearing	3,216,694	2,169,517	12,369	(k)	5,398,580

Total deposits	4,219,356	2,600,520	12,369		6,832,245
Federal funds purchased and securities sold under agreements to repurchase	328,701	—	—		328,701
FHLB advances	—	233,000	26,400	(m)	259,400
Other borrowings	54,638	47,204	(1,000)	(l)	100,842
Other liabilities	25,023	31,234	4,893	(6),(n),(u)	61,150

Total liabilities	4,627,718	2,911,958	42,662		7,582,338

Shareholders' equity:
Preferred stock—$.01 par value; authorized 10,000,000 shares; no shares issued and outstanding	—	1	—		1
Common stock	42,545	215	17,298	(o),(v)	60,058
Surplus (APIC)	329,636	197,099	139,496	(7),(o),(v)	666,231
Paid in capital—Preferred stock	—	—	64,999	(7),(p)	64,999
Paid in capital—common stock warrant	—	—	1,400	(7),(q)	1,400
Retained earnings	143,573	212,302	(214,365)	(w),(o)	141,510
Treasury stock, at cost	—	(103,563)	103,563	(o)	—
Accumulated other comprehensive (loss)	(1,543)	(1,365)	1,365	(o)	(1,543)

Total shareholders' equity	514,211	304,689	113,756		932,656

Total liabilities and shareholders' equity	$5,141,929	$3,216,647	$156,418		$8,514,994

Conforming reclassifications:

(1)
Represents FDIC clawback of $2.396 million reclassified from other liabilities to FDIC Receivable for loss share agreements.

(2)
Represents other real esate owned of $14.732 million reclassified from other assets.

(3)
Represents mortgage servicing rights of $17.437 million reclassified from other assets.

(4)
Represents deferred tax liability of $5.804 million recorded in other liabilities reclassified to deferred tax asset position for the combined pro forma company.

(5)
Represents OREO of $14.732 million and MSRs of $17.437 million reclassified to the respective lines.

(6)
Represents FDIC clawback of $2.396 million and deferred tax liability of $5.804 million reclassified to respective line in assets above.

(7)
Represents the respective amounts of Surplus provided from preferred stock of $64.551 million and warrants of $2.981 million.

Purchase Accounting Adjustments:

(z)
Adjustment reflects payment for in the money stock options paid at closing of $1.0 million.

(a)
Adjustment reflects marking the investment portfolio to fair value as of the acquisition date determined by using bid pricing.

(b)
Adjustment reflects the fair value adjustments based on the SCBT's evaluation of the acquired loan portfolio, and the reversal of FFCH's ALLL.

(c)
Adjustment reflects the fair value adjustment to the FDIC Indemnification Asset on FFCH's covered loans and OREO of $4.7 million increase.

(d)
Adjustment reflects the fair value adjustments to OREO of 32.5%, or $4.790 million decrease, based on the SCBT's evaluation of the acquired OREO portfolio.

(e)
Adjustment reflects the estimated fair value adjustments to acquired premises (building and land) based on SCBT's evaluation as of the acquisition date.

(f)
Adjustment reflects the goodwill generated as a result of the consideration paid being greater than the net assets acquired (see page 28 for detail).

(g)
Adjustment reflects the incremental core deposit intangible of $17.397 million on the acquired core deposit accounts.

(h)
Adjustment reflects the intangible related to the client list of $4.548 million and the for the noncompetition intangible of $3.880 million.

(i)
Adjustment reflects the recording of the deferred tax asset generated by the net fair value adjustments (rate = 35.8%). (Includes $2.148 million deferred tax adjustment related to FFCH's assumed liabilities of direct transaction costs and change in control accrual).

(j)
Adjustment reflects the fair value adjustment to write off the deferred issuance cost of the trust preferred securitites and AIR for loans.

(k)
Adjustment reflects fair value on interest-bearing deposits, which are expected to higher interest rates than similar deposits as of the acquisition date.

(l)
Adjustment reflects the fair value adjustment (discount) to the trust preferred securities of $1.0 million.

(m)
Adjustment reflects the fair value adjustment (premium) to the FHLB borrowings of $26.4 million.

(n)
Adjustment reflects $6.0 million in accrued transaction costs related to FFCH and an accrual of the $3.88 million in the non-compete liability.

(o)
Adjustment reflects the reversal of FFCH's March 31, 2013 retained earnings, common stock, surplus, treasury stock and AOCI.

(p)
Adjustment reflects fair value adjustment to the preferred equity of FFCH of $448,000 (increase).

(q)
Adjustment reflects the fair value adjustment (write down) of common stock warrant by $1.581 million.

Proforma Adjustments:

(s)
Adjustment reflects deferred taxes related to SCBT's portion of the direct transaction costs (35.8% of $3.213 million).

(u)
Adjustment reflects the accrual of SCBT's direct transaction costs of $3.213 million.

(v)
Adjustment reflects the difference in par value of common stock from $0.01 at FFCH to $2.50 at SCBT of $17.513 million.

(w)
Adjustment for direct transaction costs of SCBT of $2.1 million, which is net of tax.

        The following table summarizes the calculation of the preliminary purchase price and the allocation of the purchase price to the estimated fair value of assets and liabilities (in thousands, except per share data):

First Financial common shares outstanding at March 31, 2013		16,533
Price per share, based upon SCBT price of $50.55 as of May 17, 2013		$21.42

Total pro forma purchase price from common stock		$354,108
Stock based compensation (in the money stock options)		1,000
First Financial preferred stock assumed and First Financial warrants		66,400

Total pro forma purchase price		$421,508
Fair value of assets acquired:
Cash and cash equivalents	$129,300
Investment securities	349,523
Loan, net and loans held for sale	2,377,535
FDIC receivable from loss share agreements	61,221
Other real estate owned	9,942
Premises & equipment	91,424
Mortgage servicing rights (MSRs)	17,437
Other intangible assets, including CDI, noncompete, and client list	33,398
Bank owned life insurance	50,997
Deferred tax asset, net	33,641
Other assets	34,187

Total assets	3,188,605

Fair value of liabilities assumed:
Deposits	2,612,889
Advances from FHLB	259,400
Other borrowings	46,204
Other liabilities	32,914

Total liabilities	2,951,407

Net assets acquired		237,198

Preliminary Pro Forma Goodwill		$184,310

        The unaudited pro forma condensed combined income statement for the three months ended March 31, 2013 presents the consolidated results of operations giving pro forma effect to the following transactions as if they had occurred as of January 1, 2012:

  •
  one quarter impact of First Financial's income statement, including pro forma amortization and accretion of estimated purchase accounting adjustments on loans, deposits, other borrowings and intangible assets;

  •
  the issuance of additional SCBT common stock applying the 0.4327 exchange ratio to the weighted-average shares outstanding of First Financial in determining EPS; and

  •
  the payment of one quarter's dividend with respect to the First Financial Series A Preferred Stock.

SCBT FINANCIAL CORPORATION AND SUBSIDIARY
CONDENSED COMBINED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	SCBTFC 3/31/2013 (as reported)	First Financial Holdings, Inc. 3/31/2013 (as reported)	Pro Forma Adjustments		Proforma 3/31/2013 Combined
Interest income:
Loans, including fees	$52,384	$36,993	$113	(6)	$89,490
Investment securities:
Taxable	2,161	1,931			4,092
Tax-exempt	1,206	294			1,500
Federal funds sold and securities purchased under agreements to resell	418	111	(82)	(1)	447

Total interest income	56,169	39,329	31		95,529

Interest expense:
Deposits	1,559	3,172	(1,525)	(7)	3,206
Federal funds purchased and securities sold under agreements to repurchase	136	—			136
Other borrowings	673	3,019	(1,891)	(8)	1,801

Total interest expense	2,368	6,191	(3,416)		5,143

Net interest income	53,801	33,138	3,447		90,386
Provision for loan losses	1,060	5,972	—	(9)	7,032

Net interest income after provision for loan losses	52,741	27,166	3,447		83,354

Noninterest income:
Service charges on deposit accounts	5,761	7,263	(3,023	)(17)	10,001
Bankcard services income	3,893	—	3,023	(17)	6,916
Trust and investment services income	2,314	1,781			4,095
Mortgage banking income	3,395	4,435			7,830
Securities gains, net	—	(268)			(268)
Amortization of FDIC indemnification asset	(7,171)	1,321	(3,724)	(1),(3)	(9,574)
Other	1,331	1,305			2,636

Total noninterest income	9,523	15,837	(3,724)		21,636

Noninterest expense:
Salaries and employee benefits	23,252	16,335			39,587
Net occupancy expense	2,932	2,214	92	(10)	5,238
OREO expense and loan related	3,102	2,296	—	(11)	5,398
Information services expense	3,192	—	963	(2),(4)	4,155
Furniture and equipment expense	2,572	2,068	(442)	(4)	4,198
Bankcard expense	1,164	—	892	(5)	2,056
FDIC indemnification impairment		3,806	(3,806)	(3)	—
FDIC assessment and other regulatory charges	1,224	531			1,755
Advertising and marketing	842	866			1,708
Amortization of intangibles	1,034	512	734	(12)	2,280
Professional fees	691	2,070			2,761
Merger-related expense	1,963	—	—	(13)	1,963
Other	4,473	4,422	(1,413)	(2),(5)	7,482

Total noninterest expense	46,441	35,120	(2,980)		78,581

Earnings:
Income before provision for income taxes	15,823	7,883	2,703		26,409
Provision for income taxes	5,174	2,630	968	(14)	8,772

Net income	10,649	5,253	1,735		17,637

Preferred stock dividends	—	813			813
Accretion on preferred stock discount	—	165	—	(15)	165

Net income available to common shareholders	$10,649	$4,275	$1,735		$16,659

Earnings per common share:
Basic	$0.64	$0.26			$0.70

Diluted	0.63	0.26			0.70

Dividends per common share	$0.18	$0.05			$0.18

Weighted-average common shares outstanding:
Basic	16,769	16,529	7,003	(16)	23,772
Diluted	16,936	16,547	7,011	(16)	23,947

Pro Forma adjustments:

(1)
Reclassification of interest recorded on FDIC indemnification asset ($82,000) to noninterest income to conform with SCBT practices.

(2)
Reclassification of certain information service related expenses to conform to SCBT practices from other non-interest expense and F&F expense.

(3)
Reclassification of FDIC indemnification impairment ($3.806 million) to non-interest income to conform with SCBT practices.

(4)
Reclassification of information service expenses to separate line from F&F expense.

(5)
Reclassification of bankcard expenses to separate line to conform to SCBT practices from other non-interest expense.

(6)
Adjusted loan interest income for purchased loans using level yield methodology over the estimated lives of the acquired loan portfolios.

(7)
Adjustment reflects the amortization of CD premium based upon the scheduled maturities of the related deposits.

(8)
Adjustment reflects the reduction in interest expense for the amortization of the premium ($1.981 million) recorded on FHLB advances assumed at January 1, 2013. Adjustment reflects the increase in interest expense for the amortization of the discount ($0.050 million) recorded on subordinated debt (Trust Preferreds) assumed at January 1, 2013.

(9)
With acquired loans recorded at fair value, the Company would expect to significantly reduce the provision for loan losses from FFCH, however no adjustment to the historic amount of FFCH provision for loan losses is reflected in these pro formas.

(10)
Adjustment reflects incremental depreciation expense of assets acquired and marked up to fair value.

(11)
OREO and other foreclosed assets written down and the related carrying cost are included, and due to the recording of these assets at fair value, the SCBT would forecast significantly lower expense for this line item, however, no adjustment has been made for the historic amounts of FFCH.

(12)
Adjustment reflects the annual amortization of intangibles SL over 3 yrs, 10 yrs and 15 yrs for noncompete, CDI and the client list intangible, respectively.

(13)
SCBT expects to incur significant merger charges related to contract cancellations, severance, change in control and other merger related charges, however, these are not reflected in these pro forma income statements. The merger-related expense here was mostly from the Savannah conversion.

(14)
Adjustment reflects 35.8% tax rate on additional net income.

(15)
Preferred stock accretion is included, however, SCBT would expect this amount to be eliminated given the fair value of preferred stock would be valued at par (the redemption price).

(16)
Adjustment reflects exchange ratio of 0.4237 times weighted average shares outstanding of FFCH for the first quarter of 2013.

(17)
Reclassification of Bankcard services income to separate line to conform to SCBT practices from service charges on deposit accounts.

        The unaudited pro forma condensed combined income statement for the year ended December 31, 2012 presents the consolidated results of operations giving pro forma effect to the following transactions as if they had occurred as of January 1, 2012:

  •
  full year impact of Savannah's income statement, including pro forma amortization and accretion of purchase accounting adjustments on loans, deposits, and intangible assets;

  •
  full year impact of Peoples Bancorporation's (which we refer to as "Peoples") income statement, including pro forma amortization and accretion of purchase accounting adjustments on loans, deposits, and intangible assets;

  •
  the issuance of additional SCBT common stock applying the 0.2503 exchange ratio to the weighted-average shares outstanding of Savannah in determining EPS and 0.1413 exchange ratio to the weighted-average shares outstanding of Peoples in determining EPS;

  •
  full year impact of First Financial's income statement, including pro forma amortization and accretion of estimated purchase accounting adjustments on loans, deposits, other borrowings, and intangible assets;

  •
  the issuance of additional SCBT common stock applying the 0.4237 exchange ratio to the weighted-average shares outstanding of First Financial in determining EPS; and

  •
  the payment of a 5% dividend with respect to the First Financial Series A Preferred Stock.

SCBT FINANCIAL CORPORATION AND SUBSIDIARY
CONDENSED COMBINED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

		Peoples Bancorporation, Inc.
					The Savannah Bancorp, Inc.
								SCBTFC Pro Forma Totals for 2012 Transactions	First Financial Holdings, Inc. 12/31/2012 (as reported)
	SCBTFC 12/31/2012 (as reported)	Period from 1/1/2012 to 4/24/2012	Adjustments 1/1/2012 to 4/24/2012		Period from 1/1/2012 to 12/13/2012	Adjustments 1/1/2012 to 12/13/2012				Pro Forma Adjustments		Proforma 12/31/2012 Combined
Interest income:
Loans, including fees	$174,807	$4,854	$1,232	(a)	$35,314	$1,906	(k)	$218,113	$144,150	$458	(6)	$362,721
Investment securities:
Taxable	7,577	809			1,681			10,067	11,285			21,352
Tax-exempt	3,947	1,298			214			5,459	1,410			6,869
Federal funds sold and securities purchased under agreements to resell	1,157	7			222			1,386	420	(379)	(1)	1,427

Total interest income	187,488	6,968	1,232		37,431	1,906		235,025	157,265	79		392,369

Interest expense:
Deposits	8,424	1,160	(485)	(b)	4,858	(1,455)	(l)	12,502	15,067	(6,184)	(7)	21,385
Federal funds purchased and securities sold under agreements to repurchase	451	16			36			503				503
Other borrowings	2,219	—			1,189	(683)	(m),(n)	2,725	13,947	(7,565)	(8)	9,108

Total interest expense	11,094	1,176	(485)		6,083	(2,138)		15,730	29,014	(13,749)		30,995

Net interest income	176,394	5,792	1,717		31,348	4,043		219,295	128,251	13,828		361,374
Provision for loan losses	13,619	210	—	(c)	11,080	—	(o)	24,909	20,136	—	(9)	45,045

Net interest income after provision for loan losses	162,775	5,582	1,717		20,268	4,043		194,386	108,115	13,828		316,329

Noninterest income:
Gains on acquisitions	—	—	—		—	—		—	13,889	—	(17)	13,889
Service charges on deposit accounts	23,815	431	—		1,299	—		25,545	30,532	(12,844	)(18)	43,233
Bankcard services income	14,173	321	—		937	—		15,431	—	12,844	(18)	28,275
Trust and investment services income	6,360	—	—		2,535	—		8,895	7,499			16,394
Mortgage banking income	12,622	238	—		225	—		13,085	17,855			30,940
Securities gains, net	189	1,092	—		21	—		1,302	3,374			4,676
Amortization of FDIC indemnification asset	(20,773)		—		—	—		(20,773)	—	(3,607)	(1),(3)	(24,380)
Other	4,897	874	—		704	—		6,475	3,284			9,759

Total noninterest income	41,283	2,956	—		5,722	—		49,961	76,433	(3,607)		122,787

		Peoples Bancorporation, Inc.
					The Savannah Bancorp, Inc.
								SCBTFC Pro Forma Totals for 2012 Transactions	First Financial Holdings, Inc. 12/31/2012 (as reported)
	SCBTFC 12/31/2012 (as reported)	Period from 1/1/2012 to 4/24/2012	Adjustments 1/1/2012 to 4/24/2012		Period from 1/1/2012 to 12/13/2012	Adjustments 1/1/2012 to 12/13/2012				Pro Forma Adjustments		Proforma 12/31/2012 Combined
Noninterest expense:
Salaries and employee benefits	76,308	2,603	—		11,380	—		90,291	61,995			152,286
Net occupancy expense	9,817	341	5	(e)	2,230	—		12,393	9,747	375	(10)	22,515
OREO expense and loan related	12,003	346	—	(f)	5,309	—	(p)	17,658	8,249	—	(11)	25,907
Information services expense	11,092	97	—		1,716	—		12,905	—	6,766	(2, 4)	19,671
Furniture and equipment expense	9,115	387	—		1,403	—		10,905	7,867	(2,727)	(4)	16,045
FHLB prepayment termination charge	—							—	8,525			8,525
Bankcard expense	4,062				32			4,094	—	3,415	(5)	7,509
FDIC indemnification impairment								—	3,986	(3,986)	(3)	—
FDIC assessment and other regulatory charges	3,875	251	—		1,708	—		5,834	3,094			8,928
Advertising and marketing	2,735	116	—		224	—		3,075	3,296			6,371
Amortization of intangibles	2,172	—	110	(d),(g)	205	1,874	(q)	4,361	1,482	2,975	(12)	8,818
Professional fees	2,681	256	—		1,028	—		3,965	7,158			11,123
Merger-related expense	10,214	254	—		3,357	—	(r)	13,825		—	(13)	13,825
Other	14,824	1,560	—		4,315	—		20,699	20,946	(7,454)	(2, 5)	34,191

Total noninterest expense	158,898	6,211	115		32,909	1,874		200,006	136,345	(636)		335,715

Earnings:
Income before provision for income taxes	45,160	2,327	1,603		(6,919)	2,170		44,340	48,203	10,857		103,400
Provision for income taxes	15,128	170	574	(h)	12,144	777	(s)	28,793	19,390	3,887	(14)	52,069

Net income	30,032	2,157	1,029		(19,063)	1,393		15,548	28,813	6,970		51,331

Preferred stock dividends	—	245	(245)	(i)	—	—		—	3,250	—		3,250
Accretion on preferred stock discount	—	43	(43)	(i)	—	—		—	637	—	(15)	637

Net income available to common shareholders	$30,032	$1,869	$1,317		$(19,063)	$1,393		$15,548	$24,926	$6,970		$47,444

Earnings per common share:
Basic	$2.04							$0.93	$1.51			$2.00

Diluted	2.03							0.92	1.51			1.99

Dividends per common share	$0.69							$0.69	$0.20			$0.69

Weighted-average common shares outstanding:
Basic	14,698		312	(j)		1,714	(t)	16,724	16,527	7,002	(16)	23,726
Diluted	14,796		312	(j)		1,714	(t)	16,822	16,529	7,003	(16)	23,825

Peoples adjustments:

(a)
Adjusted loan interest income for purchased loans using level yield methodology over the estimated lives of the acquired loan portfolios.

(b)
Adjustment reflects the amortization of CD premium based upon the scheduled maturities of the related deposits.

(c)
With acquired loans recorded at fair value, SCBT would expect to significantly reduce the provision for loan losses from Peoples, however no adjustment to the historic amount of Peoples provision for loan losses is reflected in these pro formas.
(d)
Adjustment reflects the amortization of the intangible created by noncompete agreement over 2 year period.
(e)
Adjustment reflects incremental depreciation expense of assets acquired and marked up to fair value.
(f)
OREO and other foreclosed assets written down and the related carrying cost are included, and due to the recording of these assets at fair value, the SCBT would forecast significantly lower expense for this line item, however, no adjustment has been made for the historic amounts of Peoples.
(g)
Adjustment reflects the annual amortization of intangibles SL over 10 years for CDI.
(h)
Adjustment reflects effective income tax rate of 35.8%.
(i)
Adjustment reflects the reversal of preferred dividend and related accretion since preferred stock assumed redeemed at January 1, 2012.
(j)
Adjustment reflects exchange ratio of 0.1413 multiplied times weighted average shares outstanding of Peoples (7.022 million shares) for the 115 days which shares would have been outstanding since January 1, 2012.

Savannah adjustments:

(k)
Adjusted loan interest income for purchased loans using level yield methodology over the estimated lives of the acquired loan portfolios.
(l)
Adjustment reflects the amortization of CD premium based upon the scheduled maturities of the related deposits.
(m)
Adjustment reflects the reduction in interest expense for the premium amortization on FHLB advances and the repayment of the note payable to Lewis Broadcasting at January 1, 2012.
(n)
Adjustment for the amortization of discount recorded on Trust Preferred Securities assumed in the SAVB acquisition, $200,000.
(o)
With acquired loans recorded at fair value, the Company would expect to significantly reduce the provision for loan losses from SAVB, however no adjustment to the historic amount of SAVB provision for loan losses is reflected in these pro formas.
(p)
OREO and other foreclosed assets written down and the related carrying cost are included, and due to the recording of these assets at fair value, the company would forecast significantly lower expense for this line item, however, no adjustment has been made for the historic amounts of SAVB.
(q)
Adjustment reflects the annual amortization of intangibles SL over 3 yrs, 10 yrs and 15 yrs for noncompete, CDI and the client list intangible.
(r)
The Company expects to incur significant merger charges related to contract cancellations, severance, change in control and other merger related charges, however, these are not reflected in these pro forma income statements.
(s)
Adjustment reflects 35.8% tax rate on additional net income. During 2012, Savannah recorded a full valuation allowance of the deferred tax asset (reflected in the $12.144 million provision for income taxes). No adjustment has been reflected in this pro forma income statement.
(t)
Adjustment reflects exchange ratio of 0.2503 multiplied times weighted average shares outstanding of Savannah (7.201 million shares) for the 348 days which shares would have been outstanding since January 1, 2012.

FFCH adjustments:

(1)
Reclassification of interest recorded on FDIC indemnification asset to noninterest income to conform with SCBT practices.
(2)
Reclassification of certain information service related expenses to conform to SCBT practices from other non-interest expense and F&F expense.
(3)
Reclassification of FDIC indemnification impairment to non-interest income to conform with SCBT practices.
(4)
Reclassification of information service expenses to separate line from F&F expense.
(5)
Reclassification of bankcard expenses to separate line to conform to SCBT practices from other non-interest expense.
(6)
Adjusted loan interest income for purchased loans using level yield methodology over the estimated lives of the acquired loan portfolios.
(7)
Adjustment reflects the amortization of CD premium based upon the scheduled maturities of the related deposits.
(8)
Adjustment reflects the increase in interest expense for the amortization of the discount ($200,000) related to FFCH trust preferred securities assumed at January 1, 2012. Adjustment reflects the decrease in interest expense related to the amortization of the premium for FHLB advances which totals $7.765 million for 2012 pro forma income statement.
(9)
With acquired loans recorded at fair value, the Company would expect to significantly reduce the provision for loan losses from FFCH, however no adjustment to the historic amount of FFCH provision for loan losses is reflected in these pro formas.
(10)
Adjustment reflects incremental depreciation expense of assets acquired and marked up to fair value.
(11)
OREO and other foreclosed assets written down and the related carrying cost are included, and due to the recording of these assets at fair value, the SCBT would forecast significantly lower expense for this line item, however, no adjustment has been made for the historic amounts of FFCH.
(12)
Adjustment reflects the annual amortization of intangibles SL over 3 yrs, 10 yrs and 15 yrs for noncompete, CDI and the client list intangible.
(13)
SCBT expects to incur significant merger charges related to contract cancellations, severance, change in control and other merger related charges, however, these are not reflected in these pro forma income statements.
(14)
Adjustment reflects 35.8% tax rate on additional net income.
(15)
Preferred stock accretion is included, however, SCBT would expect this amount to be eliminated given the fair value of preferred stock would be valued at par (the redemption value).
(16)
Adjustment reflects exchange ratio of 0.4237 multiplied times weighted average shares outstanding of FFCH (16.527 million shares) for all of 2012.
(17)
Gain on acquisition is not expected to occur going forward, however, no adjustment has been made for the historic amount of FFCH.
(18)
Reclassification of Bankcard Services income to separate line from service charges on deposit accounts.

COMPARATIVE PER SHARE DATA
(Unaudited)

        Presented below for SCBT and First Financial is historical, unaudited pro forma combined and pro forma equivalent per share financial data as of and for the year ended December 31, 2012. The information presented below should be read together with the historical consolidated financial statements of SCBT, Savannah, and First Financial, including the related notes, filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

        The unaudited pro forma and pro forma equivalent per share information gives effect to the merger as if the merger had been effective on December 31, 2012 or March 31, 2013, in the case of the book value data, and as if the merger had been effective as of January 1, 2012, in the case of the earnings per share and the cash dividends data. The unaudited pro forma data combines the historical results of Savannah and First Financial into SCBT's consolidated statement of income. While certain adjustments were made for the estimated impact of fair value adjustments and other acquisition-related activity, they are not indicative of what could have occurred had the acquisition taken place on January 1, 2012.

        In addition, the unaudited pro forma data includes adjustments, which are preliminary and may be revised. The unaudited pro forma data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of factors that may result as a consequence of the merger or consider any potential impacts of current market conditions or the merger on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors, nor the impact of possible business model changes. As a result, unaudited pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results.

	Historical
					SCBT Pro Forma Combined	Per Equivalent FFCH Share(1)
	SCBT		FFCH
Basic Income (Loss) from Continuing Operations
For the year ended December 31, 2012		$2.04		$1.51	$2.00		$0.85
For the quarter ended March 31, 2013		$0.64		$0.26	$0.70		$0.30
Diluted Income (Loss) from Continuing Operations
For the year ended December 31, 2012		$2.03		$1.51	$1.99		$0.84
For the quarter ended March 31, 2013		$0.63		$0.26	$0.70		$0.29
Cash Dividends
For the year ended December 31, 2012		$0.69		$0.20	$0.69		$0.29
For the quarter ended March 31, 2013		$0.18		$0.05	$0.18		$0.08
Book Value per common share
For the year ended December 31, 2012		$29.97		$14.20	$35.96		$15.24
For the quarter ended March 31, 2013		$30.22		$14.50	$36.12		$15.30
Market Value
As of February 19, 2013(2)		$43.18		$16.50	N/A		$18.30
As of [ ](3)	$	[ ]	$	[ ]	N/A	$	[ ]

(1)
Reflects FFCH shares at the exchange ratio of 0.4237.

(2)
Business date immediately prior to the public announcement of the proposed merger.

(3)
A recent date before the date of this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained or incorporated by reference in this joint proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and prospects of SCBT, First Financial and the combined company following the proposed transaction and statements for the period following the completion of the merger. Words such as "anticipate," "believe," "feel," "expect," "estimate," "indicate," "seek," "strive," "plan," "intend," "outlook," "forecast," "project," "position," "target," "mission," "contemplate," "assume," "achievable," "potential," "strategy," "goal," "aspiration," "outcome," "continue," "remain," "maintain," "trend," "objective" and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may" or similar expressions, as they relate to SCBT, First Financial, the proposed transaction or the combined company following the transaction often identify forward-looking statements.

        These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this joint proxy statement/prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing.

        The forward-looking statements contained or incorporated by reference in this joint proxy statement/prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Such risks and uncertainties include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement between SCBT and First Financial; (2) the outcome of any legal proceedings that may be instituted against SCBT or First Financial; (3) the inability to complete the transactions contemplated by the definitive merger agreement due to the failure to satisfy each transaction's respective conditions to completion, including the receipt of regulatory approvals; (4) credit risk associated with an obligor's failure to meet the terms of any contract with the subsidiary banks of SCBT or First Financial or to otherwise perform as agreed; (5) interest risk involving the effect of a change in interest rates on both SCBT's or First Financial's banks' earnings and the market values of their portfolio equity; (6) liquidity risk affecting SCBT's and First Financial's banks' ability to meet their obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in "mark-to-market" portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving earnings or capital resulting from violations of, or nonconformance with, laws, rules, regulations, prescribed practices or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches, subjecting SCBT and First Financial to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) continuing economic downturn risk resulting in further deterioration in the credit markets; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associated with, mergers and acquisitions, including SCBT's mergers with Peoples, Savannah and First Financial, within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with SCBT's integration of Peoples, Savannah, and First Financial, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration-related matters; (19) the risks of fluctuations in market prices for SCBT stock that may or may not reflect the economic condition or performance of SCBT; (20) changes to the payment of dividends on SCBT common stock as a result of regulatory supervision or at the discretion of the SCBT board of directors; and (21) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.

        For any forward-looking statements made in this joint proxy statement/prospectus or in any documents incorporated by reference into this joint proxy statement/prospectus, SCBT and First Financial claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference in this joint proxy statement/prospectus. SCBT and First Financial do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to SCBT, First Financial or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this joint proxy statement/prospectus.

THE FIRST FINANCIAL SPECIAL MEETING

        This section contains information for First Financial shareholders about the special meeting that First Financial has called to allow its shareholders to consider and vote on the merger agreement. First Financial is mailing this joint proxy statement/prospectus to you, as a First Financial shareholder, on or about [                  ]. Together with this joint proxy statement/prospectus, First Financial is also sending to you a notice of the special meeting of First Financial shareholders and a form of proxy card that First Financial's board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.

        This joint proxy statement/prospectus is also being furnished by SCBT to First Financial shareholders as a prospectus in connection with the issuance of shares of SCBT common stock as merger consideration upon the consummation of the merger.

Date, Time and Place of Meeting

        The special meeting will be held on [                  ] at [                  ], South Carolina, at [                  ] local time.

Matters to Be Considered

        At the special meeting of shareholders, you will be asked to consider and vote upon the following matters:

  •
  a proposal to adopt the merger agreement;

  •
  a proposal to adjourn the First Financial special meeting, if necessary or appropriate, to solicit additional proxies in favor of the First Financial merger proposal; and

  •
  a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of First Financial may receive in connection with the merger pursuant to existing agreements or arrangements with First Financial.

Recommendation of First Financial's Board of Directors

        First Financial's board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of First Financial and its shareholders and has unanimously approved the merger agreement. First Financial's board of directors unanimously recommends that First Financial shareholders vote "FOR" the First Financial merger proposal, "FOR" the First Financial adjournment proposal and "FOR" the compensation proposal. See "The Merger—First Financial's Reasons for the Merger; Recommendation of First Financial's Board of Directors" for a more detailed discussion of First Financial's board of directors' recommendation.

Record Date and Quorum

        First Financial's board of directors has fixed the close of business on [                  ] as the record date for determining the holders of shares of First Financial common stock entitled to receive notice of and to vote at the First Financial special meeting.

        As of the record date, there were [                  ] shares of First Financial common stock outstanding and entitled to vote at the First Financial special meeting held by approximately [                  ] holders of record. Each share of First Financial common stock entitles the holder to one vote at the First Financial special meeting on each proposal to be considered at the First Financial special meeting.

        The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of First Financial common stock will constitute a quorum for the transaction of business. All shares of First Financial common stock present in person or represented by proxy, including abstentions and broker non-votes, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the First Financial special meeting.

Vote Required; Treatment of Abstentions and Failure to Vote

        Approval of the First Financial merger proposal requires the affirmative vote of at least a majority of the outstanding shares of First Financial common stock entitled to vote on the proposal. If you fail to vote, mark "ABSTAIN" on your proxy or fail to instruct your bank or broker with respect to the proposal to adopt the merger agreement, it will have the same effect as a vote "AGAINST" the proposal.

        Approval of each of the First Financial adjournment proposal and the compensation proposal requires the affirmative vote of a majority of the votes cast by shareholders of First Financial common stock at the First Financial special meeting. If you mark "ABSTAIN" on your proxy, fail to submit a proxy or vote in person at the First Financial special meeting or fail to instruct your bank or broker how to vote with respect to the First Financial adjournment proposal or the compensation proposal, it will have no effect on such proposals.

Shares Held by Officers and Directors

        As of the record date, there were [                  ] shares of First Financial common stock entitled to vote at the special meeting. As of the record date, the directors and executive officers of First Financial and their affiliates beneficially owned and were entitled to vote approximately [                  ] shares of First Financial common stock representing approximately [                  ]% of the shares of First Financial common stock outstanding on that date, and held options to purchase [                  ] shares of First Financial common stock. As of the record date, SCBT and its subsidiaries held [                  ] shares of First Financial common stock (other than shares held as fiduciary, custodian or agent), and its directors and executive officers or their affiliates held [                  ] shares of First Financial common stock. See "The Merger—Interests of First Financial's Directors and Executive Officers in the Merger."

Voting of Proxies; Incomplete Proxies

        Each copy of this joint proxy statement/prospectus mailed to holders of First Financial common stock is accompanied by a form of proxy with instructions for voting. If you hold stock in your name as a shareholder of record, you should complete and return the proxy card accompanying this joint proxy statement/prospectus, regardless of whether you plan to attend the special meeting.

        If you hold your stock in "street name" through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker.

        Do not send your First Financial stock certificates with your proxy card. After the merger is completed, you will be mailed a transmittal form with instructions on how to exchange your First Financial stock certificates for the merger consideration.

        All shares represented by valid proxies that First Financial receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" the First Financial merger proposal, "FOR" the First Financial adjournment proposal and "FOR" the compensation proposal. No matters other than the matters described in this joint proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting. However, if other business properly comes before the special meeting, the proxy agents will, in their discretion, vote upon such matters in their best judgment.

Shares Held in "Street Name"; Broker Non-Votes

        Under stock exchange rules, banks, brokers and other nominees who hold shares of First Financial common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be "non-routine," without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the First Financial special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker, bank or other nominee holds your shares of First Financial common stock in "street name," your broker, bank or other nominee will vote your shares of First Financial common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this joint proxy statement/prospectus.

Shares Held in 401(k) Plan

        If you own shares through the First Financial 401(k) Plan, you will receive a voting instruction card that reflects all shares that you may direct the trustee to vote on your behalf under such plan. Under the terms of the First Financial 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of First Financial common stock credited to his or her account under the First Financial 401(k) Plan. If the First Financial 401(k) Plan trustee does not receive timely voting instructions for the shares of First Financial common stock held in the First Financial 401(k) Plan, the shares for which the trustee does not receive timely instructions will not be voted. The deadline for returning your voting instructions is [                                    ].

 Revocability of Proxies and Changes to a First Financial Shareholder's Vote

        If you hold stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to First Financial's corporate secretary or (3) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting.

        Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying First Financial's corporate secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

        Written notices of revocation and other communications about revoking your proxy should be addressed to:

First Financial Holdings, Inc.
2440 Mall Drive
Charleston, South Carolina 29406
Attention: Corporate Secretary

        If your shares are held in "street name" by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.

 Solicitation of Proxies

        First Financial is soliciting your proxy in conjunction with the merger. First Financial will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, First Financial will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of First Financial common stock and secure their voting instructions. First Financial will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, First Financial may use its directors and employees, who will not be specially compensated, to solicit proxies from the First Financial shareholders, either personally or by telephone, facsimile, letter or electronic means. First Financial has also engaged AST Phoenix Advisors, a proxy soliciting firm, to assist in the solicitation of proxies for a fee of $5,500 plus per item and out-of-pocket expenses.

Attending the Meeting

        All holders of First Financial common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. First Financial reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without First Financial's express written consent.

Assistance

        If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of First Financial common stock, please contact First Financial's proxy solicitor at the following telephone number: (877) 478-5038, or please contact Robert L. Davis, Executive Vice President, General Counsel and Corporate Secretary:

2440 Mall Drive
Charleston, South Carolina 29406
(843) 529-5933

THE SCBT SPECIAL MEETING

        This section contains information for SCBT shareholders about the special meeting that SCBT has called to allow its shareholders to consider and vote on the merger agreement. SCBT is mailing this joint proxy statement/prospectus to you, as a SCBT shareholder, on or about [                  ]. Together with this joint proxy statement/prospectus, SCBT is also sending to you a notice of the special meeting of SCBT shareholders and a form of proxy card that SCBT's board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.

Date, Time and Place of Meeting

        The special meeting will be held on [                  ] at [                  ], at [                  ] local time.

Matters to Be Considered

        At the special meeting of shareholders, you will be asked to consider and vote upon the following matters:

  •
  a proposal to approve the merger agreement;

  •
  a proposal to change the name of SCBT to "First Financial Holdings, Inc.," effective only upon the completion of the merger; and

  •
  a proposal to adjourn the SCBT special meeting, if necessary or appropriate, to solicit additional proxies in favor of the SCBT merger proposal and/or the name change proposal.

Recommendation of SCBT's Board of Directors

        SCBT's board of directors has determined that the merger agreement and the transactions contemplated thereby, including the merger and the name change, are advisable and in the best interests of SCBT and its shareholders, has unanimously approved the merger agreement and unanimously recommends that SCBT shareholders vote "FOR" the SCBT merger proposal, "FOR" the name change proposal and "FOR" the SCBT adjournment proposal. The approval of the name change proposal and the SCBT adjournment proposal is not, in either case, a condition to the completion of the merger. See "The Merger—SCBT's Reasons for the Merger; Recommendation of SCBT's Board of Directors" for a more detailed discussion of SCBT's board of directors' recommendation.

Record Date and Quorum

        SCBT's board of directors has fixed the close of business on [                  ] as the record date for determining the holders of SCBT common stock entitled to receive notice of and to vote at the SCBT special meeting.

        As of the record date, there were [                  ] shares of SCBT common stock outstanding and entitled to vote at the SCBT special meeting held by approximately [                  ] holders of record. Each share of SCBT common stock entitles the holder to one vote at the SCBT special meeting on each proposal to be considered at the SCBT special meeting.

        The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of SCBT common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. All shares of SCBT common stock present in person or represented by proxy, including abstentions and broker non-votes, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the SCBT special meeting.

 Vote Required; Treatment of Abstentions and Failure to Vote

        Approval of each of the SCBT merger proposal and the name change proposal requires the affirmative vote of holders of at least two-thirds of the outstanding shares of SCBT common stock entitled to vote on each such proposal. If you fail to vote, mark "ABSTAIN" on your proxy or fail to instruct your bank or broker with respect to the SCBT merger proposal or the name change proposal, it will have the same effect as a vote "AGAINST" such proposal.

        The SCBT adjournment proposal will be approved if the number of shares of SCBT common stock, represented in person or by proxy at the SCBT special meeting and entitled to vote thereon, voted in favor of the adjournment proposal exceeds the number of shares voted against such proposal. If you mark "ABSTAIN" on your proxy, fail to submit a proxy or vote in person at the SCBT special meeting or fail to instruct your bank or broker how to vote with respect to the SCBT adjournment proposal, it will have no effect on the proposal.

Shares Held by Officers and Directors

        As of the record date, there were [                  ] shares of SCBT common stock entitled to vote at the special meeting. As of the record date, the directors and executive officers of SCBT and their affiliates beneficially owned and were entitled to vote approximately [                  ] shares of SCBT common stock representing approximately [            ]% of the shares of SCBT common stock outstanding on that date, and held options to purchase [                  ] shares of SCBT common stock and [                  ] shares underlying restricted stock awards. As of the record date, First Financial and its subsidiaries held [                  ] shares of SCBT common stock (other than shares held as fiduciary, custodian or agent), and its directors and executive officers or their affiliates held [                  ] shares of SCBT common stock.

Voting of Proxies; Incomplete Proxies

        Each copy of this joint proxy statement/prospectus mailed to holders of SCBT common stock is accompanied by a form of proxy with instructions for voting. If you hold stock in your name as a shareholder of record, you should complete and return the proxy card accompanying this joint proxy statement/prospectus, regardless of whether you plan to attend the special meeting.

        If you hold your stock in "street name" through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker.

        All shares represented by valid proxies that SCBT receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" the SCBT merger proposal, "FOR" the name change proposal and "FOR" the SCBT adjournment proposal. No matters other than the matters described in this joint proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting. However, if other business properly comes before the special meeting, the proxy agents will, in their discretion, vote upon such matters in their best judgment.

Shares Held in "Street Name"; Broker Non-Votes

        Under stock exchange rules, banks, brokers and other nominees who hold shares of SCBT common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be "non-routine," without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the SCBT special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker, bank or other nominee holds your shares of SCBT common stock in "street name," your broker, bank or other nominee will vote your shares of SCBT common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this joint proxy statement/prospectus.

Revocability of Proxies and Changes to a SCBT Shareholder's Vote

        If you hold stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to SCBT's corporate secretary or (3) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting.

        Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying SCBT's corporate secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

        Written notices of revocation and other communications about revoking your proxy should be addressed to:

SCBT Financial Corporation
520 Gervais Street
Columbia, South Carolina 29201
Attention: Corporate Secretary

        If your shares are held in "street name" by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.

Solicitation of Proxies

        SCBT is soliciting your proxy in conjunction with the merger. SCBT will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, SCBT will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of SCBT common stock and secure their voting instructions. SCBT will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, SCBT may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from the SCBT shareholders, either personally or by telephone, facsimile, letter or electronic means. SCBT has also engaged [                  ], a proxy soliciting firm, to assist in the solicitation of proxies for a fee of $ [                  ] plus per item and out-of-pocket expenses.

Attending the Meeting

        All holders of SCBT common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. SCBT reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without SCBT's express written consent.

Assistance

        If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of SCBT common stock, please contact SCBT's proxy solicitor, at the following address or telephone number: [    ], or please contact Renee R. Brooks, Corporate Secretary:

520 Gervais Street
Columbia, South Carolina 29201
(800) 277-2175

INFORMATION ABOUT SCBT

        SCBT is a bank holding company incorporated under South Carolina law in 1985. Until February of 2004, SCBT was named "First National Corporation." SCBT currently holds all of the stock of its subsidiary, SCBT, a South Carolina banking corporation (which we refer to below as SCBT Bank). SCBT Bank opened for business in 1934 and converted from a national bank charter to a South Carolina bank charter effective as of July 1, 2012, changing its name from "SCBT, N.A." to "SCBT." SCBT operates as South Carolina Bank and Trust, North Carolina Bank and Trust, Community Bank and Trust and The Savannah Bank. SCBT coordinates the financial resources of the consolidated enterprise and thereby maintains financial, operational and administrative systems that allow centralized evaluation of subsidiary operations and coordination of selected policies and activities. SCBT's operating revenues and net income are derived primarily from cash dividends received from SCBT Bank. At March 31, 2013, SCBT had consolidated total assets of approximately $5.14 billion, gross loans of approximately $3.53 billion and total deposits of approximately $4.22 billion. SCBT Bank provides a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans through 53 financial centers in 19 South Carolina counties, three financial centers in Mecklenburg County, North Carolina, and 21 financial centers in 10 counties in North Georgia. SCBT Bank has served the Carolinas for more than 78 years. SCBT Bank began operating in 1934 in Orangeburg, South Carolina and has maintained its ability to provide superior customer service while also leveraging its size to offer many products more common to super-regional banks. SCBT has pursued a growth strategy that relies primarily on organic growth, supplemented by the acquisition of select financial institutions or branches in certain market areas. In recent years, SCBT has continued to grow its business in South Carolina, and has expanded into North Carolina and Georgia through, among other things, its acquisitions of The Savannah Bancorp, Inc., the bank holding company for The Savannah Bank, N.A., a nationally-chartered bank and Bryan Bank and Trust, a Georgia-state chartered bank, in December 2012, Peoples Bancorporation, Inc., a full service nationally-chartered community bank, in April 2012, Habersham Bank, a full service Georgia state-chartered community bank, in February of 2011, and Community Bank & Trust, a full service Georgia state-chartered community bank, in January of 2010.

        The principal executive offices of SCBT are located at 520 Gervais Street, Columbia, South Carolina 29201, and its telephone number is (800) 277-2175. SCBT's website can be accessed at http://www.scbtonline.com. Information contained in SCBT's website does not constitute part of, and is not incorporated into, this joint proxy statement/prospectus. SCBT common stock is quoted on the NASDAQ Global Select Market under the symbol SCBT.

        Additional information about SCBT and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

 INFORMATION ABOUT FIRST FINANCIAL

        First Financial is a Delaware corporation which was incorporated in 1987, with the principal executive office located in Charleston, South Carolina. First Financial offers integrated financial solutions, including personal, business, and wealth management services. First Financial operates principally through its wholly-owned subsidiary, First Federal Bank, a South Carolina-chartered commercial bank. First Federal Bank provides residential, commercial and consumer loan products, consumer and business deposit products, ATM and debit cards, cash management services, safe deposit boxes, trust and fiduciary services, and reinsurance of private mortgage insurance. Other subsidiaries of First Financial include First Southeast Investor Services, which is a registered broker-dealer, and First Southeast 401(k) Fiduciaries, which provides retirement plan consulting and administrative services as a registered investment advisor.

        The principal executive offices of First Financial are located at 2440 Mall Drive, Charleston, South Carolina 29406, and its telephone number is (843) 529-5933. First Financial's website can be accessed at http://www.firstfinancialholdings.com. Information contained in First Financial's website does not constitute part of, and is not incorporated into, this joint proxy statement/prospectus. First Financial common stock is quoted on the NASDAQ Global Select Market under the symbol FFCH.

        Additional information about First Financial and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

THE MERGER

        The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this joint proxy statement/prospectus. We urge you to read carefully this entire joint proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

 Terms of the Merger

        Each of SCBT's and First Financial's respective boards of directors has approved the merger agreement. The merger agreement provides for the merger of First Financial with and into SCBT, with SCBT continuing as the surviving entity. In the merger, each share of First Financial common stock, par value $.01 per share, issued and outstanding immediately prior to the completion of the merger, except for specified shares of First Financial common stock held by First Financial or SCBT, will be converted into the right to receive 0.4237 shares of SCBT common stock, par value $2.50 per share. Additionally, each share of First Financial Series A Preferred Stock will be converted into the right to receive one share of preferred stock of SCBT, to be designated Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share, and having rights, preferences, privileges and voting powers not materially less favorable than those of the First Financial Series A Preferred Stock immediately prior to the merger. Immediately following the merger, First Federal Bank, a wholly owned bank subsidiary of First Financial, will merge with and into SCBT Bank, with SCBT Bank continuing as the surviving bank. No fractional shares of SCBT common stock will be issued in connection with the merger, and holders of First Financial common stock will be entitled to receive cash in lieu thereof.

        First Financial shareholders and SCBT shareholders are being asked to adopt and approve, respectively, the merger agreement. See "The Merger Agreement" for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

        Each of SCBT's and First Financial's boards of directors and senior management have from time to time separately engaged in reviews and discussions of long-term strategies and objectives and have considered ways to enhance their respective companies' performance and prospects in light of competitive and other relevant developments, all with the goal of enhancing shareholder value. For each company, these reviews have included periodic discussions with respect to potential transactions that would further its strategic objectives and the potential benefits and risks of any such transactions.

        As part of these reviews and discussions, each of SCBT and First Financial periodically considered, in general terms, the possibility of a strategic transaction between SCBT and First Financial. Beginning in 2009, and from time to time thereafter, Robert R. Hill, Jr., SCBT's President and Chief Executive Officer, R. Wayne Hall, First Financial's current President and Chief Executive Officer, and Thomas Hood, who at the time was First Financial's President and Chief Executive Officer, met informally to discuss their respective companies and the industries in which they operate, including general industry trends and strategic developments. During the course of such meetings, Messrs. Hill, Hall and Hood reviewed the opportunities available to, and challenges faced by, their respective companies and, from time to time on an informal basis, discussed, in general terms, the possibility of a strategic transaction involving SCBT and First Financial. These discussions included, among other meetings, several in person meetings between Messrs. Hall and Hill in 2011, at which Messrs. Hill and Hall again discussed, in general terms, the possibility of a strategic transaction involving SCBT and First Financial. Prior to 2013, none of these discussions progressed beyond preliminary stages. Messrs. Hill, Hall and Hood kept other members of their respective companies' boards of directors and senior management apprised of the general nature of their ongoing conversations with one another during this period.

        On January 10, 2013, Mr. Hill contacted Mr. Hall to request a meeting to discuss a potential business combination between the two companies. Mr. Hall agreed to a January 18th lunch meeting at SCBT's main office. On January 11, 2013, SCBT retained Keefe, Bruyette & Woods to serve as SCBT's outside financial advisor in connection with the potential strategic transaction with First Financial. Also around this time, SCBT retained Wachtell, Lipton, Rosen & Katz (which we refer to as "Wachtell Lipton") to serve as SCBT's special outside counsel in connection with a potential transaction.

        On January 18, 2013, Ms. Paula Harper Bethea, Chairman of First Financial's board of directors, Mr. Robert R. Horger, Chairman of SCBT's board of directors, Mr. Hall and Mr. Hill met as scheduled and discussed the strategic visions of each company. Mr. Hill provided a presentation to Ms. Bethea and Mr. Hall reflecting an illustrative financial model of the proposed combination. Messrs. Horger, Hill and Hall and Ms. Bethea agreed that the financial services market environment generally, and the South Carolina banking environment in particular, might be receptive to a strategic transaction between the parties, and that the recent performance records of SCBT and First Financial had created a compelling opportunity to pursue such a strategic transaction early in 2013. Mr. Hill and Mr. Horger outlined a proposal to Mr. Hall and Ms. Bethea that contemplated the merger of First Financial with and into SCBT in a stock-for-stock transaction. Mr. Hill and Mr. Horger also communicated, for discussion purposes only, a price per First Financial common share of $17.50. Ms. Bethea and Mr. Hall informed Mr. Hill and Mr. Horger that they would advise First Financial's board of directors of SCBT's interest in a strategic combination at the board's January 24, 2013 meeting.

        At a regularly-scheduled meeting of the Executive Committee of SCBT's board of directors on January 23, 2013, and at a regularly-scheduled meeting of SCBT's full board of directors the following day, members of the Executive Committee and the board of directors of SCBT discussed the potential strategic combination with First Financial. In the course of each meeting, SCBT's directors received presentations from management. Following a full discussion of the contemplated transaction, the SCBT board of directors authorized management and SCBT's representatives to continue discussions with First Financial and its representatives regarding the proposed transaction, and to begin the due diligence process.

        On the morning of January 24, 2013, the board of directors of First Financial met in executive session prior to its regularly scheduled meeting. During this meeting, Ms. Bethea and Mr. Hall apprised the board of SCBT's interest in exploring a strategic combination with First Financial and of the information presented to them at the January 18th meeting. The board of directors engaged in a detailed discussion as to whether First Financial was more likely to successfully achieve the goals of its strategic plan independently, or whether First Financial could better achieve these goals through a combination with SCBT. There was significant discussion regarding SCBT and how the two entities might complement each other and create value for First Financial's stockholders. It was acknowledged that a combination with SCBT could create a uniquely positioned, South Carolina-based financial institution, which the directors concluded was worthy of consideration. The board then unanimously authorized management to continue discussions with SCBT to explore further the possibility of a strategic combination. The board also instructed Mr. Hall to contact and seek the advice of First Financial's financial advisors, Sandler O'Neill & Partners, L.P., regarding the potential transaction. Following this executive session, Ms. Bethea and Mr. Hall met with certain members of executive management to advise them of the board's actions.

        On January 24, 2013, Mr. Hall contacted Mr. Hill to advise him of the board's decision. Mr. Hall also contacted representatives of Sandler O'Neill and Kilpatrick Townsend & Stockton LLP, which we refer to as Kilpatrick Townsend, First Financial's special legal counsel, to discuss the possible business combination with SCBT and to participate in the due diligence process. Mr. Hall also requested that Sandler O'Neill prepare a financial analysis of the contemplated transaction and that Kilpatrick Townsend prepare a presentation regarding the directors' fiduciary duties in the context of a merger transaction.

        On January 25, 2013, SCBT and First Financial entered into a confidentiality agreement, and formal due diligence between the parties began. Following the commencement of due diligence, Mr. Hill and other representatives of SCBT and Mr. Hall and other senior executives, directors and representatives of First Financial continued to hold periodic discussions regarding the terms of a potential strategic transaction. In addition, each company began exchanging materials and information and scheduling meetings to facilitate mutual due diligence during this period. As part of its diligence efforts, each of SCBT and First Financial engaged a recognized independent third party firm specializing in the review of financial institution asset quality to review the other party's loan portfolio.

        The board of directors of SCBT held a special meeting on February 4, 2013 to discuss the potential transaction. At the meeting, the board of directors received a presentation from management, including an update on the due diligence process. Management reviewed with the board of directors the continuing diligence of First Financial's credit portfolio and discussed with the board the results of management's review and benchmarking of the First Financial strategic plan. Also at this meeting, the board of directors received a presentation from Keefe, Bruyette & Woods, which included a review of the anticipated pro forma effects of a strategic transaction with First Financial and a discussion of the assumptions and sensitivities regarding the same.

        On February 12, 2013, representatives of Wachtell Lipton provided Kilpatrick Townsend with a draft merger agreement.

        On February 14, 2013, SCBT, First Financial and their respective representatives, including Keefe, Bruyette & Woods, Wachtell Lipton, Sandler O'Neill and Kilpatrick Townsend, attended a series of on-site due diligence and management meetings at SCBT's corporate headquarters in Columbia, South Carolina. Throughout the day, members of management of each of the companies and their representatives engaged in a series of comprehensive discussions and questioning about SCBT's and First Financial's respective businesses and the terms and conditions of the contemplated transaction. At the conclusion of these discussions, on February 14, 2013, SCBT delivered a written transaction proposal to First Financial increasing the amount of consideration SCBT was prepared to offer to First Financial shareholders in the transaction. The proposal contemplated a stock-for-stock transaction at a price equal to $18.00 per First Financial common share, based on SCBT's closing stock price on February 13, 2013, which represented a fixed exchange ratio of 0.4196 of a share of SCBT common stock for each outstanding share of First Financial common stock. Members of First Financial's senior management team met together that night with Ms. Bethea and representatives of Sandler O'Neill and Kilpatrick Townsend at First Financial's main office in Charleston to review the proposal and the initial draft of the merger agreement.

        Discussions between Mr. Hall and Mr. Hill on the value of the merger consideration and the calculation of the exchange ratio continued into the morning of February 15th. That morning, Mr. Hill confirmed to Mr. Hall that the value of the merger consideration was SCBT's best offer. Later that morning, the board of directors met at an off-site location together with First Financial's senior management team and representatives of Kilpatrick Townsend and Sandler O'Neill. At that meeting, management presented the results of the discussions between First Financial's and SCBT's management teams, the results of the due diligence process, and the proposal received the prior evening. Representatives of Kilpatrick Townsend then provided the directors with a detailed presentation on their fiduciary duties in conjunction with the board of directors' evaluation of the proposed transaction. The board also discussed the fact that the dividend paid on the $65.0 million of preferred stock originally issued to the United States Treasury under the Troubled Asset Relief Program ("TARP")

Capital Purchase Program will increase from 5% to 9% in December 2013, First Financial's desire to repay the TARP securities and the likelihood that the stock offering that First Financial would need to undertake to pursue its strategic plan would be dilutive to existing stockholders.

        The First Financial board and management discussed with representatives of Sandler O'Neill First Financial's strategic plan (on a stand-alone basis), its desire to be the community bank of choice in the communities it serves, and projected ability to undertake all its strategic initiatives over the next two to four years. Included in this analysis was a discussion that First Financial would need to raise additional capital to implement the next phase of its strategic plan, the potential impact of Basel III on First Finanical's capital ratios and the extent to which First Financial has executed, and could further leverage, the strategic initiatives it had undertaken during the past three years. A detailed discussion regarding the similarity of SCBT's strategic initiatives and goals to those of First Financial's followed, including a discussion of how a combination with SCBT would create a South Carolina-based regional franchise that could not be achieved through a combination with another financial institution, and that such a combination would enable First Financial to realize its strategic goals faster, on a stronger platform, on a greater scale and with stronger financial results than it could achieve by itself. Representatives of Sandler O'Neill then provided the board of directors with a detailed financial analysis of the proposed transaction. The board of directors discussed numerous strategic options for First Financial, focusing on enhancing stockholder value, enhancing earnings capacity, and the extent to which First Financial could best achieve its strategic vision to benefit all of First Financial's constituents. The board of directors discussed with Sandler O'Neill and members of management the advantages and disadvantages of focusing its efforts and merger discussions with SCBT as opposed to seeking out other merger partners or continuing the pursuit of its strategic plan. After extensive deliberations on these subjects, the board of directors unanimously authorized management to continue to negotiate the definitive merger agreement with SCBT. Over the weekend of February 16-18, SCBT, First Financial and their respective representatives worked to finalize the merger agreement and related documents with legal counsel. During this time, the parties continued to conduct final due diligence regarding the proposed transaction. Also during this time, following discussion, the companies agreed to calculate the fixed exchange ratio associated with the agreed-upon $18.00 per share value for First Financial shares based on the average closing price of SCBT's common stock for the fifteen-day period ended February 15, 2013, which resulted in the final fixed exchange ratio of 0.4237.

        On Tuesday, February 19, 2013, First Financial's board of directors held a special meeting and discussed the terms and conditions of the proposed merger and the merger agreement. At the meeting, management presented the First Financial board of directors with a summary of the merger negotiations, particularly those with respect to the proposed transaction's exchange ratio. Representatives of Kilpatrick Townsend reviewed in detail the terms of the definitive merger agreement and related documents with the board. Representatives of Sandler O'Neill presented a detailed quantitative analysis of First Financial's prospects for franchise growth, stockholder value enhancement and achieving First Financial's strategic goals on an independent basis as compared to those with a strategic combination with SCBT. The board of directors reviewed this presentation carefully and considered Sandler O'Neill's experience and qualifications. The board also carefully reviewed and considered how the proposed transaction was expected to benefit First Financial's constituents and enable First Financial to achieve and exceed the goals of its strategic plan. After an extensive discussion, the board of directors of First Financial unanimously approved the definitive merger agreement.

        Also on February 19, 2013, SCBT's board of directors held a special meeting to review and discuss the proposed merger and the merger agreement. At this meeting, SCBT's board of directors received presentations from management, Wachtell Lipton and Keefe, Bruyette & Woods. SCBT's board of directors asked a series of questions of management and SCBT's advisors regarding the terms and conditions of the merger and the merger agreement and engaged in a full discussion regarding the proposed transaction. Following such discussion, SCBT's board of directors unanimously voted to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, and authorized SCBT's management to execute the merger agreement.

        Thereafter, on Tuesday evening, February 19, 2013, the merger agreement was executed by officers of SCBT and First Financial, and, before the financial markets opened on February 20, 2013, SCBT and First Financial issued a joint press release announcing the execution of the merger agreement and the terms of the merger.

First Financial's Reasons for the Merger; Recommendation of First Financial's Board of Directors

        After careful consideration, First Financial's board of directors, at a meeting held on February 19, 2013, unanimously determined that the plan of merger contained in the merger agreement is in the best interests of First Financial and its shareholders. Accordingly, First Financial's board of directors adopted and approved the merger agreement and unanimously recommends that First Financial shareholders vote "FOR" the approval of the First Financial merger proposal, "FOR" the approval of the First Financial adjournment proposal, if necessary or appropriate, and "FOR" the approval of the compensation proposal.

        In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger, the First Financial board of directors consulted with First Financial management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:

  •
  the business strategy and strategic plan of First Financial, its prospects for the future, projected financial results, and expectations relating to the proposed merger with SCBT;

  •
  a review of the risks and prospects of First Financial remaining independent, including the challenges of the current financial and regulatory climate versus aligning First Financial with a well-capitalized, well-managed and larger organization;

  •
  a review of the historical financial statements and condition of First Financial and certain other internal information, primarily financial in nature, relating to the businesses, earnings and balance sheet of First Financial;

  •
  the fact that the merger would combine two established banking franchises to create a bank with over $8.0 billion in assets;

  •
  the consistency of the merger with First Financial's long-term strategic vision to seek profitable future expansion, providing the foundation for future expansion of its geographic footprint, leading to continued growth in overall shareholder value;

  •
  the complementary nature of the businesses of First Financial and SCBT and the anticipated improved stability of the combined company's business and earnings in varying economic and market climates;

  •
  the opportunity to build greater brand recognition and awareness;

  •
  the familiarity of First Financial's senior management team with SCBT's management team and the belief of First Financial's senior management that the managements and employees of First Financial and SCBT possess complementary skills and expertise and the potential advantages of a larger institution when pursuing, or seeking to retain, production and management talent;

  •
  the financial strength of SCBT based on SCBT's historical revenues and revenue expectations over the near and long term;

  •
  the strength and recent performance of SCBT's common stock;

  •
  the form and amount of the merger consideration, including the tax effects of stock consideration compared to cash consideration;

  •
  the ability of First Financial's shareholders to benefit from SCBT's potential growth and stock appreciation since it is more likely that the combined entity will have superior future earnings and prospects compared to First Financial's earnings and prospects on an independent basis as the result of greater operating efficiencies and better penetration of commercial and consumer banking markets;

  •
  the ability of SCBT to complete a merger transaction from a financial and regulatory perspective;

  •
  the geographic fit and increased customer convenience of the branch networks of the combined entity;

  •
  the potential continued representation of First Financial's management on the management team and board of directors of the combined entity;

  •
  the anticipated effect of the acquisition on First Financial's employees;

  •
  the effect on First Financial's customers and the communities served by First Financial;

  •
  the increased legal lending limit available to borrowers by reason of the merger;

  •
  the belief that, while no assurances could be given, the business and financial advantages contemplated in connection with the merger were likely to be achieved within a reasonable time frame, particularly in light of the fact that both organizations have significant transition experience due to recent successfully completed acquisitions, divestitures, charter consolidations and/or data processing conversions;

  •
  the long-term and short-term interests of First Financial and its shareholders, the interests of the employees, customers, creditors and suppliers of First Financial, and community and societal considerations including those of the communities in which First Financial maintains offices; and

  •
  the opinion of Sandler O'Neill, delivered to the First Financial board of directors on February 19, 2013, and subsequently confirmed in writing, that, as of February 19, 2013, the exchange ratio offered in the merger was fair from a financial point of view to First Financial's stockholders.

        Based on the factors described above, the board of directors of First Financial determined that the merger with SCBT and the merger of First Federal Bank with SCBT Bank would be advisable and in the best interests of First Financial shareholders and other constituencies and unanimously approved the merger agreement.

        The foregoing discussion of the information and factors considered by First Financial's board of directors is not intended to be exhaustive but includes the material factors considered by First Financial's board of directors. In view of the wide variety of the factors considered in connection with its evaluation of the merger and the complexity of these matters, First Financial's board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of First Financial's board of directors may have given different weight to different factors. First Financial's board of directors conducted an overall analysis of the factors described above including thorough discussions with, and questioning of, First Financial management and First Financial's legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

        The foregoing explanation of First Financial's board of directors' reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled "Cautionary Statement Concerning Forward-Looking Statements."

Opinion of Sandler O'Neill + Partners, L.P.

        By letter dated February 7, 2013, First Financial retained Sandler O'Neill to act as its financial advisor in connection with a merger of First Financial. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

        Sandler O'Neill acted as financial advisor to First Financial in connection with the proposed transaction and participated in certain of the negotiations leading to the execution of the merger agreement between First Financial and SCBT. At the February 19, 2013 meeting at which First Financial's board considered and approved the merger agreement, Sandler O'Neill delivered to the board its oral opinion, that, as of such date, the merger consideration was fair to the holders of First Financial common stock from a financial point of view. The full text of Sandler O'Neill's opinion is annexed hereto as Annex B. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. First Financial's shareholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

        Sandler O'Neill's opinion speaks only as of the date of the opinion. The opinion was directed to First Financial's board and is directed only to the fairness of the merger consideration to First Financial's shareholders from a financial point of view. It does not address the underlying business decision of First Financial to engage in the merger or any other aspect of the merger and is not a recommendation to any First Financial shareholder as to how such shareholder should vote at the special meeting with respect to the merger or any other matter.

        In connection with rendering its February 19, 2013 opinion, Sandler O'Neill reviewed and considered, among other things:

  (i)
  the merger agreement;

  (ii)
  certain publicly available financial statements and other historical financial information of First Financial that Sandler O'Neill deemed relevant;

  (iii)
  certain publicly available financial statements and other historical financial information of SCBT that Sandler O'Neill deemed relevant;

  (iv)
  internal financial projections for First Financial for the years ending December 31, 2013 through December 31, 2017 as provided by senior management of First Financial;

  (v)
  publicly available consensus earnings estimates for SCBT for the years ending December 31, 2013 and December 31, 2014 and a publicly available estimated long term growth rate for the years thereafter as discussed with senior management of SCBT;

  (vi)
  the pro forma financial impact of the merger on SCBT based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies as determined by and reviewed with the senior management of SCBT;

  (vii)
  the relative contribution of assets, liabilities, equity and earnings of First Financial and SCBT to the combined entity;

  (viii)
  a comparison of certain stock trading, financial and other information for First Financial and SCBT with similar publicly available information for certain other commercial banks, the securities of which are publicly traded;

  (ix)
  the terms and structures of other recent mergers and acquisition transactions in the commercial banking sector;

  (x)
  the current market environment generally and in the commercial banking sector in particular; and

  (xi)
  such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

        Sandler O'Neill also discussed with certain members of senior management of First Financial the business, financial condition, results of operations and prospects of First Financial and held similar discussions with the senior management of SCBT regarding the business, financial condition, results of operations and prospects of SCBT.

        In performing its review, Sandler O'Neill has relied upon the accuracy and completeness of all of the financial and other information that was available to Sandler O'Neill from public sources, that was provided to Sandler O'Neill by First Financial and SCBT or that was otherwise reviewed by Sandler O'Neill and has assumed such accuracy and completeness for purposes of preparing its opinion. Sandler O'Neill has further relied on the assurances of the senior management of First Financial and SCBT that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of First Financial or SCBT or any of their respective subsidiaries. Sandler O'Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of First Financial, SCBT or the combined entity after the merger and Sandler O'Neill has not reviewed any individual credit files relating to First Financial or SCBT. Sandler O'Neill has assumed, with First Financial's consent, that the respective allowances for loan losses for both First Financial and SCBT are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

        In preparing its analyses, Sandler O'Neill used internal financial projections as provided by the senior management of First Financial and publicly available consensus earnings estimates for SCBT. Sandler O'Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were prepared by and/or reviewed with the senior management of SCBT. With respect to the projections provided by management, the respective senior managements of First Financial and SCBT confirmed to Sandler O'Neill that those projections reflected the estimates and judgments of those respective managements of the future financial performance of First Financial and SCBT, respectively, and Sandler O'Neill assumed that such performance would be achieved. Sandler O'Neill expresses no opinion as to such estimates or the assumptions on which they are based. Sandler O'Neill has assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of First Financial and SCBT since the date of the most recent financial data made available to Sandler O'Neill, as of the date of its opinion. Sandler O'Neill has also assumed in all respects material to its analysis that First Financial and SCBT would remain as a going concern for all periods relevant to Sandler O'Neill's analyses and that the merger will be consummated as a tax-free reorganization under Section 368 of the Internal Revenue Code. Sandler O'Neill expresses no opinion as to any of the legal, accounting and tax matters relating to the merger and any other transactions contemplated in connection therewith.

        Sandler O'Neill's analyses and the views expressed in its opinion are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O'Neill as of, the date of its opinion. Events occurring after the date of its opinion could materially affect Sandler O'Neill's views. Sandler O'Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of its opinion. Sandler O'Neill renders no opinion as to the trading values of each of First Financial's and SCBT's common shares and render no opinion as to the prices SCBT's or First Financial's common shares may trade at any time.

        Sandler O'Neill has acted as financial advisor to the Board of Directors of First Financial in connection with the merger and a significant portion of Sandler O'Neill's fees are contingent upon the closing of the merger. Sandler O'Neill also will receive a fee for providing its opinion. In connection with Sandler O'Neill's engagement, Sandler O'Neill was not asked to, and did not, solicit indications of interest in a potential transaction from other parties. First Financial has also agreed to indemnify Sandler O'Neill against certain liabilities arising out of its engagement. In the ordinary course of Sandler O'Neill's business as a broker-dealer, Sandler O'Neill may purchase securities from and sell securities to First Financial and SCBT and their affiliates. Sandler O'Neill may also actively trade the securities of First Financial and SCBT or their affiliates for its account and for the accounts of its customers.

        Sandler O'Neill's opinion is directed to the Board of Directors of First Financial in connection with its consideration of the merger and does not constitute a recommendation to any shareholder of First Financial as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the merger. Sandler O'Neill's opinion is directed only to the fairness, from a financial point of view, of the merger consideration to the holders of First Financial common stock and does not address the underlying business decision of First Financial to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for First Financial or the effect of any other transaction in which First Financial might engage. Sandler O'Neill's opinion has been approved by Sandler O'Neill's fairness opinion committee. Sandler O'Neill does not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by First Financial's officers, directors, or employees, or class of such persons, relative to the compensation to be received in the merger by any other shareholders of First Financial.

        In rendering its February 19, 2013 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Sandler O'Neill did not attribute any particular weight to any analysis or factor that it considered. Rather Sandler O'Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O'Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather Sandler O'Neill made its determination as to the fairness of the per share consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to First Financial and SCBT and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of First Financial and SCBT and the companies to which they are being compared.

        In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of First Financial, SCBT and Sandler O'Neill. The analysis and opinion of Sandler O'Neill was among a number of factors taken into consideration by First Financial's board in making its determination to approve the merger agreement and the transactions contemplated by the merger agreement (including the merger) and the analyses described below should not be viewed as determinative of the decision of First Financial's board or management with respect to the fairness of the merger.

Summary of Proposal

        Sandler O'Neill reviewed the financial terms of the proposed transaction. Using the fixed exchange ratio of 0.4237 multiplied by $42.48, which is the average closing price of SCBT common stock over the 15 trading days ending on February 15, 2013, Sandler O'Neill calculated a transaction value of $18.00 per share, or an aggregate transaction value of $299.3 million. The aggregate transaction value includes an estimation of the value of the warrant to purchase First Financial common shares that is held by the U.S. Treasury and to cash out in-the-money stock options. Based upon financial information for First Financial as of or for the year ended December 31, 2012, Sandler O'Neill calculated the following transaction ratios:

Transaction Multiples

Price/Book Value Per Share	126%
Price/Tangible Book Value Per Share	131%
Price/Last Twelve Months Core Earnings Per Share(1)	14.9	x
Price/2013 Estimated Earnings Per Share(2)	14.9	x
Tangible Book Premium/Core Deposits Per Share(3)	3.4%
Market Premium(4)	9.7%
Market Premium to 30-Day Close(5)	22.4%

(1)
Core EPS excludes gain on acquisition, FHLB repayment penalty and securities gains in 2012

(2)
Mean analyst estimate for 2013 of $1.21

(3)
Core deposits (defined as total deposits less time deposits > $100,000) of $2.1 billion.

(4)
Based upon the closing price of First Financial's common stock on February 15, 2013 of $16.40.

(5)
Based upon the 30-day average closing price of First Financial's common stock as of February 15, 2013 of $14.71.

Comparable Company Analysis

        Sandler O'Neill used publicly available information to perform a comparison of selected financial and market trading information for First Financial and SCBT.

        Sandler O'Neill also used publicly available information to compare selected financial and market trading information for First Financial and a group of financial institutions selected by Sandler O'Neill.

The First Financial peer group consisted of the following selected publicly-traded banks headquartered in the Southeast with total assets between $2.0 billion and $10.0 billion and NPAs / Assets less than 5%:

BNC Bancorp Capital Bank Financial Corporation First Bancorp First Community Bancshares, Inc. Park Sterling Corporation Pinnacle Financial Partners, Inc.	StellarOne Corporation Trustmark Corporation Union First Market Bankshares Corporation United Bankshares, Inc. United Community Banks, Inc. WesBanco, Inc.

        The analysis compared publicly available financial information for First Financial and the median financial and market trading data for the First Financial peer group as of and for the twelve months ended December 31, 2012. The table below sets forth the data for First Financial and the median data for the First Financial peer group as of and for the twelve months ended December 31, 2012, with pricing data as of February 15, 2013.

Comparable Group Analysis

First Financial Holdings, Inc.	Comparable Group Median Result
Total Assets (in millions)	$3,216	$4,568
Tangible Common Equity/Tangible Assets	7.09%	8.84%
Tier 1 Leverage Ratio	10.54%	10.43%
Total Risk Based Capital Ratio	16.16%	16.00%
Return on Average Assets	0.60%	0.85%
Return on Average Equity	6.73%	6.26%
Net Interest Margin	4.24%	3.97%
Efficiency Ratio	67.1%	61.4%
Loan Loss Reserve/Gross Loans	1.73%	1.42%
Nonperforming Assets/Total Assets	1.54%	1.95%
Net Charge-Offs/Average Loans	1.14%	0.35%
Price/Tangible Book Value	120%	129%
Price/LTM EPS	13.6	x	15.8	x
Price/2013 Est. EPS	13.9	x	14.7	x
Current Dividend Yield (%)	1.22%	2.91%
Market Capitalization (in millions)	$271	$461

        Sandler O'Neill also used publicly available information to compare selected financial and market trading information for SCBT and a group of financial institutions selected by Sandler O'Neill. The SCBT peer group consisted of the following selected publicly-traded banks headquartered in the Southeast with total assets greater than $2.0 billion and less than $10.0 billion and NPAs/Assets less than 5.0%:

BNC Bancorp Capital Bank Financial Corporation First Bancorp First Community Bancshares, Inc. Park Sterling Corporation Pinnacle Financial Partners, Inc.	StellarOne Corporation Trustmark Corporation Union First Market Bankshares Corporation United Bankshares, Inc. United Community Banks, Inc. WesBanco, Inc.

        The analysis compared publicly available financial information for SCBT and the median financial and market trading data for the SCBT peer group as of and for the twelve months ended December 31, 2012. The table below sets forth the data for SCBT and the median data for the SCBT peer group as of and for the twelve months ended December 31, 2012, with pricing data as of February 15, 2013.

Comparable Group Analysis

SCBT Corporation	Comparable Group Median Result
Total Assets (in millions)	$5,136	$4,568
Tangible Common Equity/Tangible Assets	7.62%	8.84%
Tier 1 Leverage Ratio	9.80%	10.43%
Total Risk Based Capital Ratio	13.90%	16.00%
Return on Average Assets	0.70%	0.85%
Return on Average Equity	7.15%	6.26%
Net Interest Margin	4.76%	3.97%
Efficiency Ratio	67.4%	61.4%
Loan Loss Reserve/Gross Loans	2.06%	1.42%
Nonperforming Assets/Total Assets	2.15%	1.95%
Net Charge-Offs/Average Loans	0.72%	0.35%
Price/Tangible Book Value	189%	129%
Price/LTM EPS	21.0	x	15.8	x
Price/2013 Est. EPS	13.3	x	14.7	x
Current Dividend Yield (%)	1.69%	2.91%
Market Capitalization (in millions)	$722	$461

Stock Trading History

        Sandler O'Neill reviewed the history of the publicly reported trading prices of First Financial's common stock for the one-year period ended February 15, 2013. Sandler O'Neill also reviewed the relationship between the movements in the price of First Financial common stock and the movements in the prices of the NASDAQ Bank Index and a market-capitalization weighted index of First Financial's comparable company peer group.

First Financial One-Year Common Stock Performance

	Beginning Index Value February 15, 2012	Ending Index Value February 15, 2013
First Financial	100%	174%
NASDAQ Bank Index	100%	117%
First Financial Peer Group	100%	109%

        Sandler O'Neill reviewed the history of the publicly reported trading prices of SCBT common stock for the one-year period ended February 15, 2013. Sandler O'Neill also reviewed the relationship between the movements in the price of SCBT common stock and the movements in the prices of the NASDAQ Bank Index and a market-capitalization weighted index of SCBT's comparable company peer group.

SCBT One-Year Common Stock Performance

	Beginning Index Value February 15, 2012	Ending Index Value February 15, 2013
SCBT	100%	135%
NASDAQ Bank Index	100%	117%
SCBT Peer Group	100%	109%

Net Present Value Analysis

        Sandler O'Neill performed an analysis that estimated the present value per share of First Financial common stock through December 31, 2017. Sandler O'Neill based the analysis on internal financial projections for First Financial for the years ending December 31, 2013 through December 31, 2017 as provided by senior management of First Financial.

        To approximate the terminal value of First Financial common stock at December 31, 2017, Sandler O'Neill applied price to forward earnings multiples of 11.0x to 15.0x and multiples of tangible book value ranging from 100% to 140%. The income streams and terminal values were then discounted to present values using different discount rates ranging from 10.0% to 15.0%, which were selected to reflect different assumptions regarding desired rates of return of holders of First Financial common stock.

	Earnings Per Share Multiples (Value shown is $ per share)
Discount Rate
	11.0x	12.0x	13.0x	14.0x	15.0x
10%	$15.26	$16.56	$17.87	$19.17	$20.47
11%	$14.60	$15.85	$17.09	$18.34	$19.58
12%	$13.98	$15.17	$16.36	$17.55	$18.74
13%	$13.39	$14.52	$15.66	$16.80	$17.94
14%	$12.82	$13.91	$15.00	$16.09	$17.18
15%	$12.29	$13.33	$14.38	$15.42	$16.46

	Tangible Book Value Per Share Multiples (Value shown is $ per share)
Discount Rate
	100%	110%	120%	130%	140%
10%	$13.62	$14.89	$16.16	$17.43	$18.70
11%	$13.04	$14.25	$15.46	$16.68	$17.89
12%	$12.48	$13.64	$14.80	$15.96	$17.12
13%	$11.95	$13.06	$14.17	$15.28	$16.39
14%	$11.45	$12.52	$13.58	$14.64	$15.70
15%	$10.98	$12.00	$13.01	$14.03	$15.05

        Sandler O'Neill also considered and discussed with the First Financial board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O'Neill performed a similar analysis assuming First Financial net income varied from 25.0% above projections to 25.0% below projections. This analysis resulted in the following reference ranges of indicated per share values for First Financial common stock, using a discount rate of 13.80%, which is the sum of a risk-free rate and various equity premiums applicable to First Financial's common stock.

	Earnings Per Share Multiples (Value shown is $ per share)
EPS Projection Change from Base Case
	11.0x	12.0x	13.0x	14.0x	15.0x
(25.0)%	$ 9.91	$10.73	$11.56	$12.38	$13.21
(15.0)%	$11.12	$12.05	$12.99	$13.92	$14.86
(5.0)%	$12.33	$13.37	$14.42	$15.46	$16.51
0.0%	$12.93	$14.03	$15.13	$16.23	$17.33
5.0%	$13.54	$14.69	$15.85	$17.00	$18.16
15.0%	$14.75	$16.01	$17.28	$18.54	$19.81
25.0%	$15.96	$17.33	$18.71	$20.08	$21.46

Net Present Value Analysis

        Sandler O'Neill performed an analysis that estimated the present value per share of SCBT common stock through December 31, 2017. Sandler O'Neill based the analysis on publicly available consensus earnings estimates for the years ending December 31, 2013 and December 31, 2014 and a publicly available estimated long term growth rate for the years thereafter as discussed with senior management of SCBT. To approximate the terminal value of SCBT common stock at December 31, 2017, Sandler O'Neill applied price to forward earnings multiples of 12.0x to 16.0x and multiples of tangible book value ranging from 120% to 200%. The income streams and terminal values were then discounted to present values using different discount rates ranging from 10.0% to 15.0%, which were selected to reflect different assumptions regarding desired rates of return of holders of SCBT common stock.

	Earnings Per Share Multiples (Value shown is $ per share)
Discount Rate
	12.0x	13.0x	14.0x	15.0x	16.0x
10%	$39.73	$42.70	$45.68	$48.65	$51.63
11%	$38.03	$40.88	$43.72	$46.57	$49.41
12%	$36.43	$39.15	$41.87	$44.59	$47.31
13%	$34.91	$37.51	$40.11	$42.71	$45.31
14%	$33.47	$35.96	$38.44	$40.93	$43.42
15%	$32.10	$34.48	$36.86	$39.24	$41.63

	Tangible Book Value Per Share Multiples (Value shown is $ per share)
Discount Rate
	120%	140%	160%	180%	200%
10%	$32.23	$36.92	$41.62	$46.31	$51.01
11%	$30.87	$35.36	$39.84	$44.33	$48.82
12%	$29.58	$33.87	$38.16	$42.45	$46.74
13%	$28.36	$32.46	$36.57	$40.67	$44.77
14%	$27.20	$31.13	$35.05	$38.98	$42.91
15%	$26.10	$29.86	$33.61	$37.37	$41.13

        Sandler O'Neill also considered and discussed with the First Financial board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O'Neill performed a similar analysis assuming SCBT net income varied from 25.0% above projections to 25.0% below projections. This analysis resulted in the following reference ranges of indicated per share values for SCBT common stock, using a discount rate of 11.79%, which is the sum of a risk-free rate and various equity premiums applicable to SCBT's common stock:

	Earnings Per Share Multiples (Value shown is $ per share)
EPS Projection Change from Base Case
	12.0x	13.0x	14.0x	15.0x	16.0x
(25.0)%	$28.53	$30.59	$32.64	$34.70	$36.76
(15.0)%	$31.82	$34.15	$36.49	$38.82	$41.15
(5.0)%	$35.11	$37.72	$40.33	$42.94	$45.54
0.0%	$36.76	$39.51	$42.25	$44.99	$47.74
5.0%	$38.41	$41.29	$44.17	$47.05	$49.93
15.0%	$41.70	$44.86	$48.01	$51.17	$54.33
25.0%	$44.99	$48.43	$51.86	$55.29	$58.72

Analysis of Selected Merger Transactions

        Sandler O'Neill reviewed the terms of merger transactions announced from January 1, 2011 through February 15, 2013 involving United States-based banks nationwide and in which the target was headquartered in the Southeast in which the target's assets were greater than $500 million and less than $10.0 billion. Sandler O'Neill deemed these transactions to be reflective of the proposed First Financial and SCBT combination. Sandler O'Neill reviewed the following ratios and multiples: transaction price to book value per share, transaction price to tangible book value per share, transaction price to last twelve months earnings, core deposit premium and market price premium at announcement. As illustrated in the following table, Sandler O'Neill compared the proposed merger multiples to the median multiples of the comparable transactions.

Comparable Transaction Multiples

	SCBT/ First Financial		Comparable Nationwide Transactions		Comparable Southeast Transactions
Transaction Price/Book Value Per Share	126%		119%		86%
Transaction Price/Tangible Book Value Per Share	131%		126%		86%
Transaction Price/LTM EPS	14.9	x	22.9	x	23.3	x
Core Deposit Premium	3.4%		3.1%		(1.2)%
Premium to Market	10%		38%		52%

Pro Forma Merger Analysis

        Sandler O'Neill analyzed certain potential pro forma effects of the merger on SCBT, assuming each party performed in accordance with earnings estimates. In conducting the pro forma merger analysis, in the case of SCBT, Sandler O'Neill used publicly available consensus estimates, consensus earnings per share estimates for the years ending December 31, 2013 and December 31, 2014 and a publicly available estimated long term earnings per share growth rate for the years thereafter as discussed with senior management of SCBT, which included earnings per share estimates for the years ended December 31, 2013 through 2017 of $3.23, $3.41, $3.82, $4.27 and $4.79, respectively, and tangible book value per share estimates as of December 31, 2013 through 2017 of $25.34, $28.02, $30.99, $34.20 and $37.80, respectively. In the case of First Financial, Sandler O'Neill utilized the following internal financial projections for First Financial: earnings per share estimates for the years ended December 31, 2013 through 2017 of $1.21, $1.17, $1.30, $1.75 and $2.10, respectively, and tangible book value per share estimates as of December 31, 2013 through 2017 of $14.87, $15.90, $17.04, $18.58 and $20.45, respectively. In addition, the analysis relied on the following assumptions: (1) the merger closes on September 30, 2013; (2) all of the currently outstanding shares of First

Financial would be exchanged for shares of SCBT common stock at an exchange ratio of 0.4237; (3) options to purchase shares of First Financial common stock would be cancelled and holders would be paid cash in an amount equal to the difference between First Financial's stock price immediately prior to the closing of the merger and the strike price of the option; (4) SCBT would be able to achieve cost savings of approximately 30% of First Financial's projected operating expense base, 30% of which would be realized in 2013, 80% in 2014 and 100% thereafter; (5) after-tax transaction costs and expenses would total approximately $30 million; (6) a core deposit intangible of approximately 1.5% of non-time deposits, to be amortized over 10 years using sum-of-years digits methodology; (7) various other purchase accounting adjustments; and (8) First Financial's preferred stock would be repaid with cash at the end of 2014.

        Sandler O'Neill's analysis resulted in the following pro forma projections for the merger:

	As of or for the year ended, December 31
	2013	2014	2015	2016	2017
Earnings Per Share(1)	$3.58	$4.60	$5.06	$5.52	$6.01
Tangible Book Value Per Share	$23.26	$27.04	$31.35	$35.88	$40.77

(1)
Excluding transaction expenses.

        The analysis indicated that the merger would be accretive to SCBT's projected 2013 and 2014 earnings per share, excluding one-time transaction expenses. The analysis also indicated that the transaction would be dilutive to book value per share and dilutive to tangible book value per share for SCBT and that SCBT would maintain well capitalized capital ratios. Sandler O'Neill noted that the assumptions used in its analysis were necessarily preliminary and that the actual results achieved by the company may vary from projected results and the variations may be material.

Pro Forma Contribution Analysis

        Sandler O'Neill analyzed the relative contribution of assets, liabilities, capital and earnings by First Financial and SCBT in the transaction. Based upon the exchange ratio as described above in the Summary of Proposal section, the total ownership for First Financial shareholders in the pro forma company was estimated to be 29.0%.

Comparable Group Analysis

(Dollars in millions)	SCBT Corp.	First Financial	SCBT Contribution	First Financial Contribution
Total Assets	$5,136	$3,216	61%	39%
Gross Loans	$3,711	$2,551	59%	41%
Total Deposits	$4,298	$2,595	62%	38%
Tangible Common Equity	$382	$227	63%	37%
Nonperforming Assets	$81	$46	64%	36%
Market Capitalization as of 1/18/13(1)	$703	$225	76%	24%
2012 Net Income to Common	$36.9	$20.1	65%	35%
2013 Est. Net Income to Common	$55.0	$20.0	73%	27%

(1)
January 18, 2013 is the day First Financial and SCBT first met to discuss the merger

Sandler O'Neill's Compensation and Other Relationships

        Sandler O'Neill has acted as financial advisor to the board of directors of First Financial in connection with the merger. First Financial has agreed to pay Sandler O'Neill a transaction fee equal to 1.25% of aggregate purchase price, all of which is contingent upon the completion of the merger.

Sandler O'Neill received a fee of $350,000 for rendering its fairness opinion to the First Financial board of directors which was payable upon issuance of the opinion. First Financial has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses and to indemnify Sandler O'Neill against certain liabilities arising out of its engagement. Sandler O'Neill's fairness opinion was approved by Sandler O'Neill's fairness opinion committee.

        In the last two years Sandler O'Neill has received approximately $2,252,000 in transaction fees from First Financial. In the last two years Sandler O'Neill has received approximately $100,000 in transaction fees from SCBT.

        In the ordinary course of their respective broker and dealer businesses, Sandler O'Neill may purchase securities from and sell securities to First Financial and SCBT and their affiliates. Sandler O'Neill may also actively trade the debt and/or equity securities of First Financial and SCBT or their affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

SCBT's Reasons for the Merger; Recommendation of SCBT's Board of Directors

        After careful consideration, SCBT's board of directors, at a meeting held on February 19, 2013, unanimously determined that the plan of merger contained in the merger agreement is in the best interests of SCBT and its shareholders. Accordingly, SCBT's board of directors adopted and approved the merger agreement and unanimously recommends that SCBT shareholders vote "FOR" the approval of the SCBT merger proposal, "FOR" the approval of the name change proposal and "FOR" the approval of the SCBT adjournment proposal, if necessary or appropriate.

        In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger, the SCBT board of directors consulted with SCBT management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:

  •
  each of SCBT's and First Financial's businesses, operations, financial condition, asset quality, earnings and prospects, including, without limitation, the view of SCBT's board of directors that First Financial's business and operations complement those of SCBT and that the merger would result in a combined company with significant deposit market share and an attractive funding base in the markets in which SCBT and First Financial operate;

  •
  its understanding of the current and prospective environment in which SCBT and First Financial operate, including national, regional and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on SCBT both with and without the merger;

  •
  its review and discussions with SCBT's management concerning the due diligence examination of First Financial;

  •
  the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

  •
  management's expectation that SCBT will retain its strong capital position upon completion of the transaction;

  •
  the opinion of Keefe, Bruyette & Woods, SCBT's financial advisor, delivered to the SCBT board of directors on February 19, 2013, and subsequently confirmed in writing, to the effect that, as of that date, and subject to and based on the various assumptions, considerations, qualifications and limitations set forth in the opinion, the exchange ratio in the merger agreement was fair, from a financial point of view, to SCBT;

  •
  the financial and other terms of the merger agreement, including the fixed exchange ratio, tax treatment and mutual deal protection and termination fee provisions, which the SCBT board of directors reviewed with its outside financial and legal advisors;

  •
  the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating First Financial's business, operations and workforce with those of SCBT;

  •
  the potential risk of diverting management attention and resources from the operation of SCBT's business and towards the completion of the merger; and

  •
  the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions.

        The foregoing discussion of the information and factors considered by SCBT's board of directors is not intended to be exhaustive but includes the material factors considered by SCBT's board of directors. In view of the wide variety of the factors considered in connection with its evaluation of the merger and the complexity of these matters, SCBT's board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of SCBT's board of directors may have given different weight to different factors. SCBT's board of directors conducted an overall analysis of the factors described above including thorough discussions with, and questioning of, SCBT management and SCBT's legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

        The foregoing explanation of SCBT's board of directors' reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled "Cautionary Statement Concerning Forward-Looking Statements."

Opinion of Keefe, Bruyette & Woods, Inc.

        On February 7, 2013, SCBT executed an engagement agreement with Keefe, Bruyette & Woods, which we refer to as KBW. KBW's engagement encompassed assisting SCBT in analyzing, structuring, negotiating and effecting a transaction between SCBT and First Financial. SCBT selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with SCBT and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

        On February 19, 2013, the SCBT board of directors held a meeting to evaluate the proposed merger of First Financial and SCBT. At this meeting, KBW reviewed the financial aspects of the proposed merger with the SCBT board and rendered an oral opinion (subsequently confirmed in writing), to the SCBT board of directors that, as of such date, and based upon and subject to factors and assumptions set forth therein, the common stock merger consideration in the merger is fair, from a financial point of view, to SCBT.

        The full text of KBW's written opinion, dated February 19, 2013, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement / prospectus and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. SCBT's shareholders are urged to read the opinion in its entirety.

        KBW's opinion speaks only as of the date of the opinion. The opinion is directed to the SCBT board of directors and addresses only the fairness, from a financial point of view to SCBT, of the merger consideration to be offered in the merger. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any SCBT shareholder as to how such shareholder should vote at the SCBT special meeting on the merger or any related matter.

        In connection with its opinion, KBW reviewed, analyzed and relied upon material bearing upon the merger and the financial and operating condition of SCBT and First Financial, including among other things, the following:

  •
  a draft of the merger agreement, dated February 18, 2013, which was the most recent draft made available to KBW prior to rendering its opinion,

  •
  the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2011 and September 30, 2011, of SCBT and First Financial, respectively,

  •
  certain interim reports to shareholders and Quarterly Reports on Form 10-Q of SCBT and First Financial and certain other communications from SCBT and First Financial to their respective stockholders, and

  •
  other financial information concerning the businesses and operations of SCBT and First Financial furnished to KBW by SCBT and First Financial for purposes of KBW's analysis.

        KBW also held discussions with members of senior management of SCBT and First Financial regarding the past and current business operations, regulatory relations, financial condition, and future prospects of the respective companies and such other matters that KBW deemed relevant to its inquiry. In addition, KBW compared certain financial and stock market information for SCBT and First Financial with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry, and performed such other studies and analyses as KBW considered appropriate.

        In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy. KBW relied upon the management of SCBT and First Financial as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to KBW and KBW assumed that such forecasts and projections reflected the best currently available estimates and judgments of such management and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such managements. KBW is not an expert in the independent valuation of the adequacy of allowances for loan losses and, without independent verification, assumed that the aggregate allowances for loan and lease losses for SCBT and First Financial were adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of any assets or liabilities of SCBT or First Financial, nor did it examine or review any individual credit files.

        The projections and associated assumptions used by KBW in certain of its analyses, including the First Financial 2013 budget as defined below, were obtained from SCBT's and First Financial's senior management teams. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. Any estimates or projections contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates or projections of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

        For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

  •
  the merger would be completed substantially in accordance with the terms set forth in the merger agreement (the final version of which would not differ in any respect material to its analyses from the draft reviewed);

  •
  the representations and warranties of each party contained in the merger agreement and in all related documents and instruments referred to in the Merger Agreement were true and correct in all material respects;

  •
  each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

  •
  all conditions to the completion of the merger would be satisfied without any waivers or modifications to the merger agreement; and

  •
  in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

        KBW further assumed that the merger would be accounted for as a purchase transaction under generally accepted accounting principles, and that the merger would qualify as a tax-free reorganization for United States federal income tax purposes. KBW's opinion was not an expression of an opinion as to the prices at which shares of SCBT common stock would trade following the announcement of the proposed merger or the actual value of the SCBT common shares when issued pursuant to the merger, or the prices at which the SCBT common shares will trade following the completion of the merger.

        In performing its analyses, KBW considered such financial and other factors it deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of SCBT and First Financial; (ii) the assets and liabilities of SCBT and First Financial; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. KBW also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally.

        The merger consideration was determined through negotiation between SCBT and First Financial and the decision to enter into the merger was that of SCBT's board of directors. The KBW opinion was among several factors taken into consideration by the SCBT board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the SCBT board of directors with respect to the fairness of the merger consideration in the merger.

Summary of Analysis by KBW

        The following is a summary of the material financial analyses presented by KBW to the SCBT board of directors, in connection with rendering the fairness opinion described above. The following summary is not a complete description of the financial analyses performed by KBW in rendering its opinion or the presentation made by KBW to the SCBT board of directors, nor does the order of analysis described represent relative importance or weight given to any particular analysis by KBW, and is qualified in its entirety by reference to the written opinion of KBW attached as Annex C. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Selecting portions of the analysis or of the summary set forth herein, without considering the analysis as a whole, could create an incomplete view of the processes underlying KBW's opinion. In arriving at its opinion, KBW considered the results of its entire analysis and KBW did not attribute any particular weight to any analysis or factor that it considered. Rather, KBW made its determination as to fairness on the basis of its experience and professional judgment after considering the results of its entire analysis. The financial analyses summarized below include information presented in tabular format. KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

        Selected Companies Analysis.    Using publicly available information, KBW compared the financial performance, financial condition and market performance of First Financial to the following institutions, which are traded on the New York Stock Exchange, NYSE MKT Equities or NASDAQ and headquartered in Florida, Georgia, North Carolina, South Carolina or Virginia, with total assets between $2.0 billion and $5.0 billion. The analysis excluded merger targets as of February 15, 2013. This group consisted of the following companies:

Ameris Bancorp	FNB United Corp.
BNC Bancorp	Hampton Roads Bankshares, Inc.
Capital City Bank Group, Inc.	Park Sterling Corporation
Cardinal Financial Corporation	Seacoast Banking Corporation of Florida
CenterState Banks, Inc.	State Bank Financial Corporation
Fidelity Southern Corporation	StellarOne Corporation
First Bancorp	TowneBank
First Community Bancshares, Inc.	Union First Market Bankshares Corporation

        To perform this analysis, KBW used financial information as of the most recent three month period available (ended either December 31, 2012 or September 30, 2012) for each of the above companies and market price information as of February 15, 2013, the most recent date for which such market price information was available. Earnings estimates for 2013 and 2014 for each of the selected companies were taken from a nationally recognized earnings estimate consolidator. With respect to First Financial, certain financial data prepared by KBW, as referenced in the tables presented below, may differ from the corresponding data presented in First Financial's historical financial statements, or the corresponding data prepared by Sandler O'Neill, presented under the section "The Merger—Opinion of Sandler O'Neill + Partners, L.P.," as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

        KBW's analysis showed the following concerning First Financial's and the selected companies' financial performance for the periods described in the preceding paragraph:

	First Financial	Selected Companies Minimum	Selected Companies Maximum
Return on Average Assets	1.06%	(3.18)%	1.81%
Return on Average Equity	11.43%	(29.70)%	17.23%
Net Interest Margin	4.69%	2.95%	7.76%
Efficiency Ratio	68%	47%	135%

        KBW's analysis showed the following concerning First Financial's and the selected companies' financial condition as of the dates described above:

	First Financial	Selected Companies Minimum	Selected Companies Maximum
Tangible Common Equity / Tangible Assets	7.07%	4.28%	15.83%
Leverage Ratio(1)	10.54%	5.69%	15.73%
Loan Loss Reserve / Loans(2)(3)	1.94%	0.83%	3.19%
Nonperforming Assets / Assets(2)(3)(4)	1.41%	0.22%	7.57%
Nonperforming Assets / Loans + OREO(2)(3)(4)	1.92%	0.58%	12.83%
LTM Net Charge-Offs / Average Loans(2)(3)	1.18%	0.06%	3.02%

(1)
For Ameris Bancorp, BNC Bancorp, and Seacoast Banking Corporation of Florida, represents leverage ratios at the bank level

(2)
The analysis used First Financial asset quality ratios as of 9/30/12 to account for latest disclosure of covered assets

(3)
Asset quality ratios were adjusted to exclude loans and OREO covered by loss share agreements with the FDIC, as a result of failed bank acquisitions

(4)
Nonperforming assets include nonaccrual loans, restructured loans, OREO and other nonaccrual assets

        KBW's analysis showed the following concerning First Financial's and the selected companies' market performance as of and for the dates and periods described above:

	First Financial		Selected Companies Minimum		Selected Companies Maximum
Market Capitalization ($ Million)	$271		$165		$522
1-year Stock Price Change	73.7%		(54.2)%		76.8%
1-year Total Return	76.4%		(54.2)%		76.8%
Dividend Yield	1.22%		0.00%		2.85%
Stock Price / Book Value per Share	115.5%		79.1%		216.9%
Stock Price / Tangible Book Value per Share	119.6%		100.0%		242.4%
Stock Price / 2013 EPS(5)	13.9	x	9.8	x	44.5	x
Stock Price / 2014 EPS(5)	14.4	x	8.8	x	35.1	x

(5)
Consensus earnings estimates per FactSet Research Systems, Inc., as compiled by SNL Financial, as of 2/15/13

        Contribution Analysis.    KBW analyzed the relative contribution of each of First Financial and SCBT to the pro forma balance sheet of the combined entity, including assets, gross loans, deposits, equity, tangible equity, tangible common equity, net income available to common stockholders over the last twelve months, market capitalization, and pro forma ownership. This analysis excluded any purchase accounting adjustments and was based on First Financial's closing share price and SCBT's closing share price on February 15, 2013 of $16.40 and $42.64, respectively. To perform this analysis,

KBW used financial information as of the three month period ended December 31, 2012. The results of KBW's analysis are set forth in the following table:

	SCBT as % of Total	First Financial as % of Total
Balance Sheet
Assets	61.5	38.5
Gross Loans	59.3	40.7
Deposits	62.4	37.6
Equity	62.9	37.1
Tangible Equity	56.7	43.3
Tangible Common Equity	62.7	37.3
Income Statement
LTM Net Income Available to Common	54.6	45.4
Market Capitalization	72.7	27.3
Pro Forma Ownership
100% Common Stock	70.7	29.3

        Recent Transactions Analysis.    KBW reviewed publicly available information related to selected bank and thrift transactions announced after January 1, 2011 with deal values between $100 million and $500 million.(1) The transactions included in the group were:

Acquiror:	Acquired Company:
Renasant Corporation	First M&F Corporation
United Bankshares, Inc.	Virginia Commerce Bancorp, Inc.
Prosperity Bancshares, Inc.	Coppermark Bancshares, Inc.
PacWest Bancorp	First California Financial Group, Inc.
NBT Bancorp Inc.	Alliance Financial Corporation
Investors Bancorp, MHC	Marathon Banking Corporation
Berkshire Hills Bancorp, Inc.	Beacon Federal Bancorp, Inc.
Cadence Bancorp, LLC	Encore Bancshares, Inc.
Carlile Bancshares, Inc.	Northstar Financial Corporation
Susquehanna Bancshares, Inc.	Tower Bancorp, Inc.
F.N.B. Corporation	Parkvale Financial Corporation
Valley National Bancorp	State Bancorp, Inc.
Brookline Bancorp, Inc.	Bancorp Rhode Island, Inc.
IBERIABANK Corporation	Cameron Bancshares, Inc.
Susquehanna Bancshares, Inc.	Abington Bancorp, Inc.
People's United Financial, Inc.	Danvers Bancorp, Inc.

(1)
The analysis excluded the following transactions with non-U.S. domiciled buyers and MHC-to-MHC (mutual holding company) transactions: Oriental Financial Group, Inc. / BBVA's Puerto Rico operations, Industrial and Commercial Bank of China Limited / Bank of East Asia (USA), NA, Investors Bancorp, MHC / Roma Financial Corporation MHC.

        With respect to the proposed merger between First Financial and SCBT, transaction multiples for the merger were derived from an implied aggregate offer price per share of $18.07 for First Financial, based on SCBT's closing price of $42.64 on February 15, 2013 and a fixed exchange ratio of 0.4237 shares of SCBT common stock for one share of First Financial common stock. For each transaction referred to above, KBW derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

  •
  book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition

  •
  tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition,

  •
  tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition (the "core deposit premium"), and

  •
  market premium based on the most recent closing price at least 1 day prior to the announcement of the acquisition.

        The results of the analysis are set forth in the following table:

Transaction Price as a Percentage of:	SCBT / First Financial Merger	Selected Transactions Minimum	Selected Transactions Maximum
Book Value	127%	111%	182%
Tangible Book Value	132%	111%	240%
Core Deposit Premium	3.4%	1.9%	17.6%
Market Premium(1)	10.2%	10.3%	104.4%

(1)
Based on FFCH's stock price of $16.40 on February 15, 2013

        No company or transaction used as a comparison in the above analysis is identical to SCBT, First Financial or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

        Financial Impact Analysis.    KBW performed pro forma merger analyses that combined projected income statement and balance sheet information of SCBT and First Financial. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings of the merger were used to calculate the financial impact that the merger would have on certain projected financial results of SCBT. In the course of this analysis, KBW used earnings estimates for SCBT for 2013 and 2014 from a nationally recognized earnings estimate consolidator and used earnings estimates for First Financial for 2013 and 2014 prepared by SCBT management. This analysis indicated that the merger is expected to be dilutive to SCBT's estimated earnings per share in 2013 and accretive to SCBT's estimated earnings per share in 2014. The analysis also indicated that the merger is expected to be accretive to book value per share and dilutive to tangible book value per share for SCBT and that SCBT would maintain well capitalized capital ratios following the completion of the merger. The actual results achieved by SCBT following the completion of the merger may vary from these projected results.

        Discounted Cash Flow Analysis.    KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of First Financial. In this analysis, KBW assumed discount rates ranging from 9.0% to 14.0% to derive (i) the present value of the estimated free cash flows that First Financial could generate over a five year period, including certain cost savings forecasted as a result of the merger, and (ii) the present value of First Financial's terminal value at the end of year five. Terminal values for First Financial were calculated based on a range of 10.0x to 15.0x estimated 2018 earnings. In performing this analysis, KBW used estimates of First Financial's future earnings prepared by SCBT management. Certain data was adjusted to account for certain restructuring charges and purchase accounting adjustments anticipated by SCBT management to result from the merger. KBW assumed that First Financial would maintain a tangible common equity / tangible asset ratio of 7.50% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented dividendable cash flows for First Financial.

        Based on these assumptions, KBW derived a range of implied value of First Financial of $21.50 per share to $37.10 per share.

        The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of First Financial.

Miscellaneous

        The SCBT board of directors retained KBW as an independent contractor to act as financial adviser to SCBT regarding the merger. As part of its investment banking business, KBW is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, SCBT and First Financial. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of SCBT and First Financial for KBW's own account and for the accounts of its customers. To the extent KBW held any such positions, it was disclosed to SCBT.

        During the past two years, KBW has provided investment banking and financial advisory services to SCBT, and has received $825,000 of compensation for such services. In addition, during the past two years KBW has provided investment banking and financial advisory services to First Financial, but has not received any compensation for such services. KBW may in the future provide investment banking and financial advisory services to SCBT and receive compensation for such services.

        SCBT and KBW entered into an agreement relating to the services to be provided by KBW in connection with the merger. SCBT agreed to pay to KBW at the time of closing a cash fee of $1,650,000. Pursuant to the KBW engagement agreement, SCBT also agreed to reimburse KBW for all reasonable out-of-pocket expenses and disbursements, including fees and reasonable expenses of counsel, incurred in connection with the engagement and to indemnify KBW and related parties against certain liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

SCBT and First Financial Unaudited Prospective Financial Information

        SCBT and First Financial do not as a matter of course publicly disclose forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the negotiation and review of the merger agreement, SCBT's management reviewed certain budget metrics for SCBT's 2013 operations and First Financial's management reviewed certain budget metrics for First Financial's 2013 operations (which we refer to as the SCBT 2013 budget and the First Financial 2013 budget, respectively), each of which contain unaudited prospective financial information on a standalone, pre-merger basis. The SCBT 2013 budget was made available to First Financial's financial advisor, Sandler O'Neill and the First Financial 2013 budget was made available to SCBT's financial advisor, KBW. The SCBT 2013 budget and the First Financial 2013 budget were not prepared with a view toward public disclosure and the inclusion of the SCBT 2013 budget and the First Financial 2013 budget in this joint proxy statement / prospectus should not be regarded as an indication that SCBT, First Financial or any other recipient of the SCBT 2013 budget or First Financial 2013 budget considered, or now considers, them to be necessarily predictive of actual future results. None of SCBT, First Financial nor their respective affiliates assumes any responsibility for the accuracy of the SCBT 2013 budget or the First Financial 2013 budget. The SCBT 2013 budget and the First Financial 2013 budget were not prepared with a view toward complying with the guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of financial information. None of SCBT's current independent registered public accounting firm, Dixon Hughes Goodman LP, First Financial's current independent registered public accounting firm, Grant Thornton LLP, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the budgets included below, or expressed any opinion or any other form of assurance on such information or its achievability.

        The SCBT 2013 budget and the First Financial 2013 budget reflect numerous estimates and assumptions made by SCBT and First Financial, respectively, with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to SCBT's and First Financial's respective businesses, all of which are difficult to predict and many of which are beyond SCBT's and First Financial's respective control. The SCBT 2013 budget and the First Financial 2013 budget also reflect assumptions as to certain business decisions that are subject to change. The SCBT 2013 budget and the First Financial 2013 budget reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the SCBT 2013 budget and the First Financial 2013 budget constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, SCBT's and First Financial's performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in SCBT's and First Financial's reports filed with the SEC. None of SCBT, First Financial nor any of their financial advisors nor any of their affiliates assumes any responsibility for the validity, accuracy or completeness of the prospective information described below. The SCBT 2013 budget and the First Financial 2013 budget do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Further, the SCBT 2013 budget and the First Financial 2013 budget do not take into account the effect of any possible failure of the merger to occur. None of SCBT, First Financial nor any of their financial advisors nor any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the SCBT 2013 budget or the First Financial 2013 budget if they are or become inaccurate (even in the short term). The inclusion of the SCBT 2013 budget and the First Financial 2013 budget herein should not be deemed an admission or representation by SCBT or First Financial that they are viewed by SCBT or First Financial as material information of SCBT or First Financial, respectively, particularly in light of the inherent risks and uncertainties associated with such forecasts.

SCBT 2013 Budget

(Dollars in millions, except per share data)	Budget for the Year Ending December 31, 2013
Total Assets	$5,249
Total Equity	$527
Net Income	$53.6
Earnings Per Share	$3.15
Return on Average Assets	1.02%
Leverage (Avg. Assets / Avg. Equity)	9.96
Return on Average Equity	10.17%
Common Shares Outstanding (000s)	17,065
Average Shares Outstanding (000s)	17,028

First Financial 2013 Budget

(Dollars in millions, except per share data)	Budget for the Year Ending December 31, 2013
Total Assets	$3,446
Tangible Common Equity	$246
Net Income	$23.9
Net Income Available to Common	$20.0
Earnings Per Share	$1.21
Return on Average Assets	0.72%
Tang. Common Equity / Tang. Assets	7.15%
Tier 1 Leverage Ratio	10.47%
Common Shares Outstanding (000s)	16,527
Diluted Shares Outstanding (000s)	16,527

Interests of First Financial's Directors and Executive Officers in the Merger

        In considering the recommendation of First Financial's board of directors that you vote to adopt the merger agreement, you should be aware that some of First Financial's executive officers and directors have financial interests in the merger that are different from, or in addition to, those of First Financial shareholders generally. The independent members of First Financial's board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the shareholders that the merger agreement be approved. For purposes of all of First Financial's agreements and plans described below, the completion of the merger will constitute a change in control.

  Boards of Directors of SCBT and SCBT Bank

        At the effective time of the merger, the number of directors on the boards of directors of SCBT and SCBT Bank, will be increased to 20, and the boards of directors will each consist of the directors of SCBT in office immediately prior to the effective time of the merger, together with five appointees from the board of directors of First Financial. The five appointees will include Ms. Paula Harper Bethea, Mr. R. Wayne Hall and three appointees to be designated by SCBT prior to the completion of the merger. Ms. Bethea will serve as Vice Chairman of the boards of SCBT and SCBT Bank following the completion of the merger. The First Financial directors who ultimately serve on the boards of directors of SCBT and SCBT Bank will participate in the director compensation program set forth in SCBT's annual proxy statement that was filed with the Securities and Exchange Commission on March 4, 2013. See "Where You Can Find More Information."

  Advisory Board

        Each member of First Financial's board of directors who is not appointed to the SCBT board of directors will be entitled to serve on an advisory board established by SCBT to monitor the surviving company's performance and operations in certain of First Financial's current market areas. In connection with such service, each member of the advisory board will enter into an advisory board member agreement with SCBT that provides for the payment of cash compensation of $40,000 per year for a three-year period and further provides that the First Financial directors party to such advisory board member agreements will be subject to covenants not to compete or solicit clients or employees during that three-year period. The cash retainer under the advisory agreement will be paid through the third anniversary of the effective date, regardless of whether the advisory period is terminated on an earlier date.

  Acceleration of Vesting of Stock Options

        Under the terms of the stock options, those which have not yet vested will become fully vested upon the occurrence of a change in control and all stock options will be cashed out in an amount equal to the product of (A) the excess, if any, of the closing price per share of First Financial common stock on the NASDAQ stock exchange on the day immediately prior to the closing date over the per-share exercise price of such stock, and (B) the number of shares of First Financial common stock subject to such stock option. No First Financial directors or executive officers have any unvested stock options.

  Terms of the Change in Control Severance Agreements

        Mr. R. Wayne Hall, Mr. J. Dale Hall, Ms. Bettendorf, Mr. Arthur and Mr. Amy each previously entered into change in control severance agreements with First Financial which provide that if the employment of any of these named executive officers is terminated without cause or if such named executive officer resigns for good reason (as each of those terms are defined below) within two years following a change in control (or prior to such change in control if such termination was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a change in control and who effectuates a change in control), the executive will be entitled to the following benefits:

  •
  A lump-sum payment equal to a pro-rata target annual bonus for the year in which the termination occurs;

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  A cash amount equal to 2.99 times the sum of the executive's annual base salary and the average of the annual bonuses paid or payable to the executive for the three fiscal years ending before the date of termination (or, if the executive officer has been employed by First Financial for fewer than three years, the average of the years the executive officer has been employed by First Financial), payable in approximately equal installments in accordance with First Financial's regular payroll practices (but not a part of the employee payroll) over the 12-month period commencing on the date of termination for Messrs. R. Wayne Hall, J. Dale Hall and Amy and in a lump sum for Ms. Bettendorf and Mr. Arthur; and

  •
  For a period of three years, continued welfare benefits on a basis that is at least as favorable as was available immediately prior to the date of termination of employment (or a payment in an amount equal to the cost of procuring such welfare benefits on an after-tax basis).

        In addition to the named executive officers mentioned above, the following executive officers of First Financial previously entered into substantially similar change in control severance agreements: Mark R. Adelson, Susan A. Bagwell, Robert L. Davis, John N. Golding, Michael Neal Helmus, Kellee S. McGahey, Eartha C. Morris, Sandra Lee Petrowski, Timothy B. Sease and Daniel S. Vroon. The terms of each executive officer's change in control severance agreement are substantially similar to the terms between First Financial and the named executive officers, except that Messrs. Adelson and Petrowski will each receive (i) a lump sum cash amount equal to one times the sum of the executive's annual base salary and the average of the annual bonuses paid or payable to the executive for the three fiscal years ending before the date of termination of employment (or, if the executive officer has been employed by First Financial for fewer than three years, the average of the years the executive officer has been employed by First Financial) and (ii) for a period of one year, continued welfare benefits on a basis that is at least favorable as was available immediately prior to the date of termination (or a payment in an amount equal to the cost of procuring such welfare benefits on an after-tax basis). Assuming each executive officer's employment is terminated immediately following the completion of the merger (which is assumed to occur on May 15, 2013), First Financial's executive officers (excluding First Financial's named executive officers) will be entitled to payments and benefits pursuant to the terms of the change in control severance agreements with an aggregate value of approximately $6.2 million.

        Under the change in control severance agreements, First Financial has the right to reduce any such payments as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on the executive unless the executive would receive a larger net after-tax benefit if no reduction occurred, in which case the executive will receive the full amount of payments and benefits and be responsible for any resulting excise tax.

        Under the terms of the change in control severance agreements, each executive has the right to terminate his or her employment for "good reason" if he or she determines that, within two years after a "change in control," there has been either (a) a material diminution in (i) his or her base compensation; (ii) his or her authority, duties or responsibilities; (iii) his or her reporting responsibilities, titles or offices; or (iv) his or her material employee benefit plans; (b) a material change in geographic location at which he or she must be based; or (c) a material breach of the agreement by First Financial.

        "Cause" is defined to include intentional failure to perform stated duties; conviction of a felony or any crime involving fraud, dishonesty or moral turpitude; intentional act of theft, fraud, misappropriation or malfeasance; or disqualification or bar by any regulatory authority from carrying out the duties and responsibilities of the office.

        As of the effective time, the change in control severance agreement with Mr. R. Wayne Hall will be superseded by the employment agreement by and between Mr. R. Wayne Hall and SCBT, which was entered into concurrently with the execution of the merger agreement (as such employment agreement is described below).

  Employment Agreements between SCBT and Certain Executive Officers of First Financial

        Employment Agreement with R. Wayne Hall.    As a condition to entering into the merger agreement, SCBT entered into an employment agreement with Mr. R. Wayne Hall. The employment agreement by and between SCBT and Mr. R. Wayne Hall will become effective upon the closing of the merger and will have a five-year term. The employment agreement provides for an annual base salary of $475,000, the right to participate in incentive-based bonus plans, the right to participate in employee benefit plans, the use of an automobile, reimbursement for expenses related to attending meetings and conventions that SCBT requires Mr. R. Wayne Hall to attend, a one-time payment of $500,000 to be paid 30 days following the closing of the merger, and a grant of restricted stock units with a value of $375,000 that vest over a three year period. The one-time cash payment and initial equity grant is in satisfaction of amounts that would be due to Mr. R. Wayne Hall pursuant to the terms of his existing change in control severance agreement if he resigned for "good reason" (which he would otherwise have a right to do) immediately following the closing of the transaction. The employment agreement provides that upon a termination of employment by SCBT other than for "cause", death or disability, or by Mr. R. Wayne Hall for "good reason", Mr. R. Wayne Hall will receive severance that is equal to the continued base salary for the remaining term of the employment agreement, all the unvested restricted stock units granted pursuant to the employment agreement will vest, and SCBT will make contributions towards Mr. R. Wayne Hall's COBRA premium for a period of the lesser of twelve months or the period between the date of termination of employment and the fifth anniversary of the closing of the merger. Mr. R. Wayne Hall is also subject to covenants not to compete and not to solicit clients or employees for the duration of the term of the employment agreement (regardless of whether he is employed). In the event Mr. R. Wayne Hall is terminated for "cause", disability or resignation for no reason, the non-compete will be for the one year period immediately following the date of termination of employment. The employment agreement also provides that in the event that any payments or benefits provided under the employment agreement or any other arrangement would result in such payments or benefits being considered excess parachute payments as defined in Section 280G of the Code, SCBT has the right to reduce any such payments as necessary under the Code to avoid the imposition of excise taxes on the executive unless the executive would receive a larger net after-tax benefit if no reduction occurred, in which case the executive will receive the full amount of payments and benefits and be responsible for any resulting excise tax.

        For the purposes of Mr. R. Wayne Hall's employment agreement, "Cause" means (a) his repeated failure to perform his responsibilities and duties; (b) the commission of an act constituting dishonesty or fraud; (c) being charged with a felony; (d) habitual absenteeism; (e) working under the influence of alcohol, unauthorized or illegal drugs, prescription drugs that have not been prescribed, or other substances that have the potential to impair his judgment or performance; (f) the commission of an act involving gross negligence or moral turpitude that brings SCBT or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of SCBT or its affiliates; (g) bringing firearms or weapons into the workplace; (h) failure to comply with policies, standards, and regulations of SCBT; (i) engagement in conduct which is in material contravention of any federal, state or local law or ordinance other than a minor offense which does not reflect or impact upon SCBT or any of its affiliates; (j) engagement in conduct which is unbecoming to or inconsistent with the duties and responsibilities of a member of management of SCBT or any of its affiliates; or (k) engaging in sexual or other form of illegal harassment.

        "Good Reason" means (a) a material reduction by SCBT in Mr. R. Wayne Hall's annual base salary, except for across-the-board salary reductions similarly affecting management personnel of SCBT; (b) SCBT requiring Mr. R. Wayne Hall to be based more than fifty miles from his current location in Charleston, South Carolina, except for his relocation to SCBT's headquarters; or (c) a material breach by SCBT of the employment agreement.

        SCBT currently contemplates entering into employment arrangements with certain executive officers of First Financial (in addition to Mr. R. Wayne Hall) with respect to continued employment following the completion of the merger. It is anticipated that these arrangements, once entered into, will supersede the change in control severance agreements that such executive officers are currently party to. However, as of the date hereof, no such employment arrangements have been finalized (other than the employment agreement with Mr. R. Wayne Hall described above).

Potential Payments and Benefits to First Financial Named Executive Officers in Connection with a Change in Control

        The following table and related footnotes is intended to comply with Item 402(t) of Regulation S-K under the Exchange Act, which requires disclosure of information about the payments and benefits that each of the First Financial "named executive officers," as determined for the purposes of First Financial's most recent Annual Report on Form 10-K, will or may receive that are based on or otherwise relate to the merger, assuming the merger was completed on May 15, 2013. The amounts reported below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including an assumption that the employment of each of the five named executive officers is terminated immediately following the completion of the merger, and do not reflect certain compensation actions that may occur before the completion of the merger and reflect some events that will not occur immediately following the merger.

Name	Cash ($)		Equity ($)		Pension/ NQDC ($)	Perquisites/ Benefits ($)		Tax Reimbursement ($)	Other ($)		Total ($)
R. Wayne Hall	2,875,000	(1)	375,000	(3)	—	13,280	(4)	—	—		3,263,280
Blaise B. Bettendorf	789,360	(2)	—		—	53,352	(5)	—	29,066	(6)	871,778
Richard A. Arthur	785,324	(2)	—		—	53,352	(5)	—	28,918	(6)	867,579
J. Dale Hall	971,750	(2)	—		—	39,838	(5)	—	35,782	(6)	1,047,370
Joseph W. Amy	739,128	(2)	—		—	39,838	(5)	—	27,216	(6)	806,182

(1)
The amount set forth includes (i) a single trigger one time cash payment equal to $500,000 to be made following the closing of the transaction and (ii) a severance payment equal to continued base salary for the remainder of the term of Mr. R. Wayne Hall's employment agreement upon termination of employment by SCBT other than a termination of employment for Cause (as described above) or by Mr. R. Wayne Hall for Good Reason (as described above).

(2)
The amounts set forth represent double trigger severance payments due to the named executive officer upon a termination of employment without Cause (as described above) or a resignation for Good Reason (as described above) in each case during the two year period following a change in control. These amounts for the named executive officers other than Mr. J. Dale Hall and Mr. Amy will be paid in a lump sum and for Mr. J. Dale Hall and Mr. Amy will be paid in installments.

(3)
The amount set forth represents the value of the restricted stock units with respect to SCBT common stock that will be granted to Mr. R. Wayne Hall in connection with the closing of the transaction that will immediately vest (double trigger) upon the termination of his employment by SCBT without Cause or by Mr. R. Wayne Hall for Good Reason following the closing of the transaction.

(4)
The amount set forth represents the value of continued welfare benefits to be provided by SCBT following a termination of employment.

(5)
The amounts set forth represent the value of continued welfare benefits to be provided by SCBT on a basis that is at least as favorable as was available immediately prior to the date of termination upon a termination of employment without Cause or a resignation for Good Reason.

(6)
The amounts set forth represent a lump-sum payment equal to a pro-rata target annual bonus for the year in which the termination of the named executive officer's employment occurs.

Advisory (Non-Binding) Vote on the Compensation Proposal

        In accordance with Section 14A of the Exchange Act, First Financial's board of directors is providing shareholders with the opportunity to cast a non-binding advisory vote on the compensation payable to the named executive officers of First Financial in connection with the merger. This proposal gives First Financial shareholders the opportunity to express their views on the compensation that First Financial's named executive officers will be entitled to receive that is based on or otherwise relates to the merger.

        Under SEC rules, First Financial's shareholders must be provided with the opportunity to vote on a non-binding advisory resolution to approve certain "golden parachute" payments that named executive officers will receive in connection with the merger. The payments to Mr. R. Wayne Hall, Mr. J. Dale Hall, Ms. Bettendorf, Mr. Arthur and Mr. Amy will constitute "golden parachute" payments.

        Under each named executive officer's agreement with SCBT or First Financial, as applicable, the named executive officer will be entitled to receive a severance payment upon the occurrence of a change in control and certain qualifying terminations of employment. The compensation that is subject to such advisory vote is set forth under the heading "Interests of First Financial's Directors and Executive Officers in the Merger—Potential Payments and Benefits to First Financial Named Executive Officers in Connection with a Change in Control" above.

        As required by Section 14A of the Exchange Act, First Financial is asking its shareholders to vote on the adoption of the following resolution:

  "RESOLVED, that the compensation that may be paid or become payable to First Financial's named executive officers in connection with the merger and the agreements or understandings pursuant to which such compensation may be paid or become payable, as disclosed in the "Compensation Subject to Compensation Proposal" table included in the section of the proxy statement entitled "Interests of First Financial's Directors and Executive Officers in the Merger—Potential Payments and Benefits to First Financial Named Executive Officers in Connection with a Change in Control," including the associated narrative discussion, are hereby APPROVED."

        The vote on the compensation proposal is a vote separate and apart from the vote to adopt the merger agreement. You may vote for the compensation proposal and against the proposal to adopt the merger agreement, and vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on either First Financial or SCBT. Accordingly, because First Financial or SCBT, as applicable, is contractually obligated to pay the compensation, if the merger is completed, the compensation will be payable, subject to the conditions applicable thereto, regardless of the outcome of the advisory vote.

        The affirmative vote of a majority of the shares of First Financial common stock cast at the First Financial special meeting will be required to approve the compensation proposal. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of the proposal.

First Financial's board of directors recommends that you vote "FOR" the compensation proposal.

Name Change; Approval of Amendment to SCBT's Articles of Incorporation

        At the SCBT special meeting, SCBT shareholders will be asked to approve an amendment to SCBT's articles of incorporation to change the name of the corporation from "SCBT Financial Corporation" to "First Financial Holdings, Inc." The full text of the form of proposed amendment is attached to this joint proxy statement/prospectus as Annex E.

        The proposed merger between SCBT and First Financial represents a strategic combination for both companies that will significantly enhance the size and scale of the combined company following the completion of the merger. In recognition of the transformative nature of the merger, the SCBT board of directors believes that it is an appropriate and opportune time to adopt a name that is reflective of the combined company following the merger.

        The name change will not become effective unless and until the merger is completed, and will occur immediately following completion of the merger, as contemplated in the merger agreement. If the merger is not completed for any reason, the name of SCBT will not change, regardless of whether the name change proposal is approved at the SCBT special meeting or any adjournment thereof. Approval of the name change proposal is not a condition to the completion of the merger.

Public Trading Markets

        SCBT common stock is listed for trading on the NASDAQ Global Select Market under the symbol "SCBT," and First Financial common stock is quoted on the NASDAQ Global Market under the symbol "FFCH." Upon completion of the merger, First Financial common stock will no longer be quoted on the NASDAQ Global Select Market.

        Under the merger agreement, SCBT will use reasonable best efforts to cause the shares of SCBT common stock to be issued in connection with the merger to be listed on the NASDAQ Global Select Market, and the merger agreement provides that neither SCBT nor First Financial will be required to complete the merger if such shares are not approved for listing, subject to notice of issuance, on the NASDAQ Global Select Market. Following the merger, SCBT expects that its common stock will continue to be traded on the NASDAQ Global Select Market.

SCBT's Dividend Policy

        No assurances can be given that any dividends will be paid by SCBT or that dividends, if paid, will not be reduced or eliminated in future periods. Special cash dividends, stock dividends or returns of capital may, to the extent permitted by the policies and regulations of the Federal Reserve Board, be paid in addition to, or in lieu of, regular cash dividends. Dividends from SCBT will depend, in large part, upon receipt of dividends from SCBT Bank, and any other banks which SCBT acquires, because SCBT will have limited sources of income other than dividends from SCBT Bank and earnings from the investment of proceeds from the sale of shares of common stock retained by SCBT. SCBT's board of directors may change its dividend policy at any time, and the payment of dividends by financial holding companies is generally subject to legal and regulatory limitations. For further information, see "Comparative Market Prices and Dividends."

Dissenters' Rights in the Merger

        Under Section 262 of the DGCL, holders of shares listed on a national securities exchange are not entitled to appraisal rights or dissenters' rights for their shares if such holders are required, under a plan of merger, to accept in exchange therefor only shares of the surviving corporation in the merger and cash in lieu of fractional shares. First Financial common stock and SCBT common stock are listed on the NASDAQ Global Select Market, a national securities exchange, and First Financial shareholders are not required to accept in exchange for their shares anything other than shares of SCBT, the surviving corporation in the merger, and cash in lieu of fractional shares. Accordingly, shareholders of First Financial common stock are not entitled to any appraisal rights or dissenters' rights in connection with the merger.

Regulatory Approvals Required for the Merger

        Completion of the merger is subject to prior receipt of all approvals and consents required to be obtained from applicable governmental and regulatory authorities, without certain conditions being imposed by any governmental authority as part of a regulatory approval that would reasonably be likely to have a material adverse effects on SCBT and its subsidiaries taken as a whole on a scale relative to First Financial and its subsidiaries. Subject to the terms and conditions of the merger agreement, SCBT and First Financial have agreed to use their reasonable best efforts and cooperate to prepare and file, as promptly as possible, all necessary documentation and to obtain as promptly as practicable all regulatory approvals required or advisable to complete the transactions contemplated by the merger agreement (other than agreeing to any adverse modification to or payment by or cost to SCBT in respect of any loss share agreement between First Financial or its affiliates and the FDIC (which we refer to as the "loss sharing agreements")). These approvals include, among others, approval from the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the South Carolina State Board of Financial Institutions. SCBT and First Financial have filed applications and notifications to obtain the required regulatory approvals.

Federal Reserve Board

        SCBT is a bank holding company under Section 3 of the BHC Act. The primary regulator of SCBT is the Federal Reserve Board. Accordingly, the transactions contemplated by the merger agreement are subject to approval by the Federal Reserve Board under Section 3 of the BHC Act. In considering the approval of a transaction such as the merger, the BHC Act requires the Federal Reserve Board to review, with respect to the bank holding companies and the banks concerned: (1) the competitive impact of the transaction, (2) the financial condition and future prospects, including capital positions and managerial resources, (3) the convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries of the bank holding companies under the Community Reinvestment Act of 1977, which we refer to as the CRA, (4) the effectiveness of the companies and the depository institutions concerned in combating money-laundering activities, and (5) the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the Federal Reserve Board provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if they determine that such meeting or other proceeding would be appropriate.

        Under the CRA, the Federal Reserve Board must take into account the record of performance of the companies and the depository institutions concerned in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such companies and depository institutions. Depository institutions are periodically examined for compliance with the CRA by their primary federal supervisory and are assigned ratings. In evaluating the record of performance of an institution in meeting the credit needs of the entire community served by the institution, the Federal Reserve Board considers the institution's record of compliance with the CRA, including the most recent rating assigned by its primary federal supervisor. As of their last respective CRA examinations, each of SCBT Bank and First Federal Bank was rated "Satisfactory" with respect to CRA compliance.

        SCBT has filed a prior notice with the Federal Reserve Board under Section 4 of the BHC Act to acquire First Southeast Investors and First Southeast 401(k). When considering notices where a bank holding company will acquire a nonbank subsidiary or subsidiaries, the Federal Reserve Board considers whether the proposal can reasonably be expected to produce benefits to the public that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, unsound banking practices or risks to the stability of the U.S. banking or financial system.

Federal Deposit Insurance Corporation

        The prior approval of the FDIC will be required under the federal Bank Merger Act to merge First Federal Bank with and into SCBT Bank. In evaluating an application filed under the Bank Merger Act, the FDIC generally considers: (1) the competitive impact of the transaction, (2) financial and managerial resources of the banks party to the bank merger or mergers, (3) the convenience and needs of the community to be served and the record of the banks under the CRA, including their CRA ratings, (4) the banks' effectiveness in combating money-laundering activities and (5) the extent to which the bank merger or mergers would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the FDIC provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate.

South Carolina State Board of Financial Institutions

        The mergers of First Financial with and into SCBT and of First Federal Bank with and into SCBT Bank must be approved by the South Carolina State Board under the South Carolina Code. The matters to be addressed in the application to the South Carolina State Board are the same as the matters to be addressed in the application to the Federal Reserve Board under Section 3 of the BHC Act and in the application to the FDIC under the Bank Merger Act. In connection with its review, the South Carolina State Board provides an opportunity for public comment on the application.

Additional Regulatory Approvals and Notices

        Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

        SCBT and First Financial believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. However, neither SCBT nor First Financial can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of SCBT following completion of the merger.

        The parties' obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals. SCBT and First Financial will use their respective reasonable best efforts to resolve any objections that may be asserted by any regulatory authority with respect to the merger agreement or the merger or the other transactions contemplated by the merger agreement (other than agreeing to any adverse modification to or payment by or cost to SCBT in respect of any loss sharing agreement).

        Neither SCBT nor First Financial is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Litigation Relating to the Merger

        On March 5, 2013, a purported shareholder of First Financial filed a lawsuit in the Court of Chancery of the State of Delaware captioned Arthur Walter v. R. Wayne Hall et al., No. 8386-VCN. On March 25, 2013, another purported shareholder of First Financial filed a lawsuit in the same court captioned Emmy Moore v. R. Wayne Hall et al., No. 8434-VCN. On April 18, 2013, the Court of Chancery issued an order consolidating the two lawsuits into one action captioned In re First Financial Holdings, Inc. Shareholder Litigation, No. 8386-VCN. On May 7, 2013, the plaintiffs filed a consolidated amended complaint on behalf of a putative class of First Financial's common shareholders. The amended complaint alleges that First Financial, its directors and SCBT breached their fiduciary duties and/or aided and abetted such breaches of fiduciary duty by failing to disclose certain material information about the proposed merger between First Financial and SCBT. The amended complaint further alleges that First Financial's board of directors breached their fiduciary duties by attempting to sell First Financial to SCBT by means of an unfair process and for an unfair price and that SCBT aided and abetted these alleged breaches of fiduciary duty. Among other relief, the amended complaint seeks declaratory and injunctive relief to prevent the proposed merger between First Financial and SCBT. Each of First Financial and SCBT believes that the claims asserted in the amended complaint are without merit. On May 24, 2013, defendants in the consolidated actions filed motions to dismiss the amended complaint for failure to state a claim for relief.

        On May 3, 2013, a purported shareholder of SCBT filed a lawsuit in the Supreme Court of the State of New York in the County of New York captioned Rational Strategies Fund v. Robert R. Hill Jr. et al., No. 651625/2013, naming SCBT and members of its board of directors as defendants. This lawsuit is purportedly brought on behalf of a putative class of SCBT's common shareholders and seeks a declaration that it is properly maintainable as a class action with the Plaintiff as the proper class representative. The lawsuit alleges that SCBT and members of its board of directors breached duties by failing to disclose certain material information about the proposed merger between First Financial and SCBT. Among other relief, the complaint seeks to enjoin the merger. Each of First Financial and SCBT believes that the claims asserted in the complaint are without merit.

THE MERGER AGREEMENT

        The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

 Structure of the Merger

        Each of First Financial's board of directors and SCBT's board of directors has unanimously approved the merger agreement. The merger agreement provides for the merger of First Financial with and into SCBT, with SCBT continuing as the surviving entity in the merger. Immediately following the merger, First Federal Bank, a wholly owned bank subsidiary of First Financial, will merge with and into SCBT's wholly owned bank subsidiary, with SCBT's bank subsidiary continuing as the surviving bank.

Merger Consideration

        Each share of First Financial common stock issued and outstanding immediately prior to the completion of the merger, except for specified shares of First Financial common stock held by First Financial or SCBT, will be converted into the right to receive 0.4237 shares of SCBT common stock.

        Each share of First Financial Series A Preferred Stock, except for specified shares of First Financial Series A Preferred Stock held by First Financial or SCBT, will be converted into the right to receive one share of preferred stock of SCBT, to be designated Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share, and having rights, preferences, privileges and voting powers not materially less favorable than those of the First Financial Series A Preferred Stock.

        If the number of shares of common or preferred stock of SCBT or First Financial changes before the merger is completed as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, then the exchange ratio and merger consideration will be proportionately adjusted.

Fractional Shares

        SCBT will not issue any fractional shares of SCBT common stock in the merger. Instead, a First Financial shareholder who otherwise would have received a fraction of a share of SCBT common stock will receive an amount in cash rounded to the nearest whole cent. This cash amount will be determined by multiplying the fraction of a share of SCBT common stock to which the holder would otherwise be entitled by the SCBT closing share value.

Governing Documents; Directors and Officers

        At the effective time of the merger, the articles of incorporation and bylaws of SCBT in effect immediately prior to the effective time (subject to the filing of an amendment to SCBT's articles of incorporation to change the name of SCBT to "First Financial Holdings, Inc.") will be the articles of incorporation and bylaws of the surviving corporation after completion of the merger until thereafter amended in accordance with their respective terms and applicable law. Also at the effective time, the number of directors on the boards of directors of SCBT and SCBT Bank will be increased to 20, and each board of directors will consist of the directors of SCBT in office immediately prior to the effective time of the merger, together with five appointees from the board of directors of First Financial, including Ms. Paula Harper Bethea, Mr. R. Wayne Hall, and three additional members of the board of directors of First Financial to be designated by SCBT prior to closing. Following the closing, Mr. Robert R. Horger will serve as Chairman and Ms. Paula Harper Bethea will serve as Vice Chairman of the boards of directors of SCBT and SCBT Bank. These directors and the executive officers of SCBT in office immediately prior to the closing, together with R. Wayne Hall, who is expected to serve as President of the combined company following the closing, and such additional persons as may thereafter be elected or appointed, shall serve as the directors and officers of the surviving corporation from and after the effective time of the merger in accordance with the bylaws of SCBT.

Treatment of First Financial Stock Options and Other Equity-Based Awards

  Options

        Each outstanding option to acquire shares of First Financial common stock, whether or not vested, that is not exercised prior to the effective time will be converted into a right to receive the product of (i) the excess, if any, of (A) the closing price per share of First Financial common stock immediately prior to the effective time over (B) the per-share exercise price of such First Financial stock option and (ii) the number of shares of First Financial common stock subject to such First Financial stock option. In the event that the product obtained by the prior sentence is zero or a negative number, then the First Financial stock option will be cancelled for no consideration.

  First Financial ESPP

        Pursuant to the terms of the merger agreement, (i) no new offering periods will be commenced under the First Financial's 2004 Employee Stock Purchase Plan ("First Financial ESPP") after February 19, 2013 through the closing, (ii) there will be no increase in the amount of permitted payroll deductions by participants in the First Financial ESPP during the current offering period, and (iii) no new participants will join the First Financial ESPP after February 19, 2013 through the closing. The accumulated contributions of participants in the First Financial ESPP will be used to purchase shares of First Financial common stock within the five days prior to the closing, and the participants' purchase rights will terminate immediately after the purchase. The First Financial ESPP will terminate at closing.

Closing and Effective Time of the Merger

        The merger will be completed only if all conditions to the merger discussed in this joint proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived. See "—Conditions to Complete the Merger."

        The merger will become effective when the Certificate of Merger, as described in Section 252 of the DGCL, and the Articles of Merger, as described in Section 33-11-105 of the Carolina Business Corporation Act of 1988, as amended (the "BCA"), are filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of South Carolina, respectively. The closing of the transactions contemplated by the merger will occur at 10:00 a.m., New York City time on a date no later than three business days after the satisfaction or waiver of the last of the conditions specified in the merger agreement, or such other date as mutually agreed to by the parties. It currently is anticipated that the completion of the merger will occur in the third quarter of 2013 subject to the receipt of regulatory approvals and other customary closing conditions, but neither First Financial nor SCBT can guarantee when or if the merger will be completed.

 Conversion of Shares; Exchange of Certificates

        The conversion of First Financial common stock and First Financial Series A Preferred Stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange certificates representing shares of First Financial common stock and First Financial Series A Preferred Stock for the merger consideration to be received pursuant to the terms of the merger agreement.

Letter of Transmittal

        As soon as reasonably practicable after the completion of the merger, the exchange agent will mail appropriate transmittal materials and instructions to those persons who were holders of First Financial common stock or First Financial Series A Preferred Stock immediately prior to the completion of the merger. These materials will contain instructions on how to surrender shares of First Financial common stock and First Financial Series A Preferred Stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

        If a certificate for First Financial common stock or First Financial Series A Preferred Stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration upon receipt of (1) an affidavit of that fact by the claimant and (2) if reasonably required, such bond as SCBT may determine is necessary as indemnity against any claim that may be made against SCBT with respect to such lost, stolen or destroyed certificate.

        After completion of the merger, there will be no further transfers on the stock transfer books of First Financial other than to settle transfers of First Financial common stock or First Financial Series A Preferred Stock that occurred prior to the effective time of the merger.

Withholding

        SCBT and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any First Financial shareholder the amounts they are required to deduct and withhold under any applicable federal, state, local or foreign tax law. If any such amounts are withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.

Dividends and Distributions

        Whenever a dividend or other distribution is declared by SCBT on SCBT common stock, the record date for which is after the effective time of the merger, the declaration will include dividends or other distributions on all shares of SCBT common stock issuable under the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such holder has duly surrendered his, her or its First Financial stock certificates.

Representations and Warranties

        The representations, warranties and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of SCBT and First Financial, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between SCBT and First Financial rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of SCBT, First Financial or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by SCBT or First Financial. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

        The merger agreement contains customary representations and warranties of SCBT and First Financial relating to their respective businesses. The representations and warranties in the merger agreement do not survive the effective time of the merger.

        The merger agreement contains representations and warranties made by First Financial to SCBT relating to a number of matters, including the following:

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  corporate matters, including due organization and qualification and subsidiaries;

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  capitalization;

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  authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

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  required governmental and other regulatory filings and consents and approvals in connection with the merger;

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  reports to regulatory authorities;

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  financial statements, internal controls, books and records and absence of "off-balance sheet arrangements";

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  absence of undisclosed liabilities;

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  the absence of certain changes or events;

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  legal proceedings;

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  tax matters;

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  employee benefit matters;

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  labor matters;

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  compliance with applicable laws;

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  certain material contracts;

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  absence of agreements with regulatory authorities;

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  investment securities;

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  derivative instruments and transactions;

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  environmental matters;

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  insurance matters;

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  real and personal property;

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  intellectual property matters;

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  broker's fees payable in connection with the merger;

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  investment adviser and broker-dealer matters;

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  loan matters;

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  customer relationships;

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  related party transactions;

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  inapplicability of takeover statutes;

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  absence of knowledge of any reasons why all required regulatory approvals should not be obtained on a timely basis; and

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  the accuracy of information supplied for inclusion in this joint proxy statement/prospectus and other similar documents.

        The merger agreement contains representations and warranties made by SCBT to First Financial relating to a number of matters, including the following:

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  corporate matters, including due organization and qualification;

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  capitalization;

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  authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

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  required governmental and other regulatory filings and consents and approvals in connection with the merger;

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  reports to regulatory authorities;

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  financial statements, internal controls, books and records and absence of "off-balance sheet arrangements";

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  absence of undisclosed liabilities;

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  absence of certain changes or events;

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  legal proceedings;

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  compliance with applicable laws;

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  tax matters;

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  absence of agreements with regulatory authorities;

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  environmental matters;

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  intellectual property;

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  broker's fees payable in connection with the merger;

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  absence of knowledge of any reasons why all required regulatory approvals should not be obtained on a timely basis; and

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  the accuracy of information supplied for inclusion in this joint proxy statement/prospectus and other similar documents.

        Certain representations and warranties of SCBT and First Financial are qualified as to "materiality" or "material adverse effect." For purposes of the merger agreement, a "material adverse effect," when used in reference to either First Financial or SCBT, means any event, circumstance, development, change or effect that, individually or in the aggregate, (1) is, or is reasonably likely to be, material and adverse to the business, operations, financial condition or results of operations of such company and its subsidiaries taken as a whole or (2) prevents or materially impairs, or would be reasonably likely to prevent or materially impair, the ability of such company to timely consummate the closing (including the merger and the bank merger) on the terms set forth in the merger agreement or to perform its agreements or covenants under the merger agreement; provided that in the case of clause (1) of this sentence, a material adverse effect will not be deemed to include any event, circumstance, development, change or effect to the extent resulting from:

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  changes in GAAP, except to the extent that the effects of such changes disproportionately affect the applicable party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which the applicable party operates;

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  changes in laws generally applicable to companies in the financial services industry, except to the extent that the effects of such changes disproportionately affect the applicable party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which the applicable party operates;

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  changes in political or regulatory conditions or general economic or market conditions in the United States or any state or territory thereof, in each case generally affecting other companies in the financial services industry, except to the extent that the effects of such changes disproportionately affect the applicable party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which the applicable party operates;

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  failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof, or changes in the trading price of a party's common stock, in and of itself, but not including any underlying causes thereof;

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  public disclosure of the merger agreement; or

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  any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, except to the extent that the effects of such changes disproportionately affect the applicable party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which the applicable party operates.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger

        First Financial has agreed that, prior to the effective time of the merger, it will, and will cause each of its subsidiaries to, conduct its business in the usual, regular and ordinary course consistent with past practice, use reasonable best efforts to maintain and preserve intact its business organization, rights, franchises and current relationships and take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of First Financial or SCBT to obtain any required regulatory approvals or to perform their respective obligations under the merger agreement.

        Additionally, First Financial has agreed that prior to the effective time of the merger, except as expressly required by the merger agreement or with the prior written consent of SCBT (which shall not be unreasonably withheld or delayed), First Financial will not, and will not permit any of its subsidiaries to, subject to certain exceptions, undertake the following actions:

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  (1) create or incur indebtedness for borrowed money, except for certain indebtedness incurred in the ordinary course of business consistent with past practice (and after good faith consultation with SCBT with respect to any sales of brokered or internet certificates of deposit with a term that exceeds six months) or (2) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, except in connection with presentation of items for collection (e.g., personal or business checks) in the ordinary course of business consistent with past practice;

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  (1) adjust, split, combine or reclassify any capital stock or other equity interest; (2) set any record or payment dates for any dividends or distributions on its capital stock, make, declare or pay any dividend or distribution (other than (A) dividends paid in the ordinary course of business by any direct or indirect wholly owned subsidiary to First Financial or any other direct or indirect wholly owned subsidiary, (B) regular quarterly dividends on First Financial common stock at a rate no greater than the rate paid in the fourth quarter of 2012 and on payment dates consistent with past practice, (C) required dividends on First Financial Series A Preferred Stock, and (D) dividends in respect of the outstanding trust preferred securities as of February 19, 2013) or redeem, purchase or otherwise acquire any securities or obligations convertible into or exchangeable for any shares of its capital stock or other equity interest; (3) grant any stock appreciation rights, restricted stock units or other equity-based compensation or grant any right to acquire any shares of its capital stock; (4) issue or commit to issue any additional shares of capital stock or issue, sell, lease, transfer, mortgage, encumber or otherwise dispose of any capital stock in any First Financial subsidiary, except for issuances pursuant to the exercise of the warrant issued to the United States Department of the Treasury or upon the exercise of First Financial options outstanding as of February 19, 2013 or (5) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

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  sell, lease, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets (other than to a direct or indirect wholly owned subsidiary), except for sales of OREO, Loans, Loan participations and sales of investment securities to non-affiliates in the ordinary course of business consistent with past practice or as expressly required by certain contracts;

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  acquire direct or indirect control over any business or person or make any other investment in any person, except in connection with a foreclosure of collateral or conveyance of such collateral in lieu of foreclosure taken in connection with collection of a loan in the ordinary course of business consistent with past practice and with respect to loans made to third parties who are not affiliates of First Financial;

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  except as required under applicable law or the terms of any First Financial employee benefit plan, (1) enter into, adopt or terminate, or agree to enter into, adopt or terminate, any employee benefit plan, (2) amend any employee benefit plan in a manner that would result in any increase in cost, (3) increase or agree to increase the compensation or benefits payable to any employee, officer, director or consultant, (4) enter into any new, or amend any existing, collective bargaining agreement or similar agreement, (5) provide any funding for any rabbi trust or similar arrangement, (6) grant or accelerate the vesting of or lapsing of restrictions with respect to any equity-based awards or other long-term incentive compensation under any employee benefit plan, (7) hire, transfer or promote any employee who has an annual base compensation of $100,000 or more or (8) terminate the employment of any employee other than a termination of employment in the ordinary course of business consistent with past practice;

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  settle any claim, action or proceeding other than in the ordinary course of business consistent with past practice involving solely money damages not in excess of $200,000 individually or $500,000 in the aggregate; waive, compromise, assign, cancel or release any material rights or claims; or agree to any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

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  pay, discharge or satisfy any claims, liabilities or obligations, other than in the ordinary course of business and consistent with past practice;

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  make any change in accounting methods or systems of internal accounting controls, except as required by GAAP as concurred in by First Financial's independent auditors, or revalue in any material respect any of its assets, except as required by GAAP and in the ordinary course of business consistent with past practice;

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  make, change or revoke any tax election, change an annual tax accounting period, adopt or change any tax accounting method, file any amended tax return, enter into any closing agreement with respect to taxes, or settle any tax claim, audit, assessment or dispute or surrender any right to claim a refund of taxes;

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  amend its certificate of incorporation or bylaws or comparable organizational documents;

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  (1) materially restructure or materially change its investment securities portfolio or its gap position or the manner in which the portfolio is classified or reported or (2) invest in any mortgage-backed or mortgage-related securities that would be considered "high-risk" securities under applicable regulatory pronouncements or any collateralized debt obligations or private label (non-agency) mortgage-backed securities;

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  enter into, modify, amend or terminate any material contract, other than in the ordinary course of business consistent with past practice;

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  change in any material respect its credit policies and collateral eligibility requirements and standards;

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  except as required by applicable law, regulation or policies, enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management, interest rate or fee pricing with respect to depository accounts, hedging and other material banking and operating policies or practices, including policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans;

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  permit the construction of new structures or facilities upon, or purchase or lease any real property in respect of, any branch or other facility, or file any application or take any other action to establish, relocate or terminate the operation of any banking office;

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  make, or commit to make, any capital expenditures in excess of $200,000 in the aggregate;

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  without previously notifying and consulting with SCBT, (1) except to the extent approved by First Financial and committed to prior to the date of the merger agreement and disclosed to SCBT, make or acquire any loan or issue a commitment (or renew or extend an existing commitment) (A) in an amount exceeding $1,500,000 for any individual loan or commitment or (B) in any amount for any loan relationship aggregating in excess of $2,000,000, or (2) amend, renew, restructure or modify in any material respect any existing loan relationship, that would result in total credit exposure to the applicable borrower in excess of $2,000,000 (provided that for purposes of (1)(B) and (2), modifications are permitted as long as they don't result in an increase in total credit exposure, between February 19, 2013 and closing, of greater than the lesser of 10% of First Financial's total credit exposure on February 19, 2013 or $1,500,000;

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  take any action that is intended to, would or would be reasonably likely to result in any of the conditions to the completion of the merger not being satisfied or prevent or materially delay the closing, including the bank merger, except as may be required by applicable laws;

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  take any action, or knowingly fail to take any action, that prevents or impedes, or could reasonably be expected to prevent or impede, the merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

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  agree to take, make any commitment to take or adopt any resolutions of First Financial's board of directors in support of, any of the above prohibited actions.

        SCBT has agreed to a more limited set of restrictions on its business prior to the completion of the merger. Specifically, SCBT has agreed that prior to the effective time of the merger, except as expressly contemplated or permitted by the merger agreement or with the prior written consent of First Financial, SCBT will not, and will not permit any of its subsidiaries to, subject to certain exceptions, undertake the following actions:

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  amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the merger to the holders of First Financial common stock;

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  take any action that is intended to, would or would be reasonably likely to result in any of the conditions to the completion of the merger not being satisfied or prevent or materially delay the closing (including the bank merger), except as may be required by applicable laws;

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  take any action, or knowingly fail to take any action, that prevents or impedes, or could reasonably be expected to prevent or impede, the merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

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  agree to take, make any commitment to take or adopt any resolutions of SCBT's board of directors in support of, any of the above prohibited actions.

Regulatory Matters

        SCBT and First Financial have agreed to use their respective reasonable best efforts to take all actions that are necessary, proper or advisable to comply promptly with all legal requirements with respect to the merger and the other transactions contemplated by the merger agreement and to obtain all permits, consents, authorizations, waivers or approvals of any regulatory authority required or advisable in connection with the merger and the other transactions contemplated by the merger agreement. However, in no event will SCBT be required, or will First Financial and its subsidiaries be permitted (without SCBT's written consent), to take any action or agree to any condition or restriction if such action, condition or restriction would have, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect in respect of SCBT and its subsidiaries, taken as a whole, or First Financial and its subsidiaries, taken as a whole (in each case measured on a scale relative to First Financial and its subsidiaries, taken as a whole) (including, without limitation, any determination by an regulatory authority that the bank mergers may not be consummated as contemplated in the merger agreement and simultaneously with effective time of the merger). In addition, it is a condition to the completion of the merger that the loss sharing agreements be transferred to SCBT following the completion of the merger without adverse modification, and without payment by or cost to SCBT. SCBT and First Financial have also agreed to furnish each other with all information reasonably necessary in connection with any statement, filing, notice or application in connection with the transactions contemplated by the merger agreement, as well as to keep each other apprised of the status of matters related to the completion of the transactions contemplated by the merger agreement.

Tax Matters

        SCBT and First Financial have agreed to use their respective reasonable best efforts to cause the merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and to not knowingly take any action that could reasonably be expected to prevent the merger from so qualifying.

Employee Benefits Matters

        The merger agreement provides that, for a period of 12 months after the completion of the merger, SCBT will provide to employees of First Financial and its subsidiaries, who are actively employed as of the completion of the merger (to the extent they continue to be actively employed following the completion of the merger), life insurance, accidental death and disability and medical benefit plans that, in the aggregate, are substantially comparable to such plans that are generally available to similarly situated employees of SCBT. The service of First Financial employees prior to the completion of the merger will be treated as service with SCBT for purposes of eligibility, participation and vesting under SCBT's employee benefit plans, subject to customary exclusions. Following the completion of the merger, continuing employees will be eligible to participate in the SCBT severance plan (unless the continuing employee receives severance benefits, change in control benefits or any enhanced payments pursuant to any individual agreement, change in control arrangement, or deferred compensation plan).

Director and Officer Indemnification and Insurance

        The merger agreement provides that after the completion of the merger, SCBT will indemnify and hold harmless all present and former directors and officers of First Financial against all liabilities arising out of the fact that such person is or was a director or officer of First Financial if the claim pertains to any matter of fact arising, existing or occurring at or before the effective time of the merger, to the fullest extent permitted by applicable law and First Financial's governing documents.

        The merger agreement requires SCBT to use its reasonable best efforts to maintain for a period of six years after completion of the merger First Financial's existing directors' and officers' liability insurance policy, or policies of at least the same coverage and amounts and containing terms and conditions that are substantially no less advantageous than the existing policy (or, with the consent of First Financial prior to the completion of the merger, any other policy), with respect to claims arising from facts or events that occurred prior to the completion of the merger, and covering such individuals who are currently covered by such insurance. However, SCBT is not required to spend annually more than 300% of the annual premium payment on First Financial's current directors' and officers' liability insurance policy. If SCBT is unable to maintain a policy as described for less than that amount, SCBT will obtain as much comparable insurance as is available for that amount. In lieu of such a policy, (1) SCBT may substitute a six-year "tail" prepaid policy with terms no less favorable than First Financial's existing policy or, if the cost of such a policy exceeds an agreed-upon amount, SCBT may obtain the most advantageous "tail" policy available for such agreed-upon amount or (2) SCBT can request that First Financial obtain extended coverage for the six-year period under First Financial's existing insurance programs.

Repurchase of Treasury Warrant

        The merger agreement provides that First Financial would, in consultation with SCBT, use its best efforts to repurchase, at or before the closing, from the United States Department of the Treasury, the First Financial TARP warrant, exercisable for 241,696 First Financial shares at $20.17 per share, subject to certain restrictions. On May 22, 2013, First Financial completed the repurchase of the First Financial TARP warrant from the Department of the Treasury for approximately $1.4 million, and the warrant was subsequently cancelled.

Surviving Corporation Board; Governance Matters

        SCBT will appoint five members of the current board of directors of First Financial to serve on the boards of directors of SCBT and SCBT Bank following the completion of the merger. The five appointees will include Ms. Paula Harper Bethea, Mr. R. Wayne Hall and three appointees to be designated by SCBT prior to the completion of the merger. Ms. Bethea will serve as Vice Chairman of the boards of SCBT and SCBT Bank following the completion of the merger.

Advisory Board

        SCBT agreed to establish an advisory board consisting of the current directors of First Financial who will not be appointed to the SCBT board of directors following the merger and who wish to serve on such advisory board, together with any additional individuals appointed by SCBT in its sole discretion, to monitor the performance and operations of the surviving corporation in certain markets currently served by First Financial. The advisory board will exist for a minimum of three years following the completion of the merger. In connection with their service on the advisory board, each member will enter into an advisory board member agreement. See "—Advisory Board Member Agreements."

Certain Additional Covenants

        The merger agreement also contains additional covenants, including covenants relating to the filing of this joint proxy statement/prospectus, obtaining required consents, the listing of the shares of SCBT common stock to be issued in the merger, access to information of the other company, notification of certain matters, exemption from takeover laws and public announcements with respect to the transactions contemplated by the merger agreement.

First Financial Shareholder Meeting and Recommendation of First Financial's Board of Directors

        First Financial has agreed to hold a meeting of its shareholders for the purpose of voting upon adoption of the merger agreement as promptly as practicable. First Financial will use its reasonable best efforts to obtain from its shareholders the requisite shareholder adoption of the merger agreement, including by recommending that its shareholders approve and adopt the merger agreement.

SCBT Shareholder Meeting and Recommendation of SCBT's Board of Directors

        SCBT has agreed to hold a meeting of its shareholders for the purpose of voting upon approval of the merger agreement as promptly as practicable. SCBT will use its reasonable best efforts to obtain from its shareholders the requisite shareholder approval of the merger agreement, including by recommending that its shareholders approve and adopt the merger agreement.

Agreement Not to Solicit Other Offers

        For purposes of the merger agreement:

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  an "acquisition proposal" means any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, sale of assets, sale of shares of capital stock (including, by way of a tender offer) or similar transaction involving First Financial or any of its subsidiaries or SCBT or any of its subsidiaries, as applicable, that, if consummated, would constitute an "alternative transaction" (as described below);

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  an "alternative transaction" means, with respect to First Financial or SCBT, as applicable (1) any transaction pursuant to which any person (or group of persons) other than, in the case of First Financial, SCBT or its affiliates, or in the case of SCBT, First Financial and its affiliates, acquires or would acquire more than 20% of the outstanding shares of First Financial common stock or SCBT common stock, as applicable, or outstanding voting power of First Financial or SCBT, as applicable, or more than 20% of the outstanding shares or voting power of any other series or class of capital stock of First Financial or SCBT, as applicable that would be entitled to a vote with respect to the merger, whether from First Financial or SCBT, as applicable or pursuant to a tender offer or exchange offer or otherwise, (2) a merger, share exchange, consolidation or other business combination involving First Financial or SCBT, as applicable

    (other than the merger), (3) any transaction pursuant to which any person (or group of persons) other than, in the case of First Financial, SCBT or its affiliates or, in the case of SCBT, First Financial or its affiliates, acquires or would acquire control of assets (including for this purpose the outstanding equity securities of any First Financial subsidiaries or SCBT subsidiaries, as applicable, and securities of the entity surviving any merger or business combination involving any First Financial subsidiary or SCBT subsidiary, as applicable) of First Financial or SCBT, as applicable, or any of its subsidiaries representing more than 20% of the fair market value of all the assets, deposits, net revenues or net income of First Financial or SCBT, as applicable, and its subsidiaries, taken as a whole, immediately prior to such transaction or (4) any other consolidation, business combination, recapitalization or similar transaction involving First Financial or SCBT, as applicable, or any of its subsidiaries, other than the transactions contemplated by the merger agreement, as a result of which the holders of shares of First Financial common stock or SCBT common stock, as applicable, immediately prior to such transaction do not, in the aggregate, own at least 80% of each of the outstanding shares of First Financial common stock or SCBT common stock, as applicable, and the outstanding voting power of the surviving or resulting entity in such transaction immediately following the completion of the transaction, in substantially the same proportion as such holders held the shares of First Financial common stock or SCBT common stock, as applicable, immediately prior to the completion of such transaction; and

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  a "superior proposal" for First Financial or SCBT means an unsolicited acquisition proposal made by a third person (or group of persons acting in concert) to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination or acquisition transaction (1) all or substantially all of the assets of First Financial or SCBT, as applicable, or (2) all of the outstanding voting securities of First Financial or SCBT, as applicable, and which the board of directors of First Financial or SCBT, as applicable, has in good faith determined to be more favorable, from a financial point of view, to First Financial shareholders or SCBT shareholders, as applicable, than the transactions contemplated by the merger agreement (as may be proposed to be amended by SCBT or First Financial, as applicable) and to be reasonably capable of being completed on the terms proposed.

        Each of First Financial and SCBT has agreed that it will not, and will cause each of its subsidiaries and its and their respective officers, directors, employees, agents and representatives not to, directly or indirectly:

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  initiate, solicit, knowingly encourage or facilitate any acquisition proposal;

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  participate in any discussions with or provide any confidential information to any person relating to an acquisition proposal or alternative transaction, engage in any negotiations concerning an acquisition proposal or alternative transaction, or knowingly facilitate any effort or attempt to make or implement an acquisition proposal or alternative transaction;

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  approve or execute or enter into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other contract related to any acquisition proposal or alternative transaction; or

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  propose or agree to do any of the above.

        However, the board of directors of First Financial and the board of directors of SCBT shall each be permitted, prior to its respective meeting of shareholders and subject to compliance with its non-solicitation obligations as described above and to first entering into a confidentiality agreement having provisions that are no less favorable to such party than those contained in the confidentiality agreement between First Financial and SCBT, to engage in discussions and negotiations with, or provide any nonpublic information or data to, any person in response to an unsolicited bona fide written acquisition proposal by such person first made after the date of the merger agreement and which the board of directors of First Financial or SCBT, as applicable, concludes in good faith (after consultation with its outside legal counsel and financial advisors) constitutes or is reasonably likely to result in a superior proposal, if and only to the extent that the directors of First Financial or SCBT, as applicable, conclude in good faith (after consultation with their outside legal counsel) that failure to do so would be reasonably likely to violate their fiduciary duties under applicable law.

        Both First Financial and SCBT have agreed to provide the other party written notice within 24 hours following the receipt of any acquisition proposal, or a request for nonpublic information or inquiry related to a possible acquisition proposal. The notice will be made orally and in writing, and indicate the identity of the person making the acquisition proposal, inquiry or request and the material terms thereof. The parties also agree to provide notice if its board of directors enters into any discussions or negotiations with or provides nonpublic information to a person as required by their fiduciary duties and permitted under the preceding paragraph. First Financial and SCBT will keep each other fully informed of the status and terms of any such proposals, offers, inquiries, discussions or negotiations on a current basis and provide a copy of all material related documentation or correspondence.

        Furthermore, neither party's board of directors will withhold, withdraw or modify in any manner adverse to the other party (or propose publicly to do so) its recommendation of the transactions contemplated under the merger agreement, unless (1) an unsolicited bona fide written acquisition proposal is made by a third party and not withdrawn, (2) the board of directors of the applicable company concludes in good faith (in consultation with its outside legal counsel and financial advisors) that the acquisition proposal constitutes a superior proposal, (3) the board of directors of the applicable company concludes in good faith (after consultation with its outside legal counsel) that failure to do so would be reasonably likely to violate their fiduciary duties under applicable law, (4) five days elapse since the required notice is given to the other party (three days for any notice regarding the amendment to any material term of the acquisition proposal), (5), the notifying party considers any adjustments or modifications to the merger agreement offered by the other party and engages in good faith discussions if requested, and (6) the board of directors of the applicable company again reasonably determine in good faith (after consultation with outside legal counsel and financial advisors and taking into account any proposed modifications to the merger agreement) that the acquisition proposal continues to constitute a superior proposal and failure to change the recommendation would violate fiduciary duties under applicable law.

        The merger agreement provides that nothing in the non-solicitation provisions of the merger agreement prohibits First Financial or SCBT from (1) disclosing to its shareholders a position contemplated by Rule 14e-2(a)(2)-(3) under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), (2) making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 under the Exchange Act or (3) issuing a "stop, look and listen" statement pending disclosure of its position under such Rules. However, compliance with such Rules will not eliminate or modify the effect that any action would otherwise have under the merger agreement and any disclosure related to the advisability of the merger agreement or any acquisition proposal or alternative transaction will be treated as a modification of First Financial's recommendation or SCBT's recommendation in a manner adverse to the other party unless the board of directors of the company at issue expressly and concurrently reaffirms its recommendation that shareholders adopt or approve, as applicable, the merger agreement.

        Finally, First Financial and SCBT have each agreed to (1) cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties with respect to any acquisition proposal or alternative transaction (and cause its respective subsidiaries and representatives to cease any such discussions) and (2) not release any third party from or waive the provisions of any confidentiality or standstill agreement to which First Financial or its subsidiaries or SCBT or its subsidiaries, as applicable, is a party with respect to any acquisition proposal or alternative transaction.

Conditions to Complete the Merger

        SCBT's and First Financial's respective obligations to complete the merger are subject to the fulfillment or waiver of the following conditions:

  •
  the approval of the merger agreement by SCBT's shareholders and the adoption of the merger agreement by First Financial's shareholders;

  •
  the receipt of required regulatory approvals without a condition or restriction that would have, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect in respect of SCBT and its subsidiaries, taken as a whole, or First Financial and its subsidiaries, taken as a whole (measured in each case on a scale relative to First Financial and its subsidiaries, taken as a whole), and the expiration or termination of all related statutory waiting periods. Such condition or restriction may include, without limitation, any determination by a regulatory authority that the bank mergers may not be consummated simultaneously with the effective time of the merger;

  •
  the absence of any order, injunction, decree or judgment by any court or governmental body or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or the other transactions contemplated by the merger agreement;

  •
  the authorization of the listing of the SCBT common stock to be issued upon the consummation of the merger on the NASDAQ Global Select Market, without objection to the listing from NASDAQ;

  •
  the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part with respect to the SCBT common stock to be issued upon the consummation of the merger under the Exchange Act, and the absence of any stop order (or proceedings initiated or continuing for that purpose);

  •
  the accuracy of the representations and warranties of each other party in the merger agreement as of the day on which the merger is completed, subject to the materiality standards provided in the merger agreement and the performance of the other party in all material respects of all obligations required to be performed by it at or prior to the effective time of the merger under the merger agreement (and the receipt by each party of certificates from the other party to such effect); and

  •
  receipt by each of SCBT and First Financial of an opinion of legal counsel as to certain tax matters.

        SCBT's obligations to complete the merger are further subject to:

  •
  the transfer of the loss sharing agreements to SCBT without adverse modification or amendment thereto, and without payment by or cost to SCBT;

  •
  the parties standing ready to consummate the bank merger immediately following the merger; and

  •
  each of the then-sitting members of the board of directors of First Financial (other than those who will serve on the boards of SCBT and SCBT Bank following the merger) who desire to serve on the advisory board having entered into an advisory board member agreement. See "—Advisory Board Member Agreements."

        Neither First Financial nor SCBT can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this joint proxy statement/prospectus, neither First Financial nor SCBT has reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

        The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:

  •
  the merger has not been completed by December 31, 2013 (we refer to this date, as extended, as the end date), if the failure to complete the merger by the end date is not caused by the terminating party's breach of the merger agreement;

  •
  any required regulatory approval has been denied by the relevant regulatory authority and this denial has become final and non-appealable, or a regulatory authority has issued a final, non-appealable injunction permanently enjoining or otherwise prohibiting the completion of the merger or the other transactions contemplated by the merger agreement;

  •
  there is a breach by the other party that would cause the failure of the closing conditions described above, and the breach is not cured prior to the earlier of the end date and 30 business days following written notice of the breach; or

  •
  First Financial shareholders or SCBT shareholders do not adopt or approve, respectively, the merger agreement and the transactions it contemplates at their respective special meeting called for such purpose, or any adjournment thereof.

        In addition, SCBT may terminate the merger agreement in the following circumstances:

  •
  First Financial's board of directors (1) fails to recommend to the First Financial shareholders that they adopt the merger agreement or (2) withholds, withdraws, modifies in a manner adverse to SCBT or proposes publicly to so withhold, withdraw, or modify, the approval, recommendation or declaration of advisability with respect to the merger agreement or the transactions contemplated thereby; or

  •
  First Financial's board of directors fails to comply in all material respects with its non-solicitation obligations described above in "—Agreement Not to Solicit Other Offers" or its obligations with respect to calling shareholder meetings described above in "—First Financial's Shareholder Meeting and Recommendation of First Financial's Board of Directors."

        In addition, First Financial may terminate the merger agreement in the following circumstances:

  •
  SCBT's board of directors (1) fails to recommend to the SCBT shareholders that they approve the merger agreement or (2) withholds, withdraws, modifies in a manner adverse to First Financial or proposes publicly to so withhold, withdraw, or modify, the approval, recommendation or declaration of advisability with respect to the merger agreement or the transactions contemplated; or

  •
  SCBT's board of directors fails to comply in all material respects with its obligations with respect to calling shareholder meetings described above in "—SCBT's Shareholder Meeting and Recommendation of SCBT's Board of Directors."

Effect of Termination

        If the merger agreement is terminated, it will become void, except that (1) both SCBT and First Financial will remain liable for any fraud or willful and material breach of the merger agreement and (2) designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information.

Termination Fee

        First Financial will pay SCBT a $14.9 million termination fee if the merger agreement is terminated by SCBT in the following circumstances:

  •
  First Financial's board of directors (1) fails to recommend to the First Financial shareholders that they adopt the merger agreement or (2) withholds, withdraws, modifies in a manner adverse to SCBT or proposes publicly to so withhold, withdraw, or modify, the approval, recommendation or declaration of advisability with respect to the merger agreement or the transactions contemplated thereby; or

  •
  First Financial's board of directors fails to comply in all material respects with its non-solicitation obligations described above in "—Agreement Not to Solicit Other Offers" or its obligations with respect to calling shareholder meetings described above in "—First Financial Shareholder Meeting and Recommendation of First Financial's Board of Directors."

        In addition, First Financial will be subject to the same termination fee if the merger agreement is terminated by SCBT or First Financial under the following circumstances:

  •
  (1) an acquisition proposal or intent to make an acquisition proposal with respect to First Financial is made known to First Financial or its shareholders after the date of the merger agreement; (2) thereafter the merger agreement is terminated (a) by SCBT or First Financial because the merger has not been completed by the end date and First Financial shareholders have not yet approved the merger agreement, (b) by SCBT following a breach by First Financial or (c) by SCBT or First Financial, because First Financial shareholders fail to adopt the merger agreement at the shareholder meeting; and (3) First Financial consummates an alternative transaction or enters into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other contract related to any acquisition proposal or alternative transaction, within 15 months of the date the merger agreement is terminated.

        SCBT will pay First Financial a $14.9 million termination fee and reimburse First Financial for all of its out-of-pocket fees and expenses incurred in connection with the merger agreement, if the merger agreement is terminated by First Financial under the following circumstances:

  •
  SCBT's board of directors (1) fails to recommend to the SCBT shareholders that they approve the merger agreement or (2) withholds, withdraws, modifies in a manner adverse to First Financial or proposes publicly to so withhold, withdraw, or modify, the approval, recommendation or declaration of advisability with respect to the merger agreement or the transactions contemplated thereby; or

  •
  SCBT's board of directors fails to comply in all material respects with its non-solicitation obligations described above in "—Agreement Not to Solicit Other Offers" or its obligations with respect to calling shareholder meetings described above in "—SCBT Shareholder Meeting and Recommendation of SCBT's Board of Directors."

        In addition, SCBT will be subject to the same termination fee if the merger agreement is terminated by SCBT or First Financial under the following circumstances:

  •
  (1) an acquisition proposal or intent to make an acquisition proposal with respect to SCBT is made known to SCBT or its shareholders after the date of the merger agreement; (2) thereafter the merger agreement is terminated (a) by SCBT or First Financial because the merger has not been completed by the end date and SCBT shareholders have not yet approved the merger agreement, (b) by First Financial following a breach by SCBT or (c) by SCBT or First Financial, because SCBT shareholders fail to approve the merger agreement at the shareholder meeting; and (3) SCBT consummates an alternative transaction or enters into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other contract related to any acquisition proposal or alternative transaction, within 15 months of the date the merger agreement is terminated.

Expenses and Fees

        Except as set forth above, each of SCBT and First Financial will be responsible for all costs and expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement.

Amendment, Waiver and Extension of the Merger Agreement

        Subject to applicable law, SCBT and First Financial may amend the merger agreement by written agreement. However, after any adoption or approval of the merger agreement by First Financial shareholders or SCBT shareholders, as applicable, there may not be, without further approval of First Financial shareholders or SCBT shareholders, as applicable, any amendment of the merger agreement that requires further approval under applicable law.

        At any time prior to the effective time of the merger, each party, to the extent legally allowed, may extend the time for the performance of any of the obligations or other acts of the other party; waive any inaccuracies in the representations and warranties of the other party; and waive compliance by the other party with any of the agreements and conditions contained in the merger agreement.

Advisory Board Member Agreements

        SCBT will establish an advisory board consisting of each of the current members of First Financial's board of directors who are not appointed to the SCBT board of directors and who desire to serve on such board, and any additional individuals appointed by SCBT in its sole discretion to monitor the operations of the combined company in certain of First Financial's current markets. In connection with joining the advisory board, each sitting member of First Financial's board of directors as of the Closing will enter into an Advisory Board Member Agreement, which generally provides for each such member to receive $40,000 per year, paid monthly, for the three-year period immediately following the Closing in exchange for each member agreeing to serve on the advisory board and to abide by certain non-competition and non-solicitation (with respect to both customers and employees) covenants for the three-year period immediately following the closing of the merger.

        The preceding discussion is a summary of the Advisory Board Member Agreements and is qualified in its entirety by reference to the form of Advisory Board Member Agreement, which is provided in its entirety as Annex D to this joint proxy statement/prospectus.

ACCOUNTING TREATMENT

        The merger will be accounted for as an acquisition by SCBT using the acquisition method of accounting. Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of First Financial as of the effective time of the merger will be recorded at their respective fair values and added to those of SCBT. Any excess of purchase price over the fair values is recorded as goodwill. The consolidated financial statements of SCBT will reflect these fair values and the results of operations of First Financial only after the merger closes and will not be restated retroactively to reflect the historical financial position or results of operations of First Financial. The purchase price will be determined by adding (1) the product obtained by multiplying (a) the number of shares of First Financial common stock to be cancelled in the merger, (b) 0.4237, the exchange ratio and (c) the closing price of SCBT's common shares on the last trading day prior to the date of acquisition and (2) the amount of cash paid by SCBT for First Financial's outstanding stock options.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        Subject to the limitations, assumptions and qualifications described herein, in the opinion of each of Wachtell, Lipton, Rosen & Katz and Kilpatrick Townsend & Stockton LLP (such opinions having been filed as Exhibits 8.1 and 8.2), this section describes the material U.S. federal income tax consequences of the merger to "U.S. holders" (as defined below) of First Financial common stock that exchange their shares of First Financial common stock for shares of SCBT common stock in the merger. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this joint proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.

        The following discussion applies only to U.S. holders of shares of First Financial common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities or investors in partnerships, S corporations or such other pass-through entities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold shares First Financial common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired First Financial common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation or holders who actually or constructively own more than 5% of First Financial common stock).

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of First Financial common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds First Financial common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds First Financial common stock, and any partners in such partnership, should consult their own independent tax advisors regarding the tax consequences of the merger to their specific circumstances.

        Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult your own independent tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes in those laws.

 Tax Consequences of the Merger Generally

        Subject to the limitations, assumptions and qualifications described herein, the merger will qualify as a "reorganization" for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code and, therefore, as described in greater detail below and subject to the exceptions described below, upon exchanging your First Financial common stock for SCBT common stock, you generally will not recognize gain or loss, except with respect to cash received instead of factional shares of SCBT common stock. It is a condition to the obligation of SCBT to complete the merger that SCBT receive an opinion from Wachtell, Lipton, Rosen & Katz, dated the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. It is a condition to the obligation of First Financial to complete the merger that First Financial receive an opinion from Kilpatrick Townsend & Stockton LLP dated the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. These opinions will be based on facts and representations contained in representation letters provided by SCBT and First Financial and on customary factual assumptions. None of the opinions described above will be binding on the Internal Revenue Service, which we refer to as the IRS, or any court. SCBT and First Financial have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which those opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

        As a result of the merger qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, upon exchanging your First Financial common stock for SCBT common stock, you generally will not recognize gain or loss, except with respect to cash received instead of fractional shares of SCBT common stock (as discussed below). The aggregate tax basis of the SCBT common stock that you receive in the merger (including any fractional shares deemed received and redeemed for cash as described below) will equal your aggregate adjusted tax basis in the shares of First Financial common stock you surrender in the merger. Your holding period for the shares of SCBT common stock that you receive in the merger (including any fractional share deemed received and redeemed for cash as described below) will include your holding period of the shares of First Financial common stock that you surrender in the merger. If you acquired different blocks of First Financial common stock at different times or at different prices, the SCBT common stock you receive will be allocated pro rata to each block of First Financial common stock, and the basis and holding period of each block of SCBT common stock you receive will be determined on a block-for-block basis depending on the basis and holding period of the blocks of First Financial common stock exchanged for such block of SCBT common stock.

Cash Instead of Fractional Shares

        If you receive cash instead of a fractional share of SCBT common stock, you will be treated as having received such fractional share of SCBT common stock pursuant to the merger and then as having sold such fractional share of SCBT common stock for cash. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the basis in your fractional share of SCBT common stock as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such fractional share (including the holding period of shares of First Financial common stock surrendered therefor) exceeds one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        If you are a non-corporate holder of First Financial common stock, you may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you (1) furnish a correct taxpayer identification number, certify that you are not subject to backup withholding and otherwise comply with all the applicable requirements of the backup withholding rules; or (2) provide proof that you are otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.

        This discussion of certain material U.S. federal income tax consequences is not intended to be, and should not be construed as, tax advice. Holders of First Financial common stock are urged to consult their independent tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

DESCRIPTION OF CAPITAL STOCK OF SCBT

        As a result of the merger, First Financial shareholders who receive shares of SCBT common stock in the merger will become shareholders of SCBT. Your rights as shareholders of SCBT will be governed by South Carolina law and the articles of incorporation and the amended and restated bylaws of SCBT. The following briefly summarizes the material terms of SCBT common stock. We urge you to read the applicable provisions of the South Carolina Business Corporation Act, SCBT's articles of incorporation and bylaws and federal laws governing bank holding companies carefully and in their entirety. Copies of SCBT's and First Financial's governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see "Where You Can Find More Information."

 Authorized Capital Stock

        SCBT's authorized capital stock consists of 40,000,000 shares of common stock, par value $2.50 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the record date, there were [                  ] shares of SCBT common stock outstanding, [                  ] shares of SCBT preferred stock outstanding and warrants to purchase [                  ] shares of SCBT common stock outstanding.

Common Stock

Dividend Rights

        SCBT can pay dividends if, as and when declared by SCBT's board of directors, subject to compliance with limitations imposed by law. The holders of SCBT common stock will be entitled to receive and share equally in these dividends as they may be declared by SCBT's board of directors out of funds legally available for such purpose. If SCBT issues preferred stock, the holders of such preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights

        Each holder of SCBT common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Directors will be elected by a majority of the shares actually voting on the matter at each annual meeting or special meeting called for the purpose of electing such directors. If SCBT issues preferred stock, holders of the preferred stock may also possess voting rights.

Liquidation Rights

        In the event of liquidation, dissolution or winding-up of SCBT, whether voluntary or involuntary, the holders of SCBT common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of SCBT available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights

        Holders of the common stock of SCBT will not be entitled to preemptive rights with respect to any shares which may be issued. Preemptive rights are the priority right to buy additional shares if SCBT issues more shares in the future. Therefore, if additional shares are issued by SCBT without the opportunity for existing shareholders to purchase more shares, a shareholder's ownership interest in SCBT may be subject to dilution.

        For more information regarding the rights of holders of SCBT common stock, see "Comparison of Shareholders' Rights."

 Preferred Stock

        SCBT's articles of incorporation permit SCBT's board of directors to issue up to 10,000,000 shares of preferred stock in one or more series, with such designations, titles, voting powers, preferences and rights and such qualifications, limitations and restrictions as may be fixed by SCBT's board of directors without any further action by SCBT shareholders. The issuance of preferred stock could adversely affect the rights of holders of common stock.

        In connection with the merger, SCBT will issue shares of preferred stock of SCBT, to be designated Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share. Under the terms of the merger agreement, these shares will have rights, preferences, privileges and voting powers not materially less favorable than those of the First Financial Series A Preferred Stock for which they are exchanged. Shares of First Financial Series A Preferred Stock are entitled to receive a 5% dividend per annum (increasing to 9% on February 15, 2014, if not redeemed), which is payable quarterly, cumulative, and has priority over dividends paid on common shares. The First Financial Series A Preferred Stock has no conversion rights and no voting rights, as long as dividend payments are current.

COMPARISON OF SHAREHOLDERS' RIGHTS

        If the merger is completed, holders of First Financial common stock will receive shares of SCBT common stock in exchange for their shares of First Financial common stock. SCBT is organized under the laws of the State of South Carolina and First Financial is organized under the laws of the State of Delaware. The following is a summary of the material differences between (1) the current rights of First Financial shareholders under the DGCL and First Financial's certificate of incorporation and bylaws and (2) the current rights of SCBT shareholders under the BCA and SCBT's articles of incorporation and bylaws.

        SCBT and First Financial believe that this summary describes the material differences between the rights of holders of SCBT common stock as of the date of this joint proxy statement/prospectus and the rights of holders of First Financial common stock as of the date of this joint proxy statement/prospectus, however, it does not purport to be a complete description of those differences. Copies of SCBT's and First Financial's governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see "Where You Can Find More Information."

 Authorized Capital Stock

SCBT

        SCBT's articles of incorporation authorize it to issue up to 40,000,000 shares of common stock, par value $2.50 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the record date, there were [                  ] shares of SCBT common stock outstanding, [                  ] shares of SCBT preferred stock outstanding and warrants to purchase [                  ] shares of SCBT common stock outstanding.

First Financial

        First Financial's certificate of incorporation authorizes it to issue up to 34,000,000 shares of common stock, par value $0.01 per share and 3,000,000 shares of preferred stock, par value $0.01 per share. As of the record date, there were [                  ] shares of First Financial common stock outstanding, [              ] shares of First Financial preferred stock outstanding and warrants to purchase [              ] shares of First Financial common stock outstanding.

Voting Limitations

SCBT

        Section 35-2-101 et seq. of the Code of Laws of South Carolina contains a control share acquisition statute that, in general terms, provides that where a shareholder acquires issued and outstanding shares of a corporation's voting stock (referred to as control shares) within one of several specified ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval of the control share acquisition by the corporation's shareholders must be obtained before the acquiring shareholder may vote the control shares. The required shareholder vote is a majority of all votes entitled to be cast, excluding "interested shares," defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may, however, opt-out of the control share statute through a charter or bylaw provision, which SCBT has done pursuant to its bylaws. Accordingly, the South Carolina control share acquisition statute does not apply to acquisitions of shares of SCBT common stock. Although not anticipated, SCBT could seek shareholder approval of an amendment to its bylaws to eliminate the opt-out provision. See "—Amendments to Articles of Incorporation and Bylaws."

First Financial

        The DGCL does not contain a control share acquisition statute.

Size of Board of Directors

SCBT

        SCBT's articles of incorporation currently provide that SCBT's board of directors shall consist of a maximum of twenty directors and that directors may increase membership on the board of directors up to this maximum. The provisions of SCBT's articles of incorporation concerning the size of SCBT's board of directors may only be amended or repealed by a vote of not less than 80% of the outstanding voting stock of SCBT. SCBT's board of directors currently has 16 directors. It is currently expected that one of the current members of SCBT's board of directors will resign from the board prior to the completion of the merger.

First Financial

        First Financial's certificate of incorporation currently provides that First Financial's board of directors shall consist of not less than seven nor more than 15 directors, and that directors may increase or decrease the number of directors by a vote of at least two-thirds of the directors then in office, provided the total number of directors on the board is within the aforementioned range. First Financial's board of directors currently has 12 directors.

Cumulative Voting and Election of Directors

SCBT

        SCBT shareholders do not have the right to cumulate their votes with respect to the election of directors. In order to be elected, each director nominee must receive a majority of votes cast by SCBT common shareholders at each annual meeting of the shareholders, or a similar vote at any special meeting called for the purpose of electing directors.

First Financial

        First Financial shareholders do not have the right to cumulate their votes with respect to the election of directors. In order to be elected, each director nominee must receive a plurality of votes cast by First Financial shareholders entitled to vote in the election of directors at each annual meeting of the shareholders, or a similar vote at any special meeting called for the purpose of electing directors.

Classes of Directors

SCBT

        SCBT's board of directors is divided into three classes, as nearly equal in number as reasonably possible, with each class of directors serving for successive three-year terms so that each year the term of only one class of directors expires.

First Financial

        First Financial's board of directors is divided into three classes, as nearly equal in number as possible, with each class of directors serving for successive three-year terms so that each year the term of only one class of directors expires.

 Removal of Directors

SCBT

        Directors may be removed, with or without cause, only by the affirmative vote of holders of 80% of SCBT's common shares. Cause shall mean fraudulent or dishonest acts or gross abuse of authority in the discharge of duties to SCBT and shall be established after written notice of specific charges and the opportunity to meet and refute such charges.

First Financial

        A director or the entire board of directors may be removed, at any time, by the affirmative vote of at least 80% of the outstanding shares of capital stock of First Financial entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose or by the affirmative vote of two-thirds of the directors then in office. Whenever the holders of any one or more series of preferred stock of First Financial shall have the right, voting separately as a class, to elect one or more directors, the preceding provision shall not apply with respect to the director or directors elected by such holders of preferred stock.

Filling Vacancies on the Board of Directors

SCBT

        Except in the event that a director is serving at the election of the preferred shareholders, newly created directorships resulting from an increase in the number of directors and vacancies occurring in any office or directorship for any reason, including removal of an officer or director with or without cause, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists. The term of any director elected to fill a vacancy shall expire at the next meeting of shareholders at which directors are elected.

First Financial

        Vacancies occurring on First Financial's board or directors, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum exists. The term of any director elected to fill a vacancy shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

Special Meetings of Shareholders

SCBT

        Under SCBT's bylaws, special meetings of shareholders may be called by the President, the Chairman of the Board of Directors, a majority of SCBT's board of directors or by the holders of not less than ten percent (10%) of all SCBT common shares entitled to vote at such meeting. The place of such meetings shall be designated by the directors.

First Financial

        A special meeting of First Financial shareholders may be called at any time by a majority of the board of directors of First Financial or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities include the power and authority to call such meetings. The place of such meetings shall be designated by the directors.

 Quorum

SCBT

        Under SCBT's bylaws, a majority of SCBT common shares entitled to vote shall constitute a quorum for the transaction of business at any meeting of SCBT shareholders except a special meeting called to consider a merger, consolidation or sale of substantially all of the assets of SCBT that has not been recommended by SCBT's board of directors, at which 80% of SCBT common shares entitled to vote shall be necessary to constitute a quorum. If a quorum is not present or represented at a meeting of shareholders, a meeting may be adjourned despite the absence of a quorum.

First Financial

        Under First Financial's bylaws, a majority of First Financial's outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of First Financial shareholders. If a quorum is not present or represented at a meeting of shareholders, a meeting may be adjourned from time to time without further notice.

Dividends

SCBT

        Under South Carolina law, which is the law of the state where SCBT is incorporated, SCBT may not declare a dividend if, after giving effect to such dividend, it would not be able to pay its debts as they become due in the ordinary course of business or if its total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time the dividend was declared, to satisfy the preferential rights of any holders of SCBT preferred shares. In addition, the Federal Reserve Board has the authority to restrict dividends issued by bank holding companies, including SCBT.

First Financial

        Under Delaware law, which is the law of the state where First Financial is incorporated, First Financial may declare and pay dividends upon the shares of its capital stock either: (i) out of its surplus; or (ii) in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of First Financial shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of First Financial shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired. In addition, the Federal Reserve Board has the authority to restrict dividends issued by bank holding companies, including First Financial.

Notice of Shareholder Meetings

SCBT

        SCBT's bylaws provide that SCBT must give written notice between 10 and 60 days before any shareholder meeting to each shareholder entitled to vote at such meeting and to each other shareholder entitled to notice of the meeting. The notice must state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting. Additionally, if at any meeting SCBT's bylaws are to be altered, repealed, amended, or adopted, notice of such meeting must make this clear.

First Financial

        First Financial's bylaws provide that First Financial must give written notice between 10 and 60 days before any shareholder meeting to each shareholder entitled to vote as of the record date at such meeting. The notice must state the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting. Additionally, if at any meeting First Financial's bylaws are to be altered, repealed, amended, or rescinded, notice of such meeting must make this clear.

Anti-Takeover Provisions and Other Shareholder Protections

SCBT

        Under SCBT's articles of incorporation, certain business combinations (for example, mergers, share exchanges, consolidations or a sale of all or substantially all of SCBT's assets) that are not recommended by SCBT's board of directors require, in addition to any vote required by law, the approval of the holders of at least 80% of the outstanding SCBT shares entitled to vote on such business combinations. In addition, if such business combination involves any SCBT shareholder owning or controlling 20% or more of the SCBT's voting stock at the time of the proposed transaction (which we refer to as a controlling party), and (1) certain fair price requirements are not satisfied or (2) the business combination is not recommended by a majority of the entire SCBT board of directors, then such business combination must be approved by at least 80% of the outstanding SCBT shares entitled to vote on such business combination and at least 67% of the outstanding SCBT shares entitled to vote on such business combination that are not held by the controlling party.

First Financial

        First Financial's certificate of incorporation requires the approval of the holders of at least 80% of the outstanding shares of First Financial's voting stock, and the holders of a majority of the outstanding shares of First Financial's voting stock not deemed beneficially owned by a "Related Person," to approve certain "Business Combinations" involving a Related Person except in cases where the proposed transaction has been approved by a majority of the board of directors of First Financial who are unaffiliated with the Related Person and who were directors prior to the time when the Related Person became a Related Person (referred to as "Continuing Directors") or who are successors to Continuing Directors, are unaffiliated with the Related Person and are recommended to succeed Continuing Directors by a majority of the Continuing Directors then on the board of directors. The term "Related Person" is defined to include any individual, corporation, partnership or other entity which owns beneficially 15% or more of the outstanding shares of common stock of First Financial or any affiliate of such person or entity. This provision of the certificate of incorporation applies to any "Business Combination," which is defined to include: (i) any merger or consolidation of First Financial with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of First Financial or of a subsidiary of First Financial to a Related Person; (iii) any merger or consolidation of a Related Person with or into First Financial or a subsidiary of First Financial; (iv) any sale, lease, exchange, transfer, or other disposition of certain assets of a Related Person to First Financial or a subsidiary of First Financial; (v) the issuance of any securities of First Financial or a subsidiary of First Financial to a Related Person; (vi) the acquisition by First Financial or a subsidiary of First Financial of any securities of a Related Person; (vii) any reclassification of common stock of First Financial or any recapitalization involving the common stock of First Financial; or (viii) any agreement or other arrangement providing for any of the foregoing.

        The DGCL provides that if a person acquires 15% or more of the stock of a Delaware corporation, thereby becoming an "interested stockholder" (for purposes of Section 203 of the DGCL), that person may not engage in certain business combinations with the corporation for a period of three years unless one of the following three exceptions applies: (i) the corporation's board of directors approved the acquisition of stock or the business combination transaction prior to the time that the person became an interested stockholder; (ii) the person became an interested stockholder and 85% owner of the voting stock of the corporation in the transaction in which it became an interested stockholder, excluding voting stock owned by directors who are also officers and certain employee stock plans; or (iii) the business combination transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder at an annual or special meeting of shareholders. Under the DGCL, the term "business combination" is defined to include a wide variety of transactions, including mergers, consolidations, sales or other dispositions of 10% or more of a corporation's assets and various other transactions that may benefit an "interested stockholder." The merger does not constitute a prohibited business combination under this statute.

        A Delaware corporation may elect not to be governed by Section 203. First Financial has not made such an election and accordingly is subject to Section 203.

Limitation of Personal Liability of Officers and Directors

SCBT

        SCBT's articles of incorporation provide for the elimination or limitation of director liability for monetary damages to the maximum extent allowed by South Carolina law.

First Financial

        First Financial's certificate of incorporation provides that a director shall have no liability to First Financial or its shareholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to First Financial or its shareholders, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit. If the DGCL is amended after the effective date of First Financial's certificate of incorporation to further eliminate or limit the personal liability of directors, then the liability of a director of First Financial shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Indemnification of Directors and Officers and Insurance

SCBT

        SCBT's bylaws provide for the indemnification of any current and former directors to the fullest extent authorized by law. SCBT may advance reasonable expenses to directors, provided that if required by law, such advancement of expenses shall only be made if the director seeking such advancement provides SCBT with a written affirmation of his or her good faith belief that he or she met the standard of conduct required by law and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet that standard of conduct. SCBT's bylaws further provide that SCBT may, to the extent authorized from time to time by SCBT's board of directors, grant rights of indemnification and to the advancement of expenses to any officer, employee or agent of the SCBT consistent with the other provisions of SCBT's bylaws concerning the indemnification and advancement of expenses to SCBT directors.

        SCBT's bylaws provide that SCBT may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of SCBT or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not SCBT would have the power to indemnify such person against such expense, liability or loss under applicable law.

First Financial

        First Financial's certificate of incorporation provides for indemnification of its directors, officers and employees or those who serve or served at First Financial's request as a director, officer, employee, agent, partner or trustee of another entity, for expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding. In order to qualify for indemnification, the person seeking indemnification must have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of First Financial and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of derivative suits, there shall be no indemnification for anyone who has been adjudged liable to First Financial unless (and only to the extent that) the court in which the suit was brought shall determine that despite the adjudication but in view of all the circumstances, that person is fairly and reasonable entitled to indemnity for such expenses as the court deems proper. In the case of a nonderivative suit, First Financial shall indemnify any person that satisfies the following: (i) is successful on the merits or otherwise; or (ii) acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner such person reasonably believed to be in, or not opposed to, the best interests of First Financial. Such person shall be indemnified for amounts actually and reasonably incurred in connection with the defense or settlement of the nonderivative suit.

        First Financial's certificate of incorporation further provides that First Financial may purchase and maintain insurance on behalf of any person who holds or who has held any position named above, against any liability incurred by such person in any such position, or arising out of his status as such, whether or not First Financial would have power to indemnify such person against such liability.

Amendments to Articles of Incorporation and Bylaws

SCBT

        The BCA provides that SCBT's articles of incorporation generally may be amended upon approval by the board of directors and the holders of two-thirds of the SCBT outstanding shares entitled to vote. Pursuant to SCBT's articles of incorporation, however, the amendment of certain provisions of the articles of incorporation requires the vote of the holders of at least 80% of the SCBT's outstanding shares. These include provisions relating to issuing SCBT's capital stock; the approval of certain business combinations not approved by SCBT's board of directors; the number, classification, election and removal of directors and amendments to SCBT's bylaws.

        SCBT's bylaws may be amended either by a majority of the entire SCBT board of directors or by a vote of the holders of at least 80% of SCBT's outstanding shares entitled to vote.

First Financial

        The DGCL provides that First Financial's certificate of incorporation generally may be amended upon approval by the holders of a majority of the First Financial outstanding shares entitled to vote. Pursuant to First Financial's certificate of incorporation, amendments must be approved by First Financial's board of directors by a majority vote of the board and by First Financial's shareholders by a majority of the outstanding stock entitled to vote on the amendment and a majority of the outstanding stock of each class entitled to vote on the amendment as a class. However, the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as a single class) is required to amend or repeal certain provisions of the certificate of incorporation, including the provisions relating to shareholder meetings, cumulative voting, the number, classification and removal of directors and the filling of board vacancies, shareholder nominations and proposals, the approval of certain business combinations, board evaluation of a business combination or a tender or exchange offer, limitations on director liability, director and officer indemnification by First Financial and amendment of First Financial's bylaws and certificate of incorporation.

        First Financial's bylaws may be amended by a two-thirds vote of the First Financial board of directors, or by a vote of 80% of the outstanding shares entitled to vote generally in the election of directors (considered for this purpose as a single class).

Action by Written Consent of the Shareholders

SCBT

        Under SCBT's bylaws, SCBT shareholders may act without a shareholder meeting by written consent. Such written consent must set forth the action so taken and be signed by the holders of all SCBT's outstanding shares entitled to vote upon such action or their attorneys-in-fact or proxy holders.

First Financial

        Under First Financial's certificate of incorporation, no action required to be taken or which may be taken at any annual or special meeting of shareholders of First Financial may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Shareholder Rights Plan

        Neither SCBT nor First Financial currently has a shareholder rights plan in effect.

Rights of Dissenting Shareholders

SCBT

        The dissenters' rights of SCBT shareholders are governed in accordance with the BCA. Under South Carolina law, a dissenting or objecting shareholder has the right to demand and receive payment of the fair value of the shareholder's shares in the event of (1) the consummation of a plan of merger if shareholder approval is required and the shareholder is entitled to vote on the plan, or if the corporation to be merged is a subsidiary that is merged with its parent; (2) the consummation of a plan of share exchange if the shareholder is entitled to vote on the plan; (3) the consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the ordinary course of business if the shareholder is entitled to vote on the sale or exchange; (4) an amendment to the corporation's articles of incorporation in a way that materially and adversely affects the shareholder's rights; (5) in certain circumstances, the conversion of a corporation into a limited liability company or a partnership; or (6) a transaction, to the extent the corporation's articles of incorporation, bylaws or a resolution of the corporation's board of directors provides for dissenters' rights relating to such a transaction.

        The BCA provides that a shareholder may not demand the fair value of the shareholder's shares and is bound by the terms of the transaction if, among other things, the shares are listed on a national securities exchange on the record date for determining shareholders entitled to vote on the matter. Shares of SCBT common stock are currently listed on the NASDAQ Global Select Market, a national securities exchange.

First Financial

        The dissenters' rights of First Financial shareholders are governed in accordance with the DGCL. Under Section 262 of the DGCL, holders of shares listed on a national securities exchange are not entitled to appraisal rights or dissenters' rights for their shares if such holders are required, under a plan of merger, to accept in exchange therefor only shares of the surviving corporation in the merger and cash in lieu of fractional shares. First Financial common stock and SCBT common stock are listed on the NASDAQ Global Select Market, a national securities exchange, and First Financial shareholders are not required to accept in exchange for their shares anything other than shares of SCBT, the surviving corporation in the merger, and cash in lieu of fractional shares. Accordingly, shareholders of First Financial common stock are not entitled to any appraisal rights or dissenters' rights in connection with the merger.

COMPARATIVE MARKET PRICES AND DIVIDENDS

        SCBT common stock is listed on the NASDAQ Global Select Market under the symbol "SCBT," and First Financial common stock is quoted on the NASDAQ Global Select Market under the symbol "FFCH." The following table sets forth the high and low reported intra-day sales prices per share of SCBT common stock and First Financial common stock, and the cash dividends declared per share for the periods indicated.

	SCBT Common Stock						FFCH Common Stock
	High		Low		Dividend		High		Low		Dividend
2011
First Quarter	$34.00		$30.10		$0.17		$13.19		$9.62		$0.05
Second Quarter	36.18		27.10		0.17		11.65		8.45		0.05
Third Quarter	31.00		24.54		0.17		9.63		3.74		0.05
Fourth Quarter	30.82		24.02		0.17		9.24		3.06		0.05
2012
First Quarter	33.81		29.16		0.17		12.24		8.82		0.05
Second Quarter	35.88		30.27		0.17		12.40		8.49		0.05
Third Quarter	42.13		34.30		0.17		14.21		10.12		0.05
Fourth Quarter	41.70		36.90		0.18		14.49		12.00		0.05
2013
First Quarter	51.68		39.56		0.18		21.64		13.08		0.05
Second Quarter (through [ ], 2013)	[	]	[	]	[	]	[	]	[	]	[	]

        On February 19, 2013, the last full trading day before the public announcement of the merger agreement, the high and low sales prices of shares of SCBT common stock as reported on the NASDAQ Global Select Market were $43.28 and $42.59, respectively. On [                  ], 2013, the last practicable trading day before the date of this joint proxy statement/prospectus, the high and low sales prices of shares of SCBT common stock as reported on the NASDAQ Global Select Market were $[                  ] and $[                  ], respectively.

        On February 19, 2013, the last full trading day before the public announcement of the merger agreement, the high and low bid prices of shares of First Financial common stock as reported on the NASDAQ Global Select Market were $16.62 and $16.17 respectively. On [                  ], 2013, the last practicable trading day before the date of this joint proxy statement/prospectus, the high and low bid prices of shares of First Financial common stock as reported on the NASDAQ Global Select Market were $ [                  ] and $[                  ], respectively.

        As of [                  ], 2013, the last date prior to printing this joint proxy statement/prospectus for which it was practicable to obtain this information for SCBT and First Financial, respectively, there were approximately [                  ] registered holders of SCBT common stock and approximately [                  ] registered holders of First Financial common stock.

        Each of SCBT and First Financial shareholders are advised to obtain current market quotations for SCBT common stock and First Financial common stock. The market price of SCBT common stock and First Financial common stock will fluctuate between the date of this joint proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of SCBT common stock or First Financial common stock before or after the effective date of the merger. Changes in the market price of SCBT common stock prior to the completion of the merger will affect the market value of the merger consideration that First Financial shareholders will receive upon completion of the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF FIRST FINANCIAL

        The following table sets forth, as of February 25, 2013, the number of shares and percentage of the outstanding First Financial common stock beneficially owned by each of First Financial's directors and executive officers and by all executive officers and directors as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Non-Director Five Percent Beneficial Owners
Wellington Management Company, LLP(2)	1,509,182	9.13%
Blackrock, Inc.(3)	1,057,305	6.40%
Dimensional Fund Advisors LP(4)	848,373	5.13%
Directors
Paula Harper Bethea	25,309	0.15%
Paul G. Campbell, Jr.	28,672	0.17%
Ronnie M. Givens	28,191	0.17%
R. Wayne Hall	20,319	0.12%
Thomas J. Johnson	43,748	0.26%
Susan R. Leadem	65,000	0.39%
James L. Rowe	23,769	0.14%
Richard W. Salmons, Jr.	4,951	0.03%
D. Kent Sharples	40,148	0.24%
B. Ed Shelley, Jr.	18,396	0.11%
Henry M. Swink	31,745	0.19%
Hugh L. Wilcox	24,094	0.14%
Executives
Blaise B. Bettendorf	2,630	0.02%
J. Dale Hall	2,017	0.01%
Richard A. Arthur	—	—
Joseph W. Amy	1,387	0.08%
All Executive Officers and Directors as a Group (16 persons)	360,376	2.18%

(1)
For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The percentages of total beneficial ownership are based on 16,526,752 shares of common stock outstanding on February 25, 2013.

(2)
Beneficial ownership of Wellington Management Company, LLP, located at 280 Congress Street, Boston, MA 02210, is based upon such entity's Schedule 13G/A filed with the SEC as of February 14, 2012.

(3)
Beneficial ownership of Blackrock, Inc., located at 40 East 52nd Street, New York, NY 10022, is based upon such entity's Schedule 13G/A filed with the SEC as of February 6, 2013.

(4)
Beneficial ownership of Dimensional Fund Advisors, located at Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746, is based upon such entity's Schedule 13G filed with the SEC as of February 11, 2013.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SCBT

        The following table sets forth, as of April 19, 2013, the number of shares and percentage of the outstanding SCBT common stock beneficially owned by each of SCBT's directors and executive officers and by all executive officers and directors as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Non-Director Five Percent Beneficial Owners
Blackrock, Inc.(8)	927,466	5.45%
Directors
Jimmy E. Addison(6)	8,811	0.1%
Luther J. Battiste, III(6)	9,875	0.1%
Robert H. Demere, Jr.(5)(6)	87,768	0.5%
M. Oswald Fogle(6)	34,814	0.2%
Herbert G. Gray(6)(7)	9,957	0.1%
Cynthia A. Hartley(6)	3,111	0.0%
Robert R. Hill, Jr.(4)(6)	176,511	1.0%
Robert R. Horger(3)(4)(6)	95,583	0.6%
Harry M. Mims, Jr.(6)	46,501	0.3%
Ralph W. Norman, Jr.(6)	15,618	0.1%
Alton C. Phillips(6)	22,821	0.1%
John C. Pollok(3)(4)(6)	109,523	0.6%
James W. Roquemore(3)(5)(6)	40,923	0.2%
Thomas E. Suggs(6)	12,953	0.1%
Kevin P. Walker(6)	8,085	0.0%
John W. Williamson, III(6)	78,427	0.5%
Executives/Officers
Renee R. Brooks(4)(6)	13,775	0.1%
Joseph E. Burns(4)(5)(6)	67,537	0.4%
John F. Windley(4)(6)	52,516	0.3%
All Executive Officers and Directors as a Group (23 persons)	908,687	5.3%

(1)
As reported to SCBT Financial Corporation by the directors and executive officers as of April 19, 2013.

(2)
Based on the number of shares acquirable by director and executive officers through vested stock options within 60 days of April 19, 2013.

(3)
Excludes shares of SCBT common stock owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Pollok, 662 shares, Mr. Horger, 377 shares, and Mr. Roquemore, 5,037 shares; and all directors and executive officers as a group, 6,063 shares.

(4)
Includes shares of SCBT common stock held as of December 31, 2012 by SCBT under SCBT's 401(K) Employee Savings Plan, as follows: Mrs. Brooks, 2,618 shares; Mr. Burns, 3,721 shares; Mr. Hill, 10,485 shares; Mr. Horger, 1,736 shares; Mr. Pollok, 6,373 shares; Mr. Windley, 2,081 shares; and all directors and executive officers as a group, 31,840 shares.

(5)
For Mr. Demere, includes 52,257 shares of SCBT common stock owned by Colonial Group, Inc., of which Mr. Demere is President and Chief Executive Officer. For Mr. Roquemore, includes 9,426 shares owned by Patten Seed Company, of which Mr. Roquemore is a 29% owner and management affiliate. For Mr. Burns, includes 2,137 shares owned by J.E. Burns Holdings, Inc., of which Mr. Burns is an 86% owner and has the ability to direct the voting and disposition of the shares.

(6)
Includes unvested shares of restricted stock, as to which the executive officers and directors have full voting privileges. The shares are as follows: Mrs. Brooks, 8,418 shares; Mr. Burns, 20,322 shares; Mr. Hill, 49,766 shares; Mr. Horger, 5,886 shares; Mr. Pollok, 38,042 shares; Mr. Windley, 11,713 shares; and all directors and executive officers as a group, 139,264 shares.

(7)
Mr. Gray owns twenty-five percent (25%) of the membership interest of a limited liability company that owns 99,999 shares of SCBT common stock. Mr. Gray is not the manager of the limited liability company. A majority vote of the membership interests of the limited liability company is required for the members to direct the voting or disposing of the shares of SCBT common stock held by the limited liability company. Accordingly, Mr. Gray disclaims beneficial ownership of the shares of SCBT common stock held by the limited liability company and such shares are not included in the shares beneficially owned by Mr. Gray.

(8)
Beneficial ownership of BlackRock, Inc., located at 40 East 52nd Street, New York, NY 10022, is based on its Schedule 13G filed with the SEC on February 11, 2013. BlackRock, Inc. reported that it has shared power to vote or to direct the vote of 927,466 shares of SCBT common stock and shared power to dispose or direct the disposition of 927,466 shares of SCBT common stock.

LEGAL MATTERS

        The validity of the SCBT common stock to be issued in connection with the merger will be passed upon for SCBT by Wachtell, Lipton, Rosen & Katz (New York, New York). Certain U.S. federal income tax consequences relating to the merger will also be passed upon for SCBT by Wachtell, Lipton, Rosen & Katz (New York, New York) and for First Financial by Kilpatrick Townsend & Stockton LLP (Washington, D.C.).

EXPERTS

SCBT

        The consolidated financial statements of SCBT Financial Corporation and subsidiary as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein in reliance upon the reports of Dixon Hughes Goodman LLP, independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

Savannah

        The consolidated financial statements of The Savannah Bancorp, Inc. and subsidiary as of December 31, 2011, and for each of the three years in the period ended December 31, 2011, have been included herein in reliance upon the reports of Mauldin & Jenkins, LLC, and upon the authority of said firm as experts in auditing and accounting.

First Financial

        The consolidated financial statements of First Financial Holdings, Inc. and subsidiaries as of December 31, 2012 and 2011 and September 30, 2011, the related consolidated statements of operations, comprehensive income, changes in shareholders' equity, and cash flows for the year ended December 31, 2012, the quarter ended December 31, 2011, and the years ended September 30, 2011 and 2010, and management's assessment of the effectiveness of internal control over financial reporting, have been incorporated by reference herein in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, and upon the authority of said firm as experts in auditing and accounting.

OTHER MATTERS

        No matters other than the matters described in this joint proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting.

 DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS

SCBT

        Under SEC rules, holders of SCBT common shares who wish to make a proposal to be included in SCBT's proxy statement and proxy for SCBT's 2014 annual meeting of shareholders must deliver the proposal to the executive offices of SCBT no later than November 15, 2013 if SCBT's 2014 annual meeting is held within 30 days of April 23, 2014. Such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act, SCBT's articles of incorporation and bylaws and South Carolina law.

        In order for shareholder proposals to be considered for presentation at SCBT's 2014 annual meeting, but not for inclusion in SCBT's proxy statement and form of proxy for that meeting, holders of SCBT common shares must have delivered notice of such shareholder proposal to the secretary of SCBT no less than 45 days before such meeting.

First Financial

        If the merger is completed in the third quarter of 2013, as currently anticipated, First Financial does not expect to hold an annual meeting of shareholders in 2013. However, if the merger is not completed as anticipated, First Financial may hold a 2013 annual meeting of shareholders. If such an annual meeting is held, it will not fall within 30 days of the anniversary of First Financial's 2012 annual meeting, which was held on January 26, 2012. Accordingly, under SEC rules, if First Financial holds a 2013 annual meeting, shareholder proposals must be submitted a reasonable time before First Financial begins to print and send its proxy materials. Such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act, First Financial's certificate of incorporation and bylaws and Delaware law.

        Under First Financial's certificate of incorporation, in order for a shareholder to make a proposal for business to be brought before the 2013 annual meeting, if such meeting is held, but not for inclusion in First Financial's proxy statement and form of proxy for that meeting, the shareholder must deliver notice of such proposal to the secretary of First Financial no less than 30 days nor more than 60 days prior to the date of the annual meeting. However, if First Financial shareholders receive less than 31 days' notice of the date of the First Financial 2013 annual meeting, if such meeting is held, notice of such proposal must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed in order for such proposal to be brought before the 2013 annual meeting, if such meeting is held.

 WHERE YOU CAN FIND MORE INFORMATION

        SCBT has filed with the SEC a registration statement under the Securities Act that registers the issuance to First Financial shareholders of the shares of SCBT common stock to be issued in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of SCBT in addition to being a proxy statement for SCBT and First Financial shareholders. The registration statement, including this joint proxy statement/prospectus and the attached exhibits and schedules, contains additional relevant information about SCBT and SCBT common stock.

        SCBT (File No. 001-12669) and First Financial (File No. 000-17122) also file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

        The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like SCBT and First Financial, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by SCBT with the SEC are also available at SCBT's website at http://www.scbtonline.com. The reports and other information filed by First Financial with the SEC are available at First Financial's website at http://www.firstfinancialholdings.com. The web addresses of the SEC, SCBT and First Financial are included as inactive textual references only. Except as specifically incorporated by reference into this joint proxy statement/prospectus, information on those web sites is not part of this joint proxy statement/prospectus.

        The SEC allows SCBT and First Financial to incorporate by reference information in this joint proxy statement/prospectus. This means that SCBT and First Financial can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

        This joint proxy statement/prospectus incorporates by reference the documents listed below that SCBT and First Financial previously filed with the SEC. They contain important information about the companies and their financial condition.

 SCBT SEC Filings

(SEC File No. 001-12669; CIK No. 0000764038)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2012
Proxy Statement on Schedule 14A	Filed on March 4, 2013
Quarterly Report on Form 10-Q	Filed on May 9, 2013
Current Reports on Form 8-K

Filed on January 22, 2013; January 31, 2013; February 20, 2013; February 22, 2013; February 27, 2013; April 25, 2013; and May 14, 2013 (other than those portions of the documents deemed to be furnished and not filed)

The description of SCBT common stock set forth in a registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions

Registration Statement on Form 8-A filed on March 8, 2004, as amended by Current Reports on Form 8-K filed on December 23, 2008; December 31, 2008; and January 16, 2009

First Financial SEC Filings

(SEC File No. 000-17122; CIK No. 0000787075)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2012
Quarterly Report on Form 10-Q	Filed on May 8, 2013
Current Reports on Form 8-K

Filed on January 24, 2013; February 19, 2013; February 20, 2013; February 22, 2013; February 28, 2013; April 25, 2013; and May 14, 2013 (other than those portions of the documents deemed to be furnished and not filed)

        In addition, SCBT and First Financial also incorporate by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the later of the date of the First Financial special meeting and the date of the SCBT special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        SCBT has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to SCBT, as well as all pro forma financial information, and First Financial has supplied all information contained or incorporated by reference relating to First Financial.

        Documents incorporated by reference are available from SCBT and First Financial without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following address and phone number:

SCBT Financial Corporation 520 Gervais Street Columbia, South Carolina 29201 Attention: Corporate Secretary Telephone: (800) 277-2175	First Financial Holdings, Inc. 2440 Mall Drive Charleston, South Carolina 29406 Attention: Corporate Secretary Telephone: (843) 529-5933

        SCBT shareholders and First Financial shareholders requesting documents must do so by [                  ] to receive them before their respective special meetings. You will not be charged for any of these documents that you request. If you request any incorporated documents from SCBT or First Financial, SCBT and First Financial, respectively, will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

        Neither SCBT nor First Financial has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

AGREEMENT AND PLAN OF MERGER

by and between

SCBT FINANCIAL CORPORATION

and

FIRST FINANCIAL HOLDINGS, INC.

Dated as of February 19, 2013

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

	Section
Acquisition Agreement	6.9	(a)
Acquisition Proposal	6.9	(a)
Advisory Board Member Agreement	6.11
Advisory Client	3.23	(c)
Advisory Contract	3.23	(b)
Advisory Entity	3.23	(a)
Affiliate	3.26	(a)
Agreement	Preamble
Alternative Transaction	6.9	(b)
Articles of Merger	1.2
Balance Sheet	3.7
Balance Sheet Date	3.7
Bank Merger	1.10
Bank Merger Certificates	1.10
BCA	1.1
Broker-Dealer	3.23	(a)
Business Day	9.9
Cancelled Shares	1.7	(d)
Certificates	2.2	(a)
Change in Company Recommendation	6.9	(e)
Change in Parent Recommendation	6.9	(e)
Claim	6.7	(a)
Closing	1.3
Closing Date	1.3
Code	Recitals
Company	Preamble
Company 401(k) Plan	6.5	(c)
Company Benefit Plans	3.11	(a)
Company Board Recommendation	6.3	(a)
Company Bylaws	3.1	(a)
Company Certificate of Incorporation	3.1	(a)
Company Common Stock	1.7	(b)
Company Director	6.12	(a)
Company ESPP	1.9
Company Financial Statements	3.6	(a)
Company Indemnified Party	6.7	(a)
Company Intellectual Property	3.21	(a)
Company Option	1.8	(a)
Company Policies	3.19
Company Regulatory Agreement	3.15
Company SEC Documents	3.5	(b)
Company Series A Preferred Stock	1.7	(c)
Company Stock Plan	9.9
Company Stockholder Approval	3.3	(a)
Company Stockholders Meeting	6.3	(a)
Company Subsidiaries	3.1	(b)
Company Subsidiary	3.1	(b)
Company Termination Fee	8.3	(a)
Confidentiality Agreement	9.9
Continuation Period	6.5	(a)
Contract	9.9
Controlled Group Liability	9.9
Corporate Entity	9.9
Covered Employees	6.5	(a)
CRA	3.13	(c)
Derivative Transactions	3.17
DGCL	1.1
Disclosure Schedule	Article III
EESA	3.11	(l)
Effective Time	1.2
End Date	9.9
Environmental Laws	3.18	(a)
ERISA	3.11	(a)
ERISA Affiliate	9.9
Exchange Act	3.4
Exchange Agent	2.1
Exchange Agent Agreement	2.1
Exchange Fund	2.1
Exchange Ratio	1.7	(b)
FDIC	3.1	(a)
Federal Reserve	3.4
FINRA	3.4
First Federal	1.10
First Southeast	3.4
Form ADV	3.23	(e)
Form BD	3.23	(e)
Form S-4	6.3	(c)
GAAP	3.6	(a)
Governmental Entity	3.4
Holders	2.2	(a)
Insurance Entity	3.23	(a)
Intellectual Property	3.21	(d)
Investment Advisers Act	3.23	(e)
Investment Company Act	3.23	(f)
IRS	3.10	(k)
Joint Proxy Statement	6.3	(c)
Knowledge	9.9
Law	9.9

A-iv

 INDEX OF DEFINED TERMS

	Section
Laws	9.9
Leased Premises	3.20	(b)
Letter of Transmittal	2.2	(a)
Lien	3.1	(b)
Loan Documentation	3.24	(a)
Loan Tape	3.24	(b)
Loans	3.24	(a)
Loss Share Agreement	3.14(a	)(xv)
Loss Share Agreement Condition	7.1	(b)
Material Adverse Effect	9.9
Material Contract	3.14	(a)
Materially Burdensome Regulatory Condition	6.1	(a)
Maximum Amount	6.7	(c)
Merger	Recitals
Merger Consideration	1.7	(b)
Multiemployer Plan	3.11	(h)
Multiple Employer Plan	3.11	(h)
Name Change	6.3	(b)
NASDAQ	3.4
Notice of Recommendation Change	6.9	(f)
Obligor	3.24	(a)
OREO	3.20	(a)
Owned Real Property	3.20	(a)
Parent	Preamble
Parent 401(k) Plan	6.5	(c)
Parent Articles of Incorporation	4.1	(a)
Parent Balance Sheet	4.7
Parent Bank	1.10
Parent Board Recommendation	6.3	(b)
Parent Bylaws	4.1	(a)
Parent Capitalization Date	4.2
Parent Common Stock	1.7	(a)
Parent Disclosure Schedule	Article IV
Parent Financial Statements	4.6	(a)
Parent Intellectual Property	4.14	(a)
Parent Material Adverse Effect	9.9
Parent Options	4.2
Parent Preferred Stock	1.7	(c)
Parent Regulatory Agreement	4.12
Parent SEC Reports	4.5	(b)
Parent Series A Preferred Stock	1.7	(c)
Parent Share Value	9.9
Parent Shareholder Approval	4.3	(a)
Parent Shareholders Meeting	6.3	(b)
Parent Subsidiaries	4.1	(b)
Parent Subsidiary	4.1	(b)
Parent Termination Fee	8.3	(a)
parties	9.9
party	9.9
Permitted Encumbrances	3.20	(b)
Person	9.9
Personal Property	3.20	(f)
Preferred Stock Merger Consideration	1.7	(c)
Qualified Plans	3.11	(f)
Real Property Leases	3.20	(a)
Regulatory Agencies	3.5	(a)
Regulatory Approvals	6.1	(a)
Reports	3.5	(a)
Representative	6.9	(a)
Salary Continuation Policy	6.5	(a)
Sarbanes-Oxley Act	3.6	(d)
SEC	3.5	(b)
Securities Act	3.2
Subsidiary	3.1	(b)
Subsidiary Plan of Merger	1.10
Superior Proposal	6.9	(g)
Surviving Corporation	Recitals
Takeover Provisions	3.27
Tax	9.9
Tax Return	9.9
Taxes	9.9
Tenant Leases	3.20	(a)
Treasury	3.2
Treasury Warrant	3.2
Voting Debt	3.2

A-v

AGREEMENT AND PLAN OF MERGER

        Agreement and Plan of Merger (this "Agreement"), dated as of February 19, 2013, by and between First Financial Holdings, Inc., a Delaware corporation ("Company"), and SCBT Financial Corporation, a South Carolina corporation ("Parent"). Certain capitalized terms have the meanings given to such terms in Article IX.

RECITALS

        A.    WHEREAS, the boards of directors of Company and Parent have determined that it is advisable and in the best interests of their respective companies and the stockholders of Company and the shareholders of Parent, respectively, to consummate the strategic business combination transaction provided for in this Agreement in which Company will, on the terms and subject to the conditions set forth in this Agreement, merge with and into Parent (the "Merger"), with Parent as the surviving corporation in the Merger (sometimes referred to in such capacity as the "Surviving Corporation");

        B.    WHEREAS, the boards of directors of Company and Parent have adopted and approved this Agreement and the transactions contemplated hereby, including the Merger, and the board of directors of each of Company and Parent has resolved to recommend that the stockholders of Company and the shareholders of Parent, respectively, approve this Agreement and the transactions contemplated hereby, including the Merger;

        C.    WHEREAS, the parties intend that for federal income Tax purposes the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code;

        D.    WHEREAS, simultaneously with the execution of this Agreement, R. Wayne Hall is entering into a new employment agreement with Parent, dated as of the date hereof, to be effective as of (and subject to the occurrence of) the Closing; and

        E.    WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
THE MERGER

        1.1    The Merger.    Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law, as amended (the "DGCL") and the South Carolina Business Corporation Act of 1988, as amended (the "BCA"), at the Effective Time, Company shall merge with and into Parent. Parent shall be the Surviving Corporation in the Merger and shall continue its corporate existence under the laws of the State of South Carolina. As of the Effective Time, the separate corporate existence of Company shall cease.

        1.2    Effective Time.    The Merger shall become effective upon filing of the Certificate of Merger (as set forth in Section 252 of the DGCL) and the Articles of Merger (as set forth in Section 33-11-105 of the BCA) (collectively, the "Articles of Merger") with the Secretary of State of the State of Delaware and the Secretary of State of the State of South Carolina, respectively. The term "Effective Time"shall be the date and time when the Merger becomes effective as set forth in the Articles of Merger.

        1.3    Closing.    On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, on a date no later than three (3) Business Days after the satisfaction or waiver (subject to applicable Law) of the latest to occur of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction of such conditions and the continued satisfaction or waiver of all other conditions set forth in Article VII), or such other date as mutually agreed to by the parties (the "Closing Date").

        1.4    Articles of Incorporation and Bylaws of the Surviving Corporation.    At the Effective Time, the articles of incorporation and bylaws of Parent in effect immediately prior to the Effective Time (subject to the Name Change) shall be the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law.

        1.5    Tax Consequences.    It is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute, and is hereby adopted as, a "plan of reorganization" for purposes of Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing Date, each party hereto shall use its reasonable best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        1.6    Effects of the Merger.    At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in the relevant provisions of the DGCL and the BCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company shall become the debts, liabilities and duties of the Surviving Corporation.

        1.7    Conversion of Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company or the holder of any of the following securities:

          (a)    No Effect on Parent Common Stock.    Each share of the common stock, par value $2.50 per share, of Parent ("Parent Common Stock") outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

          (b)    Conversion of Company Common Stock.    Each share of the common stock, par value $0.01 per share, of Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares) shall be converted into the right to receive 0.4237 shares (the "Exchange Ratio"), subject to adjustment in accordance with Section 1.7(e), of validly issued, fully paid and nonassessable shares of Parent Common Stock (together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.2(f), the "Merger Consideration").

          (c)    Series A Preferred Stock.    In the event that each issued and outstanding share of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the "Company Series A Preferred Stock"), with a liquidation preference of $1,000 per share, is not converted prior to, or redeemed prior to or contemporaneously with, the Closing, each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into and shall thereafter represent the right to receive one share of preferred stock of the Surviving Corporation (the "Parent Preferred Stock"), which shall be designated as Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (the "Parent Series A Preferred Stock"), and otherwise having such other rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, that, taken as a whole, are not materially less favorable to the holders thereof than the rights, privileges and voting powers, and limitations and restrictions thereof, of the Company Series A Preferred Stock immediately prior to the Effective Time, taken as a whole (the "Preferred Stock Merger Consideration").

          (d)    Cancellation of Certain Shares of Company Stock.    All shares of Company Common Stock and Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time that are owned directly by Parent or Company (other than (i) shares held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties and (ii) shares held, directly or indirectly, by Parent or Company in respect of a debt previously contracted) shall be cancelled and shall cease to exist and no Merger Consideration, Preferred Stock Merger Consideration or other consideration shall be delivered in exchange therefor (such cancelled shares, the "Cancelled Shares").

          (e)    Adjustments to Prevent Dilution.    If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or Company, respectively, shall occur (or for which the relevant record date will occur) as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, an appropriate and proportionate adjustment shall be made to the Merger Consideration, the Preferred Stock Merger Consideration, the Exchange Ratio and other dependent items, as applicable.

        1.8    Company Options.    Each stock option to acquire shares of Company Common Stock granted under the Company Stock Plan (each, "Company Option") which is outstanding immediately prior to the Effective Time (whether or not then vested) shall be converted into an obligation of Parent to pay (or cause to be paid) and a right of the holder to receive, in full satisfaction of any rights in respect of the Company Option, cash in an amount equal to the product of (A) the excess, if any, of the closing price per share of Company Common Stock on the NASDAQ stock exchange on the day immediately prior to the Closing Date over the per-share exercise price of such Company Option, and (B) the number of shares of Company Common Stock subject to such Company Option, less any income or employment tax withholding required under the Code or any provision of applicable Law. In the event that the product obtained by such calculation with respect to a Company Option is zero or a negative number, then such Company Option shall, immediately prior to the Effective Time, be cancelled for no consideration. The amount determined in accordance with the foregoing shall be paid to the applicable holder of a Company Option as soon as reasonably practicable following the Closing Date and in no event later than thirty (30) days following the Closing Date.

        1.9    Employee Stock Purchase Plan.    The Company shall (a) ensure that no new offering periods under the Company's 2004 Employee Stock Purchase Plan (the "Company ESPP") will commence during the period from the date of this Agreement through the Effective Time, (b) ensure that there will be no increase in the amount of payroll deductions permitted to be made by the participants under the Company ESPP during the current offering period, and (c) ensure that no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time. The accumulated contributions of the participants in the current Company ESPP offering shall be used to purchase shares of Company common stock within five business days prior to the Effective Time, and the participants' purchase rights under the ongoing offering shall terminate immediately after such purchase. As of the Effective Time, the Company shall terminate the Company ESPP.

        1.10    Bank Merger.    Immediately following the Effective Time, First Federal Bank, a South Carolina banking corporation and wholly owned subsidiary of Company ("First Federal"), will merge (the "Bank Merger") with and into SCBT, a South Carolina banking corporation and wholly owned subsidiary of Parent ("Parent Bank"). Parent Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of First Federal shall cease. The parties agree that the Bank Merger shall become effective immediately after the Effective Time. The Bank Merger shall be implemented pursuant to a subsidiary plan of merger, in a form to be specified by Parent in consultation with Company (the "Subsidiary Plan of Merger"). In order to obtain the necessary Regulatory Approvals for the Bank Merger, the parties hereto shall cause the following to be accomplished prior to the filing of applications for such Regulatory Approvals: (x) Company shall cause First Federal to approve the Subsidiary Plan of Merger; Company, as the sole shareholder of First Federal, shall approve the Subsidiary Plan of Merger; and Company shall cause the Subsidiary Plan of Merger to be duly executed by First Federal and delivered to Parent and (y) Parent shall cause Parent Bank to approve the Subsidiary Plan of Merger; Parent, as the sole shareholder of Parent Bank, shall approve the Subsidiary Plan of Merger; and Parent shall cause Parent Bank to duly execute and deliver the Subsidiary Plan of Merger to Company. Prior to the Effective Time, Company shall cause First Federal, and Parent shall cause Parent Bank, to execute such articles of merger and such other documents and certificates as are necessary to make the Bank Merger effective ("Bank Merger Certificates") immediately after the Effective Time.

ARTICLE II
DELIVERY OF MERGER CONSIDERATION

        2.1    Deposit of Merger Consideration.    Promptly after the Effective Time, Parent shall make available to a bank or trust company selected by Parent and reasonably acceptable to Company (the "Exchange Agent") pursuant to an agreement entered into prior to the Closing (the "Exchange Agent Agreement"), for exchange in accordance with this Article II (a) the number of shares of Parent Common Stock sufficient to deliver the aggregate Merger Consideration, (b) the number of shares of Parent Series A Preferred Stock sufficient to deliver the aggregate Preferred Stock Merger Consideration and (c) to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.2(f) (collectively, the "Exchange Fund"), and Parent shall instruct the Exchange Agent to timely deliver the Merger Consideration and the Preferred Stock Merger Consideration.

        2.2    Delivery of Merger Consideration.

          (a)   As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record immediately prior to the Effective Time (collectively, the "Holders") of certificates representing shares of Company Common Stock or Company Series A Preferred Stock, as applicable ("Certificates") that were converted into the right to receive the Merger Consideration or the Preferred Stock Merger Consideration pursuant to Section 1.7 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) shall pass only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificate(s)) to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent and Parent) (the "Letter of Transmittal") and (ii) instructions for use in surrendering Certificate(s) in exchange for the Merger Consideration or the Preferred Stock Merger Consideration, as applicable, and any dividends or distributions to which such Holder is entitled pursuant to Section 2.2(c).

          (b)   Upon surrender to the Exchange Agent of its Certificate(s), accompanied by a properly completed Letter of Transmittal, a Holder of Company Common Stock or Company Series A Preferred Stock, as applicable, shall be entitled to receive, promptly after the Effective Time, the Merger Consideration in respect of the shares of Company Common Stock or the Preferred Stock Merger Consideration in respect of shares of Company Series A Preferred Stock represented by its Certificate(s), as applicable. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration or the Preferred Stock Merger Consideration, as applicable, upon surrender of such

  Certificate in accordance with, and any dividends or distributions to which such Holder is entitled pursuant to, this Article II.

          (c)   No dividends or other distributions with respect to Parent Common Stock or Parent Series A Preferred Stock (as applicable) shall be paid to the Holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock or Parent Series A Preferred Stock (as applicable) represented thereby, in each case unless and until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar Laws, following surrender of any such Certificate in accordance with this Article II, the Holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Parent Common Stock or Parent Series A Preferred Stock represented by such Certificate and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to whole shares of Parent Common Stock or Parent Series A Preferred Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Parent Common Stock or Parent Series A Preferred Stock issuable with respect to such Certificate.

          (d)   In the event of a transfer of ownership of a Certificate representing Company Common Stock or Company Series A Preferred Stock that is not registered in the stock transfer records of Company, the Merger Consideration or Preferred Stock Merger Consideration (as applicable) shall be delivered in exchange therefor to a Person other than the Person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such Company Common Stock or Company Series A Preferred Stock (as applicable) shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a Person other than the registered Holder of the Certificate or establish to the satisfaction of Parent that the Tax has been paid or is not applicable. The Exchange Agent (or, subsequent to the first anniversary of the Effective Time, Parent) shall be entitled to deduct and withhold from any portion of the Merger Consideration or Preferred Stock Merger Consideration (as applicable) such amounts as the Exchange Agent or Parent, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax Law, with respect to the making of such payment. To the extent that the amounts are so withheld by the Exchange Agent or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder of shares of Company Common Stock or Company Series A Preferred Stock (as applicable) in respect of whom such deduction and withholding was made by the Exchange Agent or Parent, as the case may be.

          (e)   After the Effective Time, there shall be no transfers on the stock transfer books of Company of any shares of Company Common Stock or Company Series A Preferred Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of Company Common Stock or Company Series A Preferred Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration or the Preferred Stock Merger Consideration (as applicable), in accordance with Section 1.7 and the procedures set forth in this Article II.

          (f)    Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former stockholder of Company who otherwise would be entitled to receive such fractional share, an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the Parent Share Value by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such Holder at the Effective Time and rounded to the nearest one ten-thousandth when expressed in decimal form) of Parent Common Stock to which such Holder would otherwise be entitled to receive pursuant to Section 1.7. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.

          (g)   Any portion of the Exchange Fund that remains unclaimed by the stockholders of Company as of the first anniversary of the Effective Time shall be returned to Parent. Any former stockholders of Company who have not theretofore complied with this Article II shall thereafter look only to Parent with respect to the Merger Consideration and Preferred Stock Merger Consideration (as applicable) and any unpaid dividends and distributions on the Parent Common Stock or Parent Series A Preferred Stock deliverable in respect of each share of Company Common Stock or Company Series A Preferred Stock (as applicable) such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Any Merger Consideration or Preferred Stock Merger Consideration remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Company, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock or Company Series A Preferred Stock (as applicable) for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.

          (h)   In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Exchange Agent, the posting by such Person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

          (i)    Subject to the terms of the Exchange Agent Agreement, Parent, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (i) the validity of any Letter of Transmittal and compliance by any Company stockholder with the procedures and instructions set forth herein and therein, (ii) the issuance and delivery of (A) the whole number of shares of the Parent Common Stock portion of the Merger Consideration into which shares of Company Common Stock are converted in the Merger or (B) the whole number of shares of Parent Series A Preferred Stock into which shares of Company Series A Preferred Stock are converted in the Merger and (iii) the method of payment of the cash in lieu of fractional shares of Parent Common Stock.

          (j)    In the case of outstanding shares of Company Common Stock or Company Series A Preferred Stock (as applicable) that are not represented by Certificates, the parties shall make such adjustments to Article I and Article II as are necessary or appropriate to implement the same purpose and effect that Article I and Article II have with respect to shares of Company Common Stock or Company Series A Preferred Stock (as applicable) that are represented by Certificates.

 ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY

        Except as (a) disclosed in writing in the correspondingly enumerated section or subsection of the disclosure schedule of Company delivered herewith (the "Disclosure Schedule") (provided that each exception set forth in the Disclosure Schedule shall be deemed to qualify any other representation and warranty to the extent that the relevance of such exception to such other representation and warranty is reasonably apparent on the face of the disclosure (without need to examine underlying documentation)) or (b) disclosed in any report, schedule, form or other document filed with the SEC by Company prior to the date hereof and on or after the date on which Company filed with the SEC its Quarterly Report on Form 10-Q for the three months ended September 30, 2012 (but excluding any risk factor disclosures contained under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or predictive or forward-looking in nature), Company hereby represents and warrants to Parent as follows:

        3.1    Corporate Organization.

          (a)   Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization. The deposit accounts of First Federal are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required in connection therewith have been paid by Company or First Federal when due. First Federal is a member in good standing of the Federal Home Loan Bank of Atlanta and owns the requisite amount of stock therein. Company and each of its Subsidiaries has the requisite corporate power and authority to own or lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Company and each of its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. True and complete copies of the Company's Certificate of Incorporation, as amended (the "Company Certificate of Incorporation"), and Amended and Restated Bylaws (the "Company Bylaws"), and the articles or certificate of incorporation and bylaws (or comparable organizational documents) of each Company Subsidiary, in each case as in effect as of the date of this Agreement, have previously been furnished or made available to Parent. Neither Company nor any of its Subsidiaries is in violation of any of the provisions of the Company Certificate of Incorporation or Company Bylaws or such articles or certificate of incorporation and bylaws (or comparable organizational documents) of such Company Subsidiary, as applicable.

          (b)   Section 3.1(b) of the Disclosure Schedule sets forth a complete and correct list of all the Subsidiaries of Company (each a "Company Subsidiary" and collectively the "Company Subsidiaries"). Section 3.1(b) of the Disclosure Schedule also sets forth a list identifying the number and owner of all outstanding capital stock or other equity securities of each such Subsidiary, options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such Subsidiary, or Contracts by which such Subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip, rights to subscribe to, calls or commitments for any shares of its capital stock or other equity securities and the identity of the parties to any such agreements or arrangements. All of the outstanding shares of capital stock or other securities evidencing ownership of Company Subsidiaries are validly issued, fully paid and nonassessable and such shares or other securities are owned by Company or another of its Subsidiaries free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind ("Lien") with respect thereto. Except for its interests in Company Subsidiaries and as set forth in Section 3.1(b) of the Disclosure Schedule, Company does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. As used in this Agreement, "Subsidiary" shall mean, when used with respect to any party, any corporation, partnership, limited liability company, association, joint venture or other business entity of which (i) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (ii) such first Person is or directly or indirectly has the power to appoint a general partner, manager or managing member.

        3.2    Capitalization.    The authorized capital stock of Company consists of 34,000,000 shares of Company Common Stock and 3,000,000 shares of preferred stock. As of the date of this Agreement, there are (a) 16,526,752 shares of Company Common Stock issued and outstanding, (b) 4,938,411 shares of Company Common Stock held in treasury, (c) 256,819 shares of Company Common Stock reserved for issuance upon the exercise of Company Options, (d) 65,000 shares of Company Series A Preferred Stock issued and outstanding, (e) 241,696 shares of Company Common Stock reserved for issuance upon the exercise of the warrant to purchase shares of Company Common Stock issued by Company to the United States Department of the Treasury ("Treasury") pursuant to the Securities Purchase Agreement, dated as of December 5, 2008, between Company and Treasury (the "Treasury Warrant") and (f) no other shares of capital stock or other equity or voting securities of Company issued, designated, reserved for issuance or outstanding. All of the issued and outstanding shares of Company Common Stock and Company Series A Preferred Stock have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders may vote ("Voting Debt") of Company. Except for the Junior Subordinated Deferrable Interest Debt Securities due April 6, 2034, Series A issued to First Financial Capital Trust I and the related 7.0% Capital Securities, Series A issued by such trust, as of the date of this Agreement, no trust preferred or subordinated debt securities of Company are issued or outstanding. Except for the Treasury Warrant and the Company Options outstanding as of the date hereof and set forth on Section 3.2 of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of Company, or otherwise obligating Company to issue, transfer, sell, purchase, redeem or otherwise acquire, or to register under the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (the "Securities Act"), any such securities. There are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Company Common Stock or other equity interests of Company. Section 3.2 of the Disclosure Schedule sets forth a true, correct and complete list of the aggregate number of shares of Company Common Stock issuable upon the exercise of each Company Option outstanding as of the date of this Agreement and the holder and exercise price for each such Company Option. Other than the Company Options, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of Company or any of its Subsidiaries) are outstanding. Company has not elected to defer interest payments with respect to any trust preferred securities or related debentures issued by it or any of its Affiliates.

        3.3    Authority; No Violation.

          (a)   Company has full corporate power and authority and is duly authorized to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly, validly and unanimously adopted by the board of directors of Company, the board of directors of Company has resolved to recommend to Company's stockholders the approval of this Agreement and the transactions contemplated herein, and all necessary corporate action in respect thereof on the part of Company has been taken, subject to the approval by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"). This Agreement has been duly and validly executed and delivered by Company. Assuming due authorization, execution and delivery by Parent, this Agreement constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other Laws affecting or relating to the rights of creditors generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (b)   Neither the execution and delivery of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company with any of the terms or provisions hereof, will (i) violate any provision of the Company Certificate of Incorporation or Company Bylaws or the articles or certificate of incorporation or bylaws (or similar organizational documents) of any Company Subsidiary or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Company or any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under or in any payment conditioned, in whole or in part, on a change of control of Company or approval or consummation of transactions of the type contemplated hereby, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the properties or assets of Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, Contract or other instrument or obligation to which Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults or the loss of benefits which, either individually or in the aggregate, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

        3.4    Consents and Approvals.    Except as disclosed in Section 3.4(a) of the Disclosure Schedules and for (a) the filing of any required applications, filings or notices with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the FDIC, the South Carolina State Board of Financial Institutions, the South Carolina Office of the Commissioner of Banking, and approval of or non-objection to such applications, filings and notices, (b) compliance with any applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (the "Exchange Act") and the Securities Act, (c) the filing of the Articles of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of South Carolina pursuant to the DGCL and the BCA, respectively, (d) the filing of the Bank Merger Certificates, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, (f) approval of listing of such Parent Common Stock on the NASDAQ Global Select Market (the "NASDAQ") and (g) approval of the Financial Industry Regulatory Authority ("FINRA") to the change in ownership of First Southeast 401(k) Fiduciaries, Inc. ("First Southeast") that will occur at the Effective Time no material notices to, consents or approvals or non-objections of, waivers or authorizations by, or applications, filings or registrations with any foreign, federal, state or local court, administrative agency, arbitrator or commission or other governmental, prosecutorial, regulatory, self-regulatory authority or instrumentality (each, a "Governmental Entity") are required to be made or obtained by Company or any of its Subsidiaries in connection with (i) the execution and delivery by Company of this Agreement or (ii) the consummation of the transactions contemplated hereby. The only material third-party consents necessary in connection with (A) the execution and delivery by Company of this Agreement and (B) the consummation of the transactions contemplated hereby not referenced above are set forth in Section 3.4(b) of the Disclosure Schedule.

        3.5    Reports.

          (a)   Company and each of its Subsidiaries have filed (or furnished, as applicable) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto ("Reports"), that they were required to file (or furnish, as applicable) since January 1, 2010 with (a) the Federal Reserve, the FDIC, the South Carolina State Board of Financial Institutions, the South Carolina Office of the Commissioner of Banking and any other federal, state or foreign governmental or regulatory agency or authority having jurisdiction over Company, Parent and their respective Subsidiaries (collectively, the "Regulatory Agencies"), and all other Reports required to be filed (or furnished, as applicable) by them since January 1, 2010, including any Report required to be filed (or furnished, as applicable) pursuant to the Laws of the United States, any state or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such Report or to pay such fees and assessments, individually or in the aggregate, would not reasonably be expected to be material to Company and its Subsidiaries, taken as a whole. Any such Report regarding Company or any of its Subsidiaries filed with or otherwise submitted to any Regulatory Agency complied in all material respects with relevant legal requirements, including as to content. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of Company and its Subsidiaries, there is no pending proceeding before, or, to the Knowledge of Company, examination or investigation by, any Regulatory Agency into the business or operations of Company or any of its Subsidiaries. There are no unresolved violations, criticisms or exceptions by any Regulatory Agency with respect to any Report relating to any examinations of Company or any of its Subsidiaries, except for any such violations, criticisms or exceptions that would not reasonably be expected to, individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole.

          (b)   Company has timely filed with or furnished to, as applicable, the Securities and Exchange Commission (the "SEC") all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2010 (the "Company SEC Documents"). Company has made available to Parent all such Company SEC Documents that it has so filed or furnished prior to the date hereof. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and Exchange Act applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed or furnished (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.5(b) of the Disclosure Schedule, none of Company's Subsidiaries is required to file with or furnish to the SEC any forms, reports or other documents.

        3.6    Financial Statements.

          (a)   Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents (the "Company Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of Company's operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

          (b)   Company and each of its Subsidiaries has established and maintains a system of "internal controls over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of Company and its Subsidiaries are being made only in accordance with authorizations of management and the board of directors of Company, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Company's and its Subsidiaries' assets that could have a material effect on Company's financial statements.

          (c)   Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Company required under the Exchange Act with respect to such reports. Company has disclosed, based on its most recent evaluation of its disclosure controls and procedures prior to the date of this Agreement, to Company's auditors and the audit committee of the board of directors of Company and on Section 3.6(c) of the Disclosure Schedule (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company's internal controls over financial reporting. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

          (d)   Each of the principal executive officer and the principal financial officer of Company (or each former principal executive officer and each former principal financial officer of Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the "Sarbanes-Oxley Act") with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects.

  For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. Except as set forth on Section 3.6(d) of the Disclosure Schedule, neither Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any "extensions of credit" (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of Company or any of its Subsidiaries. Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (e)   The books and records kept by Company and its Subsidiaries are in all material respects complete and accurate and have been maintained in the ordinary course of business and in accordance with applicable Laws and accounting requirements. The Company Financial Statements have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries.

          (f)    Neither Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangement"), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Company or any of its Subsidiaries in Company's or such Subsidiary's financial statements.

        3.7    Undisclosed Liabilities.    The unaudited consolidated balance sheet of Company dated as of September 30, 2012 (the "Balance Sheet Date") contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the "Balance Sheet." Neither the Company nor any of its Subsidiaries has any liabilities of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), whether or not the same would have been required to be reflected on the Balance Sheet if it had existed on the Balance Sheet Date, other than liabilities that (i) are reflected or reserved against on the Balance Sheet (including in the notes thereto), (ii) were incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and that are not and would not be, individually or in the aggregate, material to Company and its Subsidiaries, taken as a whole, or (iii) are incurred in connection with the transactions contemplated by this Agreement.

        3.8    Absence of Certain Changes or Events.    Since September 30, 2012, (a) Company and its Subsidiaries have, in all material respects, carried on their respective businesses in the ordinary course consistent with their past practices; (b) neither Company nor any of its Subsidiaries has taken any of the actions that Company has agreed not to take or permit its Subsidiaries to take from the date hereof through the Effective Time pursuant to Sections 5.2(a), 5.2(b), 5.2(c) (other than any actions set forth in Section 5(c) that would be immaterial to the Company), 5.2(d) (other than the transactions contemplated by Section 5.2(d) of the Disclosure Schedule), 5.2(f), 5.2(g), 5.2(h), 5.2(i), 5.2(j), 5.2(k), 5.2(m), 5.2(n), 5.2(o), 5.2(p), or 5.2(r); and (c) there has not been any Material Adverse Effect.

        3.9    Legal Proceedings.    Except as set forth in Section 3.9 of the Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to or the subject of any, and there are no outstanding or pending or, to the Knowledge of Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Company or any of its Subsidiaries. Except as set forth in Section 3.9 of the Disclosure Schedule, each matter set forth on Section 3.9 of the Disclosure Schedule is insured under insurance policies set forth on Section 3.19 of the Disclosure Schedules with reputable insurers in such amounts as constitute reasonably adequate coverage with respect to each such matter. There is no injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application that apply to similarly situated companies) imposed upon Company, any of its Subsidiaries or the assets of Company or any of its Subsidiaries.

        3.10    Taxes and Tax Returns.

          (a)   Company and each of its Subsidiaries has duly and timely filed or caused to be filed (including all applicable extensions) (i) all income Tax Returns and (ii) all other Tax Returns where the failure to file such Tax Returns would be reasonably expected to result in a material liability, in each case, including all such federal, state, foreign and local Tax Returns required to be filed by it or with respect to it (all such Tax Returns being accurate and complete in all material respects) and has duly and timely paid or caused to be paid on its behalf all Taxes required to be paid by it (whether or not shown to be due on such Tax Returns) other than Taxes being contested in good faith for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP. Through the date hereof, Company and its Subsidiaries do not have any material liability for Taxes in excess of the amount reserved or provided for on their financial statements. Company and each of its Subsidiaries has made adequate provision on the Balance Sheet for all accrued Taxes not yet due and payable.

          (b)   No jurisdiction where Company and its Subsidiaries do not file a Tax Return has made a claim in writing that any of Company and its Subsidiaries is required to file a Tax Return in such jurisdiction.

          (c)   No Liens for Taxes exist with respect to any of the assets of Company and its Subsidiaries, except for statutory Liens for Taxes not yet due and payable.

          (d)   There are no audits, examinations, disputes or proceedings pending or threatened in writing with respect to, or claims or assessments asserted or threatened in writing for, any Taxes of Company or any of its Subsidiaries.

          (e)   There is no waiver or extension of the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax with respect to Company and any of its Subsidiaries, which waiver or extension is in effect.

          (f)    All material Taxes required to be withheld, collected or deposited by or with respect to Company and each of its Subsidiaries have been timely withheld, collected or deposited, as the case may be, and to the extent required by applicable Law, have been paid to the relevant Governmental Entity. Company and each of its Subsidiaries have complied in all material respects with all information reporting and backup withholding provisions of applicable Law, including the collection, review and retention of any required withholding certificates or comparable documents (including with respect to deposits) and any notice received pursuant to Section 3406(a)(1)(B) or (C) of the Code.

          (g)   Neither Company nor any of its Subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1).

          (h)   Except as set forth in Section 3.14(a)(v) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation under, any Tax sharing, allocation, indemnity or similar agreements or arrangement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person (except for agreements not primarily relating to Taxes and entered in the ordinary course of business of the Company to indemnify lenders or security holders in respect of Taxes).

          (i)    Neither Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company) or (ii) has any liability for the Taxes of any Person (other than Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

          (j)    Neither Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise, part of a "plan (or series of related transactions)" within the meaning of Section 355(e) of the Code of which the transactions contemplated in this Agreement are also a part, a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for Tax-free treatment under Section 355 of the Code.

          (k)   Since January 1, 2010, neither Company nor any of its Subsidiaries has been required (or has applied) to include in income any material adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Company or any of its Subsidiaries, and the Internal Revenue Service ("IRS") has not initiated or proposed any such material adjustment or change in accounting method (including any method for determining reserves for bad debts maintained by Company or any Subsidiary).

          (l)    Neither Company nor any of its Subsidiaries will be required to include any item of income or gain in, or exclude any item of deduction or loss from, taxable income as a result of any (i) adjustment required by a change in method of accounting, (ii) closing agreement, (iii) intercompany transaction or (iv) installment sale or open transaction disposition made, or prepaid amount received, on or prior to the Closing Date.

          (m)  Neither Company nor any of its Subsidiaries has any application pending with any Governmental Entity requesting permission for any changes in accounting method.

          (n)   No rulings, requests for rulings or closing agreements have been entered into with or issued by, or are pending with, any Governmental Entity with respect to Company or any of its Subsidiaries.

          (o)   Neither Company nor any of its Subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        3.11    Employee Benefit Plans.

          (a)   Section 3.11(a) of the Disclosure Schedule sets forth a true and complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not subject to ERISA, and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, welfare, retirement, severance, change-in-control or other compensatory or benefit plans, programs, policies or arrangements, and all retention, bonus, employment, termination, severance or other Contracts to which Company or any of its Subsidiaries or any of their respective ERISA Affiliates (as hereinafter defined) is a party, with respect to which Company or any of its Subsidiaries or any of their respective ERISA Affiliates has any current or future obligation, contingent or otherwise, or that are maintained, contributed to or sponsored by Company or any of its Subsidiaries or any of their respective ERISA Affiliates for the benefit of any current or former employee, officer, director or independent contractor of Company or any of its Subsidiaries or any of their respective ERISA Affiliates (all such plans, programs, policies, or Contracts, whether or not listed in Section 3.11(a) of the Disclosure Schedule, collectively, the "Company Benefit Plans").

          (b)   Company has delivered or made available to Parent true, correct and complete copies of the following (as applicable): (i) the written document evidencing each Company Benefit Plan or, with respect to any such plan that is not in writing, a written description of the material terms thereof, (ii) the annual report (Form 5500), if any, filed with the IRS for the last two (2) plan years, (iii) the most recently received IRS determination letter, if any, relating to a Company Benefit Plan, (iv) the most recently prepared actuarial report or financial statement, if any, relating to a Company Benefit Plan, (v) the most recent summary plan description, if any, for such Company Benefit Plan (or other descriptions of such Company Benefit Plan provided to employees) and all modifications thereto, (vi) all material correspondence with the U.S. Department of Labor or the IRS, (vii) all amendments, modifications or material supplements to any Company Benefit Plan, and (viii) any related trust agreements, insurance Contracts or documents of any other funding arrangements relating to a Company Benefit Plan. Except as specifically provided in the foregoing documents delivered or made available to Parent, there are no amendments to any Company Benefit Plans that have been adopted or approved nor has Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Company Benefit Plans.

          (c)   Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Neither Company nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, the U.S. Department of Labor or any other Governmental Entity with respect to any Company Benefit Plan, and neither Company nor any of its Subsidiaries has any Knowledge of any material plan defect that would qualify for correction under any such program.

          (d)   All contributions required to be made to any Company Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Company.

          (e)   Each Company Benefit Plan that is in any part a "nonqualified deferred compensation plan" subject to Section 409A of the Code (A) complies and, at all times after December 31, 2008 has complied, both in form and operation, with the requirements of Section 409A of the Code and the final regulations and other applicable guidance thereunder and (B) between January 1, 2005 and December 31, 2008 was operated in good faith compliance with Section 409A of the Code, as determined under applicable guidance of the Treasury and the IRS. No compensation payable by Company or any Company Subsidiary has been reportable as nonqualified deferred compensation in the gross income of any individual or entity, and subject to an additional tax, as a result of the operation of Section 409A of the Code. No assets set aside for the payment of benefits under any "nonqualified deferred compensation plan" are held outside of the United States, except to the extent that substantially all of the services to which such benefits are attributable have been performed in the jurisdiction in which such assets are held.

          (f)    Section 3.11(f) of the Disclosure Schedule identifies each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the "Qualified Plans"). The IRS has issued a favorable determination letter with respect to each Qualified Plan and the related trust has not been revoked, and there are no existing circumstances and no events have occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust. No trust funding any Company Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

          (g)   No Company Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code nor has Company or any of its Subsidiaries or ERISA Affiliates in the past maintained an employee benefit plan subject to Title IV of ERISA.

          (h)   (i) No Company Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"); (ii) none of Company and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six (6) years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and (iii) none of Company and its Subsidiaries nor any of their respective ERISA Affiliates has incurred any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

          (i)    Neither Company, nor any of its Subsidiaries, sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code. Company and each of its Subsidiaries have reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage, and no representations or commitments, whether or not written, have been made that would limit Company's or such Subsidiary's right to amend, terminate or modify any such benefits.

          (j)    Except for the individual amounts (listed by employee or director) set forth on Section 3.11(j) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of Company or any of its Subsidiaries, or result in any limitation on the right of Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code. No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 or 409A of the Code, or otherwise. True, correct and complete copies of Section 280G calculations (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated hereby are included in Section 3.11(j) of the Disclosure Schedule.

          (k)   There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of Company, its Subsidiaries or any of their ERISA Affiliates following the Closing. Without limiting the generality of the foregoing, neither Company nor any of its ERISA Affiliates has engaged in any transaction described in Section 4069, 4204 or 4212 of ERISA.

          (l)    Each of Company and its Subsidiaries are, and have been at all relevant times, in compliance with Sections 111 and 302 of the Emergency Economic Stabilization Act of 2008, as amended by the U.S. American Recovery and Reinvestment Act of 2009, including all guidance issued thereunder by a Governmental Entity (collectively, "EESA"). Each Company employee who is subject to the limitations imposed under EESA has executed a waiver of claims against Company and its Subsidiaries with respect to limiting or reducing rights to compensation for so long as the EESA limitations are required to be imposed.

          (m)  There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the Knowledge of Company, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefits Plans or the assets of any of the trusts under any of the Company Benefit Plans that could reasonably be expected to result in any material liability of Company or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any Multiemployer Plan, any Multiple Employer Plan, any participant in a Company Benefit Plan, or any other party. No Company Benefit Plan is under audit or the subject of an investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Entity, nor is any such audit or investigation pending or, to Company's Knowledge, threatened.

        3.12    Labor Matters.    There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any of the employees of Company or any of its Subsidiaries and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other comparable foreign, state or local labor relations tribunal or authority. There are no organizing activities, labor strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes, other than routine grievance matters, now pending or threatened against or involving Company or any of its Subsidiaries and there have not been any such labor strikes, work stoppages or other labor troubles with respect to Company or any of its Subsidiaries at any time within five (5) years of the date of this Agreement. Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; and, except as set forth in Section 3.9 of the Disclosure Schedule, there is no charge of discrimination in employment or employment practices for any reason, including age, gender, race, religion or other legally protected category, which has been asserted against Company or that is now pending before the U.S. Equal Employment Opportunity Commission or any other Governmental Entity that would result in liability to Company or any of its Subsidiaries. Company and each of its Subsidiaries is in compliance with all applicable Laws in respect of employment, employment practices, including terms and conditions of employment and wages and hours, employment discrimination, employee classification, workers' compensation, family and medical leave, the Immigration Reform and Control Act and occupational safety and health requirements. Each individual who renders services to Company or any of its Subsidiaries who is classified by Company or such Subsidiary, as applicable, as having the status of an independent contractor, consultant or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Company Benefit Plans) is properly so characterized.

        3.13    Compliance with Applicable Law.

          (a)   Company and each of its Subsidiaries and each of their employees hold all licenses, registrations, franchises, certificates, variances, permits and authorizations necessary for the lawful conduct of their respective businesses and properties and are and have been in compliance with all, and are not and have not been in violation of any, applicable Law, except in each case where the failure to hold such license, registration, franchise, certificate, variance, permit or authorization or such noncompliance or violation would not be material to Company and its Subsidiaries, taken as a whole, and neither Company nor any of its Subsidiaries has Knowledge of, or has received notice of, any violations of any of the above, except for such violations that would not be material to Company and its Subsidiaries, taken as a whole.

          (b)   Except as would not be material to Company and its Subsidiaries, taken as a whole, Company and each of its Subsidiaries have properly administered all accounts for which Company or any of its Subsidiaries acts as a fiduciary, including accounts for which Company or any of its

  Subsidiaries serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the governing documents and applicable Law in all material respects. None of Company or any of its Subsidiaries, or any director, officer or employee of Company or any of its Subsidiaries, has committed any breach of trust with respect to any such fiduciary account that would be material to Company and its Subsidiaries, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect in all material respects the assets of such fiduciary account.

          (c)   Each of Company and First Federal is "well-capitalized" (as such term is defined at 12 C.F.R. 225.2(r) or the relevant regulation of Company's or First Federal's primary federal bank regulator), and "well managed" (as that term is defined at 12 C.F.R. 225.2(s) or the relevant regulation of Company's or First Federal's primary federal bank regulator), and the rating of First Federal under the Community Reinvestment Act of 1997 ("CRA") is no less than "satisfactory." Neither Company nor First Federal has been informed that its status as "well-capitalized," "well managed" or, in the case of First Federal, for CRA purposes, "satisfactory," will change within one (1) year.

        3.14    Material Contracts.

          (a)   Except as set forth on Section 3.14(a) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to or bound by, as of the date hereof, any of the following (each Contract of the type described in this Section 3.14(a), whether written or oral and whether or not set forth in the Disclosure Schedule, is referred to as a "Material Contract"):

            (i)    any Contract that constitutes a "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);

            (ii)   any Contract entered into since January 1, 2010 (and any Contract entered into at any time to the extent that material obligations remain as of the date hereof), other than in the ordinary course of business consistent with past practice, for the acquisition of the securities of or any material portion of the assets of any other Person or entity;

            (iii)  any trust indenture, mortgage, promissory note, loan agreement or other Contract or instrument for the borrowing of money, any currency exchange, commodities or other hedging Contracts or any leasing transaction of the type required to be capitalized in accordance with GAAP, in each case, where Company or any of its Subsidiaries is a lender, borrower, or guarantor and where the amount is in excess of $250,000, other than Contracts evidencing deposit liabilities, endorsements and guarantees in connection with presentation of items for collection (e.g., personal or business checks) in the ordinary course of business consistent with past practice, trade payables and Contracts relating to borrowings entered into in the ordinary course of business;

            (iv)  any Contract limiting (or purporting to limit) the freedom of Company or any of its Subsidiaries or other Affiliates to engage in any line of business or to compete with any other Person or prohibiting Company or any of its Subsidiaries or other Affiliates from soliciting customers, clients or employees, in each case whether in any specified geographic region or business or generally (in each case, other than to a de minimis extent);

            (v)   any Contract with any Affiliate of Company or any of its Subsidiaries;

            (vi)  any agreement of guarantee, support or indemnification by Company or any of its Subsidiaries, assumption or endorsement by Company or any of its Subsidiaries of or any similar commitment by Company or any of its Subsidiaries with respect to the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person other than those entered into in the ordinary course of business;

            (vii) any Contract that would be terminable other than by Company or any of its Subsidiaries or any Contract under which a material payment obligation would arise or be accelerated, in each case as a result of the announcement or consummation of this Agreement or the transactions contemplated herein (either alone or upon the occurrence of any additional acts or events);

            (viii)  any alliance, cooperation, joint venture, shareholders' partnership or similar Contract involving a sharing of profits or losses relating to Company or any of its Subsidiaries;

            (ix)  any employment Contract with any employee or officer of Company or any of its Subsidiaries;

            (x)   any Contract, option or commitment or right with, or held by, any third party to acquire, use or have access to any assets or properties, or any interest therein, of Company or any of its Subsidiaries, other than in connection with the sale of Loans, Loan participations or investment securities in the ordinary course of business consistent with past practice to third parties who are not Affiliates of Company;

            (xi)  any Contract that contains any (A) exclusive dealing obligation, (B) "clawback" or similar undertaking requiring the reimbursement or refund of any fees, (C) "most favored nation" or similar provision granted by Company or any of its Subsidiaries or (D) provision that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business;

            (xii) any material Contract that would require any consent or approval of a counterparty as a result of the consummation of this Agreement or the transactions contemplated herein;

            (xiii)  any lease or other Contract (whether real, personal or mixed, tangible or intangible) pursuant to which the annualized rent or lease payments are, or are reasonably expected to be, in excess of $100,000;

            (xiv) any Contract for the use or purchase of materials, supplies, goods, services, equipment or other assets that involves payments in excess of $100,000 per year;

            (xv) any Contract that is a shared loss Contract (including any related or ancillary Contract) with the FDIC (each such Contract or related or ancillary Contract, a "Loss Share Agreement"); and

            (xvi) any Contract not listed above that is material to the financial condition, results of operations or business of Company or any of its Subsidiaries.

          (b)   Company and each of its Subsidiaries have performed in all material respects all of the obligations required to be performed by them and are entitled to all accrued benefits under, and are not alleged (or otherwise to the Knowledge of Company) to be in default in respect of, each Material Contract to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries is bound, except as would not, individually or in the aggregate, be material to Company and its Subsidiaries. Each of the Material Contracts is valid and binding on Company or its applicable Subsidiary and in full force and effect, without amendment, and there exists no default or event of default or event, occurrence, condition or act, with respect to Company or any of its Subsidiaries or, to the Knowledge of Company, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default under any Material Contract, except, as would not, individually or in the aggregate, be material to Company and its Subsidiaries. True, correct and complete copies of all Material Contracts have been furnished or made available to Parent.

        3.15    Agreements with Regulatory Agencies.    Neither Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (any such agreement, memorandum of understanding, letter, undertaking, order, directive or resolutions, whether or not set forth in the Disclosure Schedule, a "Company Regulatory Agreement"), nor does Company have Knowledge of any pending or threatened regulatory investigation or other action by any Regulatory Agency or other Governmental Agency that could reasonably be expected to lead to the issuance of any such Company Regulatory Agreement.

        3.16    Investment Securities.

          (a)   Each of Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any Lien, except to the extent that such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of Company or any of its Subsidiaries and except for such defects in title or Liens that would not be material to Company and its Subsidiaries, taken as a whole. Such securities are valued on the books of Company and each of its Subsidiaries in accordance with GAAP.

          (b)   Company and each of its Subsidiaries employs investment, securities risk management and other policies, practices and procedures that Company and each such Subsidiary believes are prudent and reasonable in the context of such businesses.

        3.17    Derivative Instruments.    Section 3.17 of the Disclosure Schedule lists all Derivative Transactions, whether entered into for the account of Company or any of its Subsidiaries or for the account of a customer of Company or any of its Subsidiaries. All Derivative Transactions: (i) were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies of all applicable Governmental Entities and with counterparties believed to be financially responsible at the time; (ii) are legal, valid and binding obligations of Company or its Subsidiaries and, to Company's Knowledge, each of the counterparties thereto; and (iii) are in full force and effect and enforceable in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles). Company and its Subsidiaries and, to Company's Knowledge, the counterparties to all such Derivative Transactions have duly performed, in all material respects, their obligations thereunder to the extent that such obligations to perform have accrued. To Company's Knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party pursuant to any such Derivative Transactions. The financial position of Company and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in its books and records and the books and records of such Subsidiaries in accordance with GAAP consistently applied. As used herein, "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or non-financial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including any collateralized debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

        3.18    Environmental Liability.

          (a)   Each of Company and its Subsidiaries, and, to Company's Knowledge (except as set forth in written third-party environmental reports included in the relevant Loan Documentation regarding real property securing a Loan made in the ordinary course of business to a third party that is not an Affiliate of Company), any property in which Company or any of its Subsidiaries holds a security interest, is in material compliance with all local, state or federal environmental, health or safety Laws, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (all such laws "Environmental Laws").

          (b)   There are no legal, administrative, arbitral or other proceedings, claims or actions pending, or, to the Knowledge of Company, threatened against Company or any of its Subsidiaries, nor are there governmental or third-party environmental investigations or remediation activities or governmental investigations that seek to impose or that could reasonably be expected to result in the imposition, on Company or any of its Subsidiaries, of any liability or obligation arising under any Environmental Law pending or, to the Knowledge of Company, threatened against Company or any of its Subsidiaries, which liability or obligation would reasonably be expected to, individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole. To the Knowledge of Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would be or would reasonably be expected to be, individually or in the aggregate, material to Company and its Subsidiaries, taken as a whole.

          (c)   Except as set forth in written third-party environmental reports included in the relevant Loan Documentation regarding real property securing a Loan made in the ordinary course of business to a third party that is not an Affiliate of Company, to the Knowledge of Company, during or prior to the period of (i) Company's or any of its Subsidiaries' ownership or operation of any property, (ii) Company's or any of its Subsidiaries' participation in the management of any property or (iii) Company's or any of its Subsidiaries' holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property that would reasonably be expected to be, individually or in the aggregate, material to Company and its Subsidiaries, taken as a whole.

          (d)   Company and each of its Subsidiaries are not subject to any agreement, order, judgment or decree by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing. There has been no written third-party environmental site assessment conducted since January 1, 2010 assessing the presence of hazardous materials located on any property owned or leased by Company or any of its Subsidiaries that is within the possession or control of Company and its Affiliates as of the date of this Agreement that has not been delivered to Parent prior to the date of this Agreement.

        3.19    Insurance.    Company and each of its Subsidiaries are insured with reputable insurers against such risks and in such amounts as constitute reasonably adequate coverage against all risks customarily insured against by banking institutions and their subsidiaries of comparable size and operations to Company and its Subsidiaries. Section 3.19 of the Disclosure Schedule sets forth a true and complete list of all insurance policies applicable and available to Company and each of its Subsidiaries with respect to its business or that are otherwise maintained by or for Company or any of its Subsidiaries (the "Company Policies") and Company has made available true and complete copies of all such Company Policies to Parent. Except as set forth in Section 3.19 of the Disclosure Schedule, there is no material claim for coverage by Company or any of its Subsidiaries pending under any of such Company Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Company Policies or in respect of which such underwriters have reserved their rights. Each Company

Policy is in full force and effect and all premiums payable by Company or any of its Subsidiaries have been timely paid, by Company or its Subsidiaries, as applicable. Neither Company nor any of its Subsidiaries has received written notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any of such Company Policies.

        3.20    Title to Property.

          (a)   Section 3.20(a) of the Disclosure Schedule lists (i) all real property, including other real estate owned ("OREO"), owned by Company or any Company Subsidiary (the "Owned Real Property"), (ii) all leases, subleases, licenses or other Contracts (including all amendments, modifications, and supplements thereto) pursuant to which Company or any of its Subsidiaries lease land and/or buildings, together with the real property rights (including security deposits), benefits and appurtenances pertaining thereto and rights in respect thereof, including ground leases (the "Real Property Leases") and (iii) all leases, subleases, licenses or other use agreements between Company or any of its Affiliates, as landlord, sublandlord or licensor, and third parties with respect to Owned Real Property or Leased Premises, as tenant, subtenant or licensee ("Tenant Leases"), in each case including all amendments, modifications, and supplements thereto, and all such documentation has been made available to Parent on or prior to the date hereof.

          (b)   Except as would not be material to Company or its Subsidiaries, Company or one of its Subsidiaries (i) has good and marketable title to all Owned Real Properties, free and clear of all Liens of any nature whatsoever, except (A) statutory Liens securing payments not yet due (or being contested in good faith and for which adequate reserves have been established), (B) Liens for real property Taxes not yet due and payable, (C) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (D) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties ((A) through (D) collectively, "Permitted Encumbrances"), and (ii) has good and marketable leasehold interests in all parcels of real property leased to Company pursuant to the Real Property Leases (the "Leased Premises"), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in sole possession of the properties purported to be leased thereunder, subject and pursuant to the terms of the Real Property Leases. Since September 30, 2012, none of the Leased Premises or Owned Real Property has been taken by eminent domain (or, to Company's Knowledge, is the subject of a pending or contemplated taking which has not been consummated). All of the land, buildings, structures, plants, facilities and other improvements leased or used by Company or any of its Subsidiaries in the conduct of Company's or such Subsidiary's business, other than those items that comprise part of the Owned Real Property, are included in the Leased Premises.

          (c)   Except as set forth in Section 3.20(c) of the Disclosure Schedule, no Person other than Company and its Subsidiaries has (or will have, at Closing) (i) except with respect to any OREO on the Balance Sheet, any right in any of the Owned Real Property or any right to use or occupy any portion of the Owned Real Property or (ii) any right to use or occupy any portion of the Leased Premises. Except with respect to any OREO on the Balance Sheet, all buildings, structures, fixtures and appurtenances comprising part of the Owned Real Property are in good operating condition and have been well maintained, reasonable wear and tear excepted, and are in all material respects adequate and sufficient for the current purposes to which they are used in the conduct of Company's and its Subsidiaries' business. Company and its Subsidiaries do not use in their businesses any material real property other than the Owned Real Property and the Leased Premises.

          (d)   Other than as disclosed in Section 3.14(b) of the Disclosure Schedule, each of the Real Property Leases and each of the Tenant Leases is valid and binding on Company or its applicable Subsidiary and is in full force and effect, without amendment, and there exists no default or event of default or event, occurrence, condition or act, with respect to Company or any of its Subsidiaries or, to the Knowledge of Company, with respect to the other parties thereto, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, except where such event of default would not reasonably be expected to, individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole.

          (e)   Company and its Subsidiaries have operated the Owned Real Property and the Leased Premises, and the continued operation of the Owned Real Property and the Leased Premises in the manner it is used in Company's and its Subsidiaries' business will be, in accordance in all material respects with all applicable Laws.

          (f)    Except as would not be material to Company, (i) Company and its Subsidiaries have good, valid and marketable title to all of the personal property of Company and its Subsidiaries consisting of the trade fixtures, shelving, furniture, on-premises ATMs, equipment, security systems, safe deposit boxes (exclusive of contents), vaults, sign structures and supplies excluding any items consumed or disposed of, but including new items acquired, used or obtained in the ordinary course of the operation of the business of Company and its Subsidiaries ("Personal Property") and (ii) each of the leases under which Company or any of its Subsidiaries lease Personal Property is valid, and in full force and effect, without default thereunder by the lessee or, to the Knowledge of Company, the lessor.

        3.21    Intellectual Property.

          (a)   Company and each of its Subsidiaries own, or are licensed or otherwise possess rights to use free and clear of all Liens all material Intellectual Property used or held for use by Company and any of its Subsidiaries as of the date hereof (collectively, the "Company Intellectual Property") in the manner that it is currently used by Company and any of its Subsidiaries.

          (b)   Neither Company nor any of its Subsidiaries has received written notice from any third party alleging any material interference, infringement, misappropriation or violation of any Intellectual Property rights of any third party and, to the Knowledge of Company, neither Company nor any of its Subsidiaries has infringed upon, misappropriated or violated any Intellectual Property rights of any third party. To the Knowledge of Company, no third party has infringed upon, misappropriated or violated any Company Intellectual Property. Neither Company nor any of its Subsidiaries licenses to, or has entered into any exclusive agreements relating to any Company Intellectual Property with, third parties, or, except as set forth on Section 3.21(b) of the Disclosure Schedule, permits third parties to use any Company Intellectual Property rights. Except as set forth on Section 3.21(b) of the Disclosure Schedule, neither Company nor any of its Subsidiaries owes any material royalties or payments to any third party for using or licensing to others any Company Intellectual Property.

          (c)   Except as set forth in Section 3.21(c) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to any material agreement in which either the Company or any of its Subsidiaries is obligated to indemnify any Person against a claim of infringement or misappropriation of any Intellectual Property.

          (d)   For the purposes of this Agreement, "Intellectual Property" shall mean any or all of the following and all rights in, arising out of or associated with: all patents, trademarks, trade names, service marks, domain names, database rights, copyrights and, in each case, any applications therefore, mask works, net lists, technology, websites, know-how, trade secrets, inventory, ideas, algorithms, processes, and computer software programs or applications (but excluding commercial off-the-shelf software available on reasonable terms).

        3.22    Broker's Fees.    Neither Company nor any of its Affiliates has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except for Sandler O'Neill & Partners, L.P., pursuant to an agreement a copy of which has been previously provided to Parent.

        3.23    Investment Adviser and Broker-Dealer Subsidiaries.

          (a)   Except as has not had, nor is reasonably likely to have, a Material Adverse Effect, each of the Company Subsidiaries that (A) is required to be registered, licensed or qualified as an investment-adviser (an "Advisory Entity"), (B) is required to be registered, licensed or qualified as a broker-dealer (a "Broker-Dealer") or (C) is required to be registered, licensed or qualified as an insurance agency or broker (a "Insurance Entity") (i) has operated since January 1, 2010 and is currently operating in compliance with all Laws applicable to it, its business and its employees or independent contractors and (ii) has all registrations, permits, licenses, exemptions, orders, approvals and SRO memberships required for the operation of its business or ownership of its properties and assets substantially as presently conducted. Except as has not had, nor is reasonably likely to have, a Material Adverse Effect, there is no action, suit, proceeding or investigation pending or, to the Company's Knowledge, threatened that would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such registrations, permits, licenses, exemptions, orders and approvals. All Advisory Entities, Broker-Dealers and Insurance Entities are listed in Section 3.23(a) of the Disclosure Schedule, along with a list of all permits, licenses, exemptions, orders, approvals and SRO memberships held by each such entity.

          (b)   Each Advisory Entity has at all times since January 1, 2010 rendered investment-advisory services in all material respects in compliance with each Contract for services provided in its capacity as an Advisory Entity (an "Advisory Contract") to which it is a party.

          (c)   The provision of advisory services to, and the accounts of each party to an Advisory Contract (other than the applicable Advisory Entity) or any other advisory client of the Company Subsidiaries (each an "Advisory Client") subject to ERISA have been managed by the applicable Advisory Entity in all material respects in compliance with the applicable requirements of ERISA.

          (d)   Each Broker-Dealer maintains its minimum net capital in compliance with all applicable legal requirements of the SEC and in an amount sufficient to ensure that it has not been required to file a notice under Rule 17a-11 under the Exchange Act or similar net capital notice provision of any SRO of which such Broker-Dealer is a member.

          (e)   Company has made available to Parent true and complete copies of (i) each Uniform Application for Investment Adviser Registration on Form ADV filed since January 1, 2010 by each Advisory Entity that is required to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "Investment Advisers Act"), reflecting all amendments thereto filed with the SEC to the date hereof (each, a "Form ADV") and (ii) each Uniform Application for Broker-Dealer Registration on Form BD filed since January 1, 2010 by each Broker-Dealer, reflecting all amendments thereto filed with the SEC to the date hereof (each, a "Form BD"). Each Advisory Entity or Broker-Dealer has timely filed each such Form ADV and Form BD, respectively, and has timely filed all reports, forms, notices and other filings required to be filed with any Governmental Entity with respect to its business. Each of the Form ADVs and Form BDs, and each such other report, form, notice or other filing with any Governmental Entity, are in compliance in all material respects with the requirements of applicable Law and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time such statements were made. Since January 1, 2010, each Advisory Entity has made available to each Advisory Client its Form ADV to the extent required by the Investment Advisers Act.

          (f)    Except as disclosed on the applicable Form ADV or Form BD filed prior to the date of this Agreement, none of the Company, any of its Subsidiaries nor to the Knowledge of Company any of their directors, officers, employees, "associated person of a broker-dealer" (as defined in the Exchange Act) or "supervised persons" (as defined in the Investment Advisers Act) has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable Laws which would be required to be disclosed on Form ADV or Form BD. Except as disclosed on such Form ADV or Form BD filed prior to the date of this Agreement, none of Company's Subsidiaries nor, to the Knowledge of Company, any of its directors, officers, employees, associated persons of a broker-dealer or supervised persons has been permanently enjoined by the order of any Governmental Entity from engaging or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security. Except as disclosed on such Form ADV or Form BD filed prior to the date of this Agreement, none of Company's Subsidiaries nor, to the Knowledge of Company, any of its directors, officers, employees, associated persons of a broker-dealer or supervised persons is or has been ineligible to serve as an investment adviser or investment advisor representative under the Investment Advisers Act, or as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act (including being subject to any "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act), or ineligible to serve in, or subject to any disqualification which would be the basis for any limitation on serving in, any of the capacities specified in Section 9(a) or 9(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). No action, proceeding or investigation is pending, or to the Knowledge of Company, reasonably expected to result in the ineligibility of any such Person or that would provide a basis for such ineligibility.

          (g)   None of Company nor its Subsidiaries serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company or are required to register as an "investment company" within the meaning of the Investment Company Act.

          (h)   Company has made available to Parent true and complete copies of all deficiency letters and inspection reports or similar documents furnished to any Advisory Entity or Broker-Dealer by a Governmental Entity since January 1, 2010 and the Advisory Entity's or Broker-Dealer's (as applicable) responses thereto, if any.

        3.24    Loans.

          (a)   Each loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans") payable to Company or any of its Subsidiaries (i) is evidenced by Loan Documentation that is true, genuine and what it purports to be and (ii) represents the valid and legally binding obligation of the obligor, maker, co-maker, guarantor, endorser or debtor (such person referred to as an "Obligor") thereunder, and is enforceable against the Obligor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles. For the purposes of this Agreement, "Loan Documentation" means all Loan files and all documents included in Company's or any of its Subsidiaries' file or imaging system with respect to a Loan, including loan applications, notes, security agreements, deeds of trust, collectors notes, appraisals, credit reports, disclosures, titles to collateral, verifications (including employment verification, deposit verification, etc.), mortgages, loan agreements (including building and loan agreements), guarantees, pledge agreements, financing statements, intercreditor agreements, participation agreements, sureties and insurance policies (including title insurance policies) and all modifications, waivers and consents relating to any of the foregoing.

          (b)   The information with respect to each Loan set forth in the file located at Section 5.8.2 and the file located at 5.8.8.1 in the electronic data room provided by Company to Parent, as such data room existed at 1:00pm EST on February 17, 2013 (the "Loan Tape"), and, to the Knowledge of Company, any third-party information set forth in the Loan Tape, is true, correct and accurate as of the dates specified therein, or, if no such date is indicated therein, as of December 31, 2012.

          (c)   (i) Section 3.24(c) of the Disclosure Schedule sets forth a list of all Loans as of the date hereof by Company and its Subsidiaries to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve (12 C.F.R. Part 215)) of Company or any of its Subsidiaries, (ii) except as set forth on Section 3.24(c) of the Disclosure Schedule, there are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate that was below market at the time the Loan was originated and (iii) all such Loans are and were originated in compliance in all material respects with all applicable Laws.

          (d)   Each Loan payable to Company or any of its Subsidiaries (i) was originated or purchased by Company or its Subsidiaries and its principal balance as shown on Company's books and records is true and correct as of the date indicated therein, (ii) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for the practical realization against any collateral therefor and (iii) complies, and at the time the Loan was originated or purchased by Company or its Subsidiaries complied, including as to the Loan Documentation related thereto, in all material respects, with all applicable requirements of federal, state and local Laws.

          (e)   Each outstanding Loan (including Loans held for resale to investors) payable to Company or any of its Subsidiaries has been solicited and originated and is administered and serviced (to the extent administered and serviced by Company or a Company Subsidiary), and during the period of time in which such Loan was originated, held or serviced by Company or any of its Subsidiaries, the relevant Loan Documentation was being maintained, in all material respects in accordance with Company's or its Subsidiary's underwriting and servicing standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and customary industry practices and with all applicable requirements of federal, state and local Laws.

          (f)    With respect to each Loan payable to Company or any of its Subsidiaries that is secured, Company or its Subsidiary has a valid and enforceable Lien on the collateral described in the Loan Documentation, and each such Lien is assignable and has the priority described in the Loan Documentation (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and except as the availability of equitable remedies may be limited by general principles of equity).

          (g)   Except as set forth in Section 3.24(g) of the Disclosure Schedule, none of the agreements pursuant to which Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

          (h)   Company's allowance for loan losses is, and has been since January 1, 2010, in compliance with Company's methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Entities and the Financial Accounting Standards Board in all material respects.

          (i)    Section 3.24(i) of the Disclosure Schedule identifies each Loan payable to Company or any of its Subsidiaries that (i) as of December 31, 2012 (A) was on non-accrual status, (B) a specific reserve allocation existed in connection therewith, (C) was required to be accounted for as a troubled debt restructuring in accordance with Statement of Financial Accounting Standards No. 15 or (D) was contractually past due ninety (90) days or more in the payment of principal and/or interest, or (ii) as of December 31, 20012 was classified as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Watch List" or words of similar import. For each Loan identified in response to clause (i) or (ii) above, Section 3.24(i) of the Disclosure Schedule sets forth the outstanding balance, including accrued and unpaid interest, on each such Loan and the identity of the borrower thereunder as of December 31, 2012.

        3.25    Customer Relationships.

          (a)   Each trust or wealth management customer of Company or any of its Subsidiaries has been in all material respects originated and serviced (A) in conformity with the applicable policies of Company and its Subsidiaries, (B) in accordance with the terms of any applicable Contract governing the relationship with such customer, (C) in accordance with any instructions received from such customers and their authorized representatives and authorized signers, (D) consistent with each customer's risk profile and (E) in compliance with all applicable Laws and Company's and its Subsidiaries' constituent documents, including any policies and procedures adopted thereunder. Each Contract governing a relationship with a trust or wealth management customer of Company or any of its Subsidiaries has been duly and validly executed and delivered by Company and each Subsidiary and, to the Knowledge of Company, the other contracting parties, each such Contract constitutes a valid and binding obligation of the parties thereto, except as such enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other Laws affecting or relating to the rights of creditors generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, and Company and its Subsidiaries and the other parties thereto have duly performed in all material respects their obligations thereunder and Company and its Subsidiaries and, to the Knowledge of Company, such other person is in compliance with each of the terms thereof.

          (b)   No Contract governing a relationship with a trust or wealth management customer of Company or any of its Subsidiaries provides for any material reduction of fees charged (or in compensation payable to Company or any of its Subsidiaries thereunder) by reason of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

          (c)   (A) None of Company, any of its Subsidiaries or any of their respective directors, officers or employees is the beneficial owner of any interest in any of the accounts maintained on behalf of any trust or wealth management customer of Company or any of its Subsidiaries and (B) none of the directors, officers and employees of Company or any of its Subsidiaries is a party to any Contract pursuant to which it is obligated to provide service to, or receive compensation or benefits from, any of the trust or wealth management customers of Company or any of its Subsidiaries after the Closing Date.

          (d)   Each account opening document, margin account agreement, Advisory Contract and customer disclosure statement with respect to any trust or wealth management customer of Company or any of its Subsidiaries conforms in all material respects to the forms made available to Parent prior to the Closing Date.

          (e)   All other books and records primarily related to the trust and wealth management businesses of each of Company and each of its Subsidiaries include documented risk profiles signed by each such customer.

        3.26    Related Party Transactions.

          (a)   Section 3.26(a) of the Disclosure Schedule identifies all Contracts between Company or any of its Subsidiaries, on the one hand, and any stockholder (which to Company's Knowledge beneficially owns five percent (5%) or more of any class of equity securities of Company or any of its Subsidiaries) or Affiliate of Company (other than Company and its direct or indirect wholly owned Subsidiaries), on the other hand, and all Contracts pursuant to which any stockholder (which to Company's Knowledge beneficially owns five percent (5%) or more of any class of equity securities of Company or any of its Subsidiaries) or Affiliate of Company (other than Company and its direct or indirect wholly owned Subsidiaries) is a party and Company or any Company Subsidiary receives services or goods, including any such Contracts between any direct or indirect wholly owned Company Subsidiary, on the one hand, and any non-wholly owned Company Subsidiary, on the other hand. Except as set forth on Section 3.26(a) of the Disclosure Schedule, no relationship, direct or indirect, exists between or among Company and its Subsidiaries or any of their respective Affiliates, on the one hand, and any director, officer, member, stockholder, customer or supplier of Company or any of its Affiliates, on the other hand, that would be required by the Securities Act to be disclosed in a registration statement on Form S-1 pursuant to Item 404 of Regulation S-K under the Securities Act. As used in this Agreement, "Affiliate" means (unless otherwise specified), with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person and "control," with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or by any other means.

          (b)   To the Knowledge of Company, no stockholder or Affiliate of Company (other than Company and its Subsidiaries) owns any material property or asset used in the conduct of the business of Company and its Subsidiaries.

        3.27    Takeover Laws and Provisions.    The adoption by the board of directors of Company of this Agreement, the Merger and the other transactions contemplated in this Agreement represent all the action necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated in this Agreement the provisions of any potentially applicable anti-takeover, control share, fair price, moratorium, interested shareholder or similar Law and any potentially applicable provision of the Company Certificate of Incorporation and the Company Bylaws (including, for the avoidance of doubt, Section 203 of the DGCL and Articles XII and XIII of the Company Certificate of Incorporation) (collectively, the "Takeover Provisions"). No "fair price" Law or Company Certificate of Incorporation or similar Company Bylaws provision is applicable to this Agreement and the transactions contemplated hereby.

        3.28    Approvals.    As of the date of this Agreement, Company knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

        3.29    Company Information.    None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Joint Proxy Statement and/or in the Form S-4, as applicable, or in any other application, notification or other document filed with any Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement or in any amendment or supplement thereto, will, at the time the Joint Proxy Statement or any such amendment or supplement thereto is first mailed to Company's stockholders or Parent's shareholders or at the time Company's stockholders or Parent's shareholders vote on the matters constituting the Company Stockholder Approval or Parent Shareholder Approval, respectively, or at the time the Form S-4 or any such amendment or supplement thereto becomes effective under the Securities Act or at the Effective Time, or at the time any such other applications, notifications or other documents or any such amendments or supplements thereto are so filed, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by Company in this Section 3.29 with respect to statements made or incorporated by reference therein based on information supplied by Parent in writing expressly for inclusion or incorporation by reference in the Joint Proxy Statement, the Form S-4 or such other applications, notifications or other documents. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. If at any time prior to the Effective Time any event should be discovered by Company or any of its Subsidiaries which should be set forth in an amendment or supplement to the Form S-4 or the Joint Proxy Statement, or in any amendment or supplement to any such other applications, notifications or other documents, Company shall promptly so inform Parent.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT

        Except as (a) disclosed in writing in the correspondingly enumerated section or subsection of the disclosure schedule of Parent delivered herewith (the "Parent Disclosure Schedule") (provided that each exception set forth in the Parent Disclosure Schedule shall be deemed to qualify any other representation and warranty to the extent that the relevance of such exception to such other representation and warranty is reasonably apparent on the face of the disclosure (without need to examine underlying documentation)) or (b) disclosed in any report, schedule, form or other document filed with the SEC by Parent prior to the date hereof and on or after the date on which Parent filed with the SEC its Quarterly Report on Form 10-Q for the three months ended September 30, 2012 (but excluding any risk factor disclosures contained under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or predictive or forward-looking in nature), Parent hereby represents and warrants to Company as follows:

        4.1    Corporate Organization.

          (a)   Parent and each of its Subsidiaries is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization. The deposit accounts of Parent Bank are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required in connection therewith have been paid by Parent or Parent Bank when due. Parent Bank is a member in good standing of the Federal Home Loan Bank of Atlanta and owns the requisite amount of stock therein. Parent and each of its Subsidiaries has the requisite corporate power and authority to own or lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Parent and each of its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. True and complete copies of Parent's Amended and Restated Articles of Incorporation, as amended (the "Parent Articles of Incorporation"), and Amended and Restated Bylaws (the "Parent Bylaws"), in each case as in effect as of the date of this Agreement, have previously been furnished or made available to Company. Parent is not in violation of any of the provisions of the Parent Articles of Incorporation or Parent Bylaws.

          (b)   Section 4.1(b) of the Parent Disclosure Schedule sets forth a complete and correct list of all the Subsidiaries of Parent (each a "Parent Subsidiary" and collectively the "Parent Subsidiaries"). Section 4.1(b) of the Parent Disclosure Schedule also sets forth a list identifying the number and owner of all outstanding capital stock or other equity securities of each such Subsidiary, options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such Subsidiary, or Contracts by which such Subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip, rights to subscribe to, calls or commitments for any shares of its capital stock or other equity securities and the identity of the parties to any such agreements or arrangements. All of the outstanding shares of capital stock or other securities evidencing ownership of Parent Subsidiaries are validly issued, fully paid and nonassessable and such shares or other securities are owned by Parent or another of its Subsidiaries free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind Lien with respect thereto. Except for its interests in Parent Subsidiaries and as set forth in Section 4.1(b) of the Parent Disclosure Schedule, Parent does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

        4.2    Capitalization.    The authorized capital stock of Parent consists of (a) 40,000,000 shares of Parent Common Stock, of which, as of December 31, 2012 (the "Parent Capitalization Date"), 16,937,464 shares were issued and outstanding and no shares were held in treasury and (b) 10,000,000 shares of Parent Preferred Stock, none of which were issued and outstanding as of the Parent Capitalization Date. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the Parent Capitalization Date, there were 1,660,440 shares of Parent Common Stock reserved for issuance upon exercise of options granted as employment inducement awards and under Parent's equity compensation plans (the "Parent Options"). As of the date of this Agreement, except pursuant to (i) this Agreement; (ii) the Parent Options and (iii) Parent's equity compensation plans, there were no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of Parent, or otherwise obligating Parent to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. As of the Parent Capitalization Date, no Voting Debt of Parent is issued or outstanding. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights.

        4.3    Authority; No Violation.

          (a)   Parent has full corporate power and authority and is duly authorized to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly, validly and unanimously adopted by the board of directors of Parent, the board of directors of Parent has resolved to recommend to Parent's shareholders the approval of this Agreement and the transactions contemplated herein, and all necessary corporate action in respect thereof on the part of Parent has been taken, subject to the approval by the affirmative vote of two-thirds of the votes entitled to be cast by the holders of shares of Parent Common Stock (the "Parent Shareholder Approval"), and, with respect to the Name Change, the approval by the affirmative vote of two-thirds of the votes entitled to be cast by the holders of shares of Parent Common Stock. This Agreement has been duly and validly executed and delivered by Parent. Assuming due authorization, execution and delivery by Company, this Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other Laws affecting or relating to the rights of creditors generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (b)   Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (i) subject to the Name Change, violate any provision of the Parent Articles of Incorporation or Parent Bylaws or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under or in any payment conditioned, in whole or in part, on a change of control of Parent or approval or consummation of transactions of the type contemplated hereby, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, Contract, or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults or the loss of benefits that would not reasonably be expected to, either individually or in the aggregate, have a Parent Material Adverse Effect.

        4.4    Consents and Approvals.    Except as disclosed in Section 4.4(a) of the Disclosure Schedules and for (a) the regulatory approvals and non-objections described in Section 3.4, (b) compliance with any applicable requirements of the Exchange Act and the Securities Act, (c) the filing of the Articles of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of South Carolina pursuant to the DGCL and the BCA, respectively, (d) the filing of the Bank Merger Certificates, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement (f) approval of listing of such Parent Common Stock on the NASDAQ and (g) approval of FINRA to the change in ownership of First Southeast that will occur at the Effective Time, no material consents, approvals or authorizations of or filings or registrations with any Governmental Entity, or of or with any third party, are required to be made or obtained by Parent or any of its Subsidiaries in connection with (i) the execution and delivery by Parent of this Agreement or (ii) the consummation by Parent of the transactions contemplated hereby, expect for such consents, approvals, authorizations, filings or registrations that would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

        4.5    Reports.

          (a)   Parent and each of its Subsidiaries have filed (or furnished, as applicable) all Reports that they were required to file (or furnish, as applicable) since January 1, 2010 with the Regulatory

  Agencies, and all other Reports required to be filed (or furnished, as applicable) by them since January 1, 2010, including any Report required to be filed (or furnished, as applicable) pursuant to the Laws of the United States, any state or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such Report or to pay such fees and assessments, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect. Any such Report regarding Parent or any of its Subsidiaries filed with or otherwise submitted to any Regulatory Agency complied in all material respects with relevant legal requirements, including as to content. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of Parent and its Subsidiaries, there is no pending proceeding before, or, to the Knowledge of Parent, examination or investigation by, any Regulatory Agency into the business or operations of Parent or any of its Subsidiaries. There are no unresolved violations, criticisms or exceptions by any Regulatory Agency with respect to any Report relating to any examinations of Parent or any of its Subsidiaries, except for any such violations, criticisms or exceptions that would not reasonably be expected to, individually or in the aggregate, be material to Parent and its Subsidiaries, taken as a whole.

          (b)   Parent has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2010 (the "Parent SEC Reports"). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Parent SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, applicable to such Parent SEC Reports. None of the Parent SEC Reports, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed or furnished (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file with or furnish to the SEC any forms, reports or other documents.

        4.6    Financial Statements.

          (a)   Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

          (b)   Parent and each of its Subsidiaries has established and maintains a system of "internal controls over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with authorizations of management and the board of directors of Parent and

  (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent's and its Subsidiaries' assets that could have a material effect on the Parent's financial statements.

          (c)   Parent's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Parent required under the Exchange Act with respect to such reports. Parent has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to Parent's auditors and the audit committee of the board of directors of Parent and on Section 4.6(c) of the Parent Disclosure Schedule (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect Parent's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls over financial reporting.

          (d)   Each of the principal executive officer and the principal financial officer of Parent (or each former principal executive officer and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Parent SEC Reports, and the statements contained in such certifications are true and accurate in all material respects. Neither Parent nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any "extensions of credit" (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of Parent or any of its Subsidiaries. Parent is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (e)   The books and records kept by Parent and its Subsidiaries are in all material respects complete and accurate and have been maintained in the ordinary course of business and in accordance with applicable Laws and accounting requirements. The Parent Financial Statements have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries.

          (f)    Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangement"), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in Parent's or such Subsidiary's financial statements.

        4.7    Undisclosed Liabilities.    The unaudited consolidated balance sheet of Parent dated as the Balance Sheet Date contained in the Parent SEC Documents filed prior to the date hereof is hereinafter referred to as the "Parent Balance Sheet." Neither Parent nor any of its Subsidiaries has any

liabilities or obligations, whether absolute, accrued, contingent or otherwise, known or unknown, and whether due or to become due, except (i) those liabilities fully accrued or reserved against in the Parent Balance Sheet, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice and that are not and would not be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole or (iii) for liabilities incurred in connection with the transactions contemplated by this Agreement.

        4.8    Absence of Certain Changes.    Since September 30, 2012, (a) Parent and its Subsidiaries have, in all material respects, carried on their respective businesses in the ordinary course consistent with their past practices, (b) Parent has not taken any of the actions that Parent has agreed not to take or permit its Subsidiaries to take from the date hereof through the Effective Time pursuant to Section 5.3 and (c) there has not been any Parent Material Adverse Effect.

        4.9    Legal Proceedings.

          (a)   Neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Parent, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

          (b)   There is no injunction, order, judgment or decree imposed upon Parent that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

        4.10    Compliance with Applicable Law.

          (a)   Parent and each of its Subsidiaries and each of their employees hold all licenses, registrations, franchises, certificates, variances, permits and authorizations necessary for the lawful conduct of their respective businesses and properties and are and have been in compliance with all, and are not and have not been in violation of any, applicable Law, except in each case where the failure to hold such license, registration, franchise, certificate, variance, permit or authorization or such noncompliance or violation would not be material to Parent and its Subsidiaries, taken as a whole, and neither Parent nor any of its Subsidiaries has Knowledge of, or has received notice of, any violations of any of the above, except for such violations that would not be material to Parent and its Subsidiaries, taken as a whole.

          (b)   Except as would not be material to Parent and its Subsidiaries, taken as a whole, Parent and each of its Subsidiaries have properly administered all accounts for which Parent or any of its Subsidiaries acts as a fiduciary, including accounts for which Parent or any of its Subsidiaries serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the governing documents and applicable Law in all material respects. None of Parent or any of its Subsidiaries, or any director, officer or employee of Parent or any of its Subsidiaries, has committed any breach of trust with respect to any such fiduciary account that would be material to Parent and its Subsidiaries, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect in all material respects the assets of such fiduciary account.

          (c)   Each of Parent and Parent Bank is "well-capitalized" (as such term is defined at 12 C.F.R. 225.2(r) or the relevant regulation of Parent's or Parent Bank's primary federal bank regulator), and "well managed" (as that term is defined at 12 C.F.R. 225.2(s) or the relevant regulation of Parent's or Parent Bank's primary federal bank regulator), and the rating of Parent Bank under the CRA is no less than "satisfactory." Neither Parent nor Parent Bank has been informed that its status as "well-capitalized," "well managed" or, in the case of Parent Bank, for CRA purposes, "satisfactory," will change within one (1) year.

        4.11    Tax Matters.    Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        4.12    Agreements with Regulatory Agencies.    Neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (any such agreement, memorandum of understanding, letter, undertaking, order, directive or resolutions, whether or not set forth in the Parent Disclosure Schedule, a "Parent Regulatory Agreement"), nor does Company have Knowledge of any pending or threatened regulatory investigation or other action by any Regulatory Agency or other Governmental Agency that could reasonably be expected to lead to the issuance of any such Parent Regulatory Agreement.

        4.13    Environmental Matters.

          (a)   Each of Parent and its Subsidiaries, and, to Parent's Knowledge (except as set forth in written third-party environmental reports included in the relevant Loan Documentation regarding real property securing a Loan made in the ordinary course of business to a third party that is not an Affiliate of Parent), any property in which Parent or any of its Subsidiaries holds a security interest, is in material compliance with all Environmental Laws.

          (b)   There are no legal, administrative, arbitral or other proceedings, claims or actions pending, or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, nor are there governmental or third-party environmental investigations or remediation activities or governmental investigations that seek to impose or that could reasonably be expected to result in the imposition, on Parent or any of its Subsidiaries, of any liability or obligation arising under any Environmental Law pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, which liability or obligation would reasonably be expected to, individually or in the aggregate, be material to Parent and its Subsidiaries, taken as a whole. To the Knowledge of Parent, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would be or would reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole.

          (c)   Except as set forth in written third-party environmental reports included in the relevant Loan Documentation regarding real property securing a Loan made in the ordinary course of business to a third party that is not an Affiliate of Parent, to the Knowledge of Parent, during or prior to the period of (i) Parent's or any of its Subsidiaries' ownership or operation of any property, (ii) Parent's or any of its Subsidiaries' participation in the management of any property or (iii) Parent's or any of its Subsidiaries' holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property that would reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole.

          (d)   Parent and each of its Subsidiaries are not subject to any agreement, order, judgment or decree by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing. There has been no written third-party environmental site assessment conducted since January 1, 2010 assessing the presence of hazardous materials located on any property owned or leased by Parent or any of its Subsidiaries that is within the possession or control of Parent and its Affiliates as of the date of this Agreement that has not been delivered to Company prior to the date of this Agreement.

        4.14    Intellectual Property.

          (a)   Parent and each of its Subsidiaries own, or are licensed or otherwise possess rights to use free and clear of all Liens all material Intellectual Property used or held for use by Parent and any of its Subsidiaries as of the date hereof (collectively, the "Parent Intellectual Property") in the manner that it is currently used by Parent and any of its Subsidiaries.

          (b)   Neither Parent nor any of its Subsidiaries has received written notice from any third party alleging any material interference, infringement, misappropriation or violation of any Intellectual Property rights of any third party and, to the Knowledge of Parent, neither Parent nor any of its Subsidiaries has infringed upon, misappropriated or violated any Intellectual Property rights of any third party. To the Knowledge of Parent, no third party has infringed upon, misappropriated or violated any Parent Intellectual Property. Neither Parent nor any of its Subsidiaries licenses to, or has entered into any exclusive agreements relating to any Company Intellectual Property with, third parties, or, except as set forth on Section 4.14(b) of the Parent Disclosure Schedule, permits third parties to use any Parent Intellectual Property rights. Except as set forth on Section 4.14(b) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries owes any material royalties or payments to any third party for using or licensing to others any Parent Intellectual Property.

          (c)   Neither Parent nor any of its Subsidiaries is a party to any material agreement in which either Parent or any of its Subsidiaries is obligated to indemnify any Person against a claim of infringement or misappropriation of any Intellectual Property.

        4.15    Broker's Fees.    Except for Keefe, Bruyette & Woods, Inc., neither Parent nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

        4.16    Approvals.    As of the date of this Agreement, Parent knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

        4.17    Parent Information.    None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement and/or in the Form S-4, or in any other application, notification or other document filed with any Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, or any amendment or supplement thereto will, at the time the Joint Proxy Statement or any such amendment or supplement thereto is first mailed to Company's stockholders or Parent's shareholders or at the time Company's stockholders or Parent's shareholders vote on the matters constituting the Company Stockholder Approval or the Parent Shareholder Approval, respectively, or at the time the Form S-4 or any such amendment or supplement becomes effective under the Securities Act or at the Effective Time, or at the time any such other applications, notifications or other documents or any such amendments or supplements thereto are so filed, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by Parent in this Section 4.17 with respect to statements made or incorporated by reference therein based on information supplied by Company in writing expressly for inclusion or incorporation by reference in the Joint Proxy Statement, the Form S-4 or such other applications, notifications or other documents. If at any time prior to the Effective Time any event should be discovered by Parent which should be set forth in an amendment or supplement to the Form S-4 or the Joint Proxy Statement, or in any amendment or supplement to any such other applications, notifications or other documents, Parent shall promptly so inform Company.

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

        5.1    Conduct of Business of Company Prior to the Effective Time.    During the period from the date of this Agreement to the Effective Time, except as consented to in writing in advance by Parent or as expressly permitted by this Agreement, Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, rights, franchises and other authorizations issued by Governmental Entities and its current relationships with its customers, regulators, employees and other Persons with which it has business or other relationships and (c) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either Company or Parent to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

        5.2    Forbearances of Company.    During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.2 of the Disclosure Schedule or as expressly required by this Agreement, Company shall not, and shall not permit any of its Subsidiaries to, do any of the following, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

          (a)   (i) create or incur any indebtedness for borrowed money (other than acceptance of deposits, purchases of Federal funds, Federal Home Loan Bank borrowings with maturities of six months or less, sales of certificates of deposit, issuances of commercial paper and entering into repurchase agreements, each in the ordinary course of business consistent with past practice, including with respect to prices, terms and conditions) or (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, except, in the case of this clause (ii), in connection with presentation of items for collection (e.g., personal or business checks) in the ordinary course of business consistent with past practice; provided that, Company shall consult with Parent in good faith with respect to any sales of brokered or internet certificates of deposit with a term that exceeds six (6) months;

          (b)   (i) adjust, split, combine or reclassify any capital stock or other equity interest, (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or other equity interest or make, declare or pay any dividend or distribution (except for (A) dividends paid in the ordinary course of business by any direct or indirect wholly owned Company Subsidiary to Company or any other direct or indirect wholly owned Company Subsidiary, (B) regular quarterly dividends on Company Common Stock at a rate no greater than the rate paid by it during the fiscal quarter immediately preceding the date hereof and payment dates consistent with past practice, (C) required dividends on the Company Series A Preferred Stock and (D) dividends in respect of the outstanding trust preferred securities of Company as of the date hereof) or make any other distribution on any shares of its capital stock or other equity interest or redeem, purchase or otherwise acquire any securities or obligations convertible into or exchangeable for any shares of its capital stock or other equity interest, (iii) grant any stock appreciation rights, options, restricted stock, restricted stock units, awards based on the value of Company's capital stock or other equity-based compensation or grant to any individual, corporation or other entity any right to acquire any shares of its capital stock, (iv) issue or commit to issue any additional shares of capital stock of Company or issue, sell, lease, transfer, mortgage, encumber or otherwise dispose of any capital stock in any Company Subsidiary (except for issuances (A) pursuant to the exercise of the Treasury Warrant or (B) upon the exercise of Company Stock Options outstanding as of the date hereof) or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

          (c)   sell, lease, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, including OREO, to any Person other than a direct or indirect wholly owned Company Subsidiary, except (i) subject to Section 5.2(k), sales of OREO, Loans, Loan participations and sales of investment securities in the ordinary course of business consistent with past practice to third parties who are not Affiliates of Company or (ii) as expressly required by Contracts in force at the date of this Agreement that are set forth in Section 5.2(c) of the Disclosure Schedule;

          (d)   (i) acquire direct or indirect control over any business or Person, whether by stock purchase, merger, consolidation or otherwise, or (ii) make any other investment either by purchase of stock or equity securities, contributions to capital, property transfers or purchase of any property or assets of any other Person, except, in either instance, in connection with a foreclosure of collateral or conveyance of such collateral in lieu of foreclosure taken in connection with collection of a Loan in the ordinary course of business consistent with past practice and with respect to Loans made to third parties who are not Affiliates of Company;

          (e)   except as required under applicable Law or the terms of any Company Benefit Plan existing as of the date hereof (i) enter into, adopt or terminate, commence participation in, or agree to enter into, adopt or terminate or commence participation in, any employee benefit plan, program or policy for the benefit or welfare of any current or former employee, officer, director or consultant of Company or any of its Subsidiaries, (ii) amend any employee benefit plan, program or policy for the benefit or welfare of any current or former employee, officer, director or consultant of Company or any of its Subsidiaries in a manner that would result in any increase in cost to Parent, Company or any of their respective Subsidiaries, (iii) increase or agree to increase the compensation or benefits payable to any such individual (including the payment of any amounts to any such individual not otherwise due), (iv) enter into any new, amend or commence participation in any existing, collective bargaining agreement or similar agreement with respect to Company or any of its Subsidiaries, (v) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan, (vi) grant any awards or accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Benefit Plans or (vii) (A) hire, transfer or promote any employee of Company or any of its Subsidiaries (or with respect to hiring, who will become an employee of Company or any of its Subsidiaries), who has (or with respect to hiring, will have) annual base compensation of $100,000 or more or (B) terminate the employment of any employee other than a termination of employment in the ordinary course of business consistent with past practice;

          (f)    (i) settle any claim, action or proceeding other than claims, actions or proceedings in the ordinary course of business consistent with past practice involving solely money damages not in excess of $200,000 individually or $500,000 in the aggregate, or waive, compromise, assign, cancel or release any material rights or claims or (ii) agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

          (g)   pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than, subject to Section 5.2(f), in the ordinary course of business consistent with past practice;

          (h)   (i) make any change in accounting methods or systems of internal accounting controls (or the manner in which it accrues for liabilities), except as required by changes in GAAP as concurred in by Grant Thornton LLP, its independent auditors, or (ii) except as may be required by GAAP and in the ordinary course of business consistent with past practice, revalue in any material respect any of its assets, including writing-off notes or accounts receivable;

          (i)    make, change or revoke any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, or settle any Tax claim, audit, assessment or dispute or surrender any right to claim a refund of Taxes;

          (j)    adopt or implement any amendment to its certificate or articles of incorporation or any changes to its bylaws or comparable organizational documents;

          (k)   (i) materially restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or (ii) invest in any mortgage-backed or mortgage related securities which would be considered "high-risk" securities under applicable regulatory pronouncements or any collateralized debt obligations or private label (non-agency) mortgage-backed securities;

          (l)    enter into, modify, amend or terminate any Contract of the sort required to be disclosed pursuant to Section 3.14, other than in the ordinary course of business consistent with past practice; provided that in no event shall Company or any Company Subsidiary enter into, modify, amend or terminate any Contract of the sort required to be disclosed pursuant to Section 3.14(a)(i), (iv), (v), (vii), (viii), (x), (xi), (xii) or (xv);

          (m)  change in any material respect the credit policies and collateral eligibility requirements and standards of Company;

          (n)   except as required by applicable Law, regulation or policies imposed by any Governmental Entity, enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management, interest rate or fee pricing with respect to depository accounts, hedging and other material banking and operating policies or practices, including policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, Loans;

          (o)   permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or file any application, or otherwise take any action, to establish, relocate or terminate the operation of any banking office of Company or any Company Subsidiary;

          (p)   make, or commit to make, any capital expenditures in excess of $200,000 in the aggregate, other than as disclosed in Company's capital expenditure budget set forth in Section 5.2(p) of the Disclosure Schedule;

          (q)   without previously notifying and consulting with Parent (through Parent's Chief Credit Officer, Chief Executive Officer or such other representative as may be designated by Parent), (i) make or acquire any Loan or issue a commitment (or renew or extend an existing commitment), except to the extent approved by Company and committed to, in each case prior to the date hereof and set forth in 5.2(q) of the Disclosure Schedule, (A) in an amount exceeding, for any such individual Loan or commitment (or renewal or extension), $1,500,000 or (B) for any Loan relationship having total credit exposure to the applicable borrower (and its Affiliates), as calculated for applicable loan-to-one borrower regulatory limitations, in excess of $2,000,000 (whether prior to or after giving effect to any such Loan or commitment (or renewal or extension)); provided, that, in the case of this clause (B), with respect to any Loan relationship having total credit exposure to the applicable borrower (and its Affiliates), as calculated for applicable loan-to-one borrower regulatory limitations, in excess of $2,000,000 as of the date hereof, such Loans or commitments (or renewals or extensions) shall be permitted so long as not resulting in an increase in total credit exposure (in the aggregate between the date hereof and the Closing) to the applicable borrower (and its Affiliates) of greater than the lesser of (1) 10% of such total credit exposure as of the date hereof and (2) $1,500,000; or (ii) amend, renew, restructure or modify in any material respect any existing Loan relationship, that would result in total credit exposure to the applicable borrower (and its Affiliates), as calculated for applicable loan-to-one borrower regulatory limitations, in excess of $2,000,000; provided, that, in the case of this clause (ii), with respect to any Loan relationship having total credit exposure to the applicable borrower (and its Affiliates), as calculated for applicable loan-to-one borrower regulatory limitations, in excess of $2,000,000 as of the date hereof, such amendments, renewals, restructurings or modifications shall be permitted so long as not resulting in an increase in total credit exposure (in the aggregate between the date hereof and the Closing) to the applicable borrower (and its Affiliates) of greater than the lesser of (1) 10% of such total credit exposure as of the date hereof and (2) $1,500,000;

          (r)   take any action that is intended to, would or would be reasonably likely to result in any of the conditions set forth in Article VII not being satisfied or prevent or materially delay the consummation of the Closing (including the Bank Merger), except, in every case, as may be required by applicable Law;

          (s)   take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

          (t)    agree to, or make any commitment to, take, or adopt any resolutions of the board of directors of Company in support of, any of the actions prohibited by this Section 5.2.

        5.3    Forbearances of Parent.    During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.3 of the Parent Disclosure Schedule or as expressly required by this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, do any of the following, without the prior written consent of Company:

          (a)   amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the Merger to the holders of Company Common Stock;

          (b)   take any action that is intended to, would or would be reasonably likely to result in any of the conditions set forth in Article VII not being satisfied or prevent or materially delay the consummation of the Closing (including the Bank Merger), except, in every case, as may be required by applicable Law;

          (c)   take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

          (d)   agree to or make any commitment to, take, or adopt any resolutions of the board of directors of Parent in support of, any of the actions prohibited by this Section 5.3.

ARTICLE VI
ADDITIONAL AGREEMENTS

        6.1    Regulatory Matters.

          (a)   Each of Parent and Company shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to (i) take, or cause to be taken, and assist and cooperate with the other party in taking, all actions necessary, proper or advisable to comply promptly with all legal requirements with respect to the transactions contemplated hereby, including obtaining any third-

  party consent or waiver that may be required to be obtained in connection with the transactions contemplated hereby, and, subject to the conditions set forth in Article VII, to consummate the transactions contemplated hereby (including actions required in order to effect the Bank Merger immediately after the Effective Time and to continue any Contract of Company or its Subsidiaries following the Closing or to avoid any penalty or other fee under such Contracts, in each case arising in connection with the transactions contemplated hereby) and (ii) obtain (and assist and cooperate with the other party in obtaining) any action, nonaction, permit, consent, authorization, order, clearance, waiver or approval of, or any exemption by, any Regulatory Agency or other Governmental Entity that is required or advisable in connection with the transactions contemplated by this Agreement, including the Merger and the Bank Merger (collectively, the "Regulatory Approvals"). The parties hereto shall cooperate with each other and prepare and file, as promptly as possible after the date hereof, all necessary documentation, and effect all applications, notices, petitions and filings, to obtain as promptly as practicable all actions, nonactions, permits, consents, authorizations, orders, clearances, waivers or approvals of all third parties and Regulatory Agencies or other Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement, including the Regulatory Approvals. Each of Parent and Company shall use their reasonable best efforts to resolve any objections that may be asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated by this Agreement. Notwithstanding anything set forth in this Agreement, under no circumstances shall Parent be required, and Company and its Subsidiaries shall not be permitted (without Parent's written consent in its sole discretion), to (i) take any action, or commit to take any action, or agree to any condition or restriction, involving Parent, Company or any of their respective Subsidiaries pursuant to this Section 6.1 or otherwise in connection with obtaining the foregoing actions, nonactions, permits, consents, authorizations, orders, clearances, waivers or approvals, that would have, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect in respect of Parent and its Subsidiaries, taken as a whole, or Company and its Subsidiaries, taken as a whole, in each case measured on a scale relative to Company and its Subsidiaries taken as a whole (including, for the avoidance of doubt, any determination by an Regulatory Agency or other Governmental Entity that the Bank Merger may not be consummated as contemplated herein, including simultaneously with the Effective Time (any of the foregoing, a "Materially Burdensome Regulatory Condition") or (ii) agree to any Loss Share Agreement Condition; provided that, if requested by Parent, then Company and its Subsidiaries will take or commit to take any such action, or agree to any such condition or restriction, so long as such action, commitment, agreement, condition or restriction is binding on Company and its Subsidiaries only in the event the Closing occurs.

          (b)   Subject to applicable Law relating to the exchange of information, Parent and Company shall, upon request, furnish each other with all information concerning Parent, Company and their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of Parent, Company or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.

          (c)   Subject to applicable Law (including applicable Law relating to the exchange of information), Company and Parent shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, subject to applicable Law, (i) Company and Parent shall promptly furnish each other with copies of nonconfidential notices or other communications received by Company, Parent or any of their respective Subsidiaries (or written summaries of communications received orally) from any third party or Governmental Entity with respect to the transactions contemplated by this Agreement, (ii) Parent shall provide Company a reasonable opportunity to review in advance any proposed nonconfidential communication to, including any filings with or other nonconfidential written materials submitted to, any Governmental Entity and (iii) Parent shall consider in good faith Company's views with respect to, and confer in good faith with Company to resolve, any disagreement as to strategy with respect to any nonconfidential communication by Company or any of its Subsidiaries with any Governmental Entity or third party relating to the transactions contemplated by this Agreement. Company and Parent shall not, and shall cause their respective Subsidiaries to not, participate in any meeting or substantive discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with Parent or Company, as applicable in advance and, to the extent not prohibited by applicable Law, gives Parent or Company, as applicable, the opportunity to attend and participate. Any such disclosures or rights to participate may be made on an outside counsel-only basis to the extent required under applicable Law.

        6.2    Access to Information.

          (a)   Subject to the Confidentiality Agreement, Company agrees to provide Parent and its Representatives, from time to time prior to the Effective Time, such information as Parent shall reasonably request with respect to Company and its Subsidiaries, businesses, financial conditions and operations and such access to the properties, books and records and personnel of Company and its Subsidiaries as Parent shall reasonably request, which access shall occur during normal business hours and shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Company or its Subsidiaries.

          (b)   Parent and Company shall comply with, and shall cause their respective Representatives, directors, officers and employees to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

        6.3    SEC Filings and Shareholder Approval.

          (a)   Company shall take all action necessary in accordance with the DGCL and the Company Certificate of Incorporation and the Company Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable for the purpose of obtaining the Company Stockholder Approval (such meeting or any adjournment or postponement thereof, the "Company Stockholders Meeting"). Subject to Section 6.9, the board of directors of Company shall (i) recommend to Company's stockholders the approval of this Agreement and the transactions contemplated hereby, including the Merger (the "Company Board Recommendation"), (ii) include the Company Board Recommendation in the Joint Proxy Statement and (iii) solicit and use its reasonable best efforts to obtain the Company Stockholder Approval. Company agrees that it has an unqualified obligation to submit this Agreement to its stockholders at the Company Stockholders Meeting.

          (b)   Parent shall take all action necessary in accordance with the BCA and the its articles of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable for the purpose of obtaining the Parent Shareholder Approval (such meeting or any adjournment or postponement thereof, the "Parent Shareholders Meeting") and of obtaining the requisite approval of Parent's shareholders with respect to the proposed change of the name of the Surviving Corporation, effective as of the Effective Time, to "First Financial Holdings, Inc." (the "Name Change"). Subject to Section 6.9, the board of directors of Parent shall (i) recommend to Parent's shareholders the approval of this Agreement and the Merger (the "Parent Board Recommendation"), and of the Name Change, (ii) include the Parent Board Recommendation in the Joint Proxy Statement and (iii) solicit and use its reasonable best efforts to obtain the Parent Shareholder Approval and the requisite approval of Parent's shareholders with respect to the Name Change. Parent agrees that it has an unqualified obligation to submit this Agreement to its shareholders at the Parent Shareholders Meeting.

          (c)   Company and Parent shall cooperate to as promptly as practicable prepare and file with the SEC a joint proxy statement/prospectus relating to the Company Stockholders Meeting and the Parent Shareholders Meeting (the "Joint Proxy Statement"). Company and Parent shall as promptly as practicable prepare, and Parent shall file with the SEC, a registration statement on Form S-4 (the "Form S-4") in which the Joint Proxy Statement will be included as a prospectus, and Parent and Company shall use their respective reasonable best efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable after filing. The Joint Proxy Statement, and any amendment or supplement thereto, shall include the Company Board Recommendation and the Parent Board Recommendation. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Joint Proxy Statement, the Form S-4 or the Merger. If, at any time prior to the receipt of the Company Stockholder Approval and the Parent Shareholder Approval, any event occurs with respect to Company, Parent or any of their respective Subsidiaries, or any change occurs with respect to other information supplied by a party for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment or supplement to the Joint Proxy Statement or the Form S-4, such party shall promptly notify the other party of such event, and Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement and the Form S-4 and, to the extent required by applicable Law, in disseminating the information contained in such amendment or supplement to Company's stockholders and Parent's shareholders.

        6.4    Public Disclosure.    Parent and Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and Company. Thereafter, Parent and Company shall consult with and provide each other reasonable notice of any press release or other public (or non-confidential) statement or comment prior to the issuance of such press release or such other statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or such other statement or comment prior to such notice except as may be required by applicable Law. In addition, neither Company nor Parent shall issue any such press release or such other statement or comment without the prior approval of the other party (which approval shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law.

        6.5    Employee Benefit Matters.

          (a)   From the Closing Date through the first anniversary thereof (the "Continuation Period"), Parent shall maintain or cause to be maintained life insurance, accidental death and disability and medical benefit plans for the benefit of employees (as a group) who are actively employed by Company and its Subsidiaries on the Closing Date and continue to be actively employed after the Effective Time ("Covered Employees") that provide life insurance, accidental death and disability and medical benefits (while a Covered Employee is employed during the Continuation Period) that, in the aggregate, are substantially comparable to the life insurance, accidental death and disability and medical benefits that are generally made available to similarly situated employees of Parent or its Subsidiaries (other than Company and its Subsidiaries), as applicable; provided that until such time as Parent shall cause Covered Employees to participate in the life insurance, accidental death and disability and medical benefit plans that are made available to similarly situated employees of Parent or its Subsidiaries (other than Company and its Subsidiaries), a Covered Employee's continued participation in life insurance, accidental death and disability and medical benefit plans of Company and its Subsidiaries shall be deemed to satisfy the foregoing provisions of this sentence (it being understood that participation in any different Parent plans may commence at different times). For the avoidance of doubt, during the Continuation Period, each Covered Employee shall, subject to meeting the applicable eligibility requirements, be eligible to receive benefits upon qualifying terminations of employment that are consistent with the terms of Parent's standard severance policy for its employees (the "Salary Continuation Policy") (and not pursuant to the terms of any severance plan or policy maintained by Company) ; provided, however, that any Covered Employees who are eligible to receive severance benefits, change in control benefits or any enhanced payments pursuant to any individual employment arrangement, change in control arrangement or deferred compensation plan shall not be eligible to receive severance benefits under the Salary Continuation Policy.

          (b)   To the extent that a Covered Employee becomes eligible to participate in an employee benefit plan maintained by Parent or any of its Subsidiaries (other than Company or its Subsidiaries), Parent shall cause such employee benefit plan to recognize the service of such Covered Employee with Company or its Subsidiaries for purposes of eligibility, participation and vesting under such employee benefit plan of Parent or any of its Subsidiaries, to the same extent that such service was recognized immediately prior to the Effective Time under a corresponding Company Benefit Plan in which such Covered Employee was eligible to participate immediately prior to the Effective Time; provided that such recognition of service shall not (i) operate to duplicate any benefits of a Covered Employee with respect to the same period of service, (ii) apply for purposes of any retiree medical plans or for purposes of benefit accrual under any defined benefit pension plan or (iii) apply for purposes of any plan, program or arrangement (A) under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or (B) that is grandfathered or frozen, either with respect to level of benefits or participation. With respect to any health care plan of Parent or any of its Subsidiaries (other than Company and its Subsidiaries) in which any Covered Employee is eligible to participate for the plan year in which such Covered Employee is first eligible to participate, Parent shall use commercially reasonable efforts to (x) cause any preexisting condition limitations or eligibility waiting periods under such Parent or Subsidiary plan to be waived with respect to such Covered Employee to the extent that such limitation would have been waived or satisfied under the Company Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time and (y) recognize any health care expenses incurred by such Covered Employee in the year that includes the Closing Date (or, if later, the year in which such Covered Employee is first eligible to participate) for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such health, dental or vision plan of Parent or any of its Subsidiaries.

          (c)   If requested by Parent in writing delivered to Company not less than ten (10) Business Days before the Closing Date, the Board of Directors of the Company (or the appropriate committee thereof) shall adopt resolutions and take such corporate action as is necessary to terminate the Company's 401(k) plan (the "Company 401(k) Plan") and to ensure that the account balances of the participants in the Company 401(k) Plan are fully vested upon such plan termination, in each case effective as of the day prior to the Closing Date. Following the Effective Time and as soon as practicable following receipt of a favorable determination letter from the IRS on the termination of the Company 401(k) Plan, the assets thereof shall be distributed to the participants, and Parent shall, to the extent permitted by Parent's 401(k) plan (the "Parent 401(k) Plan)"), permit the Company Employees who are actively employed as of the date immediately following the receipt of a favorable determination letter to make rollover contributions of "eligible rollover distributions" (within the meaning of Section 401(a)(31) of the Code, but not inclusive of loans), in the form of cash, in an amount equal to the full account balance (excluding loans) distributed to such Covered Employee from the Company 401(k) Plan to the Parent 401(k) Plan.

          (d)   Without limiting the generality of Section 6.5 or Section 9.11, the provisions of this Section 6.5 are solely for the benefit of the parties to this Agreement, and no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. In no event shall the terms of this Agreement be deemed to (i) establish, amend or modify any Company Benefit Plan or any "employee benefit plan" as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, Company or any of their respective Affiliates; (ii) alter or limit the ability of Parent or any of its Subsidiaries (including, after the Closing Date, Company and its Subsidiaries) to amend, modify or terminate any Company Benefit Plan, employment agreement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date; or (iii) confer upon any current or former employee, officer, director or consultant any right to employment or continued employment or continued service with Parent or any of its Subsidiaries (including, following the Closing Date, Company and its Subsidiaries), or constitute or create an employment agreement with any employee.

          (e)   Parent shall assume and honor the obligations of Company and its Subsidiaries under all employment, severance, consulting, retirement and other compensation Contracts in accordance with their terms, except to the extent such Contract is superseded or modified by an agreement with Parent or plan or policy maintained by Parent (including the Salary Continuation Policy). Parent hereby acknowledges that the Merger will constitute a "Change in Control" (or concept of similar import) in accordance with the provisions of such Contracts and the Company Benefit Plans.

        6.6    Additional Agreements.

          (a)   Subject to the terms and conditions of this Agreement, each of Company and Parent agree to cooperate fully with each other and to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, at the time and in the manner contemplated by this Agreement, the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Parent, on the one hand, and a Subsidiary of Company, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either party to the Merger, the proper officers and directors of each party and their respective Subsidiaries shall, at Parent's sole expense, take all such necessary action as may be reasonably requested by Parent.

          (b)   Company shall, in consultation with Parent, use its best efforts to repurchase from Treasury the Treasury Warrant in full, effective at or before the Effective Time, subject to the terms and conditions set forth in Section 6.6(b) of the Disclosure Schedule.

          (c)   Company shall, and shall cause its Advisory Entities to, use reasonable best efforts to obtain any consents and approvals required or reasonably necessary under applicable Law or pursuant to the terms of each Advisory Contract to effect the assignment or continuation of such Advisory Contract in connection with the transactions contemplated hereby, and Company agrees to consult in advance with Parent regarding the timing and content of any notices or communications in furtherance of the foregoing.

        6.7    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time, Parent shall indemnify and hold harmless each person who is now, or who has been at any time before the date of this Agreement, or who becomes before the Effective Time, a director or officer of Company (each, a "Company Indemnified Party") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Parent, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding, investigation or other legal proceeding, whether civil, criminal, administrative or investigative or investigation (each, a "Claim"), in which a Company Indemnified Party is, or is threatened to be made, a party or witness or arising out of the fact that such person is or was a director or officer of Company if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the fullest extent permitted under the Company Articles of Incorporation or Company Bylaws to the extent permitted by applicable Law. Parent shall pay reasonable expenses (including reasonable attorneys' fees) in advance of the final disposition of any such proceeding to each Company Indemnified Party to the fullest extent permitted by applicable state or federal Law upon receipt of an undertaking to repay such advance payments if he or she shall be adjudicated or determined to be not entitled to indemnification under this Section 6.7(a).

          (b)   Any Company Indemnified Party wishing to claim indemnification under Section 6.7(a), upon learning of any Claim, shall promptly notify Parent thereof. In the event of any such Claim (whether arising before or after the Effective Time), (i) Parent shall have the right to assume the defense thereof and Parent shall not be liable to such Company Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Company Indemnified Parties in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Company Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Parent and the Company Indemnified Parties, the Company Indemnified Parties may retain counsel satisfactory to them, and Parent shall pay all reasonable fees and expenses of such counsel for the Company Indemnified Parties promptly as statements therefor are received; provided that Parent shall be obligated pursuant to this Section 6.7(b) to pay for only one firm of counsel for all Company Indemnified Parties in any jurisdiction; (ii) the Company Indemnified Parties will cooperate in the defense of any such Claim; and (iii) Parent shall not be liable for any settlement effected without its prior written consent; provided that Parent shall not have any obligation hereunder to any Company Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Company Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

          (c)   Parent shall use its reasonable best efforts (and Company shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of six (6) years after the Effective Time Company's existing directors' and officers' liability insurance policy (provided that Parent may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Company given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that in no event shall Parent be required to expend annually in the aggregate an amount in excess of 300% of the annual premium payment on Company's current policy in effect as of the date of this Agreement and, if Parent is unable to maintain such policy (or substitute policy) as a result of this proviso, Parent shall obtain as much comparable insurance as is available for a period of six years following the Effective Time by payment of such amount; provided, further, that (i) Parent may substitute therefor a six (6)-year "tail" prepaid policy the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than Company's existing policies as of the date hereof, provided that Parent shall not be obligated to pay, in the aggregate, an amount greater than the "Maximum Amount," as set forth on Section 6.7(c) of the Disclosure Schedule, for such "tail"

  policy and provided, further, that if the aggregate amount necessary to procure or maintain such "tail" policy exceeds the Maximum Amount, Parent shall be deemed to have satisfied its obligations under this Section 6.7(c) so long as it uses its reasonable best efforts to obtain the most advantageous (in terms of both duration and coverage) "tail" prepaid policy obtainable for an aggregate amount equal to the Maximum Amount or (ii) Parent may request that Company obtain such extended reporting period coverage under Company's existing insurance programs (to be effective as of the Effective Time).

          (d)   The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and their respective heirs and representatives.

        6.8    Exchange Listing.    Parent shall use its reasonable best efforts to list, prior to the Effective Time, on the NASDAQ, subject to official notice of issuance, the shares of Parent Common Stock to be issued pursuant to the Merger, and Parent shall give all notices and make all filings with the NASDAQ required in connection with the transactions contemplated herein.

        6.9    No Solicitation.

          (a)   Each of Company and Parent agrees that neither it nor any of its Subsidiaries, nor any of its and their respective officers, directors, employees, agents, investment bankers, financial advisors, attorneys, accountants and other retained representatives (each, a "Representative") shall, and that it shall cause its Subsidiaries, and its and their respective Representatives, not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, sale of assets, sale of shares of capital stock (including by way of tender offer), business combination, recapitalization, liquidation, dissolution or similar transaction involving Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as applicable, that, if consummated, would constitute an Alternative Transaction (any of the foregoing inquiries, proposals or offers being referred to herein as an "Acquisition Proposal"), (ii) participate in any discussions with or provide any confidential information or data to any Person (or Representative of such Person) relating to an Acquisition Proposal or Alternative Transaction, or engage in any negotiations concerning an Acquisition Proposal or Alternative Transaction, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or Alternative Transaction, (iii) approve or execute or enter into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other Contract related to any Acquisition Proposal or Alternative Transaction (an "Acquisition Agreement"), or (iv) propose or agree to do any of the foregoing.

          (b)   As used in this Agreement, "Alternative Transaction" means, with respect Company or Parent, as applicable, any of (i) a transaction pursuant to which any Person (or group of Persons) other than, in the case of Company, Parent or its Affiliates, or in the case of Parent, Company and its Affiliates, directly or indirectly, acquires or would acquire more than twenty (20) percent of the outstanding shares of Company Common Stock or Parent Common Stock, as applicable, or outstanding voting power of Company or Parent, as applicable, or more than twenty (20) percent of the outstanding shares or voting power of any other series or class of capital stock of Company or Parent, as applicable, that would be entitled to a vote with respect to the Merger, whether from Company or Parent, as applicable, or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, share exchange, consolidation or other business combination involving Company or any Company Subsidiary, or Parent or any Parent Subsidiary, as applicable (in each case, other than the Merger and the Bank Merger), (iii) any transaction pursuant to which any Person (or group of Persons) other than, in the case of Company, Parent or its Affiliates, or in the case of Parent, Company or its Affiliates, acquires or would acquire control of assets (including for this purpose the outstanding equity securities of any Company Subsidiaries or Parent Subsidiaries, as

  applicable, and securities of the entity surviving any merger or business combination involving any Company Subsidiary or Parent Subsidiary, as applicable) of Company or Parent, as applicable, or any of its Subsidiaries representing more than twenty (20) percent of the fair market value of all the assets, deposits, net revenues or net income of Company or Parent, as applicable, and its Subsidiaries, taken as a whole, immediately prior to such transaction or (iv) any other consolidation, business combination, recapitalization or similar transaction involving Company or Parent, as applicable, or any of its Subsidiaries, other than the transactions contemplated by this Agreement, as a result of which the holders of shares of Company Common Stock or Parent Common Stock, as applicable immediately prior to such transaction do not, in the aggregate, own at least eighty (80) percent of each of the outstanding shares of Company Common Stock or Parent Common Stock, as applicable, and the outstanding voting power of the surviving or resulting entity in such transaction immediately after the consummation thereof in substantially the same proportion as such holders held the shares of Company Common Stock or Parent Common Stock, as applicable, immediately prior to the consummation thereof.

          (c)   Notwithstanding the foregoing, the board of directors of Company and the board of directors of Parent shall each be permitted, prior to its respective meeting of stockholders or shareholders to be held pursuant to Section 6.3, and subject to compliance with the other terms of this Section 6.9 and to first entering into a confidentiality agreement having provisions that are no less favorable to such party than those contained in the Confidentiality Agreement, to engage in discussions and negotiations with, or provide any nonpublic information or data to, any Person in response to an unsolicited bona fide written Acquisition Proposal by such Person first made after the date of this Agreement (that did not result from a breach of this Section 6.9) and which the board of directors of Company or Parent, as applicable, concludes in good faith (after consultation with its outside legal counsel and financial advisors) constitutes or is reasonably likely to result in a Superior Proposal, if and only to the extent that the directors of Company or Parent, as applicable, conclude in good faith (after consultation with their outside legal counsel) that failure to do so would be reasonably likely to violate their fiduciary duties under applicable Law. Company and Parent, as applicable, shall provide the other with a copy of any nonpublic information or data provided to any Person pursuant to the prior sentence prior to or simultaneously with furnishing such information to such Person.

          (d)   Each party shall notify the other party promptly (but in no event later than twenty-four (24) hours) after receipt of any Acquisition Proposal, or any request for nonpublic information relating to such party or any of its Subsidiaries by any Person that informs such party or any of its Subsidiaries that it is considering making, or has made, an Acquisition Proposal, or any inquiry from any Person seeking to have discussions or negotiations with such party relating to a possible Acquisition Proposal or Alternative Transaction. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the Acquisition Proposal, inquiry or request and the material terms and conditions of any inquiries, proposals or offers (including a copy thereof if in writing and any related documentation or correspondence). Each party shall also promptly, and in any event within twenty-four (24) hours, notify the other party, orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal or Alternative Transaction or provides nonpublic information or data to any Person in accordance with Section 6.9(c) and keep the other party informed of the status and terms of any such proposals, offers, inquiries, discussions or negotiations on a current basis, including by providing a copy of all material documentation or correspondence relating thereto.

          (e)   Except as provided in Section 6.9(f), neither the board of directors of Company, the board of directors of Parent, nor, in each case, any committee thereof shall withhold, withdraw or modify in any manner adverse to the other party, or propose publicly to withhold, withdraw or modify in any manner adverse to the other party, the approval, recommendation or declaration of advisability by the board of directors of Company or Parent, as applicable, or any such committee thereof with respect to this Agreement or the transactions contemplated hereby (a "Change in Company Recommendation" or a "Change in Parent Recommendation," respectively).

          (f)    Notwithstanding anything in this Agreement to the contrary, with respect to an Acquisition Proposal, the board of directors of Company or Parent, as applicable, may make a Change in Company Recommendation or a Change in Parent Recommendation, as applicable, if and only if (A) an unsolicited bona fide written Acquisition Proposal (that did not result from a breach of this Section 6.9) is made to Company or Parent, as applicable, by a third party, and such Acquisition Proposal is not withdrawn, (B) the board of directors of Company or Parent, as applicable, has concluded in good faith (after consultation with its outside legal counsel and financial advisors) that such Acquisition Proposal constitutes a Superior Proposal, (C) the directors of Company or Parent, as applicable, have concluded in good faith (after consultation with their outside legal counsel) that failure to do so would be reasonably likely to violate their fiduciary duties under applicable Law, (D) five (5) Business Days shall have elapsed since the party proposing to take such action has given written notice to the other party advising such other party that the notifying party intends to take such action and specifying in reasonable detail the reasons therefor, including the terms and conditions of any such Acquisition Proposal that is the basis of the proposed action (a "Notice of Recommendation Change") (it being understood that any amendment to any material term of such Acquisition Proposal shall require a new Notice of Recommendation Change, except that, in such case, the (5) Business Day period referred to in this clause (D) and in clauses (E) and (F) shall be reduced to three (3) Business Days following the giving of such new Notice of Recommendation Change), (E) during such five (5) Business Day period, the notifying party has considered and, at the reasonable request of the other party, engaged in good faith discussions with such party regarding, any adjustment or modification of the terms of this Agreement proposed by the other party, and (F) the directors of the party proposing to take such action, following such five (5) Business Day period, again reasonably determine in good faith (after consultation with its outside legal counsel and its financial advisors, and taking into account any adjustment or modification of the terms of this Agreement proposed by the other party) that such Acquisition Proposal nonetheless continues to constitute a Superior Proposal and that failure to take such action would violate their fiduciary duties under applicable Law.

          (g)   For purposes of this Agreement, "Superior Proposal" for Company or Parent means an unsolicited, bona fide written Acquisition Proposal made by a third Person (or group of Persons acting in concert within the meaning of Rule 13d-5 under the Exchange Act) to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination or acquisition transaction, (A) all or substantially all of the assets of Company or Parent, as applicable, or (B) all of the outstanding voting securities of Company or Parent, as applicable, and, which the board of directors of Company or Parent, as applicable, has in good faith determined (taking into account, among other things, (1) its consultation with its outside legal counsel and its financial advisors and (2) the terms and conditions of such Acquisition Proposal and this Agreement (as it may be proposed to be amended by Parent or Company, as applicable)), to be more favorable, from a financial point of view, to Company's stockholders or Parent's shareholders, as applicable, than the transactions contemplated by this Agreement (as it may be proposed to be amended by Parent or Company, as applicable) and to be reasonably capable of being consummated on the terms proposed, taking into account all other legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person making the proposal.

          (h)   Nothing contained in this Section 6.9 shall prohibit either party or its Subsidiaries from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules has under any other provision of this Agreement, including Section 8.1(f) or Section 8.1(h), as applicable; provided, further, that any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the board of directors of such party, as applicable, with respect to this Agreement or an Acquisition Proposal or Alternative Transaction shall be deemed to be a Change in Company Recommendation or Change in Parent Recommendation, as applicable, unless the board of directors of such party, in connection with such communication publicly states that its recommendation with respect to this Agreement and the transactions contemplated hereby has not changed or refers to the prior recommendation of such party, without disclosing any Change in Company Recommendation or Change in Parent Recommendation, as applicable.

          (i)    Each of Company and Parent agrees that it (i) will and will cause its Subsidiaries, and its and their Representatives to, cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal or Alternative Transaction and (ii) will not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party with respect to any Acquisition Proposal or Alternative Transaction. Each of Company and Parent agrees that it will promptly inform its and its Subsidiaries' respective Representatives of the obligations undertaken in this Section 6.9.

          (j)    Nothing in this Section 6.9 shall (x) permit either party to terminate this Agreement or (y) affect any other obligation of the parties under this Agreement. Neither party shall submit to the vote of its stockholders or shareholders any Acquisition Proposal or Alternative Transaction other than this Agreement and the Merger prior to the termination of this Agreement.

        6.10    Notification of Certain Matters.    Each of Company and Parent shall give prompt notice to the other of any fact, change, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, changes, events and circumstances known to it, to have or to result in any Material Adverse Effect or Parent Material Adverse Effect, as applicable, with respect to it or (b) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein.

        6.11    Advisory Board.    Parent shall establish an advisory board consisting of the current directors of Company who will not be as of the Effective Time serving as members of the board of directors of the Surviving Company, together with any additional individuals appointed by Parent in its sole discretion, to monitor the performance and operations of the Surviving Corporation in certain of the Company's current markets and shall cause such advisory board to exist for a minimum of three (3) years following the Closing. In furtherance of such service, each such director shall enter into an Advisory Board member agreement substantially in the form of Exhibit A hereto (the "Advisory Board Member Agreement").

        6.12    Governance Matters.

          (a)   On or prior to the Effective Time, Parent shall cause the number of directors that will comprise the board of directors of each of the Surviving Corporation and Parent Bank at the Effective Time to be 20. The initial board of directors of each of the Surviving Corporation and Parent Bank, as applicable, at the Effective Time, shall consist of (i) each of the members of the board of directors of Parent in office immediately prior to the Effective Time and (ii) five (5) current members of the board of directors of Company as designated by Parent prior to the Effective Time, one of whom shall be Ms. Paula Harper Bethea and one of whom shall be Mr. R. Wayne Hall (each such director in sub-clause (ii), a "Company Director"). No other directors or employees of Company shall be designated to serve on the board of directors of the

  Surviving Corporation or Parent Bank at the Effective Time. The appointment of each Company Director to the boards of directors of the Surviving Corporation and Parent Bank shall be subject to the bylaws of the Surviving Corporation and Parent Bank, as applicable, and each such Company Director must (i) be reasonably acceptable to the Governance Committee of the Surviving Corporation and (ii) satisfy and comply with the requirements regarding service as a member of the board of directors of the Surviving Corporation and Parent Bank, as applicable, provided under applicable Law and the practices and policies of such board applicable generally to its members.

          (b)   Subject to and in accordance with the bylaws of the Surviving Corporation, effective as of the Effective Time, (i) Mr. Robert R. Horger shall serve as the Chairman of each of the board of directors of the Surviving Corporation and Parent Bank, (ii) Ms. Paula Harper Bethea shall serve as Vice Chairman of each of the board of directors of the Surviving Corporation and Parent Bank and (iii) the officers of Parent in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers, respectively, of the Surviving Corporation from and after the Effective Time in accordance with the bylaws of the Surviving Corporation.

        6.13    Takeover Provisions.    No party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Provision, and each party shall take all necessary steps within its control to exempt (or ensure the continued exemption of) those transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Provision, as now or hereafter in effect.

        6.14    Shareholder Litigation.    Company shall give Parent prompt notice of any shareholder litigation against Company and/or its directors or affiliates relating to the transactions contemplated by this Agreement and shall give Parent the opportunity to participate in and control at its own expense the defense or settlement of any such litigation. In addition, no such settlement shall be agreed to without Parent's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

ARTICLE VII
CONDITIONS PRECEDENT

        7.1    Conditions to Each Party's Obligation to Effect the Closing.    The respective obligation of each party to effect the Closing shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a)    Stockholder and Shareholder Approvals.    Each of the Company Stockholder Approval and the Parent Shareholder Approval shall have been obtained.

          (b)    Regulatory Approvals.    All Regulatory Approvals required to consummate the Merger shall have been obtained and shall remain in full force and effect or, in the case of waiting periods, shall have expired or been terminated (and (i) no such Regulatory Approval shall contain or shall have resulted in, or would reasonably be expected to result in, the imposition of any Materially Burdensome Regulatory Condition and (ii) in the case of the obligation of Parent to effect the Closing, the transfer of the Loss Share Agreements shall be without adverse modification or amendment to any such Loss Share Agreements and shall be without payment by or cost to Parent, Company or their respective Affiliates (any such modification, amendment or payment a "Loss Share Agreement Condition").

          (c)    No Injunctions or Restraints; Illegality.    No order, injunction, decree or judgment issued by any court or governmental body or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

          (d)    Exchange Listing.    Purchaser shall have filed with NASDAQ a notification form for the listing of all shares of Purchaser Common Stock to be delivered as Merger Consideration, and NASDAQ shall not have objected to the listing of such shares of Purchaser Common Stock.

          (e)    Form S-4.    The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order suspending the effectiveness of the Form S-4 nor shall proceedings for that purpose have been initiated and continuing.

        7.2    Conditions to Obligations of Parent.    The obligation of Parent to effect the Closing is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    (i) Each of the representations and warranties of Company set forth in Section 3.1, Section 3.2 (other than inaccuracies that are de minimis in amount and effect), Section 3.3(a), Section 3.3(b)(i), Section 3.8(c) and Section 3.22 of the Agreement shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date) and (ii) each of the other representations and warranties of Company set forth in this Agreement shall be true and correct in all respects (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), except in the case of the foregoing clause (ii), where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)    Performance of Obligations of Company.    Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    Officer's Certificate.    Parent shall have received a certificate signed on behalf of Company by its Chief Executive Officer or Chief Financial Officer stating that the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied.

          (d)    Bank Merger.    The parties shall stand ready to consummate the Bank Merger immediately after the Merger.

          (e)    Opinion of Tax Counsel.    Parent shall have received an opinion from Wachtell, Lipton, Rosen & Katz, special counsel to Parent, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering its opinion, Wachtell, Lipton, Rosen & Katz may require and rely upon representations contained in letters from each of Parent and Company.

          (f)    Advisory Board Agreements.    Each of the then sitting members of the board of directors of Company (other than any such members who will serve, as of the Effective Time, as members of the board of directors of the Surviving Company and Parent Bank) who desires to serve on the advisory board shall have entered into an Advisory Board Member Agreement.

        7.3    Conditions to Obligations of Company.    The obligation of Company to effect the Closing is also subject to the satisfaction or waiver by Company at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    (i) Each of the representations and warranties of Parent set forth in the first sentence of Section 4.1(a), Section 4.2 (other than inaccuracies that are de minimis in amount and effect), Section 4.3(a), Section 4.3(b)(i), and Section 4.8(c) of the Agreement shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date) and (ii) each of the other representations and warranties of Parent set forth in this Agreement shall be true and correct in all respects (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), except where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)    Performance of Obligations of Parent.    Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    Officer's Certificate.    Company shall have received a certificate from Parent signed by an authorized officer of Parent stating that the conditions specified in Section 7.3(a) and Section 7.3(b) have been satisfied.

          (d)    Opinion of Tax Counsel.    Company shall have received an opinion from Kilpatrick Townsend & Stockton LLP, special counsel to Company, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering its opinion, Kilpatrick Townsend & Stockton LLP may require and rely upon representations contained in letters from each of Parent and Company.

ARTICLE VIII
TERMINATION AND AMENDMENT

        8.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Company and the shareholders of Parent:

          (a)   by mutual written consent of Company and Parent;

          (b)   by either Company or Parent, if the Closing shall not have occurred on or before End Date (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

          (c)   by either Company or Parent, if any Regulatory Approval required to be obtained pursuant to Section 7.1(b) has been denied by the relevant Governmental Entity and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final, nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

          (d)   by Company, if Parent has breached or is in breach of any representation, warranty, covenant or agreement on the part of Parent contained in this Agreement in any respect, which breach would, individually or together with all such other than uncured breaches by Parent, constitute grounds for the conditions set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied on the Closing Date and such breach is not cured prior to the earlier of (i) the End Date and (ii) the thirtieth (30th) Business Day after written notice thereof to Parent or by its nature or timing cannot be cured within such time period;

          (e)   by Parent, if Company has breached or is in breach of any representation, warranty, covenant or agreement on the part of Company contained in this Agreement in any respect, which breach would, individually or together with all such other than uncured breaches by Company, constitute grounds for the conditions set forth in Section 7.2(a) or Section 7.2(b) not to be satisfied on the Closing Date and such breach is not cured prior to the earlier of (i) the End Date and (ii) the thirtieth (30th) Business Day after written notice thereof to Company or by its nature or timing cannot be cured within such time period;

          (f)    by Parent, (i) if Company has failed to make the Company Board Recommendation, (ii) upon a Change in Company Recommendation (including by, in the case of a tender or exchange offer, failing to promptly recommend rejection of such offer) or (ii) if Company has failed to comply in all material respects with its obligations under Section 6.3(a) and Section 6.9; or

          (g)   by either Company or Parent, if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting; or

          (h)   by Company, (i) if Parent has failed to make the Parent Board Recommendation, (ii) upon a Change in Parent Recommendation (including by, in the case of a tender or exchange offer, failing to promptly recommend rejection of such offer) or (iii) if Company failed to comply in all material respects with its obligations under Section 6.3(b) and Section 6.9; or

          (i)    by either Company or Parent, if the Parent Shareholder Approval shall not have been obtained at the Parent Shareholders Meeting.

        8.2    Effect of Termination.    In the event of termination of this Agreement pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation hereunder to the other party hereto, except that (a) Section 6.2(b) (Access to Information (Confidentiality)), Section 6.4 (Public Disclosure), Section 8.1 (Termination), Section 8.2 (Effect of Termination), Section 8.3 (Termination Fee), Section 8.4 (Amendment), Section 8.5 (Extension; Waiver), and Article IX (General Provisions) shall survive any termination of this Agreement and (b) notwithstanding anything to the contrary in this Agreement, termination will not relieve a breaching party from liability for any fraud or willful and material breach of any provision of this Agreement.

        8.3    Termination Fees.

          (a)   In the event that (i) an Acquisition Proposal with respect to Company shall have been communicated to or otherwise made known to the stockholders, senior management or board of directors of Company, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to Company after the date of this Agreement, (ii) thereafter this Agreement is terminated (A) by Company or Parent pursuant to Section 8.1(b) (if the Company Stockholder Approval has not theretofore been obtained), (B) by Parent pursuant to Section 8.1(e) or (C) by Company or Parent pursuant to Section 8.1(g) and

  (iii) prior to the date that is fifteen (15) months after the date of such termination Company consummates an Alternative Transaction or enters into an Acquisition Agreement, then Company shall on the earlier of the date an Alternative Transaction is consummated or any such Acquisition Agreement is entered into, as applicable, pay Parent a fee equal to $14,900,000 (the "Company Termination Fee") by wire transfer of immediately available funds.

          (b)   In the event this Agreement is terminated by Parent pursuant to Section 8.1(f), then Company shall, on the date of termination, pay Parent the Company Termination Fee by wire transfer of immediately available funds.

          (c)   In the event that (i) an Acquisition Proposal with respect to Parent shall have been communicated to or otherwise made known to the shareholders, senior management or board of directors of Parent, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to Parent after the date of this Agreement, (ii) thereafter this Agreement is terminated (A) by Company or Parent pursuant to Sections 8.1(b) (if the Parent Shareholder Approval has not theretofore been obtained), (B) by Company pursuant to Section 8.1(d) or (C) by Company or Parent pursuant to Section 8.1(i) and (iii) prior to the date that is fifteen (15) months after the date of such termination Parent consummates an Alternative Transaction or enters into an Acquisition Agreement, then Parent shall on the earlier of the date an Alternative Transaction is consummated or any such Acquisition Agreement is entered into, as applicable, pay Company a fee equal to $14,900,000 (the "Parent Termination Fee") by wire transfer of immediately available funds.

          (d)   In the event this Agreement is terminated by Company pursuant to Section 8.1(h), then Parent shall, on the date of termination, pay Company the Parent Termination Fee by wire transfer of immediately available funds.

          (e)   Each of Company and Parent acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Company, respectively would not enter into this Agreement; accordingly, if Company or Parent, as applicable, fails promptly to pay the amount due pursuant to this Section 8.3, and, in order to obtain such payment, Parent or Company, as applicable commences a suit which results in a judgment against Company or Parent, as applicable, for the fee set forth in this Section 8.3, Company or Parent, as applicable, shall pay to the other party its fees and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at a rate per annum equal to the prime rate published in The Wall Street Journal on the date such payment was required to be made plus 300 basis points.

        8.4    Amendment.    Subject to compliance with applicable Law, this Agreement may be amended by Parent and Company; provided, however, after any approval of the transactions contemplated by this Agreement by the stockholders of Company or the shareholders of Parent, there may not be, without further approval of such stockholders or shareholders, as applicable, any amendment of this Agreement that requires such further approval under applicable Law; provided, further, that this Agreement may not be amended except by an instrument in writing signed on behalf of Parent and Company.

        8.5    Extension; Waiver.    At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to exercise any right or to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other matter.

 ARTICLE IX
GENERAL PROVISIONS

        9.1    No Survival of Representations and Warranties and Agreements.    None of the representations and warranties set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit the survival of any covenant or agreement contained in this Agreement that by its terms applies or is to be performed in whole or in part after the Effective Time.

        9.2    Expenses.    Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

        9.3    Notices.    Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and sent by facsimile, by nationally recognized overnight courier service or by registered mail and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9.3 prior to 5:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9.3 later than 5:00 p.m. (New York City time) on any date and earlier than 12 midnight (New York City time) on the following date, (iii) when received, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given if sent by registered mail. The address for such notices and communications shall be as follows:

          (a)   if to Company, to:

      First Financial Holdings, Inc.
      2440 Mall Drive
      Charleston, South Carolina 29406
      Attention: R. Wayne Hall
      Fax: (843) 529-5883

      with a copy to (which shall not constitute notice):

      Kilpatrick Townsend
      Suite 900, 607 14th Street, NW
      Washington, DC 20005
      Attention: Edward G. Olifer, Esq.
                         Aaron M. Kaslow, Esq.
      Fax: (202) 204-5600

          (b)   if to Parent, to:

      SCBT Financial Corporation
      520 Gervais Street
      Columbia, South Carolina 29201
      Attention: John C. Pollok
      Fax: (803) 531-0524

      with a copy to (which shall not constitute notice):

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Attention: Matthew M. Guest, Esq.
      Fax: (212) 403-2000

        9.4    Interpretation.    For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits to this Agreement) and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified, (c) whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," (d) the word "or" shall not be exclusive and (e) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedule or the Parent Disclosure Schedule is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedule or the Parent Disclosure Schedule in any dispute or controversy between the parties as to whether any obligation, item or matter not described in this Agreement or included in the Disclosure Schedule or the Parent Disclosure Schedule is or is not material for purposes of this Agreement.

        9.5    Counterparts.    This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        9.6    Entire Agreement.    This Agreement (including the Disclosure Schedule and the Parent Disclosure Schedule, the other Schedules and Exhibits and the other documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        9.7    Governing Law; Venue; WAIVER OF JURY TRIAL.

          (a)   This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided that the BCA shall govern to the extent mandatorily applicable to South Carolina corporations. In addition, each of the parties hereto (a) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such claim, action or proceeding the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such claim, action or proceeding, any Delaware State court sitting in New Castle County. Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement.

          (b)   EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

        9.8    Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

        9.9    Additional Definitions.    In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

        "Business Day" shall mean any day other than a Saturday, Sunday or day on which banking institutions in New York, New York or Columbia, South Carolina are authorized or obligated pursuant to legal requirements or executive order to be closed.

        "Company Stock Plan" shall mean the Company 1997 Stock Option and Incentive Plan, the 2001 Stock Option Plan, the 2004 Outside Directors Stock Options-For-Fees Plan, the 2005 Stock Option Plan, the 2005 Performance Equity Plan for Non-Employee Directors, and the 2007 Equity Incentive Plan.

        "Confidentiality Agreement" shall mean that certain letter agreement dated as of January 25, 2013, by and between Company and Parent (as it may be amended from time to time).

        "Contract" shall mean any contract, agreement, commitment, arrangement, understanding, franchise, indenture, lease, purchase order or license.

        "Controlled Group Liability" shall mean any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412, 430 and 4971 of the Code, (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code and (e) under corresponding or similar provisions of foreign Laws, other than such liabilities that arise solely out of, or relate solely to, the Company Benefit Plans listed in Section 3.11(a) of the Disclosure Schedule.

        "Corporate Entity" shall mean a bank, corporation, partnership, limited liability company, association, joint venture or other organization, whether an incorporated or unincorporated organization.

        "End Date" shall mean December 31, 2013.

        "ERISA Affiliate" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

        "Knowledge" with respect to Company, shall mean the actual knowledge, after due inquiry, of those individuals set forth in Section 9.9 of the Disclosure Schedule and, with respect to Parent, shall mean the actual knowledge, after due inquiry, of those individuals set forth in Section 9.9 of the Parent Disclosure Schedule.

        "Law" or "Laws" shall mean any federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, order, policy, guideline or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law.

        "Material Adverse Effect" shall mean, with respect to Company any event, circumstance, development, change or effect that, individually or in the aggregate, (i) is, or is reasonably likely to be, material and adverse to the business, operations, financial condition or results of operations of Company and its Subsidiaries taken as a whole or (ii) prevents or materially impairs, or would be reasonably likely to prevent or materially impair, the ability of Company to timely consummate the Closing (including the Merger and the Bank Merger) on the terms set forth herein, or to perform its agreements or covenants hereunder; provided that, in the case of clause (i) only, a "Material Adverse Effect" shall not be deemed to include any event, circumstance, development, change or effect to the extent resulting from (A) changes after the date of this Agreement in GAAP, (B) changes after the date of this Agreement in Laws of general applicability to companies in the financial services industry, (C) changes after the date of this Agreement in political or regulatory conditions or general economic or market conditions in the United States or any state or territory thereof, in each case generally affecting other companies in the financial services industry, (D) a failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof, or changes in the trading price of Company Common Stock, in and of itself, but not including any underlying causes thereof, (E) the public disclosure of this Agreement or (F) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism; except, with respect to clauses (A), (B), (C) and (F), to the extent that the effects of such change disproportionately affect Company and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which Company and its Subsidiaries operate.

        "Parent Material Adverse Effect" shall mean, with respect to Parent any event, circumstance, development, change or effect that, individually or in the aggregate, (i) is, or is reasonably likely to be, material and adverse to the business, operations, financial condition or results of operations of Parent and its Subsidiaries taken as a whole or (ii) prevents or materially impairs, or would be reasonably likely to prevent or materially impair, the ability of Parent to timely consummate the Closing (including the Merger and the Bank Merger) on the terms set forth herein, or to perform its agreements or covenants hereunder; provided that, in the case of clause (i) only, a "Parent Material Adverse Effect" shall not be deemed to include any event, circumstance, development, change or effect to the extent resulting from (A) changes after the date of this Agreement in GAAP, (B) changes after the date of this Agreement in Laws of general applicability to companies in the financial services industry, (C) changes after the date of this Agreement in political or regulatory conditions or general economic or market conditions in the United States or any state or territory thereof, in each case generally affecting other companies in the financial services industry, (D) a failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof, or changes in the trading price of Parent Common Stock, in and of itself, but not including any underlying causes thereof, (E) the public disclosure of this Agreement or (F) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism; except, with respect to clauses (A), (B),

(C) and (F), to the extent that the effects of such change disproportionately affect Parent and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which Parent and its Subsidiaries operate.

        "Parent Share Value" shall mean the average closing price per share of Parent Common Stock on the NASDAQ for the consecutive period of ten (10) trading days immediately preceding (but not including) the Closing Date.

        "party" or "parties" shall mean Company and Parent.

        "Person" shall mean any individual, Corporate Entity or Governmental Entity.

        "Tax" or "Taxes" shall mean all federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, license, intangibles, franchise, backup withholding, environmental, occupation, alternative or add-on minimum taxes imposed by any Governmental Entity, and other taxes, charges, levies or like assessments, and including all penalties and additions to tax and interest thereon.

        "Tax Return" shall mean any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied to a Governmental Entity.

        9.10    Severability.    If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original legal and economic intent of the parties as closely as possible in an acceptable manner to the end that the Merger and the other transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

        9.11    Assignment; Third-Party Beneficiaries.    Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Parent may assign any of its rights under this Agreement to a direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        [Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SCBT FINANCIAL CORPORATION
By:	/s/ ROBERT R. HILL, JR.
	Name:	Robert R. Hill, Jr.
	Title:	President and Chief Executive Officer
FIRST FINANCIAL HOLDINGS, INC.
By:	/s/ R. WAYNE HALL
	Name:	R. Wayne Hall
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

February 19, 2013

Board of Directors
First Financial Holdings, Inc.
2440 Mall Drive
Charleston, SC 29406

Ladies and Gentlemen:

        First Financial Holdings, Inc. ("FFH") and SCBT Financial Corporation ("SCBT") have entered into an agreement and plan of merger dated as of February 19, 2013 (the "Agreement") pursuant to which FFH will merge with and into SCBT(the "Merger"). Pursuant to the terms of the merger, upon the effective date of the Merger, each share of FFH common stock issued and outstanding immediately before the Effective Time, except for certain shares as specified in the Agreement, will be converted into and represent the right to receive 0.4237 shares of SCBT common stock (the "Merger Consideration"), subject to certain adjustments as described in the Agreement. The other terms and conditions of the Merger are more fully set forth in the Agreement, and capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of FFH common stock.

        Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of FFH that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of SCBT that we deemed relevant; (iv) internal financial projections for FFH for the years ending December 31, 2013 through December 31, 2017 as provided by senior management of FFH; (v) publicly available consensus earnings estimates for the years ending December 31, 2013 and December 31, 2014 and a publicly available estimated long term growth rate for the years thereafter as discussed with senior management of SCBT; (vi) the pro forma financial impact of the Merger on SCBT based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies as determined by the senior management of SCBT; (vii) the relative contribution of assets, liabilities, equity and earnings of FFH and SCBT to the combined entity; (viii) a comparison of certain stock trading, financial and other information for FFH and SCBT with similar publicly available information for certain other commercial banks, the securities of which are publicly traded; (ix) the terms and structures of other recent mergers and acquisition transactions in the commercial banking sector; (x) the current market environment generally and in the commercial banking sector in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of FFH the business, financial condition, results of operations and prospects of FFH and held similar discussions with the senior management of SCBT regarding the business, financial condition, results of operations and prospects of SCBT.

        In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by FFH and SCBT or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of preparing this letter. We have further relied on the assurances of the senior management of FFH and SCBT that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of FFH or SCBT or any of their respective subsidiaries. We did not make an independent evaluation of the adequacy of the allowance for loan losses of FFH, SCBT or the combined entity after the Merger and we have we not reviewed any individual credit files relating to FFH or SCBT. We have assumed, with your consent, that the respective allowances for loan losses for both FFH and SCBT are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

        In preparing its analyses, Sandler O'Neill used internal financial projections as provided by the senior management of FFH and publicly available consensus earnings estimates for SCBT. Sandler O'Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were prepared by and/or reviewed with the senior management of SCBT. With respect to these projections, the respective senior managements of FFH and SCBT confirmed to us that those projections reflected the estimates and judgments of those respective managements of the future financial performance of FFH and SCBT, respectively, and we assumed that such performance would be achieved. We express no opinion as to such estimates or the assumptions on which they are based. We have assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of FFH and SCBT since the date of the most recent financial data made available to us, as of the date hereof. We have also assumed in all respects material to our analysis that FFH and SCBT would remain as a going concern for all periods relevant to our analyses and that the Merger will be consummated as a tax-free reorganization under Section 368 of the Internal Revenue Code. We express no opinion as to any of the legal, accounting and tax matters relating to the Merger and any other transactions contemplated in connection therewith.

        Our analyses and the views expressed herein are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof. We render no opinion as to the trading values of each of FFH's and SCBT's common shares and render no opinion as to the prices SCBT's or FFH's common shares may trade at any time.

        We have acted as financial advisor to the Board of Directors of FFH in connection with the Merger and a significant portion of our fees are contingent upon the closing of the Merger. We also will receive a fee for providing this opinion. In connection with our engagement, we were not asked to, and did not, solicit indications of interest in a potential transaction from other parties. FFH has also agreed to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to FFH and SCBT and their affiliates. We may also actively trade the securities of FFH and SCBT or their affiliates for our own account and for the accounts of our customers.

        This letter is directed to the Board of Directors of FFH in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of FFH as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of FFH common stock and does not address the underlying business decision of FFH to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for FFH or the effect of any other transaction in which FFH might engage. This opinion shall not be reproduced or used for any other purposes, without Sandler O'Neill's prior written consent, which consent will not be unreasonably withheld. This Opinion has been approved by Sandler O'Neill's fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by FFH's officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of FFH.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of FFH common stock from a financial point of view.

Very truly yours,
/s/ Sandler O'Neill & Partners

Annex C

February 19, 2013

The Board of Directors
SCBT Financial Corporation
520 Gervais Street
Columbia, South Carolina 29201

Members of the Board:

        You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to SCBT Financial Corporation ("SCBT") of the Merger Consideration (as defined below), in the proposed merger (the "Merger") of First Financial Holdings, Inc. ("First Financial") with and into SCBT, pursuant to the draft Agreement and Plan of Reorganization, dated as of February 18, 2013, by and between First Financial and SCBT (the "Agreement"). Pursuant to the terms of the Agreement, each outstanding share of common stock, $0.01 par value per share, of First Financial not owned by SCBT or any of its wholly-owned subsidiaries, other than shares held by them in a fiduciary capacity or as a result of debts previously contracted, shall receive in respect thereof, 0.4237 shares of SCBT common stock (the "Merger Consideration"), as more fully described in the Agreement.

        Keefe, Bruyette & Woods, Inc. has acted as financial advisor to SCBT and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, SCBT and First Financial, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of SCBT and First Financial for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to SCBT. We have acted exclusively for the Board of Directors of SCBT in rendering this fairness opinion and will receive a fee from SCBT for our services. Our fee is contingent upon the successful completion of the Merger.

        During the past two years we have provided investment banking and financial advisory services to SCBT, and have received compensation for such services. In addition, during the past two years we have provided investment banking and financial advisory services to First Financial, but have not received compensation for such services. We may in the future provide investment banking and financial advisory services to SCBT and receive compensation for such services.

        In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of SCBT and First Financial and the Merger, including among other things, the following: (i) a draft of the Agreement dated February 18, 2013 (the most recent draft made available to us); (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2011 and September 30, 2011, of SCBT and First Financial, respectively; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of SCBT and First Financial and certain other communications from SCBT and First Financial to their respective stockholders; and (iv) other financial information concerning the businesses and operations of SCBT and First Financial furnished to us by SCBT and First Financial for purposes of our analysis. We have also held discussions with senior management of SCBT and First Financial regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for SCBT and First Financial with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

        In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility for such verification or accuracy. We have relied upon the management of SCBT and First Financial as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent, that the aggregate allowances for loan and lease losses for SCBT and First Financial are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property, assets or liabilities of SCBT or First Financial, nor have we examined any individual credit files.

        We have assumed that, in all respects material to our analyses, the following: (i) the Merger will be completed substantially in accordance with the terms set forth in the Agreement (the final version of which will not differ in any respect material to our analyses from the draft reviewed) with no additional payments or adjustments to the Merger Consideration; (ii) the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) all conditions to the completion of the Merger will be satisfied without any waivers or modifications to the Agreement; and (v) in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

        We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of SCBT and First Financial; (ii) the assets and liabilities of SCBT and First Financial; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Our opinion does not address the underlying business decision of SCBT to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to SCBT,

        This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Merger Consideration in the Merger to SCBT, We express no view or opinion as to any terms or other aspects of the Merger.

        Further, we are not expressing any opinion about the fairness of the amount or nature of the compensation to any of First Financial's or SCBT's officers, directors or employees, or any class of such persons, relative to the compensation to the public shareholders of First Financial in connection with the Merger.

        In addition, this opinion dots not in any manner address the prices at which the SCBT common stock will trade following the consummation of the Merger and we express no view or opinion as to how the stockholders of First Financial or SCBT should vote at the stockholders meeting to be held in connection with the Merger.

        This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration in the Merger is fair, from a financial point of view, to SCBT.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

Annex D

FORM OF ADVISORY BOARD MEMBER AGREEMENT

        THIS ADVISORY BOARD MEMBER AGREEMENT (this "Agreement"), dated as of [            ], 2013, by and between SCBT Financial Corporation (the "Company"), a bank holding company organized and existing under the laws of the State of South Carolina, and [NAME] (the "Member") and is effective as of the Effective Date (as defined below). If the Effective Date does not occur, this Agreement shall be null and void ab initio and of no further force and effect.

WITNESSETH:

        WHEREAS, the Company has entered into an Agreement and Plan of Merger with First Financial Holdings, Inc. (together, as applicable, with its subsidiaries and affiliates referred to herein as "First Financial"), dated as of February 19, 2013 (the "Merger Agreement") pursuant to which First Financial shall merge with and into the Company effective as of the Closing Date (as defined in the Merger Agreement);

        WHEREAS, the Company and First Financial have determined that it is in the best interests of the Company, First Financial and the Company's and First Financial's shareholders to establish an advisory board consisting of certain legacy directors of First Financial, together with additional individuals, if any, appointed by the Company in its sole discretion (the "South Carolina Advisory Board"); and

        WHEREAS, the Member has invaluable knowledge and expertise regarding the business of First Financial and the Company wishes to appoint the Member to serve on the South Carolina Advisory Board on the terms and subject to the conditions specified hereinafter.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Member hereby agree as follows:

        1.    Advisory Period.    The Member shall be appointed to serve on the South Carolina Advisory Board commencing on the Closing Date (as defined in the Merger Agreement) (the "Effective Date") and shall continue to serve until the third anniversary of the Effective Date, unless terminated earlier as provided herein (the "Advisory Period").

        2.    Advisory Services.    During the Advisory Period, the Member shall (a) attend South Carolina Advisory Board meetings, (b) make himself or herself reasonably available to the Company to discuss matters relating to the business of its banking interests in certain markets served by First Financial as of the Closing Date (the "First Financial Markets"), and (c) advise on specific projects for the Company relating to business opportunities in the First Financial Markets, in each case, as may be reasonably requested from time to time by the Company.

        3.    Consideration.    In consideration for agreeing to provide the advisory services set forth in Section 2 and in consideration of the Member's compliance with the Restrictive Covenants set forth in Section 7, the Member shall be paid an advisory fee of $40,000 annually, to be paid on a monthly basis, in arrears (the "Advisory Fee"). The Advisory Fee shall be paid to the Member, in accordance with the payment schedule set forth in the previous sentence, beginning on the Effective Date and continuing until the third anniversary of the Effective Date, regardless of whether the Advisory Period is terminated on an earlier date.

        4.    Expenses.    The Company shall reimburse the Member pursuant to the Company's reimbursement policies for any applicable reasonable business expenses incurred by the Member in connection with the performance of the advisory services described in Section 2.

        5.    Sole Consideration.    Except as specifically provided in Section 3 of this Agreement, the Member shall be entitled to no compensation or benefits from the Company with respect to the advisory services.

        6.    Status as an Independent Contractor.    The Company and the Member acknowledge and agree that the Member shall be acting and shall act at all times as an independent contractor only and not as an employee, agent, partner or joint venturer of or with the Company or any entity for which the Company provides services. The Member acknowledges that he is solely responsible for the payment of all Federal, state, local and foreign taxes that are required by applicable laws or regulations to be paid with respect to the Advisory Fees payable hereunder.

        7.    Restrictive Covenants.

          (a)   Restrictive Covenants. The Member shall not take any of the following actions during the period beginning on the Effective Date and ending on the third anniversary of the Effective Date (the "Restricted Period").

              (i)  Become employed by (as an officer, director, employee, consultant or otherwise), involved or engaged in, provide service to, or otherwise become commercially or financially interested in or affiliated with (other than as a less than 1% equity owner of any corporation traded on any national, international or regional stock exchange or in the over-the-counter market) any person or entity that participates in, or proposes to enter the, business of providing banking, lending, investment advisory, financial planning, depositary, trust, brokerage or similar services in, or to customers or clients located in, the Territory (as such term is defined below) (any such person a "Competing Party"), without the advance written permission of the Company;

             (ii)  Solicit, divert or take away, or attempt to solicit, divert or take away, or in association with any other person, solicit, divert or take away or attempt to solicit, divert or takeaway, for competitive purposes, the business of any of the clients or customers of the Company, SCBT Bank, or an affiliate thereof (including, without limitation, First Financial and its affiliates) (collectively "Company Affiliates"), or otherwise induce such customers or clients or prospective customers or clients to reduce, terminate, restrict or alter their business relationship with the Company or any Company Affiliate in any fashion, including, without limitation, customers or prospective customers to refrain from maintaining or acquiring from or through the Company or any Company Affiliate any product or service which was provided or offered by the Company during the period of the Member's service with the Company; or

            (iii)  Induce or attempt to induce, or in association with any other person, induce or attempt to induce, any employee of the Company or any Company Affiliate to leave the Company or any Company Affiliate for the purpose of engaging in a business operation that is competitive with the Company or Company Affiliate or is or would be a Competing Party.

          (b)   Geographic Scope. The restrictions on competition set forth in Section 7(a)(i) of this Agreement shall apply to any county in the State of South Carolina or any other county in any state in which the Company or any Company Affiliate is conducting business operations during the Restricted Period (such counties collectively the "Territory").

          (c)   Member's Representation. The Member acknowledges and agrees that the restrictions of this Section 7 are necessary and vital to protect the legitimate business interests of the Company and its Affiliates, are fair and reasonable in all respects, and are not overbroad or unduly burdensome to him or her. If a court determines that this Agreement or any covenant contained herein is unreasonable, void or unenforceable, for any reason whatsoever, then in such event the parties hereto agree that the duration, geographical or other limitation imposed herein should be such as the court determines to be fair and reasonable; it being the intent of each of the parties hereto be subject to an agreement that is necessary for the protection of the legitimate interest of the Company and/or Company Affiliate and its successors or assigns and that is not unduly harsh in curtailing the legitimate rights of the Member.

          (d)   Remedies. The Member acknowledges that the Company or any Company Affiliate will have no adequate means of protecting its rights under this Agreement other than by securing an injunction. The Member agrees that the Company or Company Affiliate is entitled to enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief in any court of competent jurisdiction. The Member acknowledges that the Company's or Company Affiliate's recovery of damages will not be an adequate means to redress a breach of this Agreement. Nothing contained in this Section 7 shall prohibit the Company or Company Affiliate from obtaining any appropriate remedies in addition to injunctive relief, including recovery of damages.

          (e)   Obligations Survive. The Member's obligations under this Section 7 shall survive any early termination of the Advisory Period with the Company.

        8.    Termination of Arrangement.    The parties hereto expect that this advisory arrangement will continue for the full term of the Advisory Period, but either the Member or the Company may choose to terminate the Advisory Period for any reason prior to the end of the scheduled Advisory Period upon written notice provided to the other party hereto. The parties hereto acknowledge that, regardless of the reason for any such termination, the Member shall continue to receive Advisory Fees through the third anniversary of the Effective Date, and the parties further agree and acknowledge that the Restricted Period shall continue to apply to the Member for the Restricted Period (as defined in Section 7) irrespective of any earlier termination of the Advisory Period; provided, however, that in addition to any other remedy that the Company may seek, the Company shall cease to pay Advisory Fees to the Member upon any breach of Section 7(a) hereof.

        9.    Miscellaneous.

          (a)    Successors and Assigns.    This Agreement will be binding upon, inure to the benefit of and be enforceable by, as applicable, the Company and the Member and their respective personal or legal representatives, executors, administrators, successors, assigns, heirs, distributees and legatees. This Agreement is personal in nature and the Member shall not, without the written consent of the Company, assign, transfer or delegate this Agreement or any rights or obligations hereunder.

          (b)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina without giving effect to such state's laws and principles regarding the conflict of laws.

          (c)    Amendment.    No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing and such writing is signed by the Member and the Company.

          (d)    Notice.    All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    if to the Member:

    At the address most recently on the books and records of the Company.

    if to the Company:

    520 Gervais Street
    Columbia, South Carolina 29201
    ATTN: Corporate Secretary

    or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (e)    Headings.    The headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f)    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        10.    Internal Revenue Code Section 409A.

          (a)    General.    This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder (and any applicable transition relief under Section 409A of the Code). Nevertheless, the tax treatment of the benefits provided under the Agreement is not warranted or guaranteed. Neither the Company nor its directors, officers, employees or advisers (other than the Member) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by the Member as a result of the application of Section 409A of the Code.

          (b)    Definitional Restrictions.    Notwithstanding anything in this Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code ("Non-Exempt Deferred Compensation") would otherwise be payable or distributable hereunder by reason of the Member's termination of service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Member unless the circumstances giving rise to such termination of service meet any description or definition of "separation from service" in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Non-Exempt Deferred Compensation upon a termination of service, however defined. If this provision prevents the payment or distribution of any Non-Exempt Deferred Compensation, such payment shall be made on the date on which an event occurs that constitutes a Section 409A-compliant "separation from service."

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

SCBT FINANCIAL CORPORATION
By:
Name:
Title:
[MEMBER]
By:
Name:
Title:

[Signature Page to Advisory Board Member Agreement]

Annex E

FORM OF PROPOSED
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
SCBT FINANCIAL CORPORATION

        In accordance with Section 33-10-106 of the South Carolina Business Corporation Act of 1988 (the "Code"), SCBT FINANCIAL CORPORATION (the "Corporation"), a corporation duly organized and existing under and by virtue of the Code, DOES HEREBY CERTIFY:

1.
The name of the Corporation is: SCBT Financial Corporation.

2.
Date of Incorporation: February 22, 1985.

3.
Agent's Name and Address: Robert R. Hill, Jr., 520 Gervais Street, Columbia, SC 29201.

4.
On [            ], 2013, the Corporation's shareholders approved an amendment to the Corporation's Amended and Restated Articles of Incorporation to delete the first paragraph of the Articles of Incorporation in its entirety and replace it with the following:

        FIRST: The name of the corporation is First Financial Holdings, Inc.

5.
N/A.

6.
As of the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the meeting	Number of Undisputed Shares Voted For / Against
Common Stock, par value $2.50 per share	[ ]	[ ]	[ ]	[ ] / [ ]
7.
The effective date of these Articles of Amendment shall be [            ] in accordance with the provisions of Section 33-1-230 of the Code.

        IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this as of the [            ] day of [            ], 2013.

SCBT FINANCIAL CORPORATION
By:
	Name:	Robert R. Hill, Jr.
	Title:	President and Chief Executive Officer

E-1

Annex F

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
FINANCIAL STATEMENT SECTION
INDEX

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of The Savannah Bancorp, Inc.:

        We have audited the accompanying consolidated balance sheets of The Savannah Bancorp, Inc. and subsidiaries as of December 31, 2011 and 2010 and the related consolidated statements of operations, other comprehensive income (loss), changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Savannah Bancorp, Inc. and its subsidiaries as of December 31, 2011 and 2010 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia
March 20, 2012

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands, except share data)

	December 31,
	2011	2010
Assets
Cash and due from banks	$13,225	$17,990
Federal funds sold	535	110
Interest-bearing deposits in banks	81,717	40,836

Cash and cash equivalents	95,477	58,936
Securities available for sale, at fair value (amortized cost of $81,764 and $136,980)	83,653	138,099
Loans, net of allowance for loan losses of $21,917 and $20,350	737,761	806,212
Premises and equipment, net	14,286	15,056
Other real estate owned	20,332	13,199
Bank-owned life insurance	6,510	6,309
Goodwill and other intangible assets, net	3,562	3,786
Other assets	23,654	25,333

Total assets	$985,235	$1,066,930

Liabilities
Deposits:
Noninterest-bearing	$106,939	$95,725
Interest-bearing demand	147,716	140,531
Savings	20,062	20,117
Money market	255,285	265,840
Time deposits	316,927	401,532

Total deposits	846,929	923,745
Short-term borrowings	14,384	15,075
Other borrowings	8,581	10,536
Federal Home Loan Bank advances	16,653	17,658
Subordinated debt to nonconsolidated subsidiaries	10,310	10,310
Other liabilities	4,248	3,803

Total liabilities	901,105	981,127

Commitments and contingencies (Notes 17 and 20)
Shareholders' equity
Preferred stock, par value $1 per share: authorized 10,000,000 shares, none issued	—	—
Common stock, par value $1 per share: shares authorized 20,000,000, issued 7,201,346	7,201	7,201
Additional paid-in capital	48,656	48,634
Retained earnings	27,103	29,275
Treasury stock, at cost, 2,210 and 2,483 shares	(1)	(1)
Accumulated other comprehensive income, net	1,171	694

Total shareholders' equity	84,130	85,803

Total liabilities and shareholders' equity	$985,235	$1,066,930

The accompanying notes are an integral part of these consolidated financial statements.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

($ in thousands, except per share data)

	For the Years Ended December 31,
	2011	2010	2009
Interest and dividend income
Loans, including fees	$41,935	$45,001	$47,081
Investment securities:
Taxable	2,663	2,401	3,220
Tax-exempt	257	313	154
Dividends	78	47	45
Deposits with banks	127	147	45
Federal funds sold	3	20	18

Total interest and dividend income	45,063	47,929	50,563

Interest expense
Deposits	8,016	12,460	16,454
Short-term and other borrowings	821	1,138	1,045
Federal Home Loan Bank advances	348	458	397
Subordinated debt	303	306	362

Total interest expense	9,488	14,362	18,258

Net interest income	35,575	33,567	32,305
Provision for loan losses	20,035	21,020	13,065

Net interest income after provision for loan losses	15,540	12,547	19,240

Noninterest income
Trust and asset management fees	2,646	2,599	2,351
Service charges on deposit accounts	1,458	1,788	1,809
Mortgage related income, net	183	398	432
Gain on sale of securities	763	608	2,119
Gain (loss) on hedges	(1)	2	873
Other operating income	1,597	1,916	1,238

Total noninterest income	6,646	7,311	8,822

Noninterest expense
Salaries and employee benefits	11,282	11,948	12,146
Occupancy and equipment	3,683	3,945	3,716
Information technology	1,708	2,101	1,810
Loan collection and OREO expense	1,500	815	848
FDIC deposit insurance	1,303	1,688	1,886
Amortization of intangibles	224	171	144
Loss on sales and write-downs of foreclosed assets	2,679	2,472	2,566
Other operating expense	3,874	3,837	3,862

Total noninterest expense	26,253	26,977	26,978

Income (loss) before income taxes	(4,067)	(7,119)	1,084
Income tax expense (benefit)	(1,895)	(3,130)	155

Net income (loss)	$(2,172)	$(3,989)	$929

Net income (loss) per share:
Basic	$(0.30)	$(0.60)	$0.16

Diluted	$(0.30)	$(0.60)	$0.16

Dividends per share	$0.00	$0.02	$0.185

Average basic shares (000s)	7,199	6,625	5,933

Average diluted shares (000s)	7,199	6,625	5,936

The accompanying notes are an integral part of these consolidated financial statements.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Other Comprehensive Income (Loss)

($ in thousands)

	For the Years Ended December 31,
	2011	2010	2009
Net income (loss)	$(2,172)	$(3,989)	$929
Other comprehensive income (loss):
Change in unrealized holding gains on securities available for sale arising during period, net of tax of $582, $153 and $480	950	250	783
Reclassification adjustment for net gains on securities available for sale included in net income (loss), net of taxes of $290, $231 and $805	(473)	(377)	(1,314)
Change in fair value and gains on termination of derivative instruments, net of tax of $0, $172 and $777	—	(287)	(1,295)

Other comprehensive loss	$(1,695)	$(4,403)	$(897)

The accompanying notes are an integral part of these consolidated financial statements.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders' Equity

($ in thousands, except share data)

	For the Years Ended December 31,
	2011	2010	2009
Common shares issued
Shares, beginning of year	7,201,346	5,933,789	5,933,789
Common stock issued	—	1,267,557	—

Shares, end of year	7,201,346	7,201,346	5,933,789

Treasury shares owned
Shares, beginning of year	2,483	1,443	318
Treasury stock issued	(273)	(943)	—
Unredeemed common stock	—	36	—
Unvested restricted stock	—	1,947	1,125

Shares, end of year	2,210	2,483	1,443

Common stock
Balance, beginning of year	$7,201	$5,934	$5,934
Common stock issued	—	1,267	—

Balance, end of year	7,201	7,201	5,934

Additional paid-in capital
Balance, beginning of year	48,634	38,605	38,516
Common stock issued, net of issuance costs	2	9,980	—
Stock-based compensation expense, net	20	49	89

Balance, end of year	48,656	48,634	38,605

Retained earnings
Balance, beginning of year	29,275	33,383	33,552
Net income (loss)	(2,172)	(3,989)	929
Dividends paid	—	(119)	(1,098)

Balance, end of year	27,103	29,275	33,383

Treasury stock
Balance, beginning of year	(1)	(4)	(4)
Treasury stock issued	—	3	—

Balance, end of year	(1)	(1)	(4)

Accumulated other comprehensive income, net
Balance, beginning of year	694	1,108	2,934
Change in unrealized gains/losses on securities
available for sale, net of reclassification adjustment	477	(127)	(531)
Change in fair value and gains on termination of
derivative instruments, net of tax	—	(287)	(1,295)

Balance, end of year	1,171	694	1,108

Total shareholders' equity	$84,130	$85,803	$79,026

The accompanying notes are an integral part of these consolidated financial statements.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2011	2010	2009
	($ in thousands)
Operating activities
Net income (loss)	$(2,172)	$(3,989)	$929
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Provision for loan losses	20,035	21,020	13,065
Proceeds from sale of loans originated for sale	—	—	291
Net amortization of securities	1,010	1,922	432
Depreciation and amortization	1,349	1,454	1,513
Accretion of gain on termination of derivatives	—	(453)	(1,962)
Proceeds from termination of derivatives	—	—	1,299
Non cash stock-based compensation expense	20	79	144
Increase in deferred income taxes, net	(2,427)	(1,759)	(1,748)
Gain on sale of securities, net	(763)	(608)	(2,119)
Loss on sales and write-downs of foreclosed assets	2,679	2,472	2,566
Equity in net (income) loss of nonconsolidated subsidiary	(35)	50	(43)
Gain on sale of partnership interest	—	(255)	—
Increase in CSV of bank-owned life insurance policies	(201)	(183)	(218)
Decrease (increase) in prepaid FDIC deposit insurance assessment	1,292	1,545	(5,037)
Decrease (increase) in income taxes receivable/payable	2,014	(3,758)	1,068
Change in other assets and other liabilities, net	987	(1,965)	(673)

Net cash provided by operating activities	23,788	15,572	9,507

Investing activities
Activity in available for sale securities
Purchases	(3,654)	(100,897)	(88,741)
Sales	38,434	52,483	62,076
Maturities, calls and paydowns	20,189	22,547	21,203
Loan originations and principal collections, net	33,573	22,644	(35,442)
Proceeds from sale of foreclosed assets	5,031	9,120	5,048
Disposition of premises and equipment	—	—	305
Proceeds from life insurance and sale of partnership interest	—	1,002	—
Additions to premises and equipment	(355)	(765)	(6,141)
Net cash received from FDIC-assisted transaction	—	190,253	—

Net cash provided by (used in) investing activities	93,218	196,387	(41,692)

Financing activities
Net increase (decrease) in noninterest-bearing deposits	11,214	4,837	(166)
Net (decrease) increase in interest-bearing deposits	(88,030)	(166,516)	52,720
Net decrease in short-term borrowings	(691)	(8,478)	(10,083)
Net (decrease) increase in other borrowings	(1,955)	(5,452)	3,837
Net decrease in FHLB advances	(1,005)	(29,006)	(505)
Payment on note payable	—	(74)	(86)
Dividends paid	—	(119)	(1,098)
Issuance of common stock, treasury stock and exercise of options	2	11,250	—

Net cash (used in) provided by financing activities	(80,465)	(193,558)	44,619

Increase in cash and cash equivalents	36,541	18,401	12,434
Cash and cash equivalents, beginning of year	58,936	40,535	28,101

Cash and cash equivalents, end of year	$95,477	$58,936	$40,535

Supplemental disclosures of cash flow information
Cash paid (received) during the year for:
Interest on deposits and other borrowings	$9,909	$14,881	$18,826
Income taxes	(1,911)	—	550
Non cash investing activity:
Transfer to other real estate owned from loans	(17,067)	(16,462)	(7,843)

The accompanying notes are an integral part of these consolidated financial statements.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1—Organization and Summary of Significant Accounting Policies

        Principles of Consolidation—The consolidated financial statements include the accounts of The Savannah Bancorp, Inc. ("the Company") and its wholly-owned subsidiaries, The Savannah Bank, N.A. ("Savannah"), Bryan Bank & Trust ("Bryan"), Minis & Co., Inc. ("Minis") and SAVB Holdings, LLC ("SAVB Holdings"). Minis is a registered investment advisory firm and SAVB Holdings was formed for the purpose of holding problem loans and other real estate owned ("OREO"). The two bank subsidiaries, together, are referred to as the "Subsidiary Banks." All significant intercompany balances and transactions have been eliminated in consolidation. Certain prior year balances have been reclassified to conform to the current year presentation.

        Nature of Operations—The Company is a bank holding company headquartered in Savannah, Georgia that operates two banks and a registered investment advisory firm. The Company has eleven banking offices and thirteen ATMs in Savannah, Garden City, Skidaway Island, Whitemarsh Island, Tybee Island, Pooler, and Richmond Hill, Georgia and Hilton Head Island and Bluffton, South Carolina. The Company also has mortgage lending offices in Savannah and Richmond Hill and an investment management office in Savannah. Through the subsidiaries, the Company offers a full range of lending, deposit, residential mortgage origination, fiduciary, trust and investment advisory products. The primary service areas of the Company are Chatham County and Bryan County, Georgia and southern Beaufort County in South Carolina. In 2005, the Company formed a nonconsolidated subsidiary, SAVB Properties, LLC, which purchased a 50 percent interest in two real estate partnerships that own the Company's headquarters building and the adjacent parking lot. This investment is accounted for using the equity method of accounting. The Company's sold its interest in the parking lot in 2010.

        Use of Estimates—In preparing consolidated financial statements in conformity with generally accepted accounting principles ("GAAP") in the United States, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of other real estate owned, fair value of financial instruments, other-than-temporary impairment analysis and the evaluation of the realization of deferred tax assets.

        Cash and Cash Equivalents—For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold and interest-bearing deposits in banks, all of which mature within ninety days.

        Securities Available for Sale—Management has classified the entire investment securities portfolio as available for sale. Securities available for sale are carried at estimated fair value with unrealized gains and losses, net of deferred income taxes, recorded as a separate component of shareholders' equity. Purchase premiums and discounts are recognized in interest income using the interest method over the life of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

        The Company evaluates its investment securities to determine if the decline in fair value of a security below its amortized cost is deemed to be other-than-temporary. Other-than-temporary impairment losses are recognized on securities when: (i) the holder has an intention to sell the security; (ii) it is more likely than not that the security will be required to be sold prior to recovery; or (iii) the

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

holder does not expect to recover the entire amortized cost basis of the security. Other-than-temporary impairment losses are recorded as a charge to earnings to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income (loss).

        Loans and Loan Fees—The Subsidiary Banks underwrite mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio consists of real estate secured loans throughout the coastal Georgia and South Carolina areas. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are generally reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or origination costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield on a straight-line basis, which approximates the interest method.

        The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Revolving credit loans and other personal loans are typically charged-off when payments are 120 days past due. Past due status is based on the contractual terms of the loan. Loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest in full becomes doubtful. All interest accrued in the current year but not collected for loans that are placed on nonaccrual status or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

        A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Management charges down the loan or establishes a valuation allowance when management determines the value is less than the carrying amount.

        The Company designates loan modifications as troubled debt restructurings ("TDRs") when, for economic and legal reasons related to the borrower's financial difficulties, it grants a concession to the borrower that it would not otherwise consider. TDRs can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accrual status, depending on the individual facts and circumstances of the borrower. In circumstances where the TDR involves charging off a portion of the loan balance, the Company typically classifies these as nonaccrual.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

        In connection with restructurings, the decision to maintain a loan that has been restructured on accrual status is based on a current, well documented credit evaluation of the borrower's financial condition and prospects for repayment under the modified terms. This evaluation includes consideration of the borrower's current capacity to pay, which, among other things, may include a review of the borrower's current financial statements, an analysis of global cash flow sufficient to pay all debt obligations, a debt to income analysis, and an evaluation of secondary sources of payment from the borrower and any guarantors. This evaluation also includes an evaluation of the borrower's current willingness to pay, which may include a review of past payment history, an evaluation of the borrower's willingness to provide information on a timely basis, and consideration of offers from the borrower to provide additional collateral or guarantor support. The credit evaluation also reflects consideration of the borrower's future capacity and willingness to pay, which may include evaluation of cash flow projections, consideration of the adequacy of collateral to cover all principal and interest, and trends indicating improving profitability and collectability of receivables.

        Restructured nonaccrual loans may be returned to accrual status based on a current, well-documented credit evaluation of the borrower's financial condition and prospects for repayment under the modified terms. This evaluation must include consideration of the borrower's sustained historical repayment for a reasonable period, generally a minimum of six months, prior to the date on which the loan is returned to accrual status.

        Allowance for Loan Losses—The allowance for loan losses is established through a provision for loan losses charged to earnings resulting from measurements of inherent credit risk in the loan portfolio and estimates of probable losses or impairments of individual loans. The adequacy of the allowance is based on management's continuing evaluation of the loan portfolio considering current economic conditions, underlying collateral value securing loans and other relevant qualitative and quantitative factors that deserve recognition in estimating loan losses. Actual future losses may be different from estimates due to unforeseen events. Loans that are determined to be uncollectible are charged-off against the allowance and subsequent recoveries, if any, are credited to the allowance.

        The adequacy of the allowance for loan losses is evaluated on a regular basis by management and reported to and approved by the Audit Committee of the Board of Directors ("Board") quarterly. The evaluation is based upon management's periodic review of the collectability of specific loans, adverse situations that may affect specific borrowers' ability to repay, the estimated value of any underlying collateral, the composition and size of the loan portfolio, emerging credit trends, regulatory guidance and prevailing economic conditions. In addition, on a regular basis, management and the Board review loan ratios. These ratios include the allowance for loan losses as a percentage of total loans, net charge-offs as a percentage of average loans, nonperforming loans as a percentage of total loans and the allowance coverage on nonperforming loans. Also, management reviews past due ratios by officer, Subsidiary Bank and the Company as a whole. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

        The Company has a number of documented loan policies and procedures that set forth the approval and monitoring process of the lending function. Adherence to these policies and procedures is monitored by management and the Board. Several committees and an underwriting staff oversee the lending operations of the Company. These include the Board Credit Committee and Special Assets Committee. Credit administration personnel monitor and, if necessary, adjust the grades assigned to

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

loans through periodic examination. In addition, the Company contracts with an independent third party for loan review which reports to the Audit Committee of the Board.

        In compliance with loan policy, the lending staff is given lending limits based on their knowledge and experience. Loan quality or "risk-rating" grades are assigned to each loan based upon certain factors. This information is used to assist management in monitoring the credit quality of the portfolio. Loan requests of amounts greater than an officer's lending limits are reviewed by senior credit officers, in-house loan committees or the Board.

        Credit quality, adherence to policies and loss mitigation are focal points of credit administration. Credit administration reviews and approves third-party appraisals obtained by the Company on real estate collateral and monitors loan maturities to ensure updated appraisals are obtained.

        Our allowance for loan losses consists of two components, a general reserve and a specific reserve. For the general component, risk-rating grades are assigned by lending or credit administration, based on an analysis of the financial and collateral strength and other credit attributes underlying each loan. Loan grades range from 1 to 8, with 1 being loans with the least credit risk. Allowance factors established by management are applied to the total balance of loans in each grade to determine the amount needed in the allowance for loan losses. The allowance factors are established based on historical loss ratios experienced by the Company for these loan types, as well as the credit quality criteria underlying each grade, adjusted for trends and expectations about losses inherent in our existing portfolios. In making these adjustments to the allowance factors, management takes into consideration factors which it believes are causing, or are likely in the future to cause, losses within our loan portfolio but which may not be fully reflected in our historical loss ratios. Allowance factors established by management are then multiplied by loan balances for each grade or homogeneous portfolio of loans to determine the amount needed in the allowance for loan losses. The specific component relates to loans that are deemed to be impaired. Impairment is measured on a loan-by-loan basis for loans above a minimum dollar amount. For such loans that are classified as impaired, an allowance is established or the loan is charged-down when the discounted cash flows (or value of related collateral or observable market price) of the impaired loan is lower than the carrying value of that loan. Large groups of smaller balance homogeneous loans are evaluated collectively for impairment.

        Premises and Equipment—Buildings, furniture, banking equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of these assets are computed using the straight-line method over the estimated useful lives or estimated lease terms including expected lease renewals, ranging from three to fifty years, of the respective assets for financial reporting purposes and accelerated methods for income tax purposes. Additions and major improvements are capitalized, while routine maintenance and repairs and gain or loss on dispositions are recognized currently.

        Other Real Estate Owned—Assets acquired through loan foreclosure are held for sale and are initially recorded at fair value less estimated disposal costs at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less estimated disposal costs. Valuation allowances are established or the asset is written-down when subsequent valuations are less than

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

current carrying amounts. Expenses from operations, changes in the valuation allowance, write-downs and net expenses from holding these assets are included in noninterest expense.

        Bank-Owned Life Insurance—Bank-owned life insurance policies are recorded at the net realizable value of the underlying insurance contracts. The change in contract value during the year represents the contract earnings during the period less the mortality costs and administrative costs of the underlying life insurance contracts. The increase in cash surrender value from bank-owned life insurance contracts is included as a component of other operating income and the mortality costs and administrative fees are recorded as noninterest expense.

        Intangible Assets—Intangible assets include goodwill and other identifiable assets, such as client lists and deposits. Client list and deposit premium intangibles are amortized on a straight-line basis over estimated useful lives of ten and five years, respectively, and evaluated for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Goodwill is not amortized but tested annually for impairment or at any time an event occurs or circumstances change that may trigger a decline in the value of the reporting unit. Examples of such events or circumstances include an adverse change in operations, legal factors, business climate, unanticipated competition, change in regulatory environment, or loss of key personnel. The core deposit premium intangible was evaluated for impairment as of June 30, 2011. The goodwill and client list intangible assets were evaluated for impairment as of August 31, 2011. Based on those evaluations it was determined that there was no impairment.

        Income Taxes—The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities. Enacted changes in tax rates and laws are recognized in the period in which they occur.

        Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management's judgment. Deferred tax assets may be reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

        Earnings (Loss) Per Share—Basic earnings (loss) per share represent net income (loss) divided by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflect additional common shares that would have been outstanding if dilutive potential

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury stock method.

        Earnings (loss) per common share have been computed based on the following:

	For the Years Ended December 31,
(amounts in thousands)	2011	2010	2009
Average number of common shares outstanding—basic	7,199	6,625	5,933
Effect of dilutive options	—	—	3

Average number of common shares outstanding—diluted	7,199	6,625	5,936

        Stock option shares in the amount of 149,968, 174,328 and 194,814 for the years ended 2011, 2010 and 2009, respectively, were excluded from the diluted earnings per share calculation due to their anti-dilutive effect.

        Derivative Instruments and Hedging Activities—Accounting principles provide the disclosure requirements for derivatives and hedging activities with the intent to provide users of financial statements with an enhanced understanding of: (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedged items are accounted for, and (iii) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. Accounting principles require qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about the fair value of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivatives.

        As required by accounting principles, the Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

        Accounting for Stock-Based Compensation—Accounting principles require that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

        The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees' service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options, while the market price of the Company's common stock at the date of grant is used for restricted stock awards and stock grants.

        The 1995 Incentive Stock Option Plan ("1995 Plan") authorized the Company to issue both incentive and non-qualified stock options to certain key officers for the purchase of shares at the fair market value of the stock at the date of grant. In 2000, the shareholders authorized additional option shares under the 1995 Plan. All authorized shares have been awarded from the 1995 Plan.

        In 2005, shareholders approved the 2005 Omnibus Stock Ownership and Long-Term Incentive Plan ("2005 Omnibus Plan") and authorized 250,000 option or restricted shares to be available for issuance. The total number of remaining options or awards available for issuance at December 31, 2011 under the 2005 Omnibus Plan was 144,151 shares of common stock. Options granted under both plans have a term of ten years and generally become fully vested over periods ranging from three to ten years. Performance based options granted to directors vest over three quarters from the date of grant.

        The following table summarizes compensation costs related to the Company's stock-based compensation plans for the years ended December 31:

($ in thousands)	2011	2010	2009
Salaries and employee benefits	$20	$52	$94
Directors' stock-based compensation	—	27	50

Pre-tax stock-based compensation expense	20	79	144
Income tax benefit	8	(30)	(55)

Total stock-based compensation expense, net of tax	$12	$49	$89

        During 2011, 2010 and 2009 no income tax benefits were realized on stock option exercises.

        The Company recognizes stock-based compensation expense using the graded vesting attribution method. The remaining unrecognized compensation cost related to unvested incentive stock option and restricted share awards at December 31, 2011 is approximately $108,000. The weighted-average period of time over which this cost will be recognized is approximately 4.8 years. This amount does not include the cost of any additional options that may be granted in future periods nor any reduction in cost for potential forfeitures.

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions.

	2011	2010	2009
Weighted average fair value of options granted	$2.44	$3.41	$1.87
Expected volatility	49%	45%	39.1%
Dividend yield	0.00%	1.47%	2.67%
Risk-free interest rate	0.80%	2.43%	1.82%
Expected life	6.0 years	6.0 years	6.0 years

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

        Risks and Uncertainties—In the normal course of its business, the Company encounters two significant types of risk: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that our interest-bearing liabilities mature or reprice at different speeds, or on different indexes, than our interest-earning assets. Credit risk is the risk of default on the loan portfolio that results from borrowers' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of other real estate owned, investment securities available for sale and mortgage servicing rights.

        The Company is subject to the regulations of various government agencies. These regulations can and do change significantly from period to period. The Company also undergoes periodic examinations by the regulatory agencies, which may subject the Company to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions resulting from the regulators' judgments on information available to them at the time of their examination.

Recent Accounting Pronouncements

        Accounting Standards Update ("ASU") No. 2011-02, "Receivables (Topic 310)—A Creditor's Determination of Whether a Restructuring Is a Troubled Debt Restructuring," ("ASU 2011-02") amends Topic 310 of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") to clarify when creditors should classify loan modifications as TDRs. As amended, the guidance states that a TDR occurs when a creditor, for economic or legal reasons related to a debtor's financial difficulties, grants a concession to the debtor that it would not otherwise consider. For public entities, the amendments promulgated by ASU 2011-02 are effective for the first interim or annual period beginning on or after June 15, 2011 and should be applied retrospectively to the beginning of the annual period of adoption. For purposes of measuring impairment of those receivables, an entity should apply the amendments prospectively for the first interim or annual period beginning on or after June 15, 2011. The Company adopted the provisions of ASU 2011-02 on July 1, 2011 and has presented the related disclosures in Note 5.

        ASU No. 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs" ("ASU 2011-04") amends the Fair Value Measurement topic of the ASC by clarifying the application of existing fair value measurement and disclosure requirements and by changing particular principles or requirements for measuring fair value or for disclosing information about fair value measurements. The amendments will be effective for the Company beginning January 1, 2012. The Company is evaluating the impact that the adoption of ASU 2011-04 will have on its financial position, results of operations and cash flows.

        ASU No. 2011-05, "Presentation of Comprehensive Income" ("ASU 2011-05") eliminates the current option to report other comprehensive income and its components in the statement of changes in shareholders' equity and is intended to enhance comparability between entities that report under GAAP and those that report under International Financial Reporting Standards and to provide a more consistent method of presenting non-owner transactions that impact an entity's equity. Additionally, ASU 2011-05 requires entities to present, on the face of the financial statements, reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement or statements where the components of net income and the components of other comprehensive income are presented. The option to present components of other comprehensive

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

income as part of the statement of changes in stockholders' equity was eliminated. ASU 2011-05 requirements are effective for the Company as of January 1, 2012 and interim and annual periods thereafter. Early adoption is permitted, but full retrospective application is required under both sets of accounting standards. The Company early adopted the provision to separately report other comprehensive income as of December 31, 2011.

        ASU No. 2011-08, "Intangibles—Goodwill and Other (Topic 350)—Testing Goodwill for Impairment" ("ASU 2011-08"), amends Topic 350 to permit entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. The more-than-likely-than-not threshold is defined as having a likelihood of more than 50 percent. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test by calculating the fair value of the reporting unit and comparing the fair value with the carrying amount of the reporting unit. If the carrying amount of the reporting unit exceeds its fair value, then the entity is required to perform the second step of the goodwill impairment test to measure the amount of impairment loss, if any. ASU 2011-08 is effective for annual and interim impairment tests beginning after December 15, 2011, and is not expected to have a significant impact on the Company's financial statements.

        ASU No. 2011-12, "Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05" ("ASU 2011-12") defers changes in ASU 2011-05 that relate to the presentation of reclassification adjustments to allow the FASB time to reconsider whether to require presentation of such adjustments on the face of the financial statements to show the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income. ASU 2011-12 allows entities to continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect before ASU 2011-05. All other requirements in ASU 2011-05 are not affected by ASU 2011-12. ASU 2011-12 is effective for annual and interim periods beginning after December 15, 2011 and is not expected to have a significant impact on the Company's financial statements.

Note 2—Acquisitions

        On June 25, 2010, Savannah entered into an agreement with the Federal Deposit Insurance Corporation ("FDIC") to purchase substantially all deposits and certain liabilities and assets of First National Bank, Savannah ("First National"). Savannah acquired approximately $42 million in assets and assumed $216 million in liabilities, including $201 million in customer deposits. The assets primarily include cash and due from accounts and investment securities. Savannah acquired the local, non-brokered deposits of approximately $105 million at a premium of 0.11 percent, or approximately $116,000. In connection with the closing, Savannah received a cash payment from the FDIC totaling $174 million, based on the differential between liabilities assumed and assets acquired, taking into account the deposit premium.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 2—Acquisitions (Continued)

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition.

($ in thousands)	June 25, 2010
Assets acquired
Cash and due from banks	$7,330
Interest-bearing deposits in banks	8,851
Securities available for sale	25,937
Loans	131
Premises and equipment	11
Deposit premium intangible	387
Other assets	128

Total assets acquired	42,775

Liabilities assumed
Deposits	200,843
Federal Home Loan Bank advances	15,271
Due to the FDIC	266
Accrued interest and other liabilities	432

Total liabilities assumed	216,812

Net liabilities assumed	$(174,037)

        The only loans assumed by Savannah were deposit-secured loans which are not subject to FDIC loss-share. In its assumption of the deposit liabilities, the Company believes that the customer relationships associated with the local deposits have intangible value. In addition, the Company determined that the recorded amount of the deposits approximates fair value primarily due to the fact that the Company can re-price all customer deposits to current market rates.

Note 3—Restrictions on Cash and Demand Balances Due from Banks and Interest-Bearing Bank Balances

        The Subsidiary Banks are required by the Federal Reserve Bank ("FRB") to maintain minimum cash reserves based upon reserve requirements calculated on their deposit balances. Cash reserves of $571,000 and $581,000 are required as of December 31, 2011 and 2010, respectively. At times, the Company pledges interest-bearing cash balances at the Federal Home Loan Bank of Atlanta ("FHLB") in addition to investment securities to secure public fund deposits and securities sold under repurchase agreements. The Company did not have any cash pledged at the FHLB at December 31, 2011 or 2010, respectively.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 4—Securities Available for Sale

        The aggregate amortized cost and fair value of securities available for sale as of December 31, 2011 and 2010 are as follows:

	2011
($ in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Investment securities:
U.S. government-sponsored enterprises ("GSE")	$1,433	$13	$—	$1,446
Mortgage-backed securities—GSE	66,464	1,583	(35)	68,012
State and municipal securities	10,329	339	(11)	10,657
Restricted equity securities	3,538	—	—	3,538

Total investment securities	$81,764	$1,935	$(46)	$83,653

	2010
($ in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Investment securities:
U.S. government-sponsored enterprises	$1,821	$4	$—	$1,825
Mortgage-backed securities—GSE	120,998	1,628	(435)	122,191
State and municipal securities	10,285	76	(154)	10,207
Restricted equity securities	3,876	—	—	3,876

Total investment securities	$136,980	$1,708	$(589)	$138,099

        The distribution of securities by contractual maturity at December 31, 2011 is shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

($ in thousands)	Amortized Cost	Fair Value
Securities available for sale:
Due in one year or less	$579	$590
Due after one year through five years	2,211	2,235
Due after five years through ten years	3,621	3,871
Due after ten years	5,351	5,407
Mortgage-backed securities—GSE	66,464	68,012
Restricted equity securities	3,538	3,538

Total investment securities	$81,764	$83,653

        At December 31, 2011 and 2010, investment securities with a carrying value of $51,318,000 and $61,728,000, respectively, are pledged as collateral to secure public funds, securities sold under repurchase agreements and FHLB borrowings.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 4—Securities Available for Sale (Continued)

        Gains and losses on sales of securities available for sale consist of the following for the years ended December 31:

($ in thousands)	2011	2010	2009
Gross gains	$766	$684	$2,170
Gross losses	(3)	(76)	(51)

Net realized gains	$763	$608	$2,119

        The restricted equity securities consist of the following at December 31:

($ in thousands)	2011	2010
FHLB stock	$2,716	$3,054
FRB stock	822	822

Total	$3,538	$3,876

        The following tables show the gross unrealized losses and fair value of the Company's investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position. Available for sale securities that have been in a continuous unrealized loss position are as follows at December 31, 2011 and 2010:

	2011
	Less Than 12 Months		12 Months or More		Total
($ in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities—GSE	$5,585	$(35)	$—	$—	$5,585	$(35)
State and municipal securities	800	(11)	—	—	800	(11)

Total temporarily impaired securities	$6,385	$(46)	$—	$—	$6,385	$(46)

	2010
	Less Than 12 Months		12 Months or More		Total
($ in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities—GSE	$37,606	$(435)	$—	$—	$37,606	$(435)
State and municipal securities	3,853	(154)	—	—	3,853	(154)

Total temporarily impaired securities	$41,459	$(589)	$—	$—	$41,459	$(589)

        The unrealized losses at December 31, 2011 on the Company's investment in GSE mortgage-backed securities were caused by interest rate increases. The Company purchased those investments at a premium relative to their face amount, and the contractual cash flows of those investments are guaranteed by an agency of the U.S. Government. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost bases of the Company's investments. The Company also has two municipal securities with unrealized losses for less than twelve months.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 4—Securities Available for Sale (Continued)

Management has reviewed these two bonds and believes that the decrease in value is due to interest rate fluctuations and not credit quality. One of the municipal bonds is rated AAA and the other bond is not rated. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2011.

Note 5—Loans

        The composition of the loan portfolio at December 31, 2011 and 2010 is presented below:

($ in thousands)	2011	Percent of Total	2010	Percent of Total
Commercial real estate
Construction and development	$22,675	3.0%	$20,819	2.5%
Owner-occupied	110,900	14.6	120,797	14.6
Non owner-occupied	221,128	29.1	231,641	28.0
Residential real estate—mortgage	324,365	42.7	363,390	44.0
Commercial	68,304	9.0	74,889	9.1
Installment and other consumer	12,306	1.6	15,026	1.8

Gross loans	759,678	100.0%	826,562	100.0%

Allowance for loan losses	(21,917)		(20,350)

Net loans	$737,761		$806,212

        For purposes of the disclosures required pursuant to accounting standards, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for loan losses. There are four loan portfolio segments that include commercial real estate, residential real estate-mortgage, commercial and installment and other consumer. Commercial real estate has three classes including construction and development, owner-occupied and non owner-occupied. The construction and development class includes residential and commercial construction and development loans. Land and lot development loans are included in the non owner-occupied commercial real estate class or residential real estate segment depending on the property type.

        Changes in the allowance for loan losses are summarized as follows:

($ in thousands)	2011	2010	2009
Balance, beginning of year	$20,350	$17,678	$13,300
Provision for loan losses	20,035	21,020	13,065
Charge-offs	(18,974)	(18,765)	(8,893)
Recoveries	506	417	206

Balance, end of year	$21,917	$20,350	$17,678

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 5—Loans (Continued)

        The following tables detail the change in the allowance for loan losses on the basis of the Company's impairment methodology by loan segment:

	2011
($ in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Consumer	Unallocated	Total
Allowance for loan losses
Beginning balance	$4,722	$13,582	$1,528	$518	$—	$20,350
Charge-offs	(3,777)	(14,026)	(843)	(328)	—	(18,974)
Recoveries	27	407	30	42	—	506
Provision	5,190	14,232	556	(39)	96	20,035

Ending balance	$6,162	$14,195	$1,271	$193	$96	$21,917

Ending balance: individually evaluated for impairment	$1,108	$5,813	$145	$—	$—	$7,066

Ending balance: collectively evaluated for impairment	$5,054	$8,382	$1,126	$193	$96	$14,851

Loans
Ending balance	$354,703	$324,365	$68,304	$12,306	$—	$759,678

Ending balance: individually evaluated for impairment	$10,936	$24,941	$522	$—	$—	$36,399

Ending balance: collectively evaluated for impairment	$343,767	$299,424	$67,782	$12,306	$—	$723,279

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 5—Loans (Continued)

	2010
($ in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Consumer	Unallocated	Total
Allowance for loan losses
Beginning balance	$5,740	$10,690	$977	$227	$44	$17,678
Charge-offs	(5,840)	(11,729)	(1,080)	(116)	—	(18,765)
Recoveries	20	352	17	28	—	417
Provision	4,802	14,269	1,614	379	(44)	21,020

Ending balance	$4,722	$13,582	$1,528	$518	$—	$20,350

Ending balance: individually evaluated for impairment	$285	$4,055	$540	$257	$—	$5,137

Ending balance: collectively evaluated for impairment	$4,437	$9,527	$988	$261	$—	$15,213

Loans
Ending balance	$373,257	$363,390	$74,889	$15,026	$—	$826,562

Ending balance: individually evaluated for impairment	$3,865	$25,669	$596	$257	$—	$30,387

Ending balance: collectively evaluated for impairment	$369,392	$337,721	$74,293	$14,769	$—	$796,175

        A loan is considered impaired, in accordance with the impairment accounting guidance, when based on current information and events, it is probable that the Company will be unable to collect all amounts due from the borrower in accordance with the contractual term of the loan. Impaired loans include loans modified in TDRs where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 5—Loans (Continued)

        The following is a summary of information pertaining to impaired loans as of and for the year ended December 31, 2011:

($ in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance
Impaired loans without a valuation allowance
Commercial real estate
Construction and development	$—	$—	$—
Owner-occupied	710	758	—
Non owner-occupied	5,998	6,507	—
Residential real estate—mortgage	12,940	19,556	—
Commercial	294	351	—
Installment and other consumer	—	—	—

Total impaired loans without a valuation allowance	19,492	27,172	—

Impaired loans with a valuation allowance
Commercial real estate
Construction and development	2,325	3,325	751
Owner-occupied	2,946	3,034	425
Non owner-occupied	3,239	3,742	481
Residential real estate—mortgage	22,889	24,958	6,776
Commercial	721	778	215
Installment and other consumer	99	103	13

Total impaired loans with a valuation allowance	32,219	35,940	8,661

Total impaired loans	$51,711	$63,112	$8,661

Average investment in impaired loans	$55,324

Interest income recognized on impaired loans	$818

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 5—Loans (Continued)

        The following is a summary of information pertaining to impaired loans as of and for the year ended December 31, 2010:

($ in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance
Impaired loans without a valuation allowance
Commercial real estate
Construction and development	$152	$177	$—
Owner-occupied	1,075	1,374	—
Non owner-occupied	301	3,979	—
Residential real estate—mortgage	12,906	18,476	—
Commercial	—	—	—
Installment and other consumer	—	—	—

Total impaired loans without a valuation allowance	14,434	24,006	—

Impaired loans with a valuation allowance
Commercial real estate
Construction and development	2,218	3,218	265
Owner-occupied	1,647	1,667	186
Non owner-occupied	2,926	3,353	372
Residential real estate—mortgage	30,634	33,471	6,316
Commercial	1,196	1,425	619
Installment and other consumer	814	818	349

Total impaired loans with a valuation allowance	39,435	43,952	8,107

Total impaired loans	$53,869	$67,958	$8,107

Average investment in impaired loans for the year	$53,962

Income recognized on impaired loans for the year	$821

        For 2009, the Company had an average investment of $45,892,000 in impaired loans and recognized interest income of $957,000 on impaired loans.

        Impaired loans with a valuation allowance include pools of impaired loans.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 5—Loans (Continued)

        The following table presents the aging of the recorded investment in past due and nonaccrual loans as of December 31, 2011 by class of loans:

($ in thousands)	30-59 days past due	60-89 days past due	Accruing greater than 90 days past due	Nonaccrual	Total past due and nonaccrual
Commercial real estate
Construction and development	$—	$—	$—	$2,325	$2,325
Owner-occupied	77	931	—	1,232	2,240
Non owner-occupied	1,217	260	—	7,054	8,531
Residential real estate—mortgage	10,322	2,107	213	23,376	36,018
Commercial	23	162	—	652	837
Installment and other consumer	20	13	—	29	62

Total	$11,659	$3,473	$213	$34,668	$50,013

        The following table presents the aging of the recorded investment in past due and nonaccrual loans as of December 31, 2010 by class of loans:

($ in thousands)	30-59 days past due	60-89 days past due	Accruing greater than 90 days past due	Nonaccrual	Total past due and nonaccrual
Commercial real estate
Construction and development	$—	$—	$—	$2,370	$2,370
Owner-occupied	1,471	—	251	1,194	2,916
Non owner-occupied	309	12	803	1,595	2,719
Residential real estate—mortgage	4,114	4,894	1,855	26,446	37,309
Commercial	120	85	151	760	1,116
Installment and other consumer	147	12	4	471	634

Total	$6,161	$5,003	$3,064	$32,836	$47,064

        Internal risk-rating grades are assigned to each loan by lending or credit administration, based on an analysis of the financial and collateral strength and other credit attributes underlying each loan. Management analyzes the resulting ratings, as well as other external statistics and factors, such as delinquency, to track the migration performance of the portfolio balances. Loan grades range between 1 and 8, with 1 being loans with the least credit risk. Loans that migrate toward the "Pass" grade (those with a risk rating between 1 and 4) or within the "Pass" grade generally have a lower risk of loss and therefore a lower risk factor. The "Special Mention" grade (those with a risk rating of 5) is utilized on a temporary basis for "Pass" grade loans where a significant risk-modifying action is anticipated in the near term. Substantially all of the "Special Mention" loans are performing. Loans that migrate toward the "Substandard" or higher grade (those with a risk rating between 6 and 8) generally have a higher risk of loss and therefore a higher risk factor applied to those related loan balances.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 5—Loans (Continued)

        The following table presents the Company's loan portfolio by risk-rating grades at December 31, 2011:

($ in thousands)	Pass (1-4)	Special Mention (5)	Sub- standard (6)	Doubtful (7)	Loss (8)	Total
Commercial real estate
Construction and development	$19,749	$147	$2,779	$—	$—	$22,675
Owner-occupied	101,004	3,444	6,452	—	—	110,900
Non owner-occupied	201,960	4,833	14,335	—	—	221,128
Residential real estate—mortgage	260,301	19,190	44,874	—	—	324,365
Commercial	64,406	622	3,276	—	—	68,304
Installment and other consumer	11,760	67	479	—	—	12,306

Total	$659,180	$28,303	$72,195	$—	$—	$759,678

        The following table presents the Company's loan portfolio by risk-rating grades at December 31, 2010:

($ in thousands)	Pass (1-4)	Special Mention (5)	Sub- standard (6)	Doubtful (7)	Loss (8)	Total
Commercial real estate
Construction and development	$17,792	$577	$2,450	$—	$—	$20,819
Owner-occupied	114,603	1,851	4,343	—	—	120,797
Non owner-occupied	216,744	9,017	5,880	—	—	231,641
Residential real estate—mortgage	290,894	19,936	51,317	1,243	—	363,390
Commercial	71,361	666	2,562	300	—	74,889
Installment and other consumer	14,011	78	762	175	—	15,026

Total	$725,405	$32,125	$67,314	$1,718	$—	$826,562

        As a result of adopting the accounting standards related to TDRs, the Company reassessed all restructurings that occurred on or after January 1, 2011 for identification as TDRs. The Company identified no additional loans for which the allowance for loan losses had previously been measured under a general allowance for loan losses methodology. The accounting standards require prospective application of the impairment measurement guidance for those loans newly identified as impaired. At December 31, 2011, there was no recorded loan investment for which the allowance for loan losses was previously measured under a general allowance for loan losses methodology that was previously not considered impaired.

        TDRs of $16.1 million and $26.1 million were performing to their agreed terms at December 31, 2011 and 2010, respectively. There was $2.0 million and $4.2 million in specific reserves established for these loans at December 31, 2011 and 2010, respectively. The total amount of TDRs that subsequently defaulted at December 31, 2011 and 2010 was $11.2 million and $6.6 million, respectively. There was $4.2 million and $719,000 in specific reserves established for these loans at December 31, 2011 and 2010, respectively. The Company has committed to lend additional amounts totaling up to $79,000 as of December 31, 2011 to customers with outstanding loans that are classified as TDRs.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 5—Loans (Continued)

        During the year ended December 31, 2011, the terms of certain loans were modified as TDRs. The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk; or a permanent reduction of the recorded investment in the loan. The following table presents additional information on TDRs including the number of loan contracts restructured and the pre- and post-modification recorded investment for the year ended December 31, 2011:

($ in thousands)	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Troubled Debt Restructurings
Commercial real estate
Construction and development	0	$—	$—
Owner-occupied	3	1,492	1,492
Non owner-occupied	2	245	245
Residential real estate—mortgage	13	3,863	3,646
Commercial	3	435	435
Installment and other consumer	0	—	—

Total	21	$6,035	$5,818

        There were specific reserves established for loans that were restructured during the twelve months ended December 31, 2011 of approximately $74,000.

        One TDR with a recorded investment of $66,000 subsequently defaulted during the twelve months ended December 31, 2011 that had been restructured over the past twelve months.

        The Company has granted loans to certain directors and executive officers of the Company and to their related interests. The aggregate amount of loans was $42,318,000 and $42,590,000 at December 31, 2011 and 2010, respectively. During 2011, new loans of $24,680,000 were made and repayments of $24,952,000 were received. Unfunded commitments of credit available to related parties aggregated $9,364,000 and $7,917,000 at December 31, 2011 and 2010, respectively. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collection.

        As of December 31, 2011 and 2010, the Subsidiary Banks have pledged loans under blanket liens of approximately $304 million and $360 million, respectively, to the FHLB and the FRB for secured borrowing lines.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 6—Premises and Equipment

        Premises and equipment at December 31, 2011 and 2010 are summarized as follows:

($ in thousands)	Depreciable Lives	2011	2010
Land	—	$2,635	$2,635
Buildings and improvements	5 - 50	11,449	11,419
Furniture and banking equipment	3 - 15	7,701	8,039
Leasehold improvements	5 - 32	1,917	1,972

Total cost		23,702	24,065
Less accumulated depreciation and amortization		9,416	9,009

Premises and equipment, net		$14,286	$15,056

        Depreciation expense was $1,125,000, $1,283,000, and $1,369,000 for the years ended December 31, 2011, 2010 and 2009, respectively.

Note 7—Other Real Estate Owned

        Other real estate owned at December 31, 2011 and 2010 is summarized as follows:

($ in thousands)	2011	2010
Balance, beginning of year	$13,199	$8,329
Additions	17,067	16,462
Disposals	(8,151)	(10,167)
Additional write-downs	(1,783)	(1,425)

Balance, end of year	$20,332	$13,199

Note 8—Goodwill and Other Intangible Assets

        Following is a summary of information related to acquired intangible assets:

	As of December 31, 2011		As of December 31, 2010
	Gross Amount	Accumulated Amortization	Gross Amount	Accumulated Amortization
	($ in thousands)
Amortized intangible assets
Client list	$1,400	$624	$1,400	$480
Core deposit premium	387	107	387	27

Total carrying value	$1,787	$731	$1,787	$507

        The aggregate amortization expense for intangible assets was approximately $224,000, $171,000 and $144,000 for the years ended December 31, 2011, 2010 and 2009, respectively.

        The estimated amortization expense for each of the next five years is as follows: 2012—$224,000, 2013—$224,000, 2014—$224,000, 2015—$184,000 and 2016—$144,000.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 8—Goodwill and Other Intangible Assets (Continued)

        Changes in the carrying amounts of goodwill at December 31, 2011 and 2010 are as follows:

	2011	2010
	($ in thousands)
Balance, beginning of year	$2,506	$1,434
Goodwill acquired	—	1,072

Balance, end of year	$2,506	$2,506

        All of the goodwill is related to the 2007 acquisition of Minis. The goodwill acquired in 2010 was a final contingent earn-out payment.

Note 9—Deposits

        The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2011 and 2010 is $193,134,000 and $235,406,000, respectively. At December 31, 2011, brokered time deposits mature as follows: 2012—$24,274,000; 2013—$10,968,000; and 2014—$16,266,000. Additionally, $32,022,000 of non-maturity institutional money market accounts are considered brokered deposits because the deposits are from customers of brokerage firms up to a maximum of $250,000 per depositor.

        The scheduled maturities of time deposits at December 31, 2011 are as follows:

Total
($ in thousands)
2012	$220,622
2013	40,141
2014	32,377
2015	16,356
2016 and thereafter	7,431

Total	$316,927

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 10—Short-Term Borrowings

        Short-term borrowings at December 31, 2011 and 2010 consist of federal funds purchased, securities sold under agreements to repurchase, and FRB short-term advances:

	Federal Funds Purchased	Securities Sold Under Repurchase Agreements	FRB Short-Term Advances
	($ in thousands)
2011
Balance at December 31	$492	$13,892	$—
Maximum indebtedness at any month end	8,421	15,557	—
Daily average indebtedness outstanding	843	13,940	—
Average rate paid for the year	0.33%	0.41%	0.00%
Average rate paid on period-end borrowings	0.20%	0.25%	0.00%
2010
Balance at December 31	$295	$14,780	$—
Maximum indebtedness at any month end	1,320	17,225	6,000
Daily average indebtedness outstanding	805	14,847	1,009
Average rate paid for the year	0.26%	0.50%	0.55%
Average rate paid on period-end borrowings	0.20%	0.50%	0.00%

        The maximum amount of short-term borrowings outstanding at the end of any month was $20,647,000 and $20,414,000 during 2011 and 2010, respectively. At December 31, 2011, federal funds borrowing arrangements aggregating $46,500,000 were available to the Subsidiary Banks from correspondent banking institutions. There are no commitment fees and no requirements for compensating balances. These unused lines principally serve as temporary liquidity back-up lines and are subject to availability of funds and other specific limitations of the correspondent banks.

        Savannah is a member and shareholder of the FRB of Atlanta. The Subsidiary Banks have been approved to access the FRB discount window to borrow on a secured basis at 50-100 basis points over the Federal Funds Target Rate. The amount of credit available is subject to the amounts and types of collateral available when borrowings are requested. The Subsidiary Banks were approved by the FRB under the borrower-in-custody of collateral ("BIC") arrangement. This temporary liquidity arrangement allows collateral to be maintained at the Subsidiary Banks rather than being delivered to the FRB or a third party custodian. At December 31, 2011, the Company had secured borrowing capacity of $93.6 million with the FRB and no balance outstanding.

Note 11—Other Borrowings

        Other borrowings consist of a note payable due to related parties (directors) with a balance of $8,581,000 as of December 31, 2011. The proceeds were used to fund SAVB Holdings. The loan is secured by a guarantee of the Company and a blanket assignment of all the assets of SAVB Holdings. Principal payments are due monthly based on repayments, sales, charge-offs or other activity in the assets held by SAVB Holdings. The agreement contains the following financial covenants: (i) the Company's dividend payout ratio will not exceed 50 percent of after tax net income on a quarterly basis, (ii) the Subsidiary Banks shall each maintain a "well-capitalized" status as determined by their

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 11—Other Borrowings (Continued)

primary regulator, (iii) on the last day of each calendar quarter, SAVB Holdings shall maintain a loan-to-value ratio of at least 1.00:1.00 and (iv) on the last day of each calendar quarter, the amount of nonperforming assets of the Company shall not exceed 4.75 percent of the total assets of the Company. Additionally, the note states that if the amount of nonperforming assets of the Company exceeds 5.25 percent of total assets, then the interest rate payable on the note would increase an additional 200 basis points. At December 31, 2011, the Company's ratio of nonperforming assets to total assets was 5.60 percent which exceeded both of the limits stated in the note's covenants. The interest rate payable on the note increased 50 basis points to 8.00 percent for exceeding the limit of 4.75 percent of nonperforming assets to total assets. The interest rate payable should have increased an additional 200 basis points to 10.00 percent for exceeding the nonperforming assets limit of 5.25 percent; however, the Company obtained a waiver from the lenders on this covenant and the interest rate payable remained at 8.00 percent as of December 31, 2011. The remaining indebtedness is due and payable by September 30, 2012.

Note 12—Federal Home Loan Advances

        Short-term Advances—The Company had short-term advances from the FHLB of $3,500,000 at December 31, 2011 and $4,000,000 at December 31, 2010. The weighted-average interest rates on the short-term advances were 2.16 and 1.08 percent at December 31, 2011 and 2010, respectively. The short-term advance at December 31, 2011 is a term fixed rate advance that matures on April 30, 2012 and pays interest monthly.

        Convertible Advances—The Company had convertible fixed rate advances of $10,000,000 at December 31, 2011 and 2010. The weighted-average interest rate on convertible advances was 2.26 percent at December 31, 2011 and 2010. The advances mature in 2018 and are now convertible each quarter at the option of the FHLB to an advance with an interest rate equal to the current three-month LIBOR.

        Long-term Advances—Long-term advances from the FHLB totaled $3,153,000 and $3,658,000 at December 31, 2011 and 2010, respectively. The weighted-average interest rates on the long-term advances were 0.71 and 2.09 percent at December 31, 2011 and 2010, respectively. Aggregate maturities for the long-term advances at December 31, 2011 are $3,000,000 in 2013 and $153,000 in 2016 and thereafter. Interest is generally payable monthly and scheduled principal reductions are made quarterly, semi-annually or at maturity. The long-term advances include prepayment penalties for each advance.

        FHLB Advance Borrowing Capacity—The Subsidiary Banks are shareholders of the FHLB and have access to secured borrowings from the FHLB under Blanket Floating Lien Agreements. Under these agreements, the Subsidiary Banks have pledged certain 1-4 family first mortgage loans, commercial real estate loans, home equity lines of credit and second mortgage residential loans. The Subsidiary Banks' individual borrowing limits range from 20 to 25 percent of assets. In aggregate, at December 31, 2011, the Subsidiary Banks had secured borrowing capacity of approximately $123 million of which $16.7 million was advanced and $16.0 million was used as collateral for FHLB Letters of Credit. These credit arrangements serve as a core funding source as well as liquidity backup for the Subsidiary Banks. Additional advances are subject to review and approval by the FHLB.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 13—Subordinated Debt to Nonconsolidated Subsidiaries

        During the third quarters 2003 and 2004, the Company formed SAVB Capital Trust I and SAVB Capital Trust II (the "Trusts"), nonconsolidated subsidiaries whose sole purpose was to issue $6,000,000 and $4,000,000, respectively, in Trust Preferred Securities through investment pools sponsored by two national brokerage firms. The Trust Preferred Securities have maturities of 30 years and are both redeemable at the Company's option on any quarterly interest payment date. At December 31, 2011, the interest rates on the securities were 3.25 and 2.75 percent, respectively, with quarterly resets at the three-month LIBOR plus 2.85 and 2.20 percent, respectively. The Company's liabilities to the nonconsolidated Trusts are recorded as liabilities of $6.186 million and $4.124 million and investments (included in other assets) of $186,000 and $124,000, respectively, in the consolidated balance sheet. Subject to certain limitations, the securities qualify as Tier 1 capital for regulatory capital purposes under FRB regulations.

Note 14—Income Taxes

        Income tax expense (benefit) is composed of the following for each of the years ended December 31:

	2011	2010	2009
	($ in thousands)
Current federal	$(618)	$(1,092)	$1,861
Current state	—	(279)	42

Total current	(618)	(1,371)	1,903

Deferred federal	(957)	(1,528)	(1,417)
Deferred state	(320)	(231)	(331)

Total deferred	(1,277)	(1,759)	(1,748)

Income tax expense (benefit)	$(1,895)	$(3,130)	$155

        A reconciliation between income tax expense (benefit) and the amounts computed by applying the U.S. federal tax rate of 34 percent to income (loss) before income taxes is as follows:

	2011	2010	2009
	($ in thousands)
Tax provision at 34%	$(1,383)	$(2,421)	$369
State tax, net of federal tax benefit	(188)	(300)	46
Benefit of tax-exempt income, net	(177)	(197)	(141)
Other	(147)	(212)	(119)

Income tax expense (benefit)	$(1,895)	$(3,130)	$155

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 14—Income Taxes (Continued)

        Deferred income tax assets and liabilities are comprised of the following at December 31:

	2011	2010
	($ in thousands)
Deferred tax assets:
Allowance for loan losses	$8,209	$7,676
Write-down of foreclosed assets	1,223	306
Tax-deductible goodwill	1,203	1,317
Tax credit carry forwards	887	—
Deferred compensation expense	531	469
Stock-based compensation expense	149	140
Unamortized loan fees	76	49
Other	241	129

Total deferred tax assets	12,519	10,086

Deferred tax liabilities:
Unrealized gains on securities	718	425
Depreciation	639	624
Deferred costs on loans and deposits	68	72
Other	20	25

Total deferred tax liabilities	1,445	1,146

Net deferred tax assets	$11,074	$8,940

        The net deferred tax assets are included in the consolidated balance sheets in other assets. A portion of the deferred tax asset balance relates to federal and state tax credits which will be available to reduce the Company's income tax liability in future years. The federal and state tax credits at December 31, 2011 total $376,000 and $511,000, respectively, and have various expirations beginning in 2014 through the year 2031. The Company files a consolidated Federal tax return and a consolidated Georgia return for the Georgia-based parent and subsidiaries.

Note 15—Stock Option and Employee Benefit Plans

        As discussed in Note 1, the Company has two stock option plans. All authorized shares have been awarded from the 1995 Plan. There are 144,151 authorized option shares remaining under the 2005 Omnibus Plan at December 31, 2011. The options granted in the chart below generally vest 20 percent each year over five years and are exercisable over ten years except for 55,115 option shares granted to directors which vest within one year. Some of the executive officer option shares also include minimum performance triggers as a condition of vesting.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 15—Stock Option and Employee Benefit Plans (Continued)

        Changes in stock options outstanding for the years ended December 31, 2011, 2010 and 2009 are as follows.

	2011		2010		2009
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning
of year	174,328	$17.24	194,814	$17.09	192,022	$18.28
Granted	13,350	5.26	7,915	11.25	19,291	8.74
Exercised	—	—	—	—	—	—
Forfeited	(37,710)	16.89	(28,401)	14.55	(16,499)	21.12

Outstanding at end of year	149,968	$17.14	174,328	$17.24	194,814	$17.09

Exercisable at end of year	133,618	$17.16	163,355	$16.87	175,625	$16.75

        At December 31, 2011, there is no aggregate intrinsic value for the outstanding or exercisable stock options.

        Options outstanding at December 31, 2011 are as follows:

	Outstanding			Exercisable
Outstanding Common Options	Remaining Contractual Number	Weighted Average Life	Weighted Average Price	Number	Weighted Average Price
Range of exercise prices
$5.25—$12.00	39,223	8.42	$9.48	25,873	$9.51
$12.01—$15.00	15,466	0.54	13.02	15,466	13.02
$15.01—$20.00	51,012	2.73	16.69	51,012	16.69
$20.01—$25.00	27,457	3.15	22.34	27,457	22.34
$25.00—$28.56	16,810	4.80	26.71	13,810	27.59

Total outstanding	149,968	4.30	$17.14	133,618	$17.16

        Restricted Stock—In 2007 and 2006, the Board granted 20,185 shares of restricted stock under the 2005 Omnibus Plan which awards certain officers common shares of the Company. The cost of these shares is being amortized against earnings using the vesting schedule over the three and ten year vesting periods. Restricted stock shares in the amount of 7,391 did not vest due to forfeiture. Unrecognized compensation cost for restricted stock awards was $81,000 at December 31, 2011.

        The Company sponsors a 401(k) employee savings and profit sharing plan in which substantially all full-time employees are eligible to participate. The plan allows eligible employees to save a portion of their salary on a pre-tax basis. Contributions by the Company to the plan are discretionary. Contributions and administrative expenses related to the plan aggregated $10,000, $10,000 and $290,000 for the years ended December 31, 2011, 2010 and 2009, respectively. The Company did not make a contribution to the plan in 2011 or 2010 and the only costs were for administrative expenses.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 16—Capital Ratios and Dividend Restrictions

        The Subsidiary Banks' primary regulators have adopted capital requirements that specify the minimum capital level for which no prompt corrective action is required. In addition, the FDIC has adopted FDIC insurance assessment rates based on certain "well-capitalized" risk-based and equity capital ratios. Failure to meet minimum capital requirements can result in the initiation of certain actions by the regulators that, if undertaken, could have a material effect on the Company's and the Subsidiary Banks' financial statements. As of December 31, 2011, the Company and the Subsidiary Banks were categorized as well-capitalized under the regulatory framework for prompt corrective action in the most recent notification from the FDIC. Bryan has agreed with its primary regulator to maintain a Tier 1 Leverage Ratio of not less than 8.00 percent and was in conformity with the requirement at December 31, 2011. Savannah has agreed with its primary regulator to maintain a Tier 1 Leverage Ratio of not less than 8.00 percent and a Total Risk-based Capital Ratio of not less than 12.00 percent and is currently in conformity with the agreement.

        On March 1, 2012, Bryan entered into a Consent Order ("Order") with the FDIC and the Georgia Department of Banking and Finance ("GDBF") requiring Bryan to implement a number of actions to address identified deficiencies. The Order also includes a capital article that requires Bryan to maintain a Tier 1 Leverage Ratio of not less than 8.00 percent and a Total Risk-based Capital Ratio of not less than 10.00 percent. As a result of this capital article, Bryan is automatically classified as an "adequately capitalized" for regulatory purposes and is prohibited from certain practices by the regulatory authorities and subject to certain restrictions.

        Banking regulation restrict the amount of cash dividends that the Subsidiary Banks may pay without obtaining regulatory approval , subject to maintaining adequate capital ratios. Based upon these regulatory restrictions and the agreements made with the Subsidiary Banks' primary regulators, there are no cash dividends available to the Company from the Subsidiary Banks at December 31, 2011. As of December 31, 2011, the Company has agreed with its primary regulator to obtain approval prior to paying or declaring any dividends.

        Management believes that the Company and the Subsidiary Banks meet all capital adequacy requirements to which they are subject as of December 31, 2011. The following tables show the capital amounts and ratios for the Company and the Subsidiary Banks at December 31, 2011 and 2010:

	Company		Savannah		Bryan
	2011	2010	2011	2010	2011	2010
	($ in thousands)
Qualifying Capital
Tier 1 capital	$81,697	$87,623	$62,451	$64,193	$19,416	$21,294
Total capital	90,845	97,589	69,191	71,450	21,691	23,826
Leverage Ratios
Tier 1 capital to average assets	8.37%	8.12%	8.63%	7.97%	8.01%	8.20%
Risk-based Ratios
Tier 1 capital to risk-weighted assets	11.36%	11.13%	11.74%	11.18%	10.82%	10.67%
Total capital to risk-weighted assets	12.63%	12.40%	13.01%	12.44%	12.09%	11.93%

Required Regulatory Capital Ratios:	Minimum	Well-Capitalized
Tier 1 capital to average assets	4.00%	5.00%
Tier 1 capital to risk-weighted assets	4.00%	6.00%
Total capital to risk-weighted assets	8.00%	10.00%

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 17—Leases and Commitments

        Future minimum payments under non-cancelable land and office space operating leases with remaining terms in excess of one year are presented as follows: 2012—$881,000; 2013—$795,000; 2014—$724,000; 2015—$736,000; 2016 and thereafter is $2,427,000. The land and office space leases contain customary escalation clauses. Two of the branch office leases are with a related party (director). The Company or the Subsidiary Banks are responsible for taxes, insurance and maintenance during the lease term under certain leases. Future minimum payments due under the Company's long-term data processing contract are as follows: 2012—$1,224,000; 2013—$1,248,000; 2014—$1,273,000; and 2015—$1,191,000. The contract contains customary escalation and buyout clauses.

        The net rental expense for all office space operating leases amounted to $1,161,000 in 2011, $1,272,000 in 2010 and $636,000 in 2009. The leases on the office space have five to twenty-year renewal options and typically require increased rental payments under consumer price index escalation clauses.

Note 18—Other Operating Expense

        The components of other operating expense for the years ended December 31, 2011, 2010 and 2009 are as follows:

($ in thousands)	2011	2010	2009
Professional and directors fees	$904	$873	$1,114
Regulatory assessments and audit fees	612	545	592
Postage and courier	303	297	310
Taxes and licenses	274	273	244
Loan origination costs	247	231	259
Advertising and sales promotion	237	377	233
Insurance	210	147	95
Stationery and supplies	181	198	253
Telephone	160	172	175
Correspondent bank charges	123	39	50
Dues and subscriptions	98	111	115
Other expense	525	574	422

Total other operating expense	$3,874	$3,837	$3,862

Note 19—On-Balance Sheet Derivative Instruments and Hedging Activities

Risk Management Objective of Using Derivatives

        The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk, primarily by managing the amount, sources, and duration of its assets and liabilities and through the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company's derivative financial instruments are used to

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 19—On-Balance Sheet Derivative Instruments and Hedging Activities (Continued)

manage differences in the amount, timing, and duration of the Company's known or expected cash receipts principally related to certain variable rate loan assets.

Fair Values of Derivative Instruments on the Balance Sheet

        The table below presents the fair value of the Company's derivative financial instruments at December 31:

	2011		2010
	Fair Value		Fair Value
($ in thousands)	Asset	Liability	Asset	Liability
Derivatives designated as hedging instruments:
Interest rate products	$—	$—	$—	$—
Derivatives not designated as hedging instruments:
Interest rate products	301	301	136	135

Total	$301	$301	$136	$135

Cash Flow Hedges of Interest Rate Risk

        The Company's objectives in using interest rate derivatives are to add stability to interest income and expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company has historically used interest rate swaps, collars, and floors as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for the Company making fixed payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty if interest rates fall below the strike rate on the purchased floor and the payment of variable-rate amounts if interest rates rise above the cap rate on the sold floor. Interest rate floors designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty if interest rates fall below the strike rate on the contract in exchange for an up-front premium. As of December 31, 2011 and 2010 the Company had no outstanding derivatives that were designated as cash flow hedging relationships. No hedge ineffectiveness was recognized during the years ended December 31, 2011, 2010 and 2009.

        Amounts reported in accumulated other comprehensive income related to derivatives were reclassified to interest income as interest payments are received on the Company's variable rate assets. During the year ended December 31, 2010, the Company accelerated the reclassification of amounts in other comprehensive income to earnings as a result of a portion of the hedged forecasted transactions related to the Company's interest rate swaps, collars and interest rate floor becoming probable not to occur. The accelerated amount for the year ended December 31, 2010 was a gain of $14,000. There was no amount accelerated for the year ended December 31, 2011.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 19—On-Balance Sheet Derivative Instruments and Hedging Activities (Continued)

Effect of Derivative Instruments on the Income Statement

        The table below presents the effect of the Company's derivative financial instruments on the income statement for the years ended December 31:

($ in thousands)	2011	2010	2009		2011	2010	2009
Cash Flow Hedging Relationships	Gain Recognized in OCI on Derivative (Effective Portion)			Location of Gain Reclassified from Accumulated OCI into Income (Effective Portion)	Gain Reclassified from Accumulated OCI into Income (Effective Portion)
Interest Rate Products	$—	$—	$—	Interest income	$—	$450	$1,205
				Noninterest income	—	14	794

Total	$—	$—	$—		$—	$464	$1,999

Non-designated Hedges

        As of December 31, 2011 none of the Company's outstanding derivatives are designated in qualifying hedging relationships. Derivatives not designated as hedges are not speculative and result from a service the Company provides to certain customers. The Company executes interest rate swaps with commercial banking customers to facilitate their respective risk management strategies. Those interest rate swaps are simultaneously hedged by executing offsetting interest rate swaps that the Company executes with a third party, such that the Company minimizes its net risk exposure resulting from such transactions. As the interest rate swaps associated with this program do not meet the strict hedge accounting requirements, changes in the fair value of both the customer swaps and the offsetting swaps are recognized directly in earnings. As of December 31, 2011, the Company had two interest rate swaps with an aggregate notional amount of $4,810,000 related to this program. The net effect of recording the derivatives at fair value through earnings was immaterial to the Company's financial condition and results of operations as of the twelve months ended December 31, 2011, 2010 and 2009.

Credit-risk-related Contingent Features

        The Company has an agreement with one of its derivative counterparties that contains a provision where if the Company defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the Company could also be declared in default on its derivative obligations.

        As of December 31, 2011 the fair value of derivatives in a net liability position, which includes accrued interest but excludes any adjustment for nonperformance risk, related to these agreements was $301,000. As of December 31, 2011, the Company has minimum collateral posting thresholds with certain of its derivative counterparties and has posted collateral of $373,000 against its obligations under these agreements. If the Company had breached any of these provisions at December 31, 2011, it would have been required to settle its obligations under the agreements at the termination value.

Note 20—Financial Instruments with Off-Balance Sheet Risk

        The Company is a party to financial instruments with off-balance sheet risk in the normal course of business in order to meet the financing needs of its customers. These financial instruments include

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 20—Financial Instruments with Off-Balance Sheet Risk (Continued)

commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The majority of all commitments to extend credit and standby letters of credit are variable rate instruments. The Company's exposure to credit losses is represented by the contractual amounts of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. At December 31, 2011 and 2010 unfunded commitments to extend credit and unfunded lines of credit were $71,741,000 and $81,183,000, respectively, of which some were subject to interest rate lock commitments. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained by the Company upon extension of credit, if deemed necessary, is based on management's credit evaluation of the customer. Collateral may include cash, securities, accounts receivable, inventory, equipment, and real estate.

        Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The letters of credit are primarily issued to support public and private borrowing arrangements. At December 31, 2011 and 2010, commitments under letters of credit aggregated approximately $3,386,000 and $2,667,000, respectively.

Note 21—Fair Value of Financial Instruments

Determination of Fair Value

        The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the accounting standards for fair value measurements and disclosure, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

        The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 21—Fair Value of Financial Instruments (Continued)

        In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value:

        Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

        Level 2: Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data.

        Level 3: Significant unobservable inputs that are supported by little or no market activity for the asset or liability. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

Recurring Fair Value Changes

        Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such instruments pursuant to the valuation hierarchy.

        Investment securities:    The fair values of securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges or matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities.

        Derivative instruments:    Our derivative instruments consist of loan level swaps. As such, significant fair value inputs can generally be verified and do not typically involve significant judgments by management.

        Assets and liabilities measured at fair value on a recurring basis are summarized below as of December 31:

		Fair Value Measurements at December 31, 2011 Using
($ in thousands)	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Investment securities	$83,653	$—	$80,115	$3,538
Derivative asset positions	301	—	301	—
Derivative liability positions	301	—	301	—

		Fair Value Measurements at December 31, 2010 Using
	Carrying Value
($ in thousands)		Level 1	Level 2	Level 3
Investment securities	$138,099	$—	$134,223	$3,876
Derivative asset positions	136	—	136	—
Derivative liability positions	135	—	135	—

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 21—Fair Value of Financial Instruments (Continued)

        The level 3 securities include FHLB and FRB stock. The change in 2011 was solely due to a partial redemption of FHLB stock.

Nonrecurring Fair Value Changes

        Certain assets and liabilities are measured at fair value on a nonrecurring basis. These instruments are not measured at fair value on an ongoing basis, but subject to fair value in certain circumstances, such as when there is evidence of impairment that may require write-downs. The write-downs for the Company's more significant assets or liabilities measured on a nonrecurring basis are based on the lower of amortized or estimated fair value.

        Impaired loans and OREO:    Impaired loans and OREO are evaluated and valued at the time the loan or OREO is identified as impaired, at the lower of cost or market value. Market value is measured based on the value of the collateral securing these loans and is classified at a Level 3 in the fair value hierarchy. Collateral for impaired loans may be real estate and/or business assets, including equipment, inventory and/or accounts receivable. Its fair value is generally determined based on real estate appraisals or other independent evaluations by qualified professionals. Impaired loans and OREO are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above. Impaired loans measured on a nonrecurring basis do not include pools of impaired loans.

        Assets and liabilities with an impairment charge during the current year and measured at fair value on a nonrecurring basis are summarized below as of December 31:

		Carrying Values at December 31, 2011
($ in thousands)	Total	Level 1	Level 2	Level 3	Total gain (loss)
Impaired loans	$11,541	$—	$—	$11,541	$(6,091)
OREO	7,323	—	—	7,323	(1,880)

		Carrying Values at December 31, 2010
($ in thousands)	Total	Level 1	Level 2	Level 3	Total gain (loss)
Impaired loans	$7,236	$—	$—	$7,236	$(5,073)
OREO	5,423	—	—	5,423	(1,424)

Fair Value Disclosures

        Accounting standards require the disclosure of the estimated fair value of financial instruments including those financial instruments for which the Company did not elect the fair value option. The fair value represents management's best estimates based on a range of methodologies and assumptions.

        Cash and federal funds sold, interest-bearing deposits in banks, accrued interest receivable, all non-maturity deposits, short-term borrowings, other borrowings, subordinated debt and accrued interest payable have carrying amounts which approximate fair value primarily because of the short repricing opportunities of these instruments.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 21—Fair Value of Financial Instruments (Continued)

        Following is a description of the methods and assumptions used by the Company to estimate the fair value of its financial instruments:

        Investment securities:    Fair value is based upon quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. Restricted equity securities are carried at cost because no market value is available.

        Loans:    The fair value is estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as commercial, mortgage, and consumer loans. The fair value of the loan portfolio is calculated by discounting contractual cash flows using estimated market discount rates which reflect the credit and interest rate risk inherent in the loan. The estimated fair value of the Subsidiary Banks' off-balance sheet commitments is nominal since the committed rates approximate current rates offered for commitments with similar rate and maturity characteristics and since the estimated credit risk associated with such commitments is not significant.

        Derivative instruments:    The fair value of derivative instruments, consisting of interest rate contracts, is equal to the estimated amount that the Company would receive or pay to terminate the derivative instruments at the reporting date, taking into account current interest rates and the credit-worthiness of the counterparties.

        Deposit liabilities:    The fair value of time deposits is estimated using the discounted value of contractual cash flows based on current rates offered for deposits of similar remaining maturities.

        FHLB advances:    The fair value is estimated using the discounted value of contractual cash flows based on current rates offered for debt of similar remaining maturities and/or termination values provided by the FHLB.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 21—Fair Value of Financial Instruments (Continued)

        The carrying amounts and estimated fair values of the Company's financial instruments are as follows as of December 31:

	2011		2010
($ in thousands)	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Cash and federal funds sold	$13,760	$13,760	$18,100	$18,100
Interest-bearing deposits	81,717	81,717	40,836	40,836
Securities available for sale	83,653	83,653	138,099	138,099
Loans, net of allowance for loan losses	737,761	727,714	806,212	800,785
Accrued interest receivable	3,103	3,103	3,789	3,789
Derivative asset positions	301	301	136	136
Financial liabilities:
Deposits	846,929	851,700	923,745	929,271
Short-term borrowings	14,384	14,384	15,075	15,075
Other borrowings	8,581	8,581	10,536	10,536
FHLB advances	16,653	17,393	17,658	18,214
Subordinated debt to nonconsolidated subsidiaries	10,310	10,310	10,310	10,310
Accrued interest payable	687	687	1,108	1,108
Derivative liability positions	301	301	135	135

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 22—The Savannah Bancorp, Inc. (Parent Company Only) Financial Information ($ in thousands)

        The following are condensed balance sheets of the Parent Company at December 31, 2011 and 2010:

	2011	2010
Assets
Cash on deposit	$15	$60
Interest-bearing deposits	917	1,542
Investment in subsidiaries	90,822	92,031
Premises and equipment	509	554
Investment in nonconsolidated subsidiary	940	905
Other assets	3,017	2,625

Total assets	$96,220	$97,717

Liabilities
Subordinated debt	$10,310	$10,310
Other liabilities	1,780	1,604

Total liabilities	12,090	11,914

Shareholders' equity
Common stock	7,201	7,201
Additional paid-in capital	48,656	48,634
Retained earnings	27,103	29,275
Treasury stock	(1)	(1)
Accumulated other comprehensive income, net	1,171	694
Total shareholders' equity	84,130	85,803

Total liabilities and equity	$96,220	$97,717

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 22—The Savannah Bancorp, Inc. (Parent Company Only) Financial Information ($ in thousands) (Continued)

        The operating results of the Parent Company are shown below for the three years ended December 31:

	2011	2010	2009
Dividends from subsidiaries	$1,750	$950	$4,200
Interest income	9	31	4
Interest expense	303	306	362

Net interest and dividend income	1,456	675	3,842
Other income	83	289	29
Processing/management fees	4,804	4,996	5,267

Total income	6,343	5,960	9,138

Corporate expenses	590	535	733
Processing/management costs	4,933	5,111	5,342

Other expenses	5,523	5,646	6,075

Income before income taxes and distributions in excess of earnings of subsidiaries	820	314	3,063
Income tax benefit	340	175	395

Income before distributions in excess of earnings of subsidiaries	1,160	489	3,458
Distributions in excess of earnings of subsidiaries	(3,332)	(4,478)	(2,529)

Net income (loss)	$(2,172)	$(3,989)	$929

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 22—The Savannah Bancorp, Inc. (Parent Company Only) Financial Information ($ in thousands) (Continued)

        The cash flows of the Parent Company are shown below for the three years ended December 31:

	2011	2010	2009
Operating activities
Net income (loss)	$(2,172)	$(3,989)	$929
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Distributions in excess of earnings of subsidiaries	3,332	4,478	2,529
Depreciation	277	343	449
Gain on sale of partnership interest	—	(255)	—
Non cash stock-based compensation expense	20	79	144
Change in other assets and liabilities, net	(252)	(601)	(477)

Net cash provided by operating activities	1,205	55	3,574

Investing activities
Proceeds from sale of partnership interest	—	694	—
Purchase of equipment and software	(232)	(65)	(108)
Capital contribution to consolidated subsidiaries	(1,645)	(10,475)	(3,390)

Net cash used in investing activities	(1,877)	(9,846)	(3,498)

Financing activities
Dividends paid	—	(119)	(1,098)
Issuance of common stock and exercise of options	2	11,247	—
Issuance of treasury stock	—	3	—

Net cash provided by (used in) financing activities	2	11,131	(1,098)

Increase (decrease) in cash and cash equivalents	(670)	1,340	(1,022)
Cash, beginning of year	1,602	262	1,284

Cash, end of year	$932	$1,602	$262

        The Parent Company financial statements include the following intercompany items: interest-bearing deposits on the balance sheets; dividend income, interest income and processing/management fees on the statements of income. The investment in the nonconsolidated subsidiary on the balance sheet represents a 50 percent interest in a limited partnership which owns the headquarters building at 25 Bull Street, Savannah, GA.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands, except share data)

	September 30, 2012	December 31, 2011	September 30, 2011
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$11,906	$13,225	$14,468
Federal funds sold	670	535	345
Interest-bearing deposits in banks	90,400	81,717	52,210

Cash and cash equivalents	102,976	95,477	67,023
Securities available for sale, at fair value (amortized cost of $77,263, $81,764 and $87,014)	79,646	83,653	89,145
Loans, net of allowance for loan losses of $18,110, $21,917 and $22,854	667,085	737,761	765,696
Premises and equipment, net	13,842	14,286	14,515
Other real estate owned	11,820	20,332	17,135
Bank-owned life insurance	6,664	6,510	6,459
Goodwill and other intangible assets, net	3,394	3,562	3,618
Deferred tax assets, net	—	11,074	10,265
Other assets	10,840	12,580	14,864

Total assets	$896,267	$985,235	$988,720

Liabilities
Deposits:
Noninterest-bearing	$122,283	$106,939	$96,294
Interest-bearing demand	143,152	147,716	136,555
Savings	23,099	20,062	20,508
Money market	235,984	255,285	268,933
Time deposits	253,609	316,927	323,783

Total deposits	778,127	846,929	846,073
Short-term borrowings	14,206	14,384	16,029
Other borrowings	7,169	8,581	9,160
Federal Home Loan Bank advances	13,149	16,653	16,654
Subordinated debt to nonconsolidated subsidiaries	10,310	10,310	10,310
Other liabilities	5,435	4,248	4,185

Total liabilities	828,396	901,105	902,411

Shareholders' equity
Preferred stock, par value $1 per share:
authorized 10,000,000 shares, none issued	—	—	—
Common stock, par value $1 per share: shares authorized 20,000,000; issued 7,201,346	7,201	7,201	7,201
Additional paid-in capital	48,681	48,656	48,651
Retained earnings	10,512	27,103	29,137
Treasury stock, at cost, 2,109, 2,210 and 2,210 shares	(1)	(1)	(1)
Accumulated other comprehensive income, net	1,478	1,171	1,321

Total shareholders' equity	67,871	84,130	86,309

Total liabilities and shareholders' equity	$896,267	$985,235	$988,720

The accompanying notes are an integral part of these consolidated financial statements.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

($ in thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Interest and dividend income
Loans, including fees	$9,009	$10,535	$28,341	$31,852
Investment securities:
Taxable	430	626	1,337	2,166
Tax-exempt	58	60	178	197
Dividends	26	14	67	48
Deposits with banks	61	25	168	84
Federal funds sold	—	1	1	3

Total interest and dividend income	9,584	11,261	30,092	34,350

Interest expense
Deposits	1,190	1,877	4,024	6,342
Short-term and other borrowings	159	208	509	628
Federal Home Loan Bank advances	67	87	224	262
Subordinated debt	80	75	242	225

Total interest expense	1,496	2,247	4,999	7,457

Net interest income	8,088	9,014	25,093	26,893
Provision for loan losses	3,800	2,865	11,080	13,525

Net interest income after provision for loan losses	4,288	6,149	14,013	13,368

Noninterest income
Trust and asset management fees	707	663	2,054	2,008
Service charges on deposit accounts	330	371	1,026	1,089
Mortgage related income, net	76	72	178	154
Gain on sale of securities	(2)	308	21	763
Other operating income	437	403	1,331	1,135

Total noninterest income	1,548	1,817	4,610	5,149

Noninterest expense
Salaries and employee benefits	2,844	2,886	8,769	8,638
Occupancy and equipment	919	925	2,650	2,789
Information technology	494	428	1,448	1,246
FDIC deposit insurance	356	325	1,103	1,141
Loan collection and OREO costs	313	324	962	879
Amortization of intangibles	56	56	168	168
Loss on sales and write-downs of foreclosed assets	1,488	577	3,578	1,925
Other operating expense	2,492	897	4,371	2,854

Total noninterest expense	8,962	6,418	23,049	19,640

Income (loss) before income taxes	(3,126)	1,548	(4,426)	(1,123)
Income tax expense (benefit)	12,850	320	12,165	(985)

Net income (loss)	$(15,976)	$1,228	$(16,591)	$(138)

Net income (loss) per share:
Basic	$(2.22)	$0.17	$(2.30)	$(0.02)

Diluted	$(2.22)	$0.17	$(2.30)	$(0.02)

The accompanying notes are an integral part of these consolidated financial statements.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Other Comprehensive Income (Loss)

($ in thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Net income (loss)	$(15,976)	$1,228	$(16,591)	$(138)
Other comprehensive income (loss):
Change in unrealized holding gains on securities available for sale arising during the period, net of tax of $74, $81, $195 and $675	122	132	320	1,100
Reclassification adjustment for net (gains) losses on securities available for sale included in net income (loss), net of tax of $(1), $117, $8 and $290	1	(191)	(13)	(473)

Other comprehensive income (loss)	$(15,853)	$1,169	$(16,284)	$489

The accompanying notes are an integral part of these consolidated financial statements.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders' Equity

($ in thousands, except share data)

(Unaudited)

	For the Nine Months Ended September 30,
	2012	2011
Common shares issued
Shares, beginning of period	7,201,346	7,201,346
Common stock issued	—	—

Shares, end of period	7,201,346	7,201,346

Treasury shares owned
Shares, beginning of period	2,210	2,483
Treasury stock issued	(101)	(273)

Shares, end of period	2,109	2,210

Common stock
Balance, beginning of period	$7,201	$7,201
Common stock issued	—	—

Balance, end of period	7,201	7,201

Additional paid-in capital
Balance, beginning of period	48,656	48,634
Common stock issued, net of issuance cost	—	2
Stock-based compensation, net	25	15

Balance, end of period	48,681	48,651

Retained earnings
Balance, beginning of period	27,103	29,275
Net loss	(16,591)	(138)

Balance, end of period	10,512	29,137

Treasury stock
Balance, beginning of period	(1)	(1)
Treasury stock issued	—	—

Balance, end of period	(1)	(1)

Accumulated other comprehensive income, net
Balance, beginning of period	1,171	694
Change in unrealized gains/losses on securities
available for sale, net of reclassification adjustment	307	627

Balance, end of period	1,478	1,321

Total shareholders' equity	$67,871	$86,309

The accompanying notes are an integral part of these consolidated financial statements.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2012	2011
Operating activities
Net loss	$(16,591)	$(138)
Adjustments to reconcile net loss to cash provided by operating activities:
Provision for loan losses	11,080	13,525
Net amortization of securities	905	743
Depreciation and amortization	974	1,022
Non cash stock-based compensation expense	25	15
Decrease (increase) in deferred income taxes, net	11,792	(1,710)
Gain on sale of securities, net	(21)	(763)
Loss on sales and write-downs of foreclosed assets	3,578	1,925
Increase in CSV of bank-owned life insurance policies	(154)	(150)
Decrease in prepaid FDIC deposit insurance assessment	913	1,040
Decrease in income taxes receivable	242	335
Change in other assets and other liabilities, net	866	536

Net cash provided by operating activities	13,609	16,380

Investing activities
Activity in available for sale securities:
Purchases	(23,701)	(2,767)
Sales	12,401	38,200
Maturities and principal collections	14,917	14,553
Loan originations and principal collections, net	56,896	16,743
Proceeds from sales of foreclosed assets	7,635	4,387
Additions to premises and equipment	(362)	(313)

Net cash provided by investing activities	67,786	70,803

Financing activities
Net increase in noninterest-bearing deposits	15,344	569
Net decrease in interest-bearing deposits	(84,146)	(78,241)
Net (decrease) increase in short-term borrowings	(178)	954
Net decrease in other borrowings	(1,412)	(1,376)
Net decrease in FHLB advances	(3,504)	(1,004)
Issuance of common stock, net of issuance costs	—	2

Net cash used in financing activities	(73,896)	(79,096)

Increase in cash and cash equivalents	7,499	8,087
Cash and cash equivalents, beginning of period	95,477	58,936

Cash and cash equivalents, end of period	$102,976	$67,023

The accompanying notes are an integral part of these consolidated financial statements.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 1—Basis of Presentation

        The accompanying unaudited condensed consolidated financial statements of The Savannah Bancorp, Inc. (the "Company" or "SAVB") have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to Securities and Exchange Commission ("SEC") Form 10-Q and Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2012, are not necessarily indicative of the results that may be expected for the year ending December 31, 2012. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 2011. Certain prior period balances and formats have been reclassified to conform to the current period presentation.

        In preparing the consolidated financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the respective balance sheets and the reported amounts of revenues and expenses for the periods presented. Actual results could differ significantly from those estimates.

Recent Accounting Pronouncements

        Accounting Standards Update ("ASU") No. 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs" ("ASU 2011-04") amends the Fair Value Measurement topic of the Accounting Standards Codification by clarifying the application of existing fair value measurement and disclosure requirements and by changing particular principles or requirements for measuring fair value or for disclosing information about fair value measurements. The amendments were effective for the Company beginning January 1, 2012. The adoption of ASU 2011-04 did not have a material impact on the Company's financial position, results of operations or cash flows. See Note 6 for the required disclosures.

        ASU No. 2011-08, "Intangibles—Goodwill and Other (Topic 350)—Testing Goodwill for Impairment" ("ASU 2011-08"), amends Topic 350 to permit entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test by calculating the fair value of the reporting unit and comparing the fair value with the carrying amount of the reporting unit. If the carrying amount of the reporting unit exceeds its fair value, then the entity is required to perform the second step of the goodwill impairment test to measure the amount of impairment loss, if any.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 1—Basis of Presentation (Continued)

ASU 2011-08 was effective for annual and interim impairment tests beginning after December 15, 2011, and did not have a significant impact on the Company's financial statements.

        ASU No. 2011-11, "Balance Sheet (Topic 210)—Disclosures about Offsetting Assets and Liabilities" ("ASU 2011-11") amends Topic 210 to require an entity to disclose both gross and net information about financial instruments, such as sales and repurchase agreements and reverse sale and repurchase agreements and securities borrowing/lending arrangements, and derivative instruments that are eligible for offset in the statement of financial position and/or subject to a master netting arrangement or similar agreement. ASU 2011-11 is effective for annual and interim periods beginning on January 1, 2013, and is not expected to have a significant impact on the Company's financial statements.

Note 2—Restrictions on Cash and Demand Balances Due from Banks and Interest-Bearing Bank Balances

        The Savannah Bank, N.A. and Bryan Bank & Trust (collectively referred to as the "Subsidiary Banks") are required by the Federal Reserve Bank ("FRB") to maintain minimum cash reserves based on reserve requirements calculated on their deposit balances. Cash reserves of $601,000, $571,000 and $458,000 are required as of September 30, 2012, December 31, 2011 and September 30, 2011, respectively. At times, the Company pledges interest-bearing cash balances at the Federal Home Loan Bank of Atlanta ("FHLB") in addition to investment securities to secure public fund deposits and securities sold under repurchase agreements. The Company did not have any cash pledged at the FHLB at September 30, 2012, December 31, 2011 or September 30, 2011.

Note 3—Earnings (Loss) Per Share

        Basic earnings (loss) per share represents net income (loss) divided by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential dilutive common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury stock method. For the three months and nine months ended September 30, 2012 and 2011 the Company did not have any dilutive shares.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 3—Earnings (Loss) Per Share (Continued)

        Earnings (loss) per common share have been computed based on the following:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Amounts in thousands)	2012	2011	2012	2011
Average number of common shares outstanding—basic	7,199	7,199	7,199	7,199
Effect of dilutive options	—	—	—	—

Average number of common shares outstanding—diluted	7,199	7,199	7,199	7,199

        Stock option shares in the amount of 134,502 and 138,306 at September 30, 2012 and 2011, respectively, were excluded from the diluted earnings per share calculation due to their anti-dilutive effect.

Note 4—Securities Available for Sale

        The aggregate amortized cost and fair value of securities available for sale are as follows:

	September 30, 2012
($ in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Investment securities:
U.S. government-sponsored enterprises ("GSE")	$3,084	$6	$(4)	$3,086
Mortgage-backed securities—GSE	56,874	1,910	(45)	58,739
State and municipal securities	14,436	528	(12)	14,952
Restricted equity securities	2,869	—	—	2,869

Total investment securities	$77,263	$2,444	$(61)	$79,646

	December 31, 2011
($ in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Investment securities:
U.S. government-sponsored enterprises	$1,433	$13	$—	$1,446
Mortgage-backed securities—GSE	66,464	1,583	(35)	68,012
State and municipal securities	10,329	339	(11)	10,657
Restricted equity securities	3,538	—	—	3,538

Total investment securities	$81,764	$1,935	$(46)	$83,653

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 4—Securities Available for Sale (Continued)

        The distribution of securities by contractual maturity at September 30, 2012 is shown below. Actual maturities may differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties.

($ in thousands)	Amortized Cost	Fair Value
Securities available for sale:
Due in one year or less	$—	$—
Due after one year through five years	2,124	2,161
Due after five years through ten years	6,670	7,054
Due after ten years	8,726	8,823
Mortgage-backed securities—GSE	56,874	58,739
Restricted equity securities	2,869	2,869

Total investment securities	$77,263	$79,646

        The restricted equity securities consist solely of FHLB and FRB stock. These securities are carried at cost since they do not have readily determinable fair values due to their restricted nature.

        The following table shows the gross unrealized losses and fair value of the Company's investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2012 and December 31, 2011. Available for sale securities that have been in a continuous unrealized loss position are as follows:

	September 30, 2012
	Less Than 12 Months		12 Months or More		Total
($ in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government-sponsored enterprises	$1,996	$(4)	$—	$—	$1,996	$(4)
Mortgage-backed securities—GSE	5,817	(45)	—	—	5,817	(45)
State and municipal securities	1,160	(12)	—	—	1,160	(12)

Total temporarily impaired securities	$8,973	$(61)	$—	$—	$8,973	$(61)

	December 31, 2011
	Less Than 12 Months		12 Months or More		Total
($ in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities—GSE	$5,585	$(35)	$—	$—	$5,585	$(35)
State and municipal securities	800	(11)	—	—	800	(11)

Total temporarily impaired securities	$6,385	$(46)	$—	$—	$6,385	$(46)

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 4—Securities Available for Sale (Continued)

        The unrealized losses at September 30, 2012 on the Company's investment in GSE agency and mortgage-backed securities were caused by interest rate increases. The Company purchased those investments at a premium relative to their face amount, and the contractual cash flows of those investments are guaranteed by an agency of the U.S. Government. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost bases of the Company's investments. The Company also has three municipal securities with unrealized losses for less than twelve months. Management has reviewed these bonds and believes that the decrease in value is due to interest rate fluctuations and not credit quality. All three of the municipal bonds are rated AA or higher. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at September 30, 2012.

Note 5—Loans

        The composition of the loan portfolio at September 30, 2012 and December 31, 2011 is presented below:

($ in thousands)	September 30, 2012	Percent of Total	December 31, 2011	Percent of Total
Commercial real estate
Construction and development	$15,918	2.3%	$22,675	3.0%
Owner-occupied	105,103	15.3	110,900	14.6
Non owner-occupied	212,853	31.1	221,128	29.1
Residential real estate—mortgage	282,621	41.3	324,365	42.7
Commercial	58,834	8.6	68,304	9.0
Installment and other consumer	9,866	1.4	12,306	1.6

Gross loans	685,195	100.0%	759,678	100.0%

Allowance for loan losses	(18,110)		(21,917)

Net loans	$667,085		$737,761

        For purposes of the disclosures required pursuant to accounting standards, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for loan losses. There are four loan portfolio segments that include commercial real estate, residential real estate-mortgage, commercial and installment and other consumer. Commercial real estate has three classes including construction and development, owner-occupied and non owner-occupied. The construction and development class includes residential and commercial construction and development loans. Land and lot development loans are included in the non owner-occupied commercial real estate class or residential real estate segment depending on the property type.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 5—Loans (Continued)

        The following table details the change in the allowance for loan losses from July 1, 2012 to September 30, 2012 on the basis of the Company's impairment methodology by loan segment:

($ in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Consumer	Unallocated	Total
Allowance for loan losses
Beginning balance	$7,599	$13,872	$1,045	$214	$46	$22,776
Charge-offs	(1,646)	(6,539)	(416)	(18)	—	(8,619)
Recoveries	17	81	38	17	—	153
Provision	590	2,752	470	11	(23)	3,800

Ending balance	$6,560	$10,166	$1,137	$224	$23	$18,110

        The following table details the change in the allowance for loan losses from January 1, 2012 to September 30, 2012 on the basis of the Company's impairment methodology by loan segment:

($ in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Consumer	Unallocated	Total
Allowance for loan losses
Beginning balance	$6,162	$14,195	$1,271	$193	$96	$21,917
Charge-offs	(2,298)	(11,977)	(1,017)	(221)	—	(15,513)
Recoveries	53	371	157	45	—	626
Provision	2,643	7,577	726	207	(73)	11,080

Ending balance	$6,560	$10,166	$1,137	$224	$23	$18,110

        The following table details the change in the allowance for loan losses from July 1, 2011 to September 30, 2011 by loan segment:

($ in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Consumer	Unallocated	Total
Allowance for loan losses
Beginning balance	$7,053	$14,592	$1,382	$209	$287	$23,523
Charge-offs	(1,038)	(2,752)	(24)	(11)	—	(3,825)
Recoveries	—	276	5	10	—	291
Provision	560	2,377	(51)	184	(205)	2,865

Ending balance	$6,575	$14,493	$1,312	$392	$82	$22,854

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 5—Loans (Continued)

        The following table details the change in the allowance for loan losses from January 1, 2011 to September 30, 2011 by loan segment:

($ in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Consumer	Unallocated	Total
Allowance for loan losses
Beginning balance	$4,722	$13,582	$1,528	$518	$—	$20,350
Charge-offs	(2,127)	(8,579)	(670)	(71)	—	(11,447)
Recoveries	20	363	22	21	—	426
Provision	3,960	9,127	432	(76)	82	13,525

Ending balance	$6,575	$14,493	$1,312	$392	$82	$22,854

        The following table details the allowance for loan losses at September 30, 2012 on the basis of the Company's impairment methodology by loan segment:

($ in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Consumer	Unallocated	Total
Allowance for loan losses
Ending balance	$6,560	$10,166	$1,137	$224	$23	$18,110

Ending balance: individually evaluated for impairment	$1,597	$1,975	$276	$16	$—	$3,864

Ending balance: collectively evaluated for impairment	$4,963	$8,191	$861	$208	$23	$14,246

Loans
Ending balance	$333,874	$282,621	$58,834	$9,866	$—	$685,195

Ending balance: individually evaluated for impairment	$11,204	$21,376	$276	$16	$—	$32,872

Ending balance: collectively evaluated for impairment	$322,670	$261,245	$58,558	$9,850	$—	$652,323

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 5—Loans (Continued)

        The following table details the allowance for loan losses at December 31, 2011 on the basis of the Company's impairment methodology by loan segment:

($ in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Consumer	Unallocated	Total
Allowance for loan losses
Ending balance	$6,162	$14,195	$1,271	$193	$96	$21,917

Ending balance: individually evaluated for impairment	$1,108	$5,813	$145	$—	$—	$7,066

Ending balance: collectively evaluated for impairment	$5,054	$8,382	$1,126	$193	$96	$14,851

Loans
Ending balance	$354,703	$324,365	$68,304	$12,306	$—	$759,678

Ending balance: individually evaluated for impairment	$10,936	$24,941	$522	$—	$—	$36,399

Ending balance: collectively evaluated for impairment	$343,767	$299,424	$67,782	$12,306	$—	$723,279

        A loan is considered impaired, in accordance with the impairment accounting guidance, when based on current information and events, it is probable that the Company will be unable to collect all amounts due from the borrower in accordance with the contractual term of the loan. Impaired loans include loans modified in troubled debt restructurings ("TDRs") where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 5—Loans (Continued)

        The following is a summary of information pertaining to impaired loans as of and for the period ended September 30, 2012:

($ in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance
Impaired loans without a valuation allowance
Commercial real estate
Construction and development	$458	$2,929	$—
Owner-occupied	1,371	1,667	—
Non owner-occupied	3,267	3,689	—
Residential real estate—mortgage	15,398	30,076	—
Commercial	—	—	—
Installment and other consumer	—	—

Total impaired loans without a valuation allowance	20,494	38,361	—

Impaired loans with a valuation allowance
Commercial real estate
Construction and development	35	35	35
Owner-occupied	1,269	1,300	301
Non owner-occupied	8,738	8,823	1,597
Residential real estate—mortgage	12,950	13,890	2,602
Commercial	389	452	287
Installment and other consumer	120	123	29

Total impaired loans with a valuation allowance	23,501	24,623	4,851

Total impaired loans	$43,995	$62,984	$4,851

Average investment in impaired loans for the quarter	$43,246

Income recognized on impaired loans for the quarter	$175

Average investment in impaired loans for the nine months	$45,041

Income recognized on impaired loans for the nine months	$461

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 5—Loans (Continued)

        The following is a summary of information pertaining to impaired loans as of and for the year ended December 31, 2011:

($ in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance
Impaired loans without a valuation allowance
Commercial real estate
Construction and development	$—	$—	$—
Owner-occupied	710	758	—
Non owner-occupied	5,998	6,507	—
Residential real estate—mortgage	12,940	19,556	—
Commercial	294	351	—

Total impaired loans without a valuation allowance	19,492	27,172	—

Impaired loans with a valuation allowance
Commercial real estate
Construction and development	2,325	3,325	751
Owner-occupied	2,946	3,034	425
Non owner-occupied	3,239	3,742	481
Residential real estate—mortgage	22,889	24,958	6,776
Commercial	721	778	215
Installment and other consumer	99	103	13

Total impaired loans with a valuation allowance	32,219	35,940	8,661

Total impaired loans	$51,711	$63,112	$8,661

Average investment in impaired loans for the year	$55,324

Income recognized on impaired loans for the year	$818

        For the three and nine months ended September 30, 2011, the Company had an average investment of $60,717,000 and $58,123,000, respectively, in impaired loans and recognized interest income of $191,000 and $648,000, respectively, on impaired loans.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 5—Loans (Continued)

        The following table presents the aging of the recorded investment in past due loans as of September 30, 2012 by class of loans:

($ in thousands)	30-59 days past due	60-89 days past due	Accruing greater than 90 days past due	Nonaccrual	Total past due and nonaccrual
Commercial real estate
Construction and development	$—	$35	$—	$458	$493
Owner-occupied	238	—	—	1,988	2,226
Non owner-occupied	1,366	2,707	145	7,649	11,867
Residential real estate—mortgage	5,317	2,220	217	17,510	25,264
Commercial	67	—	6	356	429
Installment and other consumer	81	29	—	21	131

Total	$7,069	$4,991	$368	$27,982	$40,410

        The following table presents the aging of the recorded investment in past due loans as of December 31, 2011 by class of loans:

($ in thousands)	30-59 days past due	60-89 days past due	Accruing greater than 90 days past due	Nonaccrual	Total past due and nonaccrual
Commercial real estate
Construction and development	$—	$—	$—	$2,325	$2,325
Owner-occupied	77	931	—	1,232	2,240
Non owner-occupied	1,217	260	—	7,054	8,531
Residential real estate—mortgage	10,322	2,107	213	23,376	36,018
Commercial	23	162	—	652	837
Installment and other consumer	20	13	—	29	62

Total	$11,659	$3,473	$213	$34,668	$50,013

        Internal risk-rating grades are assigned to each loan by lending or credit administration, based on an analysis of the financial and collateral strength and other credit attributes underlying each loan. Management analyzes the resulting ratings, as well as other external statistics and factors, such as delinquency, to track the migration performance of the portfolio balances. Loan grades range between 1 and 8, with 1 being loans with the least credit risk. Loans that migrate toward the "Pass" grade (those with a risk rating between 1 and 4) or within the "Pass" grade generally have a lower risk of loss

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 5—Loans (Continued)

and therefore a lower risk factor. The "Special Mention" grade (those with a risk rating of 5) is utilized on a temporary basis for "Pass" grade loans where a significant risk-modifying action is anticipated in the near term. Substantially all of the "Special Mention" loans are performing. Loans that migrate toward the "Substandard" or higher grade (those with a risk rating between 6 and 8) generally have a higher risk of loss and therefore a higher risk factor applied to those related loan balances.

        The following tables present the Company's loan portfolio by risk-rating grades:

	September 30, 2012
($ in thousands)	Pass (1-4)	Special Mention (5)	Sub- standard (6)	Doubtful (7)	Loss (8)	Total
Commercial real estate
Construction and development	$15,348	$—	$570	$—	$—	$15,918
Owner-occupied	97,038	4,063	4,002	—	—	105,103
Non owner-occupied	192,943	7,358	12,552	—	—	212,853
Residential real estate—mortgage	229,048	19,473	34,100	—	—	282,621
Commercial	56,794	538	1,502	—	—	58,834
Installment and other consumer	9,531	53	282	—	—	9,866

Total	$600,702	$31,485	$53,008	$—	$—	$685,195

	December 31, 2011
($ in thousands)	Pass (1-4)	Special Mention (5)	Sub- standard (6)	Doubtful (7)	Loss (8)	Total
Commercial real estate
Construction and development	$19,749	$147	$2,779	$—	$—	$22,675
Owner-occupied	101,004	3,444	6,452	—	—	110,900
Non owner-occupied	201,960	4,833	14,335	—	—	221,128
Residential real estate—mortgage	260,301	19,190	44,874	—	—	324,365
Commercial	64,406	622	3,276	—	—	68,304
Installment and other consumer	11,760	67	479	—	—	12,306

Total	$659,180	$28,303	$72,195	$—	$—	$759,678

        TDRs of $9.6 million and $16.1 million were performing to their agreed terms at September 30, 2012 and December 31, 2011, respectively. There was approximately $790,000 and $2.0 million, respectively, in specific reserves established for these loans at September 30, 2012 and December 31,

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 5—Loans (Continued)

2011. The total amount of TDRs that subsequently defaulted at September 30, 2012 and December 31, 2011 was $6.6 million and $11.2 million, respectively. There was $662,000 and $4.2 million, respectively, in specific reserves established for these loans at September 30, 2012 and December 31, 2011. The Company has committed to lend additional amounts totaling up to $79,000 as of September 30, 2012 to customers with outstanding loans that are classified as TDRs.

        During the three and nine month periods ended September 30, 2012, the terms of certain loans were modified as TDRs. The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk; or a permanent reduction of the recorded investment in the loan. The following tables presents additional information on TDRs including the number of loan contracts restructured and the pre- and post-modification recorded investment for the three and nine months ended September 30, 2012. There was a specific reserve for $131,000 established for one of the loans that was restructured during the three months ended September 30, 2012. None of the other loans restructured during 2012 have any specific reserves established for them.

	Three Months Ended September 30, 2012
($ in thousands)	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Troubled debt restructurings
Commercial real estate
Construction and development	0	$—	$—
Residential real estate—mortgage	2	951	720
Commercial	0	—	—
Installment and other consumer	1	19	19

Total	3	$970	$739

	Nine Months Ended September 30, 2012
($ in thousands)	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Troubled debt restructurings
Commercial real estate
Construction and development	0	$—	$—
Residential real estate—mortgage	5	1,178	959
Commercial	1	11	11
Installment and other consumer	1	19	19

Total	7	$1,208	$989

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 5—Loans (Continued)

        There was one loan that was restructured over the past twelve months that did not repay all amounts due on their restructured terms within the three and nine months ended September 30, 2012. The Company restructured a commercial loan in 2011 with a balance of $337,000 and accepted a discounted payoff in the first quarter of 2012. The Company received funds of approximately $250,000 and charged-off the remaining balance of approximately $87,000.

Note 6—Fair Value of Financial Instruments

Determination of Fair Value

        The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the accounting standards for fair value measurements and disclosure, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

        The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

        In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value:

        Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

        Level 2: Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data. Generally, this includes U.S. Government and sponsored entity mortgage-backed securities, corporate debt securities and derivative contracts.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 6—Fair Value of Financial Instruments (Continued)

        Level 3: Significant unobservable inputs that are supported by little or no market activity for the asset or liability. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

Recurring Fair Value Changes

        Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying balance sheet, as well as the general classification of such instruments pursuant to the valuation hierarchy.

        Investment securities:    The fair values of securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges or matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities. All of the Company's investment securities are classified as Level 2, except for its restricted equity securities that are considered to be Level 3.

        Derivative instruments:    The derivative instruments consist of loan level swaps. As such, significant fair value inputs can generally be verified and do not typically involve significant judgments by management.

        Assets and liabilities measured at fair value on a recurring basis are summarized below:

		Fair Value Measurements at September 30, 2012 Using
($ in thousands)	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Investment securities	$79,646	$—	$76,777	$2,869
Derivative asset positions	334	—	334	—
Derivative liability positions	334	—	334	—

		Fair Value Measurements at December 31, 2011 Using
	Carrying Value
($ in thousands)		Level 1	Level 2	Level 3
Investment securities	$83,653	$—	$80,115	$3,538
Derivative asset positions	301	—	301	—
Derivative liability positions	301	—	301	—

        The Level 3 securities consist of FHLB and FRB stock. The change in the period was solely due to a partial redemption of FHLB stock.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 6—Fair Value of Financial Instruments (Continued)

Nonrecurring Fair Value Changes

        Certain assets and liabilities are measured at fair value on a nonrecurring basis. These instruments are not measured at fair value on an ongoing basis, but are subject to fair value in certain circumstances, such as when there is evidence of impairment that may require write-downs. The write-downs for the Company's more significant assets or liabilities measured on a nonrecurring basis are based on the lower of amortized cost or estimated fair value.

        Impaired loans and other real estate owned ("OREO"):    Impaired loans and OREO are evaluated and valued at the time the loan or OREO is identified as impaired. Impaired loans are valued at the lower of cost or market value and OREO is recorded at market value. Market value is measured based on the value of the collateral securing these loans or OREO and is classified at a Level 3 in the fair value hierarchy. Collateral for impaired loans may be real estate and/or business assets, including equipment, inventory and/or accounts receivable. The fair value of an impaired loan is generally determined based on real estate appraisals or other independent evaluations by qualified professionals. Impaired loans and OREO are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly based on the same factors identified above. Impaired loans measured on a nonrecurring basis do not include pools of impaired loans.

        Assets and liabilities with an impairment charge during the current period and measured at fair value on a nonrecurring basis are summarized below:

		Carrying Values at September 30, 2012
($ in thousands)	Total	Level 1	Level 2	Level 3	Total loss
Impaired loans	$11,977	$—	$—	$11,977	$(9,403)
OREO	4,132	—	—	4,132	(1,477)

		Carrying Values at December 31, 2011
($ in thousands)	Total	Level 1	Level 2	Level 3	Total loss
Impaired loans	$11,541	$—	$—	$11,541	$(6,091)
OREO	7,323	—	—	7,323	(1,880)

Fair Value Disclosures

        Accounting standards require the disclosure of the estimated fair value of financial instruments including those financial instruments for which the Company did not elect the fair value option. The fair value represents management's best estimates based on a range of methodologies and assumptions.

        Cash and federal funds sold, interest-bearing deposits in banks, accrued interest receivable, all non-maturity deposits, short-term borrowings, other borrowings, subordinated debt and accrued interest payable have carrying amounts which approximate fair value primarily because of the short repricing opportunities of these instruments.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 6—Fair Value of Financial Instruments (Continued)

        Following is a description of the methods and assumptions used by the Company to estimate the fair value of its other financial instruments:

        Investment securities:    Fair value is based upon quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. Restricted equity securities are carried at cost because no market value is available.

        Loans:    The fair value is estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as commercial, mortgage, and consumer loans. The fair value of the loan portfolio is calculated by discounting contractual cash flows using estimated market discount rates which reflect the credit and interest rate risk inherent in the loan. The estimated fair value of the Subsidiary Banks' off-balance sheet commitments is nominal since the committed rates approximate current rates offered for commitments with similar rate and maturity characteristics and since the estimated credit risk associated with such commitments is not significant.

        Derivative instruments:    The fair value of derivative instruments, consisting of interest rate contracts, is equal to the estimated amount that the Company would receive or pay to terminate the derivative instruments at the reporting date, taking into account current interest rates and the credit-worthiness of the counterparties.

        Deposit liabilities:    The fair value of time deposits is estimated using the discounted value of contractual cash flows based on current rates offered for deposits of similar remaining maturities.

        FHLB advances:    The fair value is estimated using the discounted value of contractual cash flows based on current rates offered for advances of similar remaining maturities and/or termination values provided by the FHLB.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 6—Fair Value of Financial Instruments (Continued)

        The carrying amounts and estimated fair values of the Company's financial instruments are as follows:

September 30, 2012
			Fair Value Measurement
	Carrying Value	Estimated Fair Value
($ in thousands)			Level 1	Level 2	Level 3
Financial assets:
Cash and federal funds sold	$12,576	$12,576	$12,576	$—	$—
Interest-bearing deposits	90,400	90,400	90,400	—	—
Securities available for sale	79,646	79,646	—	76,777	2,869
Loans, net of allowance for loan losses	667,085	654,440	—	—	654,440
Accrued interest receivable	2,640	2,640	2,640	—	—
Derivative asset positions	334	334	—	334	—
Financial liabilities:
Deposits	778,127	781,823	—	524,518	257,305
Short-term borrowings	14,206	14,206	—	14,206	—
Other borrowings	7,169	7,169	—	7,169	—
FHLB advances	13,149	13,949	—	13,949	—
Subordinated debt to nonconsolidated subsidiaries	10,310	10,310	—	10,310	—
Accrued interest payable	486	486	486	—	—
Derivative liability positions	334	334	—	334	—

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 6—Fair Value of Financial Instruments (Continued)

	December 31, 2011
($ in thousands)	Carrying Value	Estimated Fair Value
Financial assets:
Cash and federal funds sold	$13,760	$13,760
Interest-bearing deposits	81,717	81,717
Securities available for sale	83,653	83,653
Loans, net of allowance for loan losses	737,761	727,714
Accrued interest receivable	3,103	3,103
Derivative asset positions	301	301
Financial liabilities:
Deposits	846,929	851,700
Short-term borrowings	14,384	14,384
Other borrowings	8,581	8,581
FHLB advances	16,653	17,393
Subordinated debt to nonconsolidated subsidiaries	10,310	10,310
Accrued interest payable	687	687
Derivative liability positions	301	301

Note 7—Reconciliation of Non-GAAP Financial Measures

        Below is the reconciliation from GAAP income (loss) before income taxes to the pre-tax core earnings measure that is discussed in Management's Discussion and Analysis on pages 29-31.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2012	2011	2012	2011
Pre-tax core earnings
Income (loss) before income taxes	$(3,126)	$1,548	$(4,426)	$(1,123)
Add: Provision for loan losses	3,800	2,865	11,080	13,525
Add: Losses on foreclosed assets	1,488	577	3,578	1,925
Add: Expenses related to the merger and other strategic initiatives	1,474	—	1,474	—
Add: (Gain) loss on sale of securities	2	(308)	(21)	(763)

Pre-tax core earnings	$3,638	$4,682	$11,685	$13,564

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 7—Reconciliation of Non-GAAP Financial Measures (Continued)

        Below is the reconciliation from the GAAP measure of book value per share to tangible book value per share. This ratio is disclosed in the third quarter financial highlights on page 23.

	September 30,
	2012	2011
Tangible book value per share
Book value per share	$9.43	$11.99
Less: Effect to adjust for intangible assets	0.47	0.50

Tangible book value per share	$8.96	$11.49

        Below is the reconciliation from the GAAP measure of equity to assets to tangible equity to tangible assets. This ratio is disclosed in the capital resources section on page 33.

	September 30,
	2012	2011
Tangible equity to tangible assets
Equity to assets	7.57%	8.73%
Less: Effect to adjust for intangible assets	0.35%	0.34%

Tangible equity to tangible assets	7.22%	8.39%

Note 8—Proposed Merger with SCBT Financial Corporation

        On August 8, 2012, the Company and SCBT Financial Corporation ("SCBT Financial") jointly announced the entry into a definitive merger agreement, dated as of August 7, 2012, under which SCBT Financial will acquire the Company.

        Under the terms of the agreement, the Company's shareholders will receive 0.2503 shares of SCBT Financial common stock for each share of SAVB common stock. The stock issuance is valued at approximately $67.1 million in the aggregate, based on 7,199,237 shares of SAVB common stock outstanding and on SCBT Financial's August 7, 2012 closing stock price of $37.21.

        The merger agreement has been unanimously approved by the board of directors of each company. The transaction is expected to close in the fourth quarter of 2012 and is subject to customary conditions, including approval by both SCBT Financial and SAVB shareholders. At closing, the Company will be merged into SCBT Financial.

Note 9—Deferred Tax Assets

        As a result of entering into the merger agreement with SCBT Financial, and thus contractually agreeing to forego certain other strategic initiatives that the Company had previously intended to pursue, the positive evidence considered in support of the Company's use of forecasted future earnings as a source of realizing deferred tax assets became insufficient to overcome the negative evidence associated with its pre-tax cumulative loss position. In assessing the need for a valuation allowance, the

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES

Condensed Notes to Consolidated Financial Statements (Continued)

For the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Note 9—Deferred Tax Assets (Continued)

Company considered all available evidence about the realization of deferred tax assets, both positive and negative, that could be objectively verified. Accordingly, the Company recorded a valuation allowance against its deferred tax assets through income tax expense in the amount of approximately $13.8 million during the quarter ending September 30, 2012. This impairment did not have a material effect on the regulatory capital ratios of the Company or its subsidiaries, in that a significant portion of this deferred tax asset was already disallowed for regulatory capital purposes.

Remainder of Page Intentionally Left Blank

Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

        The Company may, from time to time, make written or oral "forward-looking statements" within the meaning of federal securities laws, including statements contained in the Company's filings with the Securities and Exchange Commission ("SEC") (including this quarterly report on Form 10-Q) and in its reports to shareholders and in other communications by the Company.

        These forward-looking statements may include, among others, statements about our beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and which may change based on various factors, many of which are beyond our control. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "indicate," "plan" and similar words are intended to identify expressions of the future. These forward-looking statements involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company's control). The following factors, among others, could cause the Company's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rates, market and monetary fluctuations; competitors' products and services; technological changes; cyber security risks; changes in consumer spending and saving habits; deterioration in credit quality; continuing declines in the values of residential and commercial real estate or continuing weakness in the residential and commercial real estate environment generally; risk that our allowance for loan losses may prove to be inadequate or may be negatively affected by credit risk exposures; the concentration in our nonperforming assets by loan type, in certain geographic regions and with affiliated borrowing groups; future availability and cost of capital on favorable terms, if at all; changes in the cost and availability of funding from historical and alternative sources of liquidity; the potential for additional regulatory restrictions on our operations; changes to our reputation; future departures of key personnel; the cost and other affects of material contingencies, including litigation contingencies; changes to the availability of a deferred tax asset; the possibility that the proposed merger (the "Merger") with SCBT Financial Corporation ("SCBT Financial") does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis, or at all; the terms of the proposed Merger may need to be unfavorably modified to satisfy such approvals or conditions; the anticipated benefits from the proposed Merger are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate; the potential inability to promptly and effectively integrate the businesses of the Company and SCBT Financial; reputational risks and the reaction of the companies' customers to the proposed Merger; diversion of management time on Merger-related issues; the success of the Company at managing the risks involved in the foregoing; and other factors and other information contained in this Report and in other reports and filings that we make with the SEC, including, without limitation, the items described in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

        The Company cautions that the foregoing list of important risk factors is not exhaustive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by law.

Overview

        For a comprehensive presentation of the Company's financial condition at September 30, 2012 and December 31, 2011 and results of operations for the three and nine month periods ended September 30, 2012 and 2011, the following analysis should be reviewed with other information including the Company's December 31, 2011 Annual Report on Form 10-K and the Company's Condensed Consolidated Financial Statements and the Notes thereto included in this report.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
Third Quarter Financial Highlights
($ in thousands, except share data)
(Unaudited)

	2012	2011	% Change
Balance Sheet Data at September 30
Total assets	$896,267	$988,720	(9.4)
Interest-earning assets(a)	825,547	886,430	(6.9)
Loans	685,195	788,550	(13)
Other real estate owned	11,820	17,135	(31)
Deposits	778,127	846,073	(8.0)
Interest-bearing liabilities	700,678	801,932	(13)
Shareholders' equity	67,871	86,309	(21)
Loan to deposit ratio	88.06%	93.20%	(5.5)
Equity to assets	7.57%	8.73%	(13)
Tier 1 capital to risk-weighted assets	11.36%	11.35%	0.1
Total capital to risk-weighted assets	12.62%	12.62%	0.0
Outstanding shares	7,199	7,199	0.0
Book value per share	$9.43	$11.99	(21)
Tangible book value per share	$8.96	$11.49	(22)
Market value per share	$10.00	$6.00	67
Loan Quality Data
Nonaccruing loans	$27,982	$41,689	(33)
Loans past due 90 days—accruing	368	851	(57)
Net charge-offs	14,887	11,021	35
Allowance for loan losses	18,110	22,854	(21)
Allowance for loan losses to total loans	2.64%	2.90%	(9.0)
Nonperforming assets to total assets	4.48%	6.04%	(26)
Performance Data for the Third Quarter
Net income (loss)	$(15,976)	$1,228	NM
Return on average assets	(6.80)%	0.49%	NM
Return on average equity	(76.64)%	5.64%	NM
Net interest margin	3.78%	4.01%	(6.0)
Efficiency ratio	93.01%	59.26%	57
Per share data:
Net income (loss)—basic	$(2.22)	$0.17	NM
Net income (loss)—diluted	$(2.22)	$0.17	NM
Average shares (000s):
Basic	7,199	7,199	0.0
Diluted	7,199	7,199	0.0
Performance Data for the First Nine Months
Net loss	$(16,591)	$(138)	NM
Return on average assets	(2.32)%	(0.02)%	NM
Return on average equity	(26.32)%	(0.21)%	NM
Net interest margin	3.88%	3.88%	0.0
Efficiency ratio	77.60%	61.29%	27
Per share data:
Net loss—basic	$(2.30)	$(0.02)	NM
Net loss—diluted	$(2.30)	$(0.02)	NM
Average shares (000s):
Basic	7,199	7,199	0.0
Diluted	7,199	7,199	0.0

(a)
Interest-earnings assets do not include the unrealized gain/loss on available for sale investment securities.

Annex G

CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF FIRST FINANCIAL HOLDINGS, INC. AND SCBT FINANCIAL CORPORATION
(Pursuant to S.C. Code Section 33-11-103)

        Section 33-11-103 of the Code of Laws of South Carolina, 1976, as amended, requires that the notice of the meeting of shareholders at which a plan of merger will be voted upon be accompanied by balance sheets for each corporation participating in the merger as of the close of the preceding two fiscal years as well as income statements for each participating corporation for each of the preceding three fiscal years. The condensed consolidated balance sheets as of December 31, 2012 and 2011 and September 30, 2011 and condensed consolidated income statements for the year ended December 31, 2012, the quarter ended December 31, 2011, and the years ended September 30, 2011 and 2010 comply with the requirements of Section 33-11-103 with respect to First Financial Holdings, Inc. The condensed consolidated balance sheets at December 31, 2012 and 2011 and condensed consolidated income statements for the years ended December 31, 2012, 2011 and 2010 for SCBT Financial Corporation satisfy the requirements of Section 33-11-103 with respect to SCBT Financial Corporation.
        This Annex G should be read in conjunction with the audited consolidated financial statements of First Financial Holdings, Inc. and SCBT Financial Corporation, respectively, and the notes to such audited consolidated financial statements contained in reports that First Financial Holdings, Inc. and SCBT Financial Corporation have previously filed with the Securities and Exchange Commission, including as set forth in this joint proxy statement/prospectus under "Where You Can Find More Information" and incorporated by reference into this joint proxy statement / prospectus.

First Financial Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of
(in thousands, except share data)	December 31, 2012	December 31, 2011	September 30, 2011
ASSETS
Cash and due from banks	$60,290	$61,400	$54,307
Interest-bearing deposits with banks	57,161	15,275	31,630

Total cash and cash equivalents	117,451	76,675	85,937
Investment securities
Securities available for sale, at fair value	253,798	404,550	412,108
Securities held to maturity at amortized cost, approximate fair value $17,867, $23,242 and $24,162, respectively	15,555	20,486	21,671
Nonmarketable securities	20,914	32,694	35,782

Total investment securities	290,267	457,730	469,561
Loans
Residential	1,031,533	1,032,134	967,063
Commercial	681,119	618,070	634,650
Consumer	782,672	735,253	753,621

Total loans	2,495,324	2,385,457	2,355,334
Less: Allowance for loan losses	44,179	53,524	54,333

Net loans	2,451,145	2,331,933	2,301,001
Loans held for sale	55,201	48,303	94,872
FDIC indemnification asset, net	80,268	51,021	50,465
Premises and equipment, net	85,378	82,907	83,423
Bank owned life insurance	50,624	—	—
Other intangible assets, net	8,025	2,401	2,491
Other assets	77,199	95,994	118,560

Total assets	$3,215,558	$3,146,964	$3,206,310

LIABILITIES
Deposits
Noninterest-bearing checking	$388,259	$279,310	$278,944
Interest-bearing checking	511,647	429,907	440,584
Savings and money market	743,970	522,496	505,059
Retail time deposits	845,391	791,544	824,875
Wholesale time deposits	106,066	215,941	253,395

Total deposits	2,595,333	2,239,198	2,302,857
Advances from FHLB	233,000	561,000	558,000
Long-term debt	47,204	47,204	47,204
Other liabilities	40,380	22,384	29,743

Total liabilities	2,915,917	2,869,786	2,937,804

First Financial Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets (Continued)

	As of
(in thousands, except share data)	December 31, 2012	December 31, 2011	September 30, 2011
SHAREHOLDERS' EQUITY
Preferred stock, Series A, $.01 par value, authorized 3,000,000 shares, issued and outstanding 65,000 shares at December 31, 2012, December 31, 2011 and September 30, 2011 (Redemption value $65,000).	$1	$1	$1
Common stock, $.01 par value, authorized 34,000,000 shares, issued 21,465,163 shares at December 31, 2012, December 31, 2011 and September 30, 2011.	215	215	215
Additional paid-in capital	196,819	196,002	195,790
Treasury stock at cost, 4,938,411 shares at December 31, 2012, December 31, 2011 and September 30, 2011.	(103,563)	(103,563)	(103,563)
Retained earnings	208,853	187,367	173,587
Accumulated other comprehensive (loss) income	(2,684)	(2,844)	2,476

Total shareholders' equity	299,641	277,178	268,506

Total liabilities and shareholders' equity	$3,215,558	$3,146,964	$3,206,310

First Financial Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (Continued)

	Year Ended	Quarter Ended	Years Ended
(in thousands)	December 31, 2012	December 31, 2011	September 30, 2011	September 30, 2010
INTEREST INCOME
Interest and fees on loans	$144,150	$33,460	$139,535	$152,522
Interest and dividends on investment securities
Taxable	11,285	3,589	17,591	23,369
Tax-exempt	1,410	270	1,123	1,166
Other	420	293	2,035	3,812

Total interest income	157,265	37,612	160,284	180,869

INTEREST EXPENSE
Interest on deposits	15,067	4,554	25,731	32,784
Interest on borrowed money	13,947	4,159	16,538	21,538

Total interest expense	29,014	8,713	42,269	54,322

NET INTEREST INCOME	128,251	28,899	118,015	126,547
Provision for loan losses	20,136	7,445	109,901	125,194

Net interest income after provision for loan losses	108,115	21,454	8,114	1,353
NONINTEREST INCOME
Service charges and fees on deposit accounts	30,532	7,099	26,837	25,574
Mortgage and other loan income	17,855	2,681	8,560	11,436
Trust and plan administration income	4,495	1,192	4,738	4,414
Brokerage fees	3,004	532	2,425	2,281
Other income	3,284	650	2,495	5,095
Other-than-temporary impairment losses on investment securities	(503)	(180)	(879)	(2,853)
Gain on acquisition	13,889	—	—	—
Gain on sale or call of investment securities	3,877	—	1,419	—
Gain on sold loan pool, net	—	20,796	1,900	—

Total noninterest income	76,433	32,770	47,495	45,947

NONINTEREST EXPENSE
Salaries and employee benefits	61,995	14,511	62,981	58,496
Occupancy costs	9,747	2,144	8,900	8,746
Furniture and equipment	7,867	1,870	7,044	7,739
Other real estate expenses, net	1,712	1,541	4,909	6,751
FDIC insurance and regulatory fees	3,094	830	4,090	4,672
Professional services	7,158	1,042	5,707	4,151
Advertising and marketing	3,296	789	3,219	3,073
Other loan expense	6,537	1,043	3,915	2,049
Intangible amortization	1,482	90	325	328
FDIC indemnification impairment	3,986	—	—	—
Other expense	20,946	5,026	15,182	16,572
FHLB prepayment termination charge	8,525	—	—	—
Goodwill impairment	—	—	630	—

Total noninterest expense	136,345	28,886	116,902	112,577

Income (loss) from continuing operations before taxes	48,203	25,338	(61,293)	(65,277)
Income tax expense (benefit) from continuing operations	19,390	9,766	(23,672)	(25,969)

First Financial Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (Continued)

	Year Ended	Quarter Ended	Years Ended
(in thousands)	December 31, 2012	December 31, 2011	September 30, 2011	September 30, 2010
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$28,813	$15,572	$(37,621)	$(39,308)
(Loss) income from discontinued operations, net of tax	—	—	(3,565)	2,519

NET INCOME (LOSS)	28,813	15,572	(41,186)	(36,789)
Preferred stock dividends	3,250	813	3,250	3,252
Accretion on preferred stock discount	637	153	591	556

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$24,926	$14,606	$(45,027)	$(40,597)

Net income (loss) per common share from continuing operations
Basic	$1.51	$0.88	$(2.51)	$(2.61)
Diluted	1.51	0.88	(2.51)	(2.61)
Net (loss) income per common share from discontinued operations
Basic	$—	$—	$(0.21)	$0.15
Diluted	—	—	(0.21)	0.15
Net income (loss) per common share
Basic	$1.51	$0.88	$(2.72)	$(2.46)
Diluted	1.51	0.88	(2.72)	(2.46)
Average common shares outstanding
Basic	16,527	16,527	16,527	16,511
Diluted	16,529	16,527	16,527	16,511

SCBT Financial Corporation and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	December 31,
	2012	2011
ASSETS
Cash and cash equivalents:
Cash and due from banks	$185,708	$129,729
Interest-bearing deposits with banks	16,018	1,822
Federal funds sold and securities purchased under agreements to resell	179,004	39,874

Total cash and cash equivalents	380,730	171,425

Investment securities:
Securities held to maturity (fair value of $16,553 and $17,864, respectively)	15,440	16,569
Securities available for sale, at fair value	534,883	289,195
Other investments	9,768	18,292

Total investment securities	560,091	324,056

Loans held for sale	65,279	45,809

Loans:
Acquired (covered of $282,728, and $394,495, respectively; non-covered of $792,014, and $7,706, respectively)	1,074,742	402,201
Less allowance for acquired loan losses	(32,132)	(31,620)
Non-acquired	2,571,003	2,470,565
Less allowance for non-acquired loan losses	(44,378)	(49,367)

Loans, net	3,569,235	2,791,779

FDIC receivable for loss share agreements	146,171	262,651
Premises and equipment, net	115,583	94,250
Goodwill	100,602	62,888
Other real estate owned (covered of $34,257 and $65,849, respectively; non-covered of $32,248 and $18,022, respectively)	66,505	83,871
Bank owned life insurance	42,737	22,111
Deferred tax assets	33,901	—
Core deposit and other intangibles	25,199	11,538
Other assets	30,413	26,179

Total assets	$5,136,446	$3,896,557

SCBT Financial Corporation and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	December 31,
	2012	2011
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$981,963	$658,454
Interest-bearing	3,316,397	2,596,018

Total deposits	4,298,360	3,254,472
Federal funds purchased and securities sold under agreements to repurchase	238,621	180,436
Other borrowings	54,897	46,683
Deferred tax liabilities	—	2,680
Other liabilities	37,019	30,506

Total liabilities	4,628,897	3,514,777

Shareholders' equity:
Preferred stock—$.01 par value; authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock—$2.50 par value; authorized 40,000,000 shares; 16,937,464 and 14,039,422 shares issued and outstanding	42,344	35,099
Surplus	328,843	233,232
Retained earnings	135,986	116,198
Accumulated other comprehensive income (loss)	376	(2,749)

Total shareholders' equity	507,549	381,780

Total liabilities and shareholders' equity	$5,136,446	$3,896,557

SCBT Financial Corporation and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share data)

	Years Ended December 31,
	2012	2011	2010
Interest income:
Loans, including fees	$174,807	$162,205	$143,493
Investment securities:
Taxable	7,577	7,641	9,985
Tax-exempt	3,947	854	853
Federal funds sold and securities purchased under agreements to resell	1,157	1,018	1,023

Total interest income	187,488	171,718	155,354

Interest expense:
Deposits	8,424	17,557	28,526
Federal funds purchased and securities sold under agreements to repurchase	451	527	630
Other borrowings	2,219	2,182	3,581

Total interest expense	11,094	20,266	32,737

Net interest income	176,394	151,452	122,617
Provision for loan losses	13,619	30,236	54,282

Net interest income after provision for loan losses	162,775	121,216	68,335

Noninterest income:
Service charges on deposit accounts	23,815	22,654	21,342
Bankcard services income	14,173	11,721	8,987
Mortgage banking income	12,622	6,271	6,564
Trust and investment services income	6,360	5,464	4,251
Securities gains, net	189	323	292
Total other-than-temporary impairment losses	—	(115)	(1,281)
Portion of impairment losses recognized in other comprehensive income	—	—	(5,489)

Net impairment losses recognized in earnings	—	(115)	(6,770)
Gains on acquisitions	—	16,529	98,081
Accretion (amortization) of FDIC indemnification asset	(20,773)	(10,135)	2,443
Other	4,897	2,407	2,545

Total noninterest income	41,283	55,119	137,735

Noninterest expense:
Salaries and employee benefits	76,308	68,937	60,795
OREO expense and loan related	12,003	14,051	5,074
Information services expense	11,092	10,512	9,144
Merger expense	10,214	3,198	5,504
Net occupancy expense	9,817	9,674	8,544
Furniture and equipment expense	9,115	8,476	7,530
Bankcard expense	4,062	3,241	2,812
FDIC assessment and other regulatory charges	3,875	4,573	5,283
Advertising and marketing	2,735	2,729	3,618
Professional fees	2,681	1,776	2,276
Amortization of intangibles	2,172	1,991	1,650
Federal Home Loan Bank advances prepayment fee	—	—	3,189
Other	14,824	13,820	9,823

Total noninterest expense	158,898	142,978	125,242

Earnings:
Income before provision for income taxes	45,160	33,357	80,828
Provision for income taxes	15,128	10,762	28,946

Net income	$30,032	$22,595	$51,882

Earnings per common share:
Basic	$2.04	$1.65	$4.11

Diluted	$2.03	$1.63	$4.08

Dividends per common share	$0.69	$0.68	$0.68

Weighted average common shares outstanding:
Basic	14,698	13,677	12,618
Diluted	14,796	13,751	12,720

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Section 33-2-102 of the South Carolina Business Corporation Act of 1988, as amended, (the "BCA") permits a South Carolina corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of its directors and officers to the corporation and its shareholders for monetary damages for breach of fiduciary duty as a director, except: (1) for any breach of the director's duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (3) as imposed for any unlawful distributions as set forth in Section 33-8-330 of the BCA or (4) for any transaction from which the director derived an improper personal benefit. SCBT's articles of incorporation contain such a provision, thereby limiting the liability of its directors and officers to the maximum extent permitted by South Carolina law.

        Section 33-8-510 of the BCA permits a South Carolina corporation to indemnify a director or officer who is made a party to any proceeding by reason of service in that capacity against liability incurred in the proceeding if he or she: (1) conducted himself or herself in good faith, (2) reasonably believed that his or her conduct was in the corporation's best interest or, if he or she was not acting in his or her official capacity, that such conduct was not opposed to the corporation's best interest and (3) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The BCA provides that where a director or officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation. The BCA also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received. A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification of expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

        Section 33-8-520 of the BCA provides that unless limited by the articles of incorporation of a South Carolina corporation, a director or officer who is wholly successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. Section 33-8-520 also provides that a South Carolina corporation may advance reasonable expenses to a director or an officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met, so long as a determination is made by the corporation that indemnification is proper under Section 33-8-520.

        SCBT's bylaws provide for the indemnification of any current and former directors to the fullest extent authorized by law. SCBT's bylaws further provide that SCBT may, to the extent authorized from time to time by SCBT's board of directors, grant rights of indemnification and to the advancement of expenses to any officer, employee or agent of the SCBT consistent with the other provisions of SCBT's bylaws concerning the indemnification of SCBT directors. SCBT's bylaws provide that SCBT may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of SCBT or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not SCBT would have the power to indemnify such person against such expense, liability or loss under applicable law.

        The foregoing is only a general summary of certain aspects of South Carolina law and SCBT's articles of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those Sections of the BCA referenced above and the articles of incorporation and bylaws of SCBT.

Item 21.    Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 19, 2013, by and between SCBT Financial Corporation and First Financial Holdings, Inc. (attached as Annex A to the joint proxy statement/prospectus contained in this Registration Statement)
3.1	Amended and Restated Articles of Incorporation of SCBT Financial Corporation (filed as Exhibit 3.1 to SCBT's Current Report on Form 8-K, filed December 31, 2008, and incorporated herein by reference)
3.2
Articles of Amendment to Articles of Incorporation of SCBT Financial Corporation (filed as Exhibit 3.1 to SCBT's Current Report on Form 8-K, filed on January 16, 2009, and incorporated herein by reference)
3.3
Form of Proposed Articles of Amendment to Articles of Incorporation of SCBT Financial Corporation to Effect the Name Change (attached as Annex E to the joint proxy statement/prospectus contained in this Registration Statement)
3.4	Amended and Restated Bylaws of SCBT Financial Corporation (filed as Exhibit 3.1 to SCBT's Current Report on Form 8-K, filed on December 23, 2008, and incorporated herein by reference)
3.5	Amendment to Bylaws of SCBT Financial Corporation (filed as Item 5.03 of SCBT's Current Report on Form 8-K, filed February 2, 2011, and incorporated herein by reference)
4.1	Form of Stock Certificate of SCBT Financial Corporation (filed as Exhibit 4.1 to SCBT's Annual Report on Form 10-K, filed on March 15, 2007, and incorporated herein by reference)
5.1	Opinion of Wachtell, Lipton, Rosen and Katz regarding the validity of the securities to be issued*
8.1	Opinion of Wachtell, Lipton, Rosen and Katz regarding certain tax matters
8.2	Opinion of Kilpatrick Townsend & Stockton LLP regarding certain tax matters
10.1	Employment and Non-Competition Agreement, dated February 19, 2013, by and between SCBT Financial Corporation and R. Wayne Hall*
21.1	List of Subsidiaries of SCBT Financial Corporation (filed as Exhibit 21 to SCBT's Annual Report on Form 10-K, filed on March 4, 2013, and incorporated herein by reference)
23.1	Consent of Wachtell, Lipton, Rosen and Katz (included in Exhibits 5.1 and 8.1)
23.2	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 8.2)
23.3	Consent of Dixon Hughes Goodman LLP (with respect to SCBT Financial Corporation)
23.4	Consent of Grant Thornton LLP (with respect to First Financial Holdings, Inc.)
23.5	Consent of Mauldin & Jenkins, LLC (with respect to The Savannah Bancorp, Inc.)
24.1	Power of Attorney*

Exhibit No.	Description
99.1	Consent of Keefe, Bruyette & Woods, Inc.
99.2	Consent of Sandler O'Neill + Partners, L.P.
99.3	Form of proxy of First Financial Holdings, Inc.*
99.4	Form of proxy of SCBT Financial Corporation*

*
Previously filed

Item 22.    Undertakings.

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (6)   That each prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (8)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

          (9)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbia, state of South Carolina, on June 5, 2013.

SCBT FINANCIAL CORPORATION
By:	/s/ JOHN C. POLLOK

	Name:	John C. Pollok
	Title:	Senior Executive Vice President, Chief Financial Officer, Chief Operating Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-4 Registration Statement has been signed by the following persons in the capacities indicated on June 5, 2013.

Signature	Title

* Robert R. Hill, Jr.	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ JOHN C. POLLOK John C. Pollok	Senior Executive Vice President, Chief Financial Officer, Chief Operating Officer and Director (Principal Financial Officer)
* Keith S. Rainwater	Senior Vice President and Director of External Reporting (Principal Accounting Officer)
* Robert R. Horger	Chairman of the Board of Directors
* Jimmy E. Addison	Director
* Luther J. Battiste, III	Director
* Robert H. Demere, Jr.	Director

Signature		Title

* M. Oswald Fogle		Director
* Herbert G. Gray		Director
* Cynthia A. Hartley		Director
* Harry M. Mims, Jr.		Director
* Ralph W. Norman, Jr.		Director
* Alton C. Phillips		Director
* James W. Roquemore		Director
* Thomas E. Suggs		Director
* Kevin P. Walker		Director
* John W. Williamson, III		Director
*By:	/s/ JOHN C. POLLOK John C. Pollok Attorney-in-Fact June 5, 2013

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 19, 2013, by and between SCBT Financial Corporation and First Financial Holdings, Inc. (attached as Annex A to the joint proxy statement/prospectus contained in this Registration Statement)
3.1	Amended and Restated Articles of Incorporation of SCBT Financial Corporation (filed as Exhibit 3.1 to SCBT's Current Report on Form 8-K, filed December 31, 2008, and incorporated herein by reference)
3.2
Articles of Amendment to Articles of Incorporation of SCBT Financial Corporation (filed as Exhibit 3.1 to SCBT's Current Report on Form 8-K, filed on January 16, 2009, and incorporated herein by reference)
3.3
Form of Proposed Articles of Amendment to Articles of Incorporation of SCBT Financial Corporation to Effect the Name Change (attached as Annex E to the joint proxy statement/prospectus contained in this Registration Statement)
3.4	Amended and Restated Bylaws of SCBT Financial Corporation (filed as Exhibit 3.1 to SCBT's Current Report on Form 8-K, filed on December 23, 2008, and incorporated herein by reference)
3.5	Amendment to Bylaws of SCBT Financial Corporation (filed as Item 5.03 of SCBT's Current Report on Form 8-K, filed February 2, 2011, and incorporated herein by reference)
4.1	Form of Stock Certificate of SCBT Financial Corporation (filed as Exhibit 4.1 to SCBT's Annual Report on Form 10-K, filed on March 15, 2007, and incorporated herein by reference)
5.1	Opinion of Wachtell, Lipton, Rosen and Katz regarding the validity of the securities to be issued*
8.1	Opinion of Wachtell, Lipton, Rosen and Katz regarding certain tax matters
8.2	Opinion of Kilpatrick Townsend & Stockton LLP regarding certain tax matters
10.1	Employment and Non-Competition Agreement, dated February 19, 2013, by and between SCBT Financial Corporation and R. Wayne Hall*
21.1	List of Subsidiaries of SCBT Financial Corporation (filed as Exhibit 21 to SCBT's Annual Report on Form 10-K, filed on March 4, 2013, and incorporated herein by reference)
23.1	Consent of Wachtell, Lipton, Rosen and Katz (included in Exhibits 5.1 and 8.1)
23.2	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 8.2)
23.3	Consent of Dixon Hughes Goodman LLP (with respect to SCBT Financial Corporation)
23.4	Consent of Grant Thornton LLP (with respect to First Financial Holdings, Inc.)
23.5	Consent of Mauldin & Jenkins, LLC (with respect to The Savannah Bancorp, Inc.)
24.1	Power of Attorney*
99.1	Consent of Keefe, Bruyette & Woods, Inc.
99.2	Consent of Sandler O'Neill + Partners, L.P.
99.3	Form of proxy of First Financial Holdings, Inc.*
99.4	Form of proxy of SCBT Financial Corporation*

*
Previously filed